UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

RENEWABLE ENERGY GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials.

☒	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

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PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

DATED MARCH 22, 2022

RENEWABLE ENERGY GROUP, INC.

416 South Bell Avenue

Ames, Iowa 50010

To the Stockholders of Renewable Energy Group Inc. (“REG”):

We cordially invite you to attend REG’s 2022 Annual Meeting of Stockholders to be held May 17, 2022, at 10:00 a.m., Central Time. The 2022 Annual Meeting of Stockholders of REG will be held at our principal executive offices located at 416 South Bell Avenue, Ames, Iowa, 50010.

On February 27, 2022, REG entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Chevron Corporation, a Delaware corporation (“Chevron”), and Cyclone Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Chevron (“Merger Sub”). The Merger Agreement provides, among other things, and subject to the terms and conditions set forth therein, that Merger Sub will be merged with and into REG, with REG surviving as a wholly owned subsidiary of Chevron (the “Merger”). If the Merger is completed, REG stockholders will have the right to receive $61.50 in cash per share of REG common stock, par value $0.0001 (“Common Stock”), without interest, less any applicable withholding taxes.

At the Annual Meeting, holders of Common Stock will be asked to:

1.	Vote on a proposal to adopt the Merger Agreement;

2.	Vote on a proposal to approve, on a non-binding, advisory basis, certain compensation that may be paid or may become payable to our named executive officers in connection with the Merger;

3.	Elect three Class II directors to serve for a term expiring at the 2025 Annual Meeting of Stockholders and until each such director’s successor is elected and qualified;

4.	Vote on a “say-on-pay” proposal to approve, on a non-binding, advisory basis, the compensation of our named executive officers;

5.	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2022; and

6.

Vote on a proposal to adjourn the Annual Meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Annual Meeting.

The obligations of REG, Chevron and Merger Sub to complete the Merger are subject to the satisfaction or waiver of several conditions set forth in the Merger Agreement. A copy of the Merger Agreement is attached as Appendix A to this proxy statement, and you are encouraged to read it in its entirety.

REG’s Board of Directors, after consulting with its financial advisor and outside legal counsel and reviewing and considering various factors described in “The Merger—Recommendation of Our Board of Directors and Reasons for the Merger,” on page 35 of this proxy statement, (i) approved, adopted and declared advisable the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, (ii) determined that the transactions contemplated by the Merger Agreement, including the Merger, are advisable, fair to, and in the best interests of, REG and its stockholders, (iii) directed that the Merger Agreement be submitted to a vote of the stockholders of REG for adoption, and (iv) recommended that REG’s stockholders adopt the Merger Agreement.

REG’s Board of Directors unanimously recommends that you vote:

(1) FOR the adoption of the Merger Agreement; (2) FOR the proposal to approve, by a non-binding advisory vote, the compensation that may be paid or become payable to the named executive officers of REG in connection with the Merger; (3) FOR each director nominee; (4) FOR advisory approval of the compensation of our named executive officers; (5) FOR the ratification of the appointment of Deloitte & Touche LLP as our independent public accounting firm for 2022; and (6) FOR the proposal to approve the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Annual Meeting.

Your vote is very important! Whether or not you plan to attend the Annual Meeting, we urge you to read the enclosed proxy statement and submit a proxy or voting instructions as soon as possible via the Internet, by telephone or, if you receive a paper proxy card or voting instruction form in the mail, by mailing the completed proxy card or voting instruction form.

A record of our activities for the year 2021 is contained in our Form 10-K. Thank you for your confidence and continued support.

Cynthia J. Warner President and Chief Executive Officer Renewable Energy Group, Inc. [●], 2022	Jeffery Stroburg Chairman of the Board of Directors Renewable Energy Group, Inc. [●], 2022

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RENEWABLE ENERGY GROUP, INC.

416 South Bell Avenue

Ames, Iowa 50010

Notice of Annual Meeting of Stockholders

To Be Held May 17, 2022

The 2022 Annual Meeting of Stockholders of Renewable Energy Group, Inc. (the “Annual Meeting”) will be held at our principal executive offices located at 416 South Bell Avenue, Ames, Iowa, 50010, on May 17, 2022, at 10:00 a.m., Central Time. We are holding the Annual Meeting to:

1.

Vote on a proposal to adopt the Agreement and Plan of Merger, dated as of February 27, 2022, by and among Chevron Corporation, a Delaware corporation (“Chevron”), Cyclone Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Chevron (“Merger Subsidiary”), and Renewable Energy Group, Inc. (“REG”) (as it may be amended from time to time, the “Merger Agreement”), which is further described in the sections titled “The Merger” and “The Merger Agreement”, beginning on pages 21 and 67, respectively, and a copy of which is attached as Appendix A to the proxy statement of which this notice is a part;

2.

Vote on a proposal to approve, on a non-binding, advisory basis, certain compensation that may be paid or may become payable to our named executive officers in connection with the merger of REG and Merger Subsidiary pursuant to the Merger Agreement (such compensation, the “Merger Compensation”) (the “Merger Compensation Proposal”);

3.	Elect three Class II directors to serve for a term expiring at the 2025 Annual Meeting of Stockholders and until each such director’s successor is elected and qualified;

4.	Vote on a “say-on-pay” proposal to approve, on a non-binding, advisory basis, the compensation of our named executive officers;

5.	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2022; and

6.

Vote on a proposal to adjourn the Annual Meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Annual Meeting.

We also will transact any other business that may properly come before the Annual Meeting or at any adjournments or postponements of the Annual Meeting.

We have selected the close of business on March 21, 2022 as the record date for determining the stockholders entitled to notice of the Annual Meeting and to vote at the Annual Meeting and at any adjournments or postponements of the Annual Meeting.

Completion of the merger of REG and Merger Subsidiary pursuant to the Merger Agreement (the “Merger”) is subject to the satisfaction or waiver of several conditions set forth in the Merger Agreement, including the adoption of the Merger Agreement by the REG stockholders, which requires the affirmative vote of holders of a majority of the outstanding shares of REG common stock, par value $0.0001 (“Common Stock”), entitled to vote thereon. A copy of the Merger Agreement is attached as Appendix A to this proxy statement, and you are encouraged to read it in its entirety.

After consulting with its financial advisors and outside legal counsel and after reviewing and considering various factors described in the section titled “Recommendation of our Board of Directors and Reasons for the Merger” the Board of Directors of REG (the “Board”) unanimously (i) determined that the transactions contemplated by the Merger Agreement (including the Merger) are advisable, fair to and in the best interests of REG and its stockholders, (ii) approved, adopted and declared advisable the Merger Agreement and the transactions contemplated thereby (including the Merger), (iii) directed that the Merger Agreement be submitted to a vote at a meeting of the stockholders of REG for adoption and (iv) recommended the adoption of the Merger Agreement by the stockholders of REG.

Our Board unanimously recommends that you vote:

•	FOR the adoption of the Merger Agreement;

•	FOR the approval of the Merger Compensation Proposal;

•	FOR each director nominee;

•	FOR advisory approval of the compensation of our named executive officers;

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2022; and

•

FOR the proposal to approve the adjournment of the Annual Meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Annual Meeting.

Whether or not you plan to attend the Annual Meeting of Stockholders, we urge you to vote and submit your proxy. You may submit a proxy to vote over the internet, by telephone or by mail. Please review the instructions under the section entitled “How do I vote my shares?” of the attached proxy statement regarding each of these options.

We expect to commence providing and making available this proxy statement on or about [●], 2022. The proxy statement and annual report to stockholders and the means to submit a proxy to vote by Internet are available at www.ProxyVote.com.

If you have any questions concerning the Merger or this proxy statement, would like additional copies or need help voting your shares or REG common stock, please contact REG’s proxy solicitor, MacKenzie Partners, Inc.:

1407 Broadway, 27th Floor

New York, New York 10018

Email: proxy@mackenziepartners.com

Toll-Free:  1-800-322-2885

By Order of the Board of Directors,

/s/ Eric M. Bowen
Eric M. Bowen
Corporate Secretary

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RENEWABLE ENERGY GROUP, INC.

PROXY STATEMENT

Annual Meeting of Stockholders

This proxy statement is being furnished to stockholders of Renewable Energy Group, Inc. in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use at our 2022 Annual Meeting of Stockholders (the “Annual Meeting”), which is described below. We expect to commence providing and making available this proxy statement on or about [●], 2022.

References to “the Company,” “we,” “us,” “our,” or “REG” throughout this proxy statement mean Renewable Energy Group, Inc.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

When and where will the Annual Meeting be held?

The Annual Meeting will be held on May 17, 2022, at 10:00 a.m., Central Time, at our principal executive offices, which are located at 416 South Bell Avenue, Ames, Iowa 50010.

What items will be voted on at the Annual Meeting?

As to all holders of our Common Stock, the purpose of the Annual Meeting is to:

•

Vote on a proposal to adopt the Agreement and Plan of Merger, dated as of February 27, 2022, by and among Chevron Corporation, a Delaware corporation (“Chevron”), Cyclone Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Chevron (“Merger Subsidiary”), and Renewable Energy Group, Inc. (“REG”) (as it may be amended from time to time, the “Merger Agreement”) (the “Merger Proposal”);

•

Vote on a proposal to approve, on a non-binding, advisory basis, certain compensation that may be paid or may become payable to our named executive officers in connection with the merger of REG and Merger Subsidiary (the “Merger” and, such compensation, the “Merger Compensation”) (the “Merger Compensation Proposal”);

•

Elect three Class II directors (Randolph L. Howard, Debora M. Frodl, and Dylan Glenn) to serve for a term expiring at the 2025 Annual Meeting of Stockholders and until each such director’s successor is elected and qualified;

•	Vote on a “say-on-pay” proposal to approve, on a non-binding, advisory basis, the compensation of our named executive officers;

•	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2022; and

•

Vote on a proposal to adjourn the Annual Meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Annual Meeting (the “Adjournment Proposal”).

We will also transact any other business that may properly come before the Annual Meeting or at any adjournments or postponements of the Annual Meeting.

How does the Board recommend that I vote?

Our Board unanimously recommends that you vote:

•	FOR the adoption of the Merger Agreement;

•	FOR the approval of the Merger Compensation Proposal;

•	FOR each director nominee;

•	FOR the advisory approval of the compensation of our named executive officers;

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2022; and

•

FOR the proposal to approve the adjournment of the Annual Meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Stockholders who held Common Stock at the close of business on March 21, 2022, the record date for the Annual Meeting (the “Record Date”), may vote at the Annual Meeting. For each share of Common Stock held as of the Record Date, stockholders are entitled to one vote on the election of each nominee standing for election and one vote on all other matters presented.

Who will engage in a solicitation of proxies? Who will bear the cost of that solicitation?

Our proxy solicitor Mackenzie Partners, Inc. (“MacKenzie Partners”) will solicit proxies primarily by mail. We will bear the cost of soliciting proxies from stockholders. In addition to solicitation by mail, our directors, officers, employees, and agents may solicit proxies by telephone, internet, or otherwise. Our directors, officers, and employees will not be additionally compensated for the solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection with the solicitation. Copies of solicitation materials will be furnished to brokerage firms, fiduciaries, and other custodians who hold our Common Stock of record for beneficial owners for forwarding to such beneficial owners. We may also reimburse persons representing beneficial owners of our Common Stock for their reasonable expenses incurred in forwarding such materials.

Stockholders who authorize their proxies by telephone or the internet should be aware that they may incur costs to access the internet, such as usage charges from telephone companies or internet service providers and these costs must be borne by the stockholder.

Who will tabulate the votes and act as inspector of election?

The votes will be counted by the independent inspector of election appointed for the Annual Meeting.

How do I vote my shares?

You may vote or submit a proxy (or to the extent that you beneficially own shares in “street” or “nominee” name through a bank, broker or other nominee, voting instructions) to vote your shares in one of several ways, depending upon how you own your shares.

Shares registered directly in your name with REG (through our transfer agent, Computershare):

•	Submit a Proxy via Internet: Go to http://www.proxyvote.com and follow the instructions provided with your proxy materials and on your proxy card.

•	Submit a Proxy by Telephone: Call toll-free 1-800-690-6903 and follow the instructions provided with your proxy materials and on your proxy card or voting instruction card.

•	Submit a Proxy by Mail: If you wish to submit a proxy to vote by mail, complete, sign, date, and return the proxy card in the envelope that was provided to you.

•

At the Meeting: If you wish to attend the Annual Meeting and vote in person, provide your proxy card or a ballot distributed at the Annual Meeting directly to the Inspector of Election at the Annual Meeting when instructed.

Shares of Common Stock held in “street” or “nominee” name (through a bank, broker or other nominee):

•

You may receive a separate voting instruction form from your bank, broker or other nominee holding your shares. You should follow the voting instructions provided by your bank, broker or nominee in order to instruct your bank, broker or other nominee on how to vote your shares. The availability of telephone or internet as a means for submitting your voting instructions will depend on the voting process of the broker or nominee. To vote in person at the Annual Meeting, you must obtain a proxy, executed in your favor, from the holder of record.

•

If you own shares in “street name” through a broker, bank or other nominee and do not instruct your broker, bank or other nominee how to vote, your broker may not vote your shares on proposals determined to be “non-routine.” Of the proposals included in this proxy statement, only the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 is considered to be “routine.” Each of the other proposals is considered to be a “non-routine” matter. Therefore, if you do not provide your bank, broker or other nominee holding your shares in “street name” with voting instructions, those shares will count for quorum purposes assuming that your broker exercises its discretionary authority on the proposal to ratify the appointment of Deloitte & Touche LLP, but will count as a vote against the adoption of the Merger Agreement and, for the other “non-routine” proposals, will not be counted as shares present and entitled to vote on the proposal. Therefore, it is important that you provide voting instructions to your bank, broker or other nominee.

If you are a stockholder of record on the Record Date, you may vote by attending the Annual Meeting on May 17, 2022, at 10:00 a.m., Central Time, at our principal executive offices, which are located at 416 South Bell Avenue, Ames, Iowa 50010. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy so that your vote will be counted if you later decide not to attend the Annual Meeting.

If you submit a proxy to vote via the internet, by telephone or by mail, but do not select a voting preference, the persons who are authorized on the proxy card and through the internet and telephone voting facilities to vote your shares will vote:

•	FOR the adoption of the Merger Proposal;

•	FOR the approval of the Merger Compensation Proposal;

•	FOR each director nominee;

•	FOR the advisory approval of the compensation of our named executive officers;

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2022; and

•

FOR the proposal to approve the adjournment of the Annual Meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Annual Meeting.

How do I change or revoke my proxy?

If you are a stockholder of record on the Record Date, you may revoke your proxy at any time before the Annual Meeting by giving our Secretary written notice of your revocation or by submitting a later-dated proxy, and you may revoke your proxy at the Annual Meeting by voting by ballot in a manner different than your proxy. Attendance at the Annual Meeting, by itself, will not revoke a proxy. You may revoke your proxy by telephone by calling 1-800-690-6903 and following the instructions or via the internet by going to http://www.proxyvote.com and following the instructions.

If you are a stockholder in “street” or “nominee” name, you may revoke your voting instructions by informing the bank, broker or other nominee in accordance with that entity’s procedures for revoking your voting instructions.

What constitutes a quorum for purposes of the Annual Meeting?

On March 21, 2022, the Record Date, we had 50,390,403 shares of Common Stock outstanding. Voting can only take place at the Annual Meeting if the holders of a majority of Common Stock issued and outstanding and entitled to vote on the Record Date are present either in person or by proxy. Abstentions and broker non-votes will be treated as present and entitled to vote for purposes of determining the existence of a quorum.

How many votes are required to approve the proposals?

Proposal 1 – Merger Agreement: The affirmative vote of the holders of a majority of the shares of Common Stock outstanding as of the Record Date and entitled to vote on the Merger Proposal is required to approve the Merger Proposal. An abstention or a broker non-vote on Proposal 1 will have the same effect on the approval of the Merger Agreement as a vote against the Merger Proposal.

Proposal 2 – Non-binding Advisory Vote on Merger Compensation: The affirmative vote of the holders of a majority of the shares of Common Stock, present in person or by proxy at the Annual Meeting and entitled to vote on the Merger Compensation Proposal, is required to approve, on an advisory basis, the Merger Compensation Proposal. An abstention on Proposal 2 will have the same effect as a vote against the Merger Compensation Proposal. A broker non-vote on Proposal 2 will not have any effect on the approval of the Merger Compensation Proposal.

Proposal 3 - Election of Directors: Our bylaws provide for majority voting for directors in uncontested elections. Accordingly, each of the nominees for director will be elected if such nominee receives the majority of the votes cast in person or represented by proxy, with respect to such nominee. A majority of the votes cast means that the number of shares voted for a nominee must exceed the number of votes cast against that nominee. An abstention or a broker non-vote on Proposal 3 will not have any effect on the election of directors and will not be counted in determining the number of votes cast.

Proposal 4 - Non-binding Advisory Vote on Executive Compensation of Our Named Executive Officers: The “say-on-pay” vote presented in Proposal 4 is an advisory vote and therefore not binding on the Company, our Compensation Committee or our Board. However, we value the opinions of our stockholders and our Compensation Committee will, as it has in the past, take into account the result of the “say-on-pay” vote when determining future executive compensation. The affirmative vote of the holders of a majority of the shares of Common Stock, present in person or by proxy at the Annual Meeting and entitled to vote on Proposal 4, is required to approve, on an advisory basis, the executive compensation proposal. An abstention on Proposal 4 will have the same effect as a vote against Proposal 4. A broker non-vote on Proposal 4 will not have any effect on the approval of Proposal 4.

Proposal 5 - Ratification of Appointment of Independent Registered Public Accounting Firm: The affirmative vote of the holders of a majority of the shares of Common Stock, present in person or by proxy at the Annual Meeting and entitled to vote on Proposal 5, is required to ratify the appointment of our independent registered public accounting firm as set forth in Proposal 5. An abstention will have the same effect as a vote against the proposal on the ratification of the appointment of our independent registered public accounting firm. If you own your shares in “street name” through a broker, bank or other nominee and do not instruct your broker, bank or other nominee how to vote on Proposal 5, your broker, bank or other nominee will be able to exercise its discretionary authority to vote your shares on Proposal 5.

Proposal 6 - Adjournment: The affirmative vote of the holders of a majority of the shares of Common Stock, present in person or by proxy at the Annual Meeting and entitled to vote on the Adjournment Proposal, is required for approval of the Adjournment Proposal for the purpose of soliciting additional proxies. An abstention on Proposal 6 will have the same effect as a vote against Proposal 6. A broker non-vote on Proposal 6 will not have any effect on the Adjournment Proposal.

The inspector of election will tabulate affirmative and negative votes, abstentions, and broker non-votes.

What is the proposed Merger and what effects will it have on REG?

The proposed Merger is the acquisition of REG by Chevron pursuant to the Merger Agreement. If the Merger Proposal is approved by the holders of our Common Stock and the other closing conditions under the Merger Agreement are satisfied or waived (to the extent permitted by law), Merger Sub will merge with and into REG, with REG continuing as the surviving corporation of the Merger (the “Surviving Corporation”). As a result of the Merger, REG will become a wholly owned subsidiary of Chevron. REG will cooperate with Chevron to de-list our Common Stock from the NASDAQ Global Select Market and de-register under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as promptly as practicable following the Effective Time (as defined below) and, at such time, REG will no longer be a publicly traded company and will no longer be required to file periodic reports with the Securities and Exchange Commission (the “SEC”). If the Merger is consummated, you will not own any shares of the capital stock of the Surviving Corporation.

What will I receive if the Merger is completed?

Upon completion of the Merger, you will be entitled to receive $61.50 in cash, without interest and less any applicable withholding taxes (the “Merger Consideration”), for each share of Common Stock that you own, unless you are entitled to and have properly demanded appraisal rights and have complied in all respects with Section 262 of the Delaware General Corporation Law (“DGCL”) with respect to such share. For example, if you own 100 shares of Common Stock, you will be entitled to receive $6,150.00 in cash in exchange for such shares, without interest and less any applicable withholding taxes. In any case, as a result of the Merger, your shares will be cancelled and you will not own shares in the Surviving Corporation, which will be a wholly owned subsidiary of Chevron following the Merger.

Am I entitled to appraisal rights under the DGCL?

Yes. As a holder of Common Stock, you are entitled to exercise appraisal rights under the DGCL in connection with the Merger if you take certain actions and meet certain conditions. In order to exercise appraisal rights, you must, among other things, not vote in favor of the adoption of the Merger Agreement and make a proper demand for appraisal prior to the vote on the Merger Proposal at the Annual Meeting. See “The Merger—Appraisal Rights” on page 56 of this proxy statement.

How does the Merger Consideration compare to the market price of REG Common Stock prior to the public announcement of the Merger Agreement?

The Merger Consideration represents a premium of approximately

•	88.5% over the closing price of our shares on the Nasdaq on February 22, 2022, the last trading day before market speculation about the potential transaction;

•	55.4%, based on a 30-day average based on closing stock prices on February 22, 2022, the last trading day before market speculation about the potential transaction; and

•	31.6%, based on a 90-day average based on closing stock prices on February 22, 2022, the last trading day before market speculation about the potential transaction.

What happens if I sell or otherwise transfer my shares of Common Stock after the Record Date but before the Annual Meeting? What happens if I sell or otherwise transfer my shares of Common Stock after the Annual Meeting but before the Effective Time?

The Record Date for the Annual Meeting is earlier than the date of the Annual Meeting and earlier than the date the Merger is expected to be completed. If you sell or transfer your shares of Common Stock after the Record Date but before the Annual Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or transfer your shares and each of you notifies REG in writing of such special arrangements, you will retain your right to vote such shares at the Annual Meeting, but will transfer the right to receive the Merger Consideration if the Merger is completed to the person to whom you sell or transfer such shares.

If you sell or transfer your shares of Common Stock after the Annual Meeting, but before the Effective Time, you will transfer the right to receive the Merger Consideration if the Merger is completed. In order to receive the Merger Consideration, you must hold your shares of Common Stock through the completion of the Merger. In addition, if you properly demand appraisal for your shares of Common Stock, you will lose your ability to demand appraisal rights for any such shares of Common Stock that you subsequently transfer prior to the consummation of the Merger.

Even if you sell or otherwise transfer your shares of Common Stock after the Record Date, we encourage you to sign, date and return the enclosed proxy or, if your shares are held in “street name” through a broker, bank or nominee, instruct your broker, bank or nominee on how to vote your shares using the voting instruction form furnished by your broker, bank or nominee.

What is the position of REG’s Board of Directors regarding the Merger?

After consulting with its financial advisors and outside legal counsel and after reviewing and considering the terms and conditions of the Merger and the factors more fully described in this proxy statement, the Board unanimously (i) determined that the transactions contemplated by the Merger Agreement (including the Merger) are fair to and in the best interests of REG and its stockholders, (ii) approved, adopted and declared advisable the Merger Agreement and the transactions contemplated thereby (including the Merger), (iii) directed that the Merger Agreement be submitted to a vote at a meeting of the stockholders of REG for adoption and (iv) recommended the adoption of the Merger Agreement by the stockholders of REG. The Board unanimously recommends that you vote FOR the Merger Proposal.

Is the Merger subject to conditions?

Yes. The completion of the Merger is subject to the completion or waiver of a number of conditions in the Merger Agreement, including the approval of the Merger Proposal by REG stockholders, expiration or termination of any applicable waiting period under the HSR Act and clearance by the European Commission (the “EC”) or expiration of any applicable waiting period under the Council Regulation EU No. 139/2004 (the “EU Merger Regulation”), the performance by the other party of its respective obligations under the Merger Agreement in all material respects and delivery of an officer’s certificate by the other party certifying satisfaction of certain conditions precedent. For a more complete summary of the conditions that must be satisfied or waived (to the extent permitted by law) prior to completion of the Merger, see “The Merger Agreement—Conditions to Closing of the Merger” beginning on page 85.

Do any of REG’s directors or officers have interests in the Merger that may differ from those of REG stockholders generally?

In considering the recommendation of the Board that you vote FOR the Merger Proposal, you should be aware that certain of our directors and executive officers may have interests in the Merger that may be different from, or in addition to, your interests as a stockholder. The Board was aware of these interests in approving the Merger Agreement and the Merger and in recommending that the Merger Agreement be adopted by the stockholders of REG. For a description of these interests, see “The Merger—Interests of the Directors and Executive Officers of REG in the Merger” on page 54 of this proxy statement.

What happens if the Merger is not completed?

If the Merger Agreement is not adopted by the stockholders of REG or if the Merger is not completed for any other reason, you will not receive any payment for your shares of Common Stock. Instead, we will remain as a public company, our Common Stock will continue to be listed and traded on the NASDAQ Global Select Market and registered under the Exchange Act and we will continue to be obligated to file periodic reports with the SEC.

Under specified circumstances, we may be required to pay Chevron a termination fee of $91,000,000 upon the termination of the Merger Agreement, as described in “The Merger Agreement—Termination of the Merger Agreement; Termination Fee” on page 87 of this proxy statement.

What is “Merger Compensation”?

Merger Compensation is certain compensation that is tied to or based on the completion of the Merger and may be paid or may be payable to REG’s named executive officers under its existing plans or agreements, which is the subject of the Merger Compensation Proposal. See “Proposal 2: Merger Compensation Proposal” on page 148 of this proxy statement.

Why am I being asked to cast a non-binding, advisory vote to approve “Merger Compensation” payable to REG’s named executive officers under its plans or agreements?

In accordance with the rules promulgated under Section 14A of the Exchange Act, we are providing you with the opportunity to cast a non-binding, advisory vote on the compensation that may be payable to our named executive officers in connection with the Merger.

What will happen if the stockholders do not approve the Merger Compensation Proposal at the Annual Meeting?

Approval of the Merger Compensation Proposal is not a condition to the completion of the Merger. The vote with respect to the Merger Compensation Proposal is on an advisory basis and will not be binding on REG or Chevron. Further, the underlying compensation plans and agreements are contractual in nature and are not, by their terms, subject to stockholder approval. Accordingly, payment of the Merger Compensation is not contingent on stockholder approval of the Merger Compensation Proposal.

Will I be subject to U.S. federal income tax upon the exchange of Common Stock for cash pursuant to the Merger?

If you are a U.S. holder (as defined in “The Merger—U.S. Federal Income Tax Consequences of the Merger” on page 62 of this proxy statement), the exchange of your shares of Common Stock for cash (including any cash required to be withheld for tax purposes) pursuant to the Merger will generally result in the recognition of gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash you receive pursuant to the Merger (including any cash required to be withheld for tax purposes) and your adjusted tax basis in such surrendered shares. A non-U.S. holder (as defined in “The Merger—U.S. Federal Income Tax Consequences of the Merger” on page 62 of this proxy statement) will generally not be subject to U.S. federal income tax with respect to the exchange of such non-U.S. holder’s Common Stock for cash in the Merger unless such non-U.S. holder has certain connections to the United States or REG is, or was during the relevant period, a U.S. real property holding corporation (a “USRPHC”). The Company believes that, as of the Effective Time, the Company will not have been a USRPHC at any time within the five-year period ending on the date thereof. Because particular circumstances may differ, we recommend that you consult your own tax advisor to determine the U.S. federal income tax consequences to you of the Merger in light of your own particular circumstances and any consequences arising under the laws of any state, local or foreign taxing jurisdiction. A more complete description of the U.S. federal income tax consequences of the Merger is provided in “The Merger—U.S. Federal Income Tax Consequences of the Merger” on page 62 of this proxy statement.

What will the holders of REG stock appreciation rights, restricted stock units and performance restricted stock units receive in the Merger?

Under the Merger Agreement, effective as of immediately prior to the Effective Time and as a result of the Merger:

•

Each outstanding stock appreciation right with respect to a share of Common Stock (each, a “Company SAR”) (all of which had previously vested prior to the date of the Merger Agreement) will be cancelled and converted into the right to receive a cash payment, less any applicable withholding taxes, equal to the product of (x) the excess, if any, of the Merger Consideration over the exercise price per share applicable to such Company SAR multiplied by (y) the number of shares of Common Stock subject to such Company SAR.

•

Each outstanding restricted stock unit award that vests solely on the passage of time held by a Company non-employee director (each, a “Company Director RSU Award”) will vest in full and be cancelled and converted into the right to receive a cash payment, less any applicable withholding taxes, equal to the product of (x) the Merger Consideration multiplied by (y) the number of shares of Common Stock subject to such Company Director RSU Award.

•

Each outstanding restricted stock unit award that vests solely on the passage of time and is not a Company Director RSU (each, a “Company Employee RSU Award”) to the extent vested immediately prior to the Effective Time will be cancelled and converted into the right to receive a cash payment, less any applicable withholding taxes, equal to the product of (x) the Merger Consideration multiplied by (y) the number of vested shares of Common Stock subject to such Company Employee RSU Award.

•

Each outstanding Company Employee RSU Award to the extent unvested immediately prior to the Effective Time (each, an “Unvested Company Employee RSU Award”) and certain performance-based restricted stock unit awards set forth on a schedule to the Merger Agreement (the “Scheduled PSU Awards”) will be cancelled and converted into the right to receive an amount in cash, less any applicable withholding taxes, equal to the product of (x) the Merger Consideration multiplied by (y) the number of shares of Common Stock subject to such Unvested Company Employee RSU Award or Scheduled PSU Award, as applicable (such converted award, an “Assumed RSU Award”). Each Assumed RSU Award will be subject to the vesting schedule applicable to the corresponding Unvested Company Employee RSU Award or Scheduled PSU Award immediately prior to the Effective Time (including, with respect to the Scheduled PSU Awards, the performance vesting conditions).

•

Except with respect to the Scheduled PSU Awards, each outstanding restricted stock unit award that vests based on the achievement of performance goals (each, a “Company PSU Award”) will be cancelled and converted into the right to receive an amount in cash, without interest and less any applicable withholding taxes, equal to the product of (A) the Merger Consideration multiplied by (B) the number of shares of Common Stock subject to such Company PSU Award (assuming that any performance based vesting conditions applicable to such Company PSU Award for any performance period that has not been completed as of the Effective Time are achieved at (x) with respect to Company PSU Awards granted in 2020 and 2021, the greater of the target performance levels and the levels based on actual achievement of pro-rated performance goals through the Effective Time or (y) with respect to Company PSU Awards granted in 2022, the target performance levels) (each such converted award, an “Assumed PSU Award”). Each Assumed PSU Award will be subject to the vesting schedule applicable to the corresponding Company PSU Award immediately prior to the Effective Time (other than any performance based vesting conditions).

When do you expect the Merger to be completed?

We are working towards completing the Merger as quickly as possible and currently expect to complete the Merger in the second half of 2022. However, the exact timing of completion of the Merger cannot be predicted because the Merger is subject to conditions beyond each company’s control, including adoption of the Merger Agreement by the stockholders of REG and the receipt of regulatory approvals. See “The Merger Agreement—Conditions to the Closing of the Merger” beginning on page 85.

Should I send in my REG stock certificates now?

No. If the Merger Proposal is approved, shortly after the Merger is completed, under the terms of the Merger Agreement, you will receive a letter of transmittal containing instructions for how to send your stock certificates to the paying agent in order to receive the Merger Consideration for each share of Common Stock represented by the stock certificate or book-entry shares. You should use the letter of transmittal to exchange your stock certificates or book-entry shares for the Merger Consideration to which you are entitled upon completion of the Merger. If your shares of Common Stock are held in “street name” through a bank, broker or nominee, you will receive instructions from your bank, broker or nominee as to how to effect the surrender of your “street name” shares of Common Stock in exchange for the Merger Consideration. Please do not send in your stock certificates now.

What if a nominee for director does not receive a majority vote?

We have adopted majority voting procedures for the election of directors in uncontested elections. In an uncontested election, each nominee is elected by the vote of a majority of the votes cast in person or represented by proxy. A majority of the votes cast means that the number of shares voted FOR a nominee must exceed the number of votes cast AGAINST that nominee. As provided in our bylaws, an “uncontested election” is one in which the number of nominees equals the number of directors to be elected in such election. The election of directors at the Annual Meeting will be an “uncontested election” because no nominations other than the directors nominated by the Board were made in accordance with the applicable provisions of our bylaws.

In accordance with our bylaws, our Board may nominate or elect as a director only persons who agree to tender, promptly following his or her election or re-election to the Board, an irrevocable resignation that will be effective upon (i) the failure of the candidate to receive the required vote at the next Annual Meeting at which he or she faces re-election and (ii) the acceptance by the Board of such resignation.

If an incumbent director fails to receive the required vote for re-election in an uncontested election, the Nominating, Environmental, Social and Governance Committee (the “Nominating and ESG Committee”) determines whether such director’s resignation should be accepted and makes a recommendation to the Board, which makes the final determination whether to accept the resignation. The Board must publicly disclose its decision within ninety (90) days from the date of certification of the election results. If a director’s resignation is accepted by the Board, then the Board may fill the resulting vacancy or may decrease the size of the Board.

Can I attend the Annual Meeting in person?

We cordially invite and encourage all of our stockholders to attend the Annual Meeting. Persons who are not stockholders or their duly appointed proxies may attend only if invited by us. Stockholders of record should bring a copy of the Notice or proxy card in order to be admitted to the Annual Meeting. If you are a beneficial owner of shares held in “street” or “nominee” name by a bank, broker or other nominee, you must obtain a proxy, executed in your favor, from the holder of record of your shares and present such proxy at the Annual Meeting in order to attend the Annual Meeting in person. Regardless of how you hold your shares, you should also be prepared to present photo identification for admittance.

Will any other matters be presented at the Annual Meeting?

We do not expect any matters, other than those included in this proxy statement, to be presented at the Annual Meeting. If other matters are presented, the individuals named as proxies will have discretionary authority to vote any shares for which a proxy is submitted on those other matters.

Who can help answer my questions?

If you have any questions about the Annual Meeting, voting or your ownership of our Common Stock, please contact our investor relations department by e-mail at investor.relations@REGI.com or by phone at (515) 239-8048. You may also contact our proxy solicitor, Mackenzie Partners by e-mail at proxy@mackenziepartners.com or by phone at 1-800-322-2885.

Where can I find more information?

The information provided above in the Q&A format is for your convenience only and is merely a summary of some of the information in this proxy statement. We encourage you to read this proxy statement, its appendices, including the Merger Agreement, and the documents incorporated by reference herein, carefully and in their entirety and consider how the Merger affects you. If you have any questions concerning the Merger, the Annual Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your Common Stock, please contact MacKenzie Partners, our proxy solicitor, toll-free at 1-800-322-2885. You may also wish to consult your legal, tax and/or financial advisors with respect to any aspect of the Merger, the Merger Agreement or other matters discussed in this proxy statement.

SUMMARY

This summary term sheet summarizes the selected information contained in this proxy statement together with a page reference directing you to a more complete description of the topic, including regarding the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. This summary does not contain all the information that may be important to you as a stockholder of REG. Therefore, REG encourages you to carefully read this entire proxy statement, its appendices and the documents referred to or incorporated by reference in this proxy statement. You may obtain the information incorporated by reference without charge by following the instructions under “Where You Can Find More Information; Incorporation by Reference” on page 156 of this proxy statement.

Parties Involved in the Merger

REG

Renewable Energy Group is leading the energy and transportation industries’ transition to sustainability by converting renewable resources into high-quality, sustainable fuels. Renewable Energy Group is an international producer of sustainable fuels that significantly lower greenhouse gas emissions to immediately reduce carbon impact. Renewable Energy Group utilizes a global integrated procurement, distribution and logistics network to operate 11 biorefineries in the U.S. and Europe. In 2021, Renewable Energy Group produced 480 million gallons delivering 4.1 million metric tons of carbon reduction. Renewable Energy Group is meeting the growing global demand for lower-carbon fuels and leading the way to a more sustainable future. Additional information about REG is included in documents incorporated by reference in this proxy statement. See “Where You Can Find More Information; Incorporation by Reference” beginning on page 156.

Chevron

Chevron is a global energy company that explores for, produces and transports crude oil and natural gas; refines, markets and distributes transportation fuels and lubricants; manufactures and sells petrochemicals and additives; and develops and deploys technologies that enhance Chevron’s business. Chevron aims to lower the carbon intensity of its operations and grow lower carbon businesses in renewable fuels, hydrogen, carbon capture and offsets along with its traditional oil and gas business. It has substantial business activities in Angola, Argentina, Australia, Bangladesh, Brazil, Canada, China, Egypt, Equatorial Guinea, Israel, Kazakhstan, Kurdistan Region of Iraq, Mexico, Nigeria, the Partitioned Zone between Saudi Arabia and Kuwait, the Philippines, Republic of Congo, Singapore, South Korea, Thailand, the United Kingdom, the United States and Venezuela.

Chevron manages its investments in subsidiaries and affiliates and provides administrative, financial, management and technology support to U.S. and international subsidiaries that engage in integrated energy and chemicals operations.

Chevron has two business segments – Upstream and Downstream. Its upstream operations consist primarily of exploring for, developing, producing and transporting crude oil and natural gas; processing, liquefaction, transportation and regasification associated with liquefied natural gas; transporting crude oil by major international oil export pipelines; transporting, storage and marketing of natural gas; and a gas-to-liquids plant. Its downstream operations consist primarily of refining crude oil into petroleum products; marketing of crude oil, refined products and lubricants; manufacturing and marketing of renewable fuels; transporting crude oil and refined products by pipeline, marine vessel, motor equipment and rail car; and manufacturing and marketing of commodity petrochemicals, plastics for industrial uses and fuel and lubricant additives. The upstream and downstream activities of Chevron and its equity affiliates are widely dispersed geographically, with operations and projects in North America, South America, Europe, Africa, Asia and Australia.

Chevron is incorporated in Delaware. Its principal executive offices are located at 6001 Bollinger Canyon Road, San Ramon, California 94583-2324, and its telephone number is (925) 842-1000. Chevron’s website address is

www.chevron.com. Information contained on Chevron’s website does not constitute part of this proxy statement. Chevron’s common stock is publicly traded on the NYSE, under the ticker symbol “CVX.”

Merger Subsidiary

Merger Subsidiary, a wholly owned subsidiary of Chevron, is a Delaware corporation incorporated on February 23, 2022 for the purpose of effecting the Merger. Merger Subsidiary has not conducted any activities other than those incidental to its formation and the matters contemplated by the Merger Agreement, including the preparation of applicable regulatory filings in connection with the Merger. The principal executive offices of Merger Subsidiary are located at 6001 Bollinger Canyon Road, San Ramon, California 94583-2324.

The Merger

On February 27, 2022, Chevron, REG and Merger Subsidiary entered into the Merger Agreement, which provides that upon the terms and subject to the conditions set forth therein and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), Merger Subsidiary will merge with and into REG, with REG continuing as the surviving corporation and a wholly owned subsidiary of Chevron.

Certain Effects of the Merger on REG

The Merger Agreement provides, upon the terms and subject to the conditions set forth therein and in accordance with the DGCL, for Merger Subsidiary at the Effective Time to merge with and into REG, with REG continuing as the Surviving Corporation and a wholly owned subsidiary of Chevron.

As used herein, the “Effective Time” of the Merger means the time at which the certificate of merger with respect to the Merger is duly filed with the Secretary of State of the State of Delaware or at such later time as Chevron and REG may agree and specify in such certificate of merger.

Effect on REG if the Merger is not Completed

If the Merger Proposal is not approved by the REG stockholders or if the Merger is not completed for any reason, you will not receive any payment for your shares of Common Stock. Instead, we will remain as a public company, our Common Stock will continue to be listed and traded on NASDAQ and registered under the Exchange Act and we will continue to be obligated to file periodic reports with the SEC. Under specified circumstances, we may be required to pay Chevron a termination fee upon the termination of the Merger Agreement, as described in “The Merger Agreement—Termination of the Merger Agreement; Termination Fee” on page 87 of this proxy statement.

Merger Consideration

In the Merger, each share of Common Stock that is issued and outstanding immediately prior to the Effective Time (other than (i) cancelled shares (as defined in “The Merger Agreement—Merger Consideration” on page 68 of this proxy statement), (ii) shares of Common Stock that are not voted in favor of the adoption of the Merger Agreement and for which the holder thereof has properly exercised appraisal rights in accordance with and otherwise complied with Section 262 of the DGCL (“Dissenting Shares”) and (iii) certain equity awards that will be treated in the manner described under the heading “The Merger—Treatment of Equity and Equity-Based Awards”) will be converted into the right to receive the Merger Consideration, subject to any withholding taxes required by any provision of federal, state, local or foreign tax law.

Treatment of Equity and Equity-Based Awards

Under the Merger Agreement, effective as of immediately prior to the Effective Time and as a result of the Merger:

•	Each Company SAR (all of which had previously vested prior to the date of the Merger Agreement) will be cancelled and converted into the right to receive a cash payment, less any applicable withholding taxes, equal to the product of (x) the excess, if any, of the Merger Consideration over the exercise price per share applicable to such Company SAR multiplied by (y) the number of shares of Common Stock subject to such Company SAR.

•

Each Company Director RSU Award will vest in full and be cancelled and converted into the right to receive a cash payment, less any applicable withholding taxes, equal to the product of (x) the Merger Consideration multiplied by (y) the number of shares of Common Stock subject to such Company Director RSU Award.

•

Each Company Employee RSU Award to the extent vested immediately prior to the Effective Time will be cancelled and converted into the right to receive a cash payment, less any applicable withholding taxes, equal to the product of (x) the Merger Consideration multiplied by (y) the number of vested shares of Common Stock subject to such Company Employee RSU Award.

•

Each Unvested Company Employee RSU Award and each Scheduled PSU Award will be cancelled and converted into an Assumed RSU Award representing the right to receive an amount in cash, less any applicable withholding taxes, equal to the product of (x) the Merger Consideration multiplied by (y) the number of shares of Common Stock subject to such Unvested Company Employee RSU Award or Scheduled PSU Award, as applicable. Each Assumed RSU Award will be subject to the vesting schedule applicable to the corresponding Unvested Company Employee RSU Award or Scheduled PSU Award immediately prior to the Effective Time (including, with respect to the Scheduled PSU Awards, the performance vesting conditions).

•

Except with respect to the Scheduled PSU Awards, each Company PSU Award will be cancelled and converted into an Assumed PSU Award representing the right to receive an amount in cash, less any applicable withholding taxes, equal to the product of (A) the Merger Consideration multiplied by (B) the number of shares of Common Stock subject to such Company PSU Award (assuming that any performance based vesting conditions applicable to such Company PSU Award for any performance period that has not been completed as of the Effective Time are achieved at (x) with respect to Company PSU Awards granted in 2020 and 2021, the greater of the target performance levels and the levels based on actual achievement of pro-rated performance goals through the Effective Time or (y) with respect to Company PSU Awards granted in 2022, the target performance levels). Each Assumed PSU Award will be subject to the vesting schedule applicable to the corresponding Company PSU Award immediately prior to the Effective Time (other than any performance based vesting conditions).

Recommendation of our Board of Directors and Reasons for the Merger

Our Board has unanimously determined that the transactions contemplated by the Merger Agreement, including the Merger, are advisable, fair to and in the best interests of REG and the REG stockholders, approved, adopted and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, directed that the Merger Agreement be submitted to a vote at a meeting of the REG stockholders for adoption and unanimously recommends that REG stockholders vote:

•	FOR the adoption of the Merger Agreement;

•	FOR the approval of the Merger Compensation Proposal;

•	FOR each director nominee;

•	FOR the advisory approval of the compensation of our named executive officers;

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2022; and

•

FOR the proposal to approve the adjournment of the Annual Meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Annual Meeting.

Opinion of Guggenheim Securities

The Board retained Guggenheim Securities, LLC (which we refer to as “Guggenheim Securities”) as its financial advisor in connection with the potential sale of REG. At a meeting of the Board on February 27, 2022, Guggenheim Securities rendered an oral opinion, which was subsequently confirmed by delivery of a written opinion, to the Board to the effect that, as of February 27, 2022 and based on and subject to the matters considered, the procedures followed, the assumptions made and various limitations of and qualifications to the review undertaken, the Merger Consideration was fair, from a financial point of view, to the stockholders of REG. The full text of Guggenheim Securities’ written opinion, dated as of February 27, 2022, which is attached as Appendix C to this proxy statement and which you should read carefully and in its entirety, is subject to the assumptions, limitations, qualifications and other conditions contained in such opinion and is necessarily based on economic, business, capital markets, commodities markets, other conditions, and the information made available to Guggenheim Securities, as of the date of such opinion. The description set forth below is qualified in its entirety by reference to the full text of the opinion.

Guggenheim Securities’ opinion was provided to the Board (in its capacity as such) for its information and assistance in connection with its evaluation of the Merger Consideration. Guggenheim Securities’ opinion and any materials provided in connection therewith did not constitute a recommendation to the Board with respect to the Merger, nor does Guggenheim Securities’ opinion or the summary of its underlying financial analyses elsewhere in this proxy statement constitute advice or a recommendation to any holder of shares of the Common Stock as to how to vote or act in connection with the Merger or otherwise. Guggenheim Securities’ opinion did not address REG’s underlying business or financial decision to pursue or effect the Merger, the relative merits of the Merger as compared to any alternative business or financial strategies that might exist for REG or the effects of any other transaction in which REG might engage. Guggenheim Securities’ opinion addressed only the fairness, from a financial point of view and as of the date of such opinion, of the Merger Consideration to the stockholders of REG. Guggenheim Securities’ opinion did not express any view or opinion as to (i) any other term, aspect or implication of (a) the Merger (including, without limitation, the form or structure of the Merger) or the Merger Agreement or (b) any other agreement, transaction document or instrument contemplated by the Merger Agreement or to be entered into or amended in connection with the Merger or (ii) the fairness, financial or otherwise, of the Merger to, or of any consideration to be paid or to be received by, the holders of any class of securities (other than as expressly specified in the opinion), creditors or other constituencies of REG or Chevron. Guggenheim Securities’ opinion did not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to or to be received by any of REG’s or Chevron’s directors, officers or employees, or any class of such persons, in connection with the Merger relative to the Merger Consideration or otherwise.

Pursuant to an engagement letter between REG and Guggenheim Securities, REG has agreed to pay Guggenheim Securities for its services in connection with the Merger a cash transaction fee upon the consummation of the merger, which cash transaction fee currently is estimated to be approximately $42.5 million. REG has previously paid Guggenheim Securities a cash milestone fee of $2.5 million that became payable upon the rendering of Guggenheim Securities’ opinion with respect to the Merger, which will be credited against the foregoing cash transaction fee.

For a description of the opinion that the Board received from Guggenheim Securities, see “The Merger—Opinion of Guggenheim Securities” beginning on page 39 and Appendix C of this proxy statement.

Interests of the Directors and Executive Officers of REG in the Merger

When considering the recommendation of the Board that you vote to approve the Merger Proposal, you should be aware that our directors and executive officers may have interests in the Merger that are different from, or in addition to, your interests as a stockholder. The Board was aware of these interests and considered them, among other matters, in evaluating and approving the Merger Agreement and the Merger and in recommending that the Merger Proposal be approved by our stockholders. These interests include the following: certain of our directors and executive officers hold outstanding Common Stock, stock appreciation rights, and/or RSU Awards that will be cancelled and converted into the right to receive the Merger Consideration, net of any applicable exercise price, subject to applicable tax withholding, and, with respect to some RSU Awards, subject to a vesting schedule; our executive officers are parties to arrangements with the Company that provide for severance benefits in the event of certain qualifying terminations of employment in connection with the Merger; and the Merger Agreement provides for continued indemnification, advancement of expenses and directors’ and officers’ liability insurance to be provided by the Surviving Corporation following consummation of the Merger and requires Chevron to take all actions necessary to cause Cynthia J. Warner, our Chief Executive Officer, to be appointed to the Board of Directors of Chevron as of the Effective Time, subject to Ms. Warner’s acceptance of such appointment as of the Effective Time.

If the Merger Proposal is approved by our stockholders and the Merger closes, any shares of our Common Stock held by our directors and executive officers will be treated in the same manner as outstanding shares of our Common Stock held by all other Company stockholders entitled to receive the Merger Consideration.

Financing the Merger

The Merger Agreement does not include any financing-related closing condition. We anticipate that the total amount of funds necessary to pay the Merger Consideration and other fees and expenses related to the transactions contemplated by the Merger Agreement, will be approximately $3.2 billion. Chevron has represented to REG in the Merger Agreement that, as of Effective Time, it will have funds necessary to consummate the transactions contemplated by the Merger Agreement, including (i) payments to REG’s stockholders of the amounts due under the Merger Agreement and (ii) payments in respect of certain of REG’s outstanding equity awards pursuant to the Merger Agreement.

Appraisal Rights

If the Merger is completed, holders of shares of Common Stock who do not vote in favor of the adoption of the Merger Agreement and who properly demand an appraisal of their shares and who otherwise comply with the requirements set forth in Section 262 of the DGCL will be entitled to appraisal rights in connection with the Merger. Strict compliance with the statutory procedures in Section 262 of the DGCL is required. Failure to timely and properly comply with such statutory requirements will result in the loss of your appraisal rights.

For a more detailed discussion of each appraisal rights, see “The Merger—Appraisal Rights” beginning on page 56.

U.S. Federal Income Tax Consequences of the Merger

The receipt of cash in exchange for shares of Common Stock pursuant to the Merger will generally be a taxable transaction for U.S. federal income tax purposes. The receipt of cash by a U.S. holder (as defined in “The Merger—U.S. Federal Income Tax Consequences of the Merger” on page 62 of this proxy statement) in exchange for such U.S. holder’s shares of Common Stock in the Merger will generally result in the recognition of taxable gain or loss in an amount equal to the difference, if any, between the cash such U.S. holder receives in the Merger (including any cash required to be withheld for tax purposes) and such U.S. holder’s adjusted tax basis in such surrendered shares. Gain or loss will be determined separately for each block of shares of Common Stock (that is, shares acquired for the same cost in a single transaction). A non-U.S. holder (as defined in “The Merger—U.S. Federal Income Tax Consequences of the Merger” on page 62 of this proxy statement) will generally not be subject to U.S. federal income tax with respect to the exchange of such non-U.S. holder’s Common Stock for cash in the Merger unless such non-U.S. holder has certain connections to the United States or the Company is, or was during the relevant period, a USRPHC. The Company believes that, as of the Effective Time, the Company will not have been a USRPHC at any time within the five-year period ending on the date thereof. Stockholders should refer to “The Merger—U.S. Federal Income Tax Consequences of the Merger,” on

page 62 of this proxy statement, and consult their own tax advisors concerning the U.S. federal income tax consequences to them of the Merger in light of their particular circumstances and any consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Regulatory Approvals Required for the Merger

The Merger is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), which provide that certain transactions may not be completed until notification and report forms are furnished to the Antitrust Division of the U.S. Department of Justice (“DOJ”) and the U.S. Federal Trade Commission (“FTC”) and the HSR Act waiting period is terminated or expires and clearance by the EC or expiration of any applicable waiting period, in each case under the EU Merger Regulation. On March 11, 2022, Chevron and REG each filed their respective requisite notification and report form under the HSR Act with the DOJ and the FTC.

Conditions to the Closing of the Merger

The parties are only obligated to complete the Merger after all of the conditions to the Merger in the Merger Agreement are satisfied or waived (to the extent permitted by law), including after the Merger Agreement has been adopted by the stockholders of REG. The parties currently expect to complete the transaction in the second half of 2022. However, it is possible that factors outside of each party’s control could require them to complete the transaction at a later time or not to complete it at all.

In addition to the approval of the Merger Proposal by REG stockholders, each party’s obligation to complete the Merger is also subject to the satisfaction (or, to the extent permitted by law and in accordance with the Merger Agreement, waiver) of other conditions, including: expiration or termination of any applicable waiting period under the HSR Act and clearance by the European Commission or expiration of any applicable waiting period under the EU Merger Regulation, the performance by the other party of its respective obligations under the Merger Agreement in all material respects and delivery of an officer’s certificate by the other party certifying satisfaction of certain conditions precedent.

Neither REG nor Chevron can be certain when, or if, the conditions to the Merger will be satisfied or waived (to the extent permitted by law), or that the Merger will be completed. For a more complete summary of the conditions that must be satisfied or waived (to the extent permitted by law) prior to completion of the Merger, see “The Merger Agreement—Conditions to the Closing of the Merger” beginning on page 85.

No Solicitation

In the Merger Agreement, REG has agreed that, subject to certain exceptions, it and its subsidiaries will not, and that it will direct and use its reasonable best efforts to cause its and its subsidiaries’ respective officers, directors, employees, investment bankers, consultants, attorneys, accountants, agents and other representatives not to, directly or indirectly:

•

take any action to solicit, initiate, or knowingly encourage or knowingly facilitate the making of any acquisition proposal involving REG (including by granting any waiver under Section 203 of the DGCL) or any inquiry with respect to an acquisition proposal;

•	engage in discussions or negotiations with any person with respect to an acquisition proposal (except to notify them of the existence of the applicable provisions of the Merger Agreement);

•	disclose any nonpublic information or afford access to properties, books or records to, any person that has made, or to REG’s knowledge is considering making, an acquisition proposal; or

•	propose publicly or agree to do any of the foregoing.

Subject to the exceptions contained in the Merger Agreement, REG has also agreed that REG and its subsidiaries will not (i) enter into, or approve or recommend, or propose to approve or recommend, any letter of intent, agreement in principle, Merger Agreement, option agreement, acquisition agreement or other agreement constituting or relating to an acquisition proposal, (ii) except as required by applicable law, make, facilitate or provide information in connection with any SEC or other regulatory filings in connection with the transactions contemplated by any acquisition proposal, or (iii) seek any third-party consents in connection with any transactions contemplated by any acquisition proposal.

The Merger Agreement includes customary exceptions such that, prior to obtaining the REG stockholder approval, REG may furnish information and access, and may engage in discussions and negotiations regarding an acquisition proposal, if (i) the Board concludes in good faith, after receipt of the advice of a financial advisor of nationally recognized reputation and outside legal counsel, that such acquisition proposal constitutes or would reasonably be expected to result in a superior proposal and, that failure to do so would be reasonably likely to be inconsistent with its fiduciary duties to REG’s stockholders under applicable law and (ii) REG receives from the person making such an acquisition proposal an executed confidentiality agreement and complies with certain specified procedures. For a discussion of what constitutes an acquisition proposal or a superior proposal and the limitations on solicitation of acquisition proposals, see “The Merger Agreement—Covenants and Agreements—Conduct of Business—No Solicitation” beginning on page 73.

Termination of the Merger Agreement; Termination Fee

Termination

The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time:

•	By the mutual written consent of Chevron and REG.

•	By either Chevron or REG:

•

if the Merger has not been completed by November 28, 2022 (or, if the reason for not closing by November 28, 2022 is that the regulatory conditions specified in the Merger Agreement have not been satisfied by that date, and all other closing conditions of the parties have been satisfied or waived (to the extent permitted by law), by February 27, 2023, provided that if the Merger has not been completed by February 27, 2023 and the reason for not closing by February 27, 2023 is that the regulatory conditions specified in the Merger Agreement have not been satisfied by that date, and all other closing conditions of the parties have been satisfied or waived (to the extent permitted by law), by May 30, 2023, provided, further, that if on May 30, 2023 a decree, order or judgement that would restrain, prevent or delay the closing, including any claim, objection or opposition asserted in any court by any person is pending, either REG or Chevron will be entitled to extend closing until August 28, 2023, provided, further that if REG or Chevron has responded in all material respects to any additional information request under the HSR Act within four months after receipt of such request, and the other party has not replied to such additional information request, either REG or Chevron, as applicable, may extend for a number of days equal to the time which was required for the other party to comply with the additional information request after the first party so complied. Neither Chevron nor REG can terminate the Merger Agreement due to the occurrence of the end date (as defined in “The Merger Agreement—Termination of the Merger Agreement; Termination Fee” on page 87 of this proxy statement) if its failure to fulfill any obligation under the Merger Agreement has principally caused or resulted in the failure of the Effective Time to occur on or before such end date; or

•	if the REG stockholder approval of the Merger Proposal has not been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or any adjournment thereof; or

•	if there is any law or regulation that makes consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining Chevron or REG from consummating the Merger is entered and such judgment, injunction, order or decree becomes final and nonappealable; or

•

if there has been a breach by the other party of any of its representations, warranties, covenants or agreements contained in the Merger Agreement, which breach results in the failure to satisfy certain conditions under the Merger Agreement, and such breach is incapable of being cured or, if capable of being cured, has not been cured within 30 days after written notice thereof to the party alleged to be in breach.

•	By Chevron:

•

if prior to receipt of the REG stockholder approval of the Merger Proposal, there has been a change in the REG recommendation (as defined below), whether or not permitted by the terms of the Merger Agreement.

•	By REG:

•

at any time prior to receipt of the REG stockholder approval of the Merger Proposal in order to enter into a definitive written agreement providing for a superior proposal, provided that (i) REG has received a superior proposal after the date of the Merger Agreement that did not result from a breach of certain provisions of the Merger Agreement, (ii) REG has complied in all material respects with the provisions of the Merger Agreement with respect to such superior proposal, (iii) concurrently with, and as a condition to, any such termination REG pays or causes to be paid to Chevron the termination fee (as defined below) pursuant to the Merger Agreement and (iv) REG substantially concurrently enters into, a definitive written agreement providing for such superior proposal.

Termination Fee

The Merger Agreement further provides that REG will pay Chevron a termination fee of $91,000,000 in connection with a termination of the Merger Agreement under the following circumstances:

•	if the Merger Agreement is terminated by REG to enter into a definitive agreement with respect to a superior proposal;

•

if Chevron terminates the Merger Agreement, prior to receipt of the REG stockholder approval of the Merger Proposal, due to a change in the REG recommendation with respect to the Merger Proposal whether or not permitted by the terms of the Merger Agreement;

•

if (i) the Merger Agreement is terminated by REG or Chevron due to the REG stockholder approval of the Merger Proposal not having been obtained and (ii) after the date of the Merger Agreement, but on or before the date of such termination, an acquisition proposal (defined for this purpose with all references to 20% in the definition of acquisition proposal (found on page 74) being replaced with “50%”) has been made and become publicly known, whether or not withdrawn, prior to the Annual Meeting, then REG will pay or cause to be paid $91,000,000 not later than the date an acquisition proposal is consummated, so long as such acquisition proposal is consummated or a definitive agreement relating to any acquisition proposal is executed within 12 months after the date of termination;

•

if (i) the Merger Agreement is terminated by REG or Chevron due to the failure to consummate the Merger by the end date and the REG stockholder approval of the Merger Proposal has not been obtained and (ii) on or before the date of such termination an acquisition proposal (defined for this purpose with all references to 20% in the definition of acquisition proposal (found on page 74) being replaced with “50%”) has been made and become publicly known, whether or not withdrawn, prior to the date of such termination, then REG will pay or cause to be paid $91,000,000 not later than the date an acquisition proposal is consummated, so long as such acquisition proposal is consummated or a definitive agreement relating to any acquisition proposal is executed within 12 months after the date of termination; or

•

if (i) the Merger Agreement is terminated by Chevron due to a breach by REG of any of its representations, warranties, covenants or agreements, which breach resulted in the failure to satisfy one or more of certain conditions under the Merger Agreement and the REG stockholder approval of the Merger Proposal has not been obtained and (ii) after the date of the Merger Agreement, but on or before the date of such termination an acquisition proposal (defined for this purpose with all references to 20% in the definition of acquisition proposal (found on page 74) being replaced with “50%”) has been made and become publicly known, whether or not withdrawn, prior to the date of such termination, then REG will pay or cause to be paid $91,000,000 not later than the date an acquisition proposal is consummated, so long as any such acquisition proposal is consummated or a definitive agreement relating to any acquisition proposal is executed within 12 months after the date of termination.

For a more detailed discussion of each party’s termination rights and the related termination fee obligations, see “The Merger Agreement—Termination of the Merger Agreement; Termination Fee” beginning on page 87.

Delisting and Deregistration of Our Common Stock

As promptly as practicable following the Effective Time, our Common Stock will be delisted from the NASDAQ Global Select Market, and as promptly as practicable following the delisting, our Common Stock will be deregistered under the Exchange Act and we will no longer be required to file periodic reports with the SEC on account of our Common Stock.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This proxy statement contains “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when REG or its management is discussing its beliefs, estimates or expectations. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “estimates,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. These statements are not historical facts or guarantees of future performance but instead represent only the beliefs of REG and its management at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors, many of which are outside REG’s control. Actual results and outcomes may differ materially from what is contained in such forward-looking statements as a result of various factors, including, without limitation:

•

the inability to consummate the transaction within the anticipated time period, or at all, due to any reason, including the failure to obtain stockholder approval to adopt the Merger Agreement, the failure to obtain required regulatory approvals or the failure to satisfy the other conditions to the Merger;

•	the risk that the Merger Agreement may be terminated in circumstances requiring REG to pay a termination fee;

•	the risk that the Merger disrupts REG’s current plans and operations or diverts management’s attention from its ongoing business;

•	the effect of the announcement of the Merger on the ability of REG to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business;

•	the effect of the announcement of the Merger on REG’s operating results and business generally;

•	the amount of costs, fees and expenses related to the Merger;

•	the risk that REG’s stock price may decline significantly if the Merger is not consummated;

•	the nature, cost and outcome of any litigation and other legal proceedings, including any such proceedings related to the Merger and instituted against REG and others;

•

other factors that could affect REG’s business such as, without limitation, the availability, future price, and volatility of feedstocks, petroleum and products derived from petroleum; changes in governmental programs and policies requiring or encouraging the use of biofuels; availability of federal and state governmental tax incentives and incentives for bio-based diesel production; changes in the spread between bio-based diesel prices and feedstock costs; the potential impact of COVID-19 on our business and operations; any disruption of operations at our Geismar renewable diesel refinery (which would have a disproportionately adverse effect on our profitability); the unexpected closure of any of our facilities; the effect of excess capacity in the bio-based diesel industry and announced large plant expansions and potential co-processing of renewable diesel by petroleum refiners; unanticipated changes in the bio-based diesel market from which we generate almost all of our revenues; and seasonal fluctuations in our operating results; technological advances or new methods of bio-based diesel production or the development of energy alternatives to bio-based diesel; and

•	other risks to consummation of the proposed Merger, including the risk that the proposed Merger will not be consummated within the expected time period or at all.

If the proposed transaction is consummated, REG’s stockholders will cease to have any equity interest in REG and will have no right to participate in its earnings and future growth. These and other factors are identified and described in more detail in REG’s Annual Report on Form 10-K for the year ended December 31, 2021 as well as REG’s subsequent filings, and each is available online at www.sec.gov. Readers are cautioned not to place undue reliance on REG’s projections and other forward-looking statements, which speak only as of the date thereof. Except as required by applicable law, REG undertakes no obligation to update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

THE MERGER

Parties Involved in the Merger

REG

Renewable Energy Group is leading the energy and transportation industries’ transition to sustainability by converting renewable resources into high-quality, sustainable fuels. Renewable Energy Group is an international producer of sustainable fuels that significantly lower greenhouse gas emissions to immediately reduce carbon impact. Renewable Energy Group utilizes a global integrated procurement, distribution and logistics network to operate 11 biorefineries in the U.S. and Europe. In 2021, Renewable Energy Group produced 480 million gallons delivering 4.1 million metric tons of carbon reduction. Renewable Energy Group is meeting the growing global demand for lower-carbon fuels and leading the way to a more sustainable future.

Chevron

Chevron is a global energy company that explores for, produces and transports crude oil and natural gas; refines, markets and distributes transportation fuels and lubricants; manufactures and sells petrochemicals and additives; and develops and deploys technologies that enhance Chevron’s business. Chevron aims to lower the carbon intensity of its operations and grow lower carbon businesses in renewable fuels, hydrogen, carbon capture and offsets along with its traditional oil and gas business. It has substantial business activities in Angola, Argentina, Australia, Bangladesh, Brazil, Canada, China, Egypt, Equatorial Guinea, Israel, Kazakhstan, Kurdistan Region of Iraq, Mexico, Nigeria, the Partitioned Zone between Saudi Arabia and Kuwait, the Philippines, Republic of Congo, Singapore, South Korea, Thailand, the United Kingdom, the United States and Venezuela.

Chevron manages its investments in subsidiaries and affiliates and provides administrative, financial, management and technology support to U.S. and international subsidiaries that engage in integrated energy and chemicals operations.

Chevron has two business segments – Upstream and Downstream. Its upstream operations consist primarily of exploring for, developing, producing and transporting crude oil and natural gas; processing, liquefaction, transportation and regasification associated with liquefied natural gas; transporting crude oil by major international oil export pipelines; transporting, storage and marketing of natural gas; and a gas-to-liquids plant. Its downstream operations consist primarily of refining crude oil into petroleum products; marketing of crude oil, refined products and lubricants; manufacturing and marketing of renewable fuels; transporting crude oil and refined products by pipeline, marine vessel, motor equipment and rail car; and manufacturing and marketing of commodity petrochemicals, plastics for industrial uses and fuel and lubricant additives. The upstream and downstream activities of Chevron and its equity affiliates are widely dispersed geographically, with operations and projects in North America, South America, Europe, Africa, Asia and Australia.

Chevron is incorporated in Delaware. Its principal executive offices are located at 6001 Bollinger Canyon Road, San Ramon, California 94583-2324, and its telephone number is (925) 842-1000. Chevron’s website address is www.chevron.com. Information contained on Chevron’s website does not constitute part of this proxy statement. Chevron’s common stock is publicly traded on the NYSE, under the ticker symbol “CVX.”

Merger Subsidiary

Merger Subsidiary, a wholly owned subsidiary of Chevron, is a Delaware corporation incorporated on February 23, 2022 for the purpose of effecting the Merger. Merger Subsidiary has not conducted any activities other than those incidental to its formation and the matters contemplated by the Merger Agreement, including the preparation of applicable regulatory filings in connection with the Merger. The principal executive offices of Merger Subsidiary are located at 6001 Bollinger Canyon Road, San Ramon, California 94583-2324.

Certain Effects of the Merger on REG

The Merger Agreement provides, upon the terms and subject to the conditions set forth therein and in accordance with the DGCL, for Merger Subsidiary at the Effective Time to merge with and into REG, with REG continuing as the Surviving Corporation and a wholly owned subsidiary of Chevron.

As used herein, the “Effective Time” of the Merger means the time at which the certificate of merger with respect to the Merger is duly filed with the Secretary of State of the State of Delaware or at such later time as Chevron and REG may agree and specify in such certificate of merger.

Effect on REG if the Merger is Not Completed

If the Merger Proposal is not approved by the REG stockholders or if the Merger is not completed for any reason, you will not receive any payment for your shares of Common Stock. Instead, we will remain as a public company, our Common Stock will continue to be listed and traded on NASDAQ and registered under the Exchange Act and we will continue to be obligated to filed periodic reports with the SEC. Under specified circumstances, we may be required to pay Chevron a termination fee, or may be entitled to receive a reverse termination fee from Chevron, upon the termination of the Merger Agreement, as described in “The Merger Agreement—Termination of the Merger Agreement; Termination Fee” on page 87 of this proxy statement.

Furthermore, depending on the circumstances that caused the Merger not to be completed, it is possible that the price of our Common Stock will decline significantly. If that were to occur, it is uncertain when, if ever, the price of our Common Stock would return to the price at which it trades as of the date of this proxy statement.

Accordingly, if the Merger is not completed, there can be no assurance as to the future value of your shares of Common Stock. If the Merger is not completed, the Board will continue to evaluate and review our business operations, properties, dividend policy and capitalization, among other things, make such changes as are deemed appropriate and continue to seek to enhance stockholder value. If the Merger Proposal is not approved by the stockholders of REG or if the Merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to the Board will be offered or that our business, prospects or results of operation will not be adversely impacted.

Merger Consideration

In the Merger, each share of Common Stock that is issued and outstanding immediately prior to the Effective Time (other than (i) cancelled shares (as defined in “The Merger Agreement—Merger Consideration” on page 68 of this proxy statement), (ii) Dissenting Shares, and (iii) certain equity awards that will be treated in the manner described under the heading “The Merger—Treatment of Equity and Equity-Based Awards”) without any action on the part of the holder, be converted into the right to receive the Merger Consideration, subject to any withholding taxes required by any provision of federal, state, local or foreign tax law, as described in “The Merger—U.S. Federal Income Tax Consequences of the Merger” on page 62 of this proxy statement.

After the completion of the Merger, under the terms of the Merger Agreement, each REG stockholder will have the right to receive the Merger Consideration, but they will no longer have any rights as a REG stockholder (except that stockholders who hold Dissenting Shares will not have the right to receive the Merger Consideration but will instead have the right to receive a payment for the “fair value” of their Dissenting Shares as determined by the Delaware Court of Chancery pursuant to an appraisal proceeding as contemplated by the DGCL, as described in “The Merger—Appraisal Rights” on page 56 of this proxy statement), but will no longer have any rights as a REG stockholder.

The Merger Consideration is fixed and will not be adjusted to reflect changes in the stock price of either company prior to the closing of the Merger. The Merger Consideration will, however, be adjusted appropriately to fully reflect the effect of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon, with respect to outstanding shares of capital stock of REG with a record date between the date of the Merger Agreement and the Effective Time.

Background of the Merger

In the ordinary course, the Board and senior management review and assess REG’s performance, strategy, financial position and capital structure, opportunities and risks in light of current business and economic conditions, as well as developments in the biofuel and broader lower carbon fuels and production sectors, and across a range of potential industry developments. Such reviews and assessments include periodic meetings or consultations with third-party advisors. In addition, from time-to-time, Ms. Cynthia Warner, President and Chief Executive Officer of REG, together with other members of management, meet with industry participants, strategic parties and financial sponsors to discuss publicly available information about REG and its business, strategy and financial position. As part of its ongoing strategic reviews, the Board and senior management also consider and evaluate potential growth strategies and strategic and financial alternatives to enhance stockholder value as a standalone company, including, from time to time, business combinations, acquisitions, financing transactions, strategic transactions, joint ventures and strategic partnerships and periodically meet or consult with third-party advisors regarding such strategic alternatives, including requesting ordinary course preliminary, draft valuations of REG.

Beginning in January 2020, REG and Chevron engaged in periodic discussions of renewable diesel production and supply opportunities between the parties, including the exchange of confidential business information pursuant to a mutual confidentiality agreement initially entered into in February 2020.

On June 10, 2020, Frank Mount, Director of Mergers & Acquisition of Chevron, contacted Ms. Warner requesting a meeting to discuss a strategic partnership that would take advantage of the combination of REG’s renewables feedstock and manufacturing expertise and Chevron’s global diesel distribution network and large California retail presence. REG and Chevron entered into a mutual confidentiality agreement to facilitate continued discussions on June 10, 2020.

On June 24, 2020, REG and Chevron amended the June 10th confidentiality agreement to expand the scope of the agreement to cover discussions, negotiations and/or other communications in connection with feedstock supply plans, a potential strategic commercial relationship or other strategic alternative related to renewable diesel and/or biodiesel, including a joint venture or other strategic transaction.

On July 22, 2020, Ms. Warner and representatives of REG met with Mr. Mount and representatives of Chevron in Ames, Iowa to discuss a potential strategic partnership, including a whole-company joint venture and funding for REG’s planned expansion of its Geismar, Louisiana renewable diesel production facility.

On July 28, 2020, the Board held a special meeting via video conference, with members of REG management and representatives of Guggenheim Securities present, to discuss potential strategic transactions, joint ventures and strategic partnerships, including with Chevron. Representatives of Guggenheim Securities described various structures for potential strategic alternatives. Representatives of Guggenheim Securities discussed the considerations of each structure, and presented a preliminary, draft valuation of REG to the Board. The Board discussed amongst themselves and agreed that REG would provide initial diligence information to Chevron to continue discussions.

On August 28, 2020, Chevron and REG entered into a new mutual confidentiality agreement with respect to confidential business information to be exchanged by the parties (the “Confidentiality Agreement”). Recognizing Chevron’s desire to consider a direct equity investment in REG, the Confidentiality Agreement included a customary standstill provision binding on Chevron for 12 months after the termination of the Confidentiality Agreement. The standstill provision permitted Chevron to make confidential proposals to REG and was subject to a “sunset” provision allowing Chevron to submit competing acquisition proposals in the event that REG enters into a change in control transaction with any counterparty other than Chevron.

On September 30, 2020, the Board held a special meeting via video conference, with members of REG management and representatives of Guggenheim Securities present, to discuss potential strategic transactions, joint ventures and strategic partnerships, including with Chevron. Representatives of Guggenheim Securities described various structures for potential strategic alternatives. Representatives of Guggenheim Securities discussed the considerations of each structure, including as to valuation of REG.

Chevron and REG continued to discuss a potential joint venture or strategic partnership through the fall of 2020. On October 28, 2020, REG ceased discussions with Chevron because REG believed the transactions discussed were prohibitively complex and REG could seek more attractive methods of raising capital to finance the expansion of the Geismar, Louisiana production facility.

In the fall of 2020, REG engaged in discussions with a petroleum refinery and supply company (“Company A”) regarding a potential joint venture or strategic partnership whereby REG would contribute a capital investment in and provide feedstock supply to a Company A refinery in connection with a planned renewable diesel project. In connection with these discussions, the parties executed a mutual confidentiality agreement on December 3, 2020. This confidentiality agreement did not contain standstill provision. The discussions between REG and Company A did not progress beyond a preliminary phase and the parties mutually terminated discussions in January 2021.

In June 2021, Mr. Mount contacted REG to ask if REG would be interested in reinitiating discussions regarding potential joint venture opportunities. On June 22, 2021, Mr. Mount along with other representatives of Chevron met in person with REG senior management in Des Moines, Iowa to discuss potential joint venture or strategic partnership opportunities, including Chevron’s continued interest in REG’s Geismar, Louisiana production facility.

In August 2021, management of Company A contacted REG management to assess if REG had continued interest in investing in the joint venture renewable diesel project discussed the previous year. From August 2021 and continuing into December 2021, representatives of Company A and REG engaged in discussions regarding the joint venture and representatives of REG conducted an on-site visit to the refinery in question. Discussions did not progress beyond a preliminary phase and the parties did not negotiate definitive documentation in respect of any such joint venture or strategic partnership.

From September 2021 to December 2021, representatives of REG and Chevron continued to discuss a potential joint venture or strategic opportunity. Chevron continued to express interest in REG’s Geismar, Louisiana production facility, but REG was not willing to agree to include the Geismar, Louisiana production facility in the proposed transaction. REG instead focused on a joint venture involving Chevron facilities and other assets. By December 20, 2021, both parties agreed that discussions regarding a potential joint venture or strategic opportunity were not likely to progress.

On December 20, 2021, Ms. Warner met in person in Houston, Texas with Mr. Mount, where Mr. Mount relayed Chevron’s interest in the renewables industry generally and indicated that Chevron intended to provide a friendly, unsolicited and non-binding proposal to acquire REG sometime in early January 2022. Ms. Warner stated that the Board had confidence in REG’s standalone plan, but noted that if Chevron had significant interest in an acquisition of REG, Chevron should submit a proposal that could be discussed with the Board. Ms. Warner promptly advised the other members of the Board and the senior management team of the meeting with Mr. Mount.

On December 23, 2021, Ms. Warner and Mr. Craig Bealmear, Chief Financial Officer of REG, met via telephone call with representatives of Guggenheim Securities to inform them of Chevron’s stated interest in submitting a proposal to acquire REG and to seek their advice on preparations in the event that a proposal was received from Chevron.

On January 3, 2022, Chevron submitted to REG a non-binding written proposal to acquire all of the outstanding Common Stock for $58.50 per share in cash. Chevron’s proposal was not subject to a financing condition or contingency. Chevron also indicated its plan to headquarter the combined renewable fuels business in Ames, Iowa if the potential transaction was completed and noted the perceived value to such business and to Chevron’s stockholders more generally in adding Ms. Warner to the Chevron Board after completion of the proposed transaction. Chevron’s proposal was subject to due diligence and negotiation of definitive documentation, which Chevron indicated could be completed in as quickly as two weeks from commencement. Chevron also indicated that it was unwilling to enter into a protracted process and requested a response from REG by January 13, 2022.

Over the six months prior to receiving the initial proposal from Chevron, REG’s stock price had decreased from approximately $63.00 per share to approximately $45.00 per share, a decrease of almost 30%. As of January 3, 2022, the $58.50 per share cash offer represented a premium of approximately 38% to the closing price of $42.44 per share of Common Stock on December 31, 2021, which was the last trading day prior to receipt of the offer.

On January 4, 2022, the Board held a special meeting via video conference with Guggenheim Securities, its general corporate counsel Pillsbury Winthrop Shaw Pittman LLP (“Pillsbury”) and certain members of management to review Chevron’s non-binding proposal and to discuss proposed next steps to evaluate and respond to the proposal. Ms. Warner provided an update on discussions with Chevron. Representatives of Guggenheim Securities reviewed preliminary, draft financial estimates prepared by REG management as well as industry and market conditions that could impact REG’s performance. Representatives of Guggenheim Securities also reviewed an illustrative financial valuation framework that could be used by the Board to consider the implied value of REG and its standalone business strategy, as compared to the value implied by Chevron’s proposal, and which would be based upon REG management’s estimates of the future financial performance of REG on a standalone basis. After discussion, the Board determined to continue to evaluate Chevron’s initial proposal and to hold a subsequent meeting to discuss a formal response to Chevron.

On January 6, 2022, the Board held a special meeting via video conference, with members of REG management and representatives of Pillsbury and Guggenheim Securities present, to further discuss Chevron’s proposal. REG management and the Board discussed the benefits and risks associated with the proposal, including the potential to provide stockholders with an immediate cash value representing a substantial premium to the trading price of REG’s common stock and the potential to mitigate the risks relative to REG’s standalone business strategy, each of which would be accretive to stockholder value. The Board also discussed the likelihood of other prospective bidders should the Board determine to conduct outreach to potentially interested third-parties. Representatives of Guggenheim Securities reviewed a preliminary, illustrative valuation framework for REG, based upon REG management’s preliminary, draft estimates of the future financial performance of REG on a standalone basis. After discussion, the Board determined that the initial proposal of $58.50 per share in cash was not adequate and instructed Ms. Warner to inform Chevron’s representatives that the Board would not engage further based on a price of $58.50 per share in cash, but that the Board would consider a more compelling proposal, if submitted.

On January 7, 2022, Ms. Warner informed Mr. Mount that the Board had determined not to engage further at a price of $58.50 per share in cash. Ms. Warner also expressed to Mr. Mount that Chevron would need to provide a compelling revised proposal in order for the Board to authorize further negotiations and discussions.

On January 11, 2022, Mr. Mount informed Ms. Warner that Chevron intended to submit a revised non-binding proposal to acquire REG later that day and indicated Chevron did not see a path to a higher valuation than the per share price that would be reflected in its revised proposal. Shortly thereafter, Chevron provided a revised non-binding proposal to acquire all of the outstanding Common Stock for $61.50 per share in cash. Chevron’s proposal was not subject to a financing condition or contingency. Chevron reiterated its plan to headquarter the combined renewable fuels business in Ames, Iowa and the perceived value to such business and Chevron’s stockholders generally in adding Ms. Warner to the Chevron Board after completion of the proposed transaction. The proposal remained subject to due diligence and negotiation of definitive documentation, which Chevron indicated could be completed as quickly as two weeks from commencement. Chevron also reiterated that it was unwilling to enter into a protracted process and requested a response from REG by January 20, 2022.

On January 11, 2022, REG’s stock price closed at $46.46. As of January 11, 2022, the $61.50 per share proposal represented a premium of approximately 32% to the closing price of $46.46 per share of Common Stock on January 11, 2022.

On January 14, 2022, the Board held a special meeting via video conference, with members of REG management and representatives of Pillsbury and Guggenheim Securities present, to discuss Chevron’s revised proposal of $61.50 per share in cash. REG management provided an update on discussions with Chevron, including the details of the revised proposal. REG management noted that Chevron indicated it did not see a path to a higher valuation than $61.50 per share in cash. Before the representatives of Guggenheim Securities joined the meeting, representatives of Pillsbury presented summaries of recent similar M&A transactions as well as the fees paid to financial advisers in connection with such transactions. Representatives of Guggenheim Securities joined the meeting and the Board discussed whether Chevron’s revised proposal merited more substantive discussions and negotiations with Chevron. Following discussion, the Board determined that REG’s management should propose a diligence meeting with Chevron’s management to discuss a variety of positive factors identified by REG management with respect to REG and its business, with the goal of encouraging Chevron to increase the value of its proposal. Representatives of Guggenheim Securities also provided an overview of potential strategic bidders and discussed their possible interest in acquiring REG based upon their short and long-term business plans, past practice and scale, as well as the time required for such potential bidders to engage with REG. Guggenheim Securities noted its belief that a financial sponsor was not likely to propose a value competitive with Chevron’s proposal given the nature of REG’s businesses. The Board also discussed the relative advantages and disadvantages of engaging with potential bidders through an outreach process, including the risk of leaks, the size of the potential transaction and the speed at which Chevron indicated it would be prepared to proceed with the proposed transaction. Based on its review and discussion, the Board determined that REG would engage further with Chevron without contacting other potential buyers at that time.

On January 19, 2022, Ms. Warner called Mr. Mount to inform him that the Board had considered Chevron’s revised proposal and believed that the proposal did not reflect certain positive factors identified by REG management with respect to REG and its business. At the direction of the Board, Ms. Warner proposed an in person meeting between senior management of REG and Chevron to facilitate discussions and for REG to provide Chevron certain non-public information regarding REG that the Board believed should support an increased proposal from Chevron.

On January 21, 2022, REG requested that Chevron execute an amendment to the Confidentiality Agreement in advance of the proposed in person diligence session. Chevron and REG executed the amendment to the Confidentiality Agreement on January 24, 2022.

On January 27, 2022, the Board held a special meeting via video conference, with members of REG management and representatives of Pillsbury present, to discuss, among other things, the transaction process, timing and next steps. Ms. Warner provided an update on discussions with Chevron, noting that Chevron had accepted REG’s proposal for an in person diligence session to discuss the non-public positive factors identified by REG management and previously discussed with the Board. The Board asked the Audit Committee to consider whether to engage outside legal counsel for the Board in connection with a potential transaction. The Board also instructed REG management to begin preparing updated five-year financial forecasts for consideration by the Board in evaluating the current and any potential future proposal from Chevron.

On January 28, 2022, Ms. Warner met with Mr. Mount and Mr. Mark Nelson, Executive Vice President of Downstream & Chemicals at Chevron, in person in Des Moines, Iowa to discuss the cultural compatibility of REG and Chevron. During the meeting, Ms. Warner emphasized to the representatives of Chevron that Chevron should consider increasing its offer price.

On January 31, 2022, the REG Audit Committee held a special meeting via video conference and determined it was in the best interests of REG to retain Guggenheim Securities as its financial advisor for the evaluation of a potential sale transaction and to engage Latham & Watkins LLP (“Latham”) as outside legal counsel in connection with the proposed transaction. Guggenheim Securities was selected as financial advisor to REG based on Guggenheim Securities’ reputation as a financial advisor, Guggenheim Securities’ familiarity with, and experience as financial advisor to, REG and companies in the industry in which REG operates and Guggenheim Securities’ experience as financial advisors in mergers and acquisitions and other strategic transactions.

On February 1, 2022, members of REG management and representatives of Guggenheim Securities met with Mr. Mount, Mr. Nelson, and other senior representatives of Chevron as well as representatives of Goldman Sachs & Co. LLC (“Goldman Sachs”), financial advisor to Chevron, in person in Half Moon Bay, California, with the representatives of Guggenheim Securities and Goldman Sachs joining via video conference. REG provided a management presentation regarding the REG business, REG’s financial position for 2021 and key value drivers for REG, including certain strategic initiatives, opportunities for international growth and M&A acquisition opportunities as positive factors that REG believed should support a further increased proposal from Chevron. The parties continued their discussions later that afternoon addressing, among other things, the potential value of REG and potential integration plans if a transaction were to be consummated. In addition, Mr. Mount introduced the possibility of including stock consideration in a revised Chevron offer. Representatives of Chevron noted that they would provide an update regarding any further proposal by Chevron after completing their financial modeling work. Following the presentation by REG’s management and subsequent discussion, members of REG management and representatives of Chevron met for dinner to further discuss the management session, the Chevron representatives’ impressions thereof and the proposed transaction.

On February 7, 2022, the Board held a special meeting via remote communication, with members of REG management and representatives of Pillsbury, Latham and Guggenheim Securities present. Ms. Warner provided an update regarding discussions with Chevron, including a summary of the in-person meetings with representatives of Chevron on February 1, 2022. Representatives of Latham provided legal advice regarding the fiduciary duties of the REG directors, including in the context of evaluating a potential sale of the company. Representatives of Latham also reviewed common provisions regularly sought by buyers in similar transactions (including in respect of the payment of termination fees in certain circumstances) and the various considerations for conducting a “market check” pre-signing or post-signing (either through a “go-shop” or a “window-shop” with a customary fiduciary out). For administrative convenience and efficiency in light of the significant level of activity anticipated to follow, the Board determined it advisable to form an advisory transaction committee of the Board (the “Transaction Committee”) consisting of Ms. Warner and Messrs. Christopher D. Sorrells, Jeffrey Stroburg, James C. Borel and Walter Berger; the purpose of which was to oversee and administer the day-to-day process of reviewing and evaluating the proposed transaction. It was noted that the full Board retained authority with respect to approval of any proposed transaction. REG management then reviewed their first quarter preliminary results as well as draft, preliminary five-year financial forecasts, including key inputs and assumptions. The Board advised that certain key assumptions, including Geismar facility feedstock costs and the impact of competition in low-carbon fuel standard markets, should be updated. Guggenheim Securities reviewed certain preliminary, illustrative financial and valuation analyses based on REG management’s draft, preliminary financial estimates. The Board instructed REG management to update the draft, preliminary five-year financial forecasts based on feedback from the Board, to be presented and approved by the Board for use by Guggenheim Securities in connection with its valuation analyses of REG and its standalone business plan. The Board also discussed the relative advantages and disadvantages of engaging with other potential buyers through an outreach process, including the risk of leaks, the size of the potential transaction, the speed at which Chevron indicated it would be prepared to proceed with the proposed transaction and anticipated volatility in REG’s financial performance and share price. Based on its review and discussion, the Board determined to engage further with Chevron without contacting other potential buyers at that time.

On February 9, 2022, representatives of Guggenheim Securities provided REG with a customary memorandum disclosing certain of Guggenheim Securities’ then-current and historical relationships with Chevron and its affiliates.

On February 9, 2022, the Transaction Committee held a special meeting, with representatives of Latham and Guggenheim Securities present. Ms. Warner provided an update on negotiations with Chevron, noting that Chevron had not yet provided feedback after the in-person management meetings held the prior week regarding any further proposal by Chevron. The Transaction Committee determined that Ms. Warner should contact Chevron on February 10, 2022, if there had not been further communication from Chevron prior to that time. Representatives of Guggenheim Securities and Latham discussed the anticipated process for, and key topics to be discussed in connection with, transaction documentation, as well as for the process of responding to customary diligence requests under the accelerated timeline proposed by Chevron. The Transaction Committee discussed market check considerations in light of the proposed transaction timeline and, in that context, whether other potential bidders were likely to be able to offer the speed, certainty and value offered by the Chevron proposal. Based on its review and discussion, the Transaction Committee determined to continue to engage with Chevron without contacting other potential buyers at that time.

On February 10, 2022 and February 11, 2022, REG management conducted informal sessions with members of the Board to review and discuss the key assumptions and inputs to the draft, preliminary five-year financial forecasts and to summarize the REG management presentation delivered to Chevron’s representatives on February 1, 2022.

On February 11, 2022, the Transaction Committee held a special meeting via video conference, with representatives of Guggenheim Securities and Latham present. Ms. Warner reiterated that representatives of Chevron had discussed the possibility of introducing stock consideration in a revised Chevron offer at the February 1, 2022 in-person meetings. The Transaction Committee discussed the form of consideration provided by Chevron and concluded that REG would consider stock consideration if it resulted in a higher per-share price for the REG stockholders. The Transaction Committee also discussed the relative advantages and disadvantages of engaging potential buyers prior to moving forward with Chevron, including the risk of leaks, the size of the premium offered by Chevron, the speed at which Chevron indicated that it would be prepared to proceed and the risk of losing Chevron as a potential buyer offering a substantial premium. Representatives of Guggenheim Securities reviewed other potential buyers for REG, noting Guggenheim Securities’ belief that financial sponsors would be unlikely to compete with Chevron given the nature of REG’s business, their return expectations and lack of synergy opportunities, and that strategic buyers, including strategic portfolio companies of financial sponsors, would be unlikely to be in a position to finalize a proposal on the same timeline as Chevron’s proposal. The Transaction Committee discussed that a strategic buyer, if interested in REG as a strategic matter, was unlikely to be deterred by a customary termination fee and other deal protection provisions in the context of a “window shop” market check process. Based on its review and discussion, the Transaction Committee concluded that it would not be in the best interests of REG and its stockholders to contact other potential buyers at that time. However, the Transaction Committee determined that it would recommend that REG propose a “go-shop” provision in any definitive documentation with Chevron, but noted that Chevron would likely resist the inclusion of this provision.

On February 11, 2022, REG’s stock price closed at $37.50 per share, which was an approximately 20% decrease below the stock price at the close of the business on the date that Chevron submitted its $61.50 per share proposal. As of February 11, 2022, the $61.50 per share proposal represented a premium of approximately 64% to the closing price of $37.50 per share of Common Stock on February 11, 2022.

On February 12, 2022, Ms. Warner held a further telephonic meeting with Mr. Mount. Mr. Mount confirmed that their proposal was firm at $61.50 a share in an all-cash offer and that he did not see a path for a higher valuation, including through the introduction of stock consideration. Chevron confirmed its desire to move forward expeditiously, subject to completion of confirmatory diligence and negotiation of definitive documentation. Also on February 12, 2022, the Transaction Committee held a special meeting via video conference to discuss the terms of Guggenheim Securities’ engagement letter.

On February 13, 2022, the Transaction Committee held a special meeting via video conference, with representatives of Guggenheim Securities and Latham present. Ms. Warner summarized her conversation with

Mr. Mount on February 12, 2022. The Transaction Committee discussed Chevron’s refusal to increase the value of its $61.50 per share cash proposal, which the Transaction Committee believed represented Chevron’s final proposal, as well as Chevron’s willingness to offer stock consideration. The Transaction Committee expressed a preference for all cash consideration, given the certainty of value that cash would provide for REG stockholders. Representatives of Guggenheim Securities discussed the financial aspects of the Chevron proposal, as well as the feasibility of alternative transactions, noting Guggenheim Securities’ belief that given REG’s current stock performance and market sentiment, it was unlikely another strategic or financial sponsor buyer would be in a position to provide a more attractive proposal at that time and in the event a bidder was willing to provide a more attractive proposal, that they would be unlikely to be deterred by the deal protection mechanisms likely to be included in the final agreement with Chevron. The Transaction Committee and representatives of Guggenheim Securities reviewed the updated preliminary five-year financial forecasts expected to be presented at the Board meeting on February 14, 2022. Guggenheim Securities also outlined a timeline for the transaction if the Board determined to move forward with Chevron.

On February 14, 2022, the Board held a special meeting via video conference, attended by representatives of Guggenheim Securities and Latham. Ms. Warner summarized her recent price discussions with Chevron, as well as the discussions among the Transaction Committee since the last Board meeting. REG management and representatives of Guggenheim Securities reviewed management’s updated, preliminary five-year financial forecasts, including key assumptions and inputs, as well as market and execution risks and prior feedback from the Board. After discussion, the Board indicated it was generally comfortable with the updated, draft, preliminary five-year financial forecasts, but requested that REG’s management review and refine certain margin assumptions underlying the FY 2023 forecasted performance to incorporate feedback from the Board. The Board agreed to review and consider for approval the revised preliminary forecasts at the upcoming Board meeting on February 16 and 17, 2022. Noting that the anticipated final revisions to the preliminary financial forecasts were not expected to be material, the Board requested that representatives of Guggenheim Securities review preliminary valuation analyses based upon the preliminary management projections. Following this discussion, the Board unanimously agreed it was in the best interest of the REG stockholders for REG to proceed with facilitating diligence for Chevron and to begin negotiating definitive documentation on the basis of Chevron’s $61.50 per share cash proposal.

On February 15, 2022, Ms. Warner met in person with Mr. Mount to discuss the due diligence process and next steps, including opening the data room to Chevron and its advisors.

On February 16 and 17, 2022, the Board held a regularly scheduled meeting in person in Dallas, Texas, attended by members of REG management and representatives of Guggenheim Securities, Pillsbury and Latham. Among other things, during the portion of the Board meeting held on February 16, 2022, the Board reviewed the updated five-year financial forecasts prepared by REG management, including an overview of the key assumptions and inputs. REG management also reviewed three extended performance sensitivities cases for the years ending December 31, 2027 through December 31, 2031 which assumed ratable change in performance to a range of terminal return of invested capital assumptions in 2031. After additional discussion, the Board approved the five-year financial forecasts, as well as the extended performance sensitivities, for use by Guggenheim Securities for purposes of their valuation analyses with respect to REG and Chevron’s proposal. We refer to the five-year financial forecasts approved by the Board as the “REG management five-year forecasts”, which are summarized in “The Merger— Certain Financial Projections” beginning on page 50 of this proxy statement. The REG management five-year forecasts were provided to Chevron on February 19, 2022. During the portion of the Board meeting held on February 17, 2022, Ms. Warner provided an update on the transaction process generally, including with respect to due diligence, transaction documentation, communications strategy and other matters. Representatives of Guggenheim Securities reviewed their preliminary valuation analyses for REG, based upon the REG management forecasts and extended performance sensitivities approved by the Board. Representatives of Guggenheim Securities also reviewed an illustrative process timeline that assumed a transaction announcement date of March 1, 2022. The Board and representatives of Latham discussed certain aspects of the potential transaction documents, including the restrictions on interim operations in the event definitive documentation was executed. After the representative of

Guggenheim Securities left the meeting, the Board approved the engagement of Guggenheim Securities on the terms negotiated by Ms. Warner and authorized Ms. Warner to execute the engagement letter.

On February 17, 2022, REG provided data room access to Chevron and its advisors. The data room contained extensive business, financial and legal documents for due diligence review by representatives of Chevron as well as representatives of their financial and legal advisors, Goldman Sachs and Paul, Weiss, Rifkind, Wharton & Garrison LLP (“Paul, Weiss”).

On February 17, 2022, REG entered into an engagement letter with Guggenheim Securities with respect to the proposed transaction with Chevron and alternatives thereto.

During the evening of February 17, 2022, representatives of Paul, Weiss delivered an initial draft of the proposed merger agreement to representatives of Latham. Chevron’s initial draft provided for a customary one-step merger structure, a “window shop” provision with fiduciary out provisions, a termination fee of 4% of the transaction equity value payable by REG in certain circumstances, and a five-business day matching rights period with respect to superior proposals. The draft merger agreement also provided that Chevron would exercise certain efforts (including agreeing to engage in litigation if necessary) to obtain the requirement regulatory approvals for the Merger.

On February 18, 2022, representatives of Latham and representatives of Paul, Weiss held a teleconference to discuss transaction process and timing, as well as initial impressions of Chevron’s draft of the merger agreement. Representatives of Latham noted REG’s intention to include a “go-shop” provision, which representatives of Paul, Weiss indicated would not be acceptable to Chevron.

On February 18, 2022, REG’s stock price closed at $33.40 per share, such that the premium implied by Chevron’s $61.50 per share had increased to approximately 84%.

On February 20, 2022, Ms. Warner met with Mr. Michael Wirth, Chief Executive Officer of Chevron, at an in-person meeting in San Diego, California to discuss the proposed transaction, process and timing. The parties discussed the transaction structure and potential integration plans. Mr. Wirth reiterated Chevron’s request that Ms. Warner join the Chevron board after completion of the proposed transaction. Mr. Wirth and Ms. Warner discussed valuation of REG and Ms. Warner reiterated that the Board was not prepared to move forward at a price lower than the one contained in Chevron’s current proposal.

On February 20, 2022, representatives of Paul, Weiss delivered an updated draft of the merger agreement which updated the prior draft to address the treatment of outstanding employee equity in connection with the proposed transaction.

From February 19, 2022 through February 23, 2022, representatives of Chevron, REG, Paul, Weiss, and Latham held discussions with respect to legal and financial due diligence on REG on a number of videoconferences. The parties discussed REG’s legal operations, material intellectual property, business development, tax matters, and other relevant items. During this time period, representatives of Chevron also conducted site visits on a number of REG facilities.

From February 21, 2022 through February 26, 2022, Ms. Warner and Mr. Mount spoke regularly to discuss the status of due diligence and the transaction process.

On February 21, 2022, the Transaction Committee held a special meeting via video conference with representatives of Guggenheim Securities and Latham present. Ms. Warner provided an update on the meeting with Mr. Wirth, noting that Mr. Wirth had mentioned the substantial premium implied by Chevron’s proposal as an area of focus for Chevron. The Transaction Committee requested that Ms. Warner clarify with representatives of Chevron that Chevron would not seek to reduce its proposal, noting that REG should not engage in further diligence unless Chevron provided the requested confirmation. The Transaction Committee meeting adjourned for a brief period of time for Ms. Warner to clarify Chevron’s position.

Shortly thereafter, on February 21, 2022, Ms. Warner spoke with Mr. Mount to request Chevron’s confirmation that it would maintain its proposed $61.50 per share cash proposal, notwithstanding near-term fluctuations in REG’s stock price. Mr. Mount confirmed to Ms. Warner that Chevron was not planning to revise its proposal at that time.

Later on February 21, 2022, the Transaction Committee reconvened following Ms. Warner’s discussions with Chevron. Ms. Warner reported that Chevron had confirmed its proposal at $61.50 per share in cash, after which the Transaction Committee determined to continue with the transaction process. Representatives of Latham summarized Chevron’s proposals as to key issues in the draft merger agreement, including with respect to the “window shop” provision that permitted the Board to respond to unsolicited competing proposals, interim operating covenants, treatment of employee equity, regulatory clearance covenants and closing conditions. The Transaction Committee instructed Latham to propose a 30-day go-shop period to solicit competing proposals in the revised draft, but discussed that Chevron was unlikely to accept a “go shop” structure.

On February 22, 2022, representatives of Latham sent a revised draft of the merger agreement to representatives of Paul, Weiss. The revised draft reflected, among other changes, a proposed 30-day go-shop period to solicit competing proposals, a reduction in Chevron’s matching rights in the event of a superior proposal from five to three business days and the addition of a requirement for Chevron to adhere to a so-called “hell or high water” standard for obtaining regulatory approvals. The draft merger agreement did not include a counterproposal for the amount of the termination fee payable by REG, which was identified as subject to further negotiation.

On February 23, 2022, representatives of REG, Chevron, Paul, Weiss and Latham held an additional, follow-up due diligence call to discuss the materials provided in the data room to date.

On the evening of February 23, 2022, the Transaction Committee held a special meeting via video conference to discuss an article published by Bloomberg the prior day reporting that REG was in discussions with oil companies in connection with a potential business combination. In accordance with its internal policy regarding media rumors and speculation, REG had declined to comment. On February 23, 2022, REG stock closed at a price of $41.11 per share, representing an approximately 26% increase over the stock price on the close of the previous business day.

Later on the evening of February 23, 2022, Ms. Warner and Mr. Mount met via telephone to discuss the Bloomberg articles published that day and the potential impact on the proposed transaction.

On February 24, 2022, representatives of Latham sent an initial draft of the disclosure schedules to the merger agreement to representatives of Paul, Weiss for review.

On February, 24, 2022, representatives of Paul, Weiss sent a revised draft of the merger agreement to representatives of Latham. The revised draft, among other things, reinstated Chevron’s proposal for a 4% termination fee payable by REG, a “window shop” structure permitting the Board to respond to unsolicited competing proposals, and the regulatory efforts standard (but including a commitment from Chevron to litigate regulatory challenges through appeal and to accept certain behavioral remedies) from Chevron’s initial draft of the merger agreement delivered on February 17, 2022. Chevron’s revised draft included an increase in Chevron’s matching rights period in the event of a superior proposal from three to four business days.

On February 24, 2022, the Transaction Committee met via video conference, with representatives of Latham and Guggenheim Securities present. The Transaction Committee discussed the transaction process and timing. Representatives of Latham reviewed the key open items in the draft merger agreement, including Chevron’s regulatory approval efforts, the size of the termination fee payable by REG and the “window shop” provision proposed by Chevron. Representatives of Guggenheim Securities reviewed other potential buyers for REG, noting Guggenheim Securities’ belief that financial sponsors would be unlikely to compete with Chevron given the nature of REG’s business, their return expectations and the lack of synergy opportunities, and that strategic buyers, including strategic portfolio companies of financial sponsors, would be unlikely to be in a position to finalize a proposal on the same timeline as Chevron’s proposal or to deliver a proposal that was superior to the Chevron proposal and in the event a bidder was willing to provide a more attractive proposal, that they would be unlikely to be deterred by the deal protections in the context of a “window shop” market check process. The Transaction Committee discussed the potential interest from competing bidders as well as the potential for any competing bidder to make a proposal during the “window shop” period. The Transaction Committee indicated that they would recommend the Board accept the “window shop” provision, subject to Chevron’s agreement to a customary termination fee of at or below 3% of transaction equity value.

Later on February 24, 2022, the Board convened a special meeting via video conference with representatives of Latham and Guggenheim Securities present. Representatives of Latham reviewed the key open items in the draft merger agreement, including Chevron’s regulatory approval efforts, the size of the termination fee payable by REG and the “window shop” provision proposed by Chevron. Representatives of Guggenheim Securities reviewed other potential buyers for REG, noting Guggenheim Securities’ belief that financial sponsors would be unlikely to compete with Chevron given the nature of REG’s business, their return expectations and the lack of synergy opportunities, and that strategic buyers, including strategic portfolio companies of financial sponsors, would be unlikely to be in a position to finalize a proposal on the same timeline as Chevron’s proposal or to deliver a proposal that was superior to the Chevron proposal and, in the event a bidder was willing to provide a more attractive proposal, that they would be unlikely to be deterred by the deal protections in the context of a “window shop” market check process. The Board discussed the potential interest from competing bidders as well as the potential for any competing bidder to make a proposal during the “window shop” period. Following discussion and deliberation, the Board indicated they could accept the “window shop” provision, subject to Chevron’s agreement to a customary termination fee of at or below 3% of transaction equity value, and would focus on obtaining stronger commitments from Chevron regarding the regulatory efforts covenant.

In the morning of February 25, 2022, representatives of Paul, Weiss sent a revised draft of the disclosure schedules to representatives of Latham.

Later on February 25, 2022, the Transaction Committee held a special meeting via video conference, with representatives of Guggenheim Securities and Latham present, to discuss the article published by Bloomberg after market-closure on February 25, 2022 reporting that REG was in discussions with Chevron for the sale of REG, which included the proposed transaction value. In accordance with its internal policy regarding media rumors and speculation, REG had declined to comment. Representatives of Latham discussed the revised draft of the merger agreement, which included REG’s proposal regarding regulatory remedies and proposed termination fee payable by REG.

Later on February 25, 2022, representatives of Latham sent a revised draft of the merger agreement to representatives of Paul, Weiss. The revised draft accepted Chevron’s proposal for a “window shop” provision, subject to, among other things, a termination fee of 2.9% of transaction equity value payable by REG in certain circumstances and a revised regulatory efforts covenant.

Later on the evening of February 25, 2022, Ms. Warner and Mr. Mount met via telephone to discuss the Bloomberg article published that day and the potential impact on the proposed transaction.

On February 26, 2022, the Transaction Committee held a special meeting via videoconference with representatives of Guggenheim Securities and Latham to further discuss the revisions to the draft Merger Agreement, including Chevron’s commitments to regulatory efforts, as well as the process and timeline for the proposed transaction.

Later on February 26, 2022, the Board convened a special meeting via videoconference, with members of REG’s management and representatives of Guggenheim Securities and Latham present, to discuss open issues with respect to the draft Merger Agreement. Ms. Warner provided an update on her discussions with Chevron’s management. Representatives of Latham provided legal advice regarding the Board’s fiduciary duties in analyzing a potential sale of REG and also reviewed the key terms and conditions of the draft Merger Agreement, including the key open items yet to be resolved with respect to Chevron’s commitment to take certain actions in obtaining required regulatory approvals. Representatives of Guggenheim Securities reviewed their financial analyses, including discounted cash flow analysis, comparable company analysis and precedent transaction multiples analysis, based on the REG management five-year forecasts and the extended performance sensitivities previously approved by the Board.

In the afternoon of February 26, 2022, representatives of Paul, Weiss and Latham exchanged drafts of the merger agreement and met via teleconference to negotiate the final open terms of the merger agreement. To facilitate resolution of the final open business points, during the evening of February 26, 2022, Ms. Warner held a telephonic call with Mr. Mount, attended by representatives of Latham and Paul, Weiss, to discuss Chevron’s commitments to regulatory efforts. As part of the negotiation, the parties agreed that the fiduciary termination fee payable by REG would be equal to $91 million or 2.9% of transaction equity value of REG and that Chevron would agree to certain remedies to obtain regulatory clearance.

On the evening of February 26, 2022, representatives of Paul, Weiss and representatives of Latham exchanged drafts of the disclosure schedule and met via teleconference to discuss the drafts, including the exceptions to REG’s interim operating covenants.

On February 27, 2022, Ms. Warner met via video conference with the Board Nominating and Governance Committee of Chevron and several additional members of the Chevron board of directors and to discuss her proposed appointment to the Chevron board of directors upon closing.

On February 27, 2022, representatives of Paul, Weiss and Latham exchanged final drafts of the merger agreement, reflecting the negotiated resolution of the open business points, as well as drafts of the disclosure schedules and met via telephone to negotiate and resolve the open issues therein, in each case, in advance of the Board meeting later in the afternoon on February 27, 2022.

In the afternoon of February 27, 2022, the Board held a special meeting via teleconference, with members of management and representatives of Guggenheim Securities and Latham present, to consider approval of the proposed merger agreement and the transactions contemplated thereby. At the meeting, representatives of Latham provided legal advice regarding the fiduciary duties of the Board in evaluating the proposed transaction. Management and representatives of Latham reviewed with the Board the negotiations with Chevron’s representatives and the revised terms and conditions of the proposed merger agreement and provided a summary of the proposed terms of the merger agreement, the form of which had been provided to the Board in advance of the meeting. Representatives of Guggenheim Securities then reviewed Guggenheim Securities’ financial analyses and rendered its oral opinion to the Board (which was subsequently confirmed by delivery of a written opinion dated as of February 27, 2022), to the effect that as of such date, and based on and subject to the matters considered, the procedures followed, the assumptions made and various limitations of and qualifications to the review undertaken, as described in such written opinion, the $61.50 per share cash consideration to be paid to the holders of REG’s common stock pursuant to the Merger Agreement was fair, from a financial point of view, to the stockholders of REG. For more information about Guggenheim Securities’ opinion, see below under the section entitled “The Merger—Opinion of Guggenheim Securities” beginning on page 39 of this proxy statement.

The Board considered various reasons to approve the Merger Agreement (see “The Merger—Recommendation of Our Board of Directors and Reasons for the Merger” beginning on page 35 of this proxy statement), and certain countervailing factors. After discussions with REG’s management and financial and legal advisors, and in light of the reasons considered, the Board unanimously:

•	determined that the transactions contemplated by the Merger Agreement, including the Merger, were and are advisable, fair to and in the best interests of REG and the REG stockholders;

•	approved, adopted and declared advisable the Merger Agreement and the transactions contemplated thereby (including the Merger);

•	directed that the adoption of the Merger Agreement be submitted to a vote at a meeting of the REG stockholders; and

•	resolved to recommend the adoption of the Merger Agreement by the REG stockholders;

Later in the evening of February 27, 2022, prior to the stock market opening, the Merger Agreement was executed and, shortly thereafter in the early morning of February 28, 2022, REG and Chevron issued a joint press release announcing the execution of the Merger Agreement.

Treatment of Equity and Equity-Based Awards

Certain of our directors and executive officers hold outstanding Common Stock, stock appreciation rights and/or restricted stock units.

Pursuant to the terms of the Merger Agreement, at the Effective Time and as a result of the Merger, each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than cancelled shares and Dissenting Shares) will be cancelled and extinguished and automatically converted into and thereafter represent the right to receive the Merger Consideration.

In addition, immediately prior to the Effective Time and as a result of the Merger, (a) each Company SAR that is outstanding immediately prior to the Effective Time (all of which had previously vested prior to the date of the Merger Agreement) will be cancelled and converted into the right to receive a cash payment equal to the product of the Merger Consideration, net of the applicable per share exercise price, and the aggregate number of shares of our Common Stock subject to the Company SAR, (b) each Company Director RSU Award that is outstanding immediately prior to the Effective Time will vest in full and be cancelled and converted into the right to receive a cash payment equal to the product of the Merger Consideration and the aggregate number of shares of our Common Stock subject to the Company Director RSU Award, (c) each Company Employee RSU Award that is outstanding immediately prior to the Effective Time, to the extent vested immediately prior to the Effective Time, will be cancelled and converted into the right to receive a cash payment equal to the product of the Merger Consideration and the aggregate number of shares of our Common Stock subject to the Company Employee RSU Award, (d) each Unvested Company Employee RSU Award and Scheduled PSU Award will be cancelled and converted into an Assumed RSU Award representing the right to receive a cash payment equal to the product of (x) the Merger Consideration multiplied by (y) the number of shares of Common Stock subject to such Unvested Company Employee RSU Award or Scheduled PSU Award, as applicable, and subject to the vesting schedule applicable to the corresponding Unvested Company Employee RSU Award or Scheduled PSU Award immediately prior to the Effective Time (including, with respect to the Scheduled PSU Awards, the performance vesting conditions), and (e) except with respect to the Scheduled PSU Awards, each Company PSU Award that is outstanding immediately prior to the Effective Time will be cancelled and converted into an Assumed PSU Award representing the right to receive a cash payment equal to the product of (A) the Merger Consideration multiplied by (B) the number of shares of Common Stock subject to such Company PSU Award (assuming that any performance based vesting conditions applicable to such Company PSU Award for any performance period that has not been completed as of the Effective Time are achieved at (x) with respect to Company PSU Awards granted in 2020 and 2021, the greater of the target performance levels and the levels based on actual achievement of pro-rated performance goals through the Effective Time or (y) with respect to Company PSU Awards granted in 2022, the target performance levels) and subject to the vesting schedule applicable to the corresponding Company PSU Award immediately prior to the Effective Time (other than any performance based vesting conditions). Any amounts payable with respect to Company SARs, Company Director RSU Awards, Company Employee RSU Awards and/or Company PSU Awards will be subject to applicable withholding taxes.

Recommendation of Our Board of Directors and Reasons for the Merger

After careful consideration, at a meeting held on February 27, 2022, our Board unanimously (a) determined that the transactions contemplated by the Merger Agreement, including the Merger are advisable, fair to and in our best interests and in the best interests of our stockholders, (b) approved, adopted and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, (c) directed that the Merger Agreement be submitted to a vote at a meeting of our stockholders for adoption and (d) recommended the adoption of the Merger Agreement by our stockholders. In reaching its decision, our Board consulted with our senior management and its financial advisors and outside legal counsel and considered a number of factors that our Board believed supported its decision, including the following material factors:

•	Value of the Consideration; Historical Market Prices. Our Board considered the value of the consideration to be received by our stockholders, including:

•

that the value of the cash consideration to be received by our stockholders in the Merger was $61.50 per share and this value represented a significant premium over the average market prices at which our Common Stock previously traded, including:

•	a premium of approximately 88.5% over the closing price of our shares on the Nasdaq on February 22, 2022, the last trading day before market speculation about the potential transaction;

•	a premium of approximately 55.4%, based on a 30-day average based on closing stock prices on February 22, 2022, the last trading day before market speculation about the potential transaction; and

•	a premium of approximately 31.6%, based on a 90-day average based on closing stock prices on February 22, 2022, the last trading day before market speculation about the potential transaction.

•

Financial Advisor’s Opinion. Our Board considered the financial analyses presented to our Board by Guggenheim Securities, and the opinion of Guggenheim Securities that, as of February 27, 2022 and based on and subject to the matters considered, the procedures followed, the assumptions made and various limitations of and qualifications to the review undertaken, the Merger Consideration was fair, from a financial point of view, to the stockholders of REG, as described under “Summary – Opinion of Guggenheim Securities.”

•

Operational Risks; Uncertainty of REG Stock Price in the Future. Our Board considered its understanding of our business, operations, financial condition, earnings and prospects, as well as the risks in achieving those prospects, including the execution risks relating to the continued expansion of the Geismar facility, the substantial additional long-term funding that would be required to complete the large expansions contemplated by our business plan, including at the Geismar facility, the possibility that actual production might not meet current expectations, legislative and regulatory uncertainty relating to biodiesel and cleaner carbon energy sources, repeal or loss of federal and state government tax incentives for biomass-based diesel production or consumption, material increases in feedstock costs, risk of loss of certain key customers, and increasing competition and technological developments in the U.S. biofuel industry. In connection with these considerations, our Board considered the attendant risk that, if we did not enter into the Merger Agreement with Chevron, the price that might be received by our stockholders selling shares of our Common Stock in the open market could be less for a considerable period than the consideration to be received in the Merger.

•

Superior Value. Our Board considered that the value offered to our stockholders pursuant to the Merger is more favorable to our stockholders than the potential value from alternatives reasonably available to us, including remaining an independent public company, after reviewing our business, financial condition, results of operations, market trends, competitive landscape and execution risks, and discussions with our management and advisors and stockholders and considering:

•	the outlook for industries and end markets that we serve;

•

our historical, current and prospective financial condition, results of operations and business, and the execution risks and uncertainties associated with achieving our stand-alone plan, including our ability to attract and retain talent, and our ability to compete effectively and grow given our relatively smaller scale in geographies outside North America;

•	the increasingly competitive nature of our industry; and

•	the risks and uncertainties of continuing on a stand-alone basis as an independent public company.

•

Composition of the Consideration. Our Board considered the fact that the Merger Consideration consists solely of cash, which provides our stockholders with certainty of value and the fact that the Merger Consideration enables the stockholders to realize value for their interest in us while eliminating business and execution risk inherent in our business, including risks and uncertainties associated with achievement of our stand-alone plan.

•	Likelihood of Completion of the Transactions. Our Board considered the likelihood that the Merger would be completed, including:

•	the fact that the Merger Agreement is not subject to any financing conditions;

•	its knowledge of Chevron’s financial condition and ability to fund the cash Merger Consideration; and

•	its expectation that regulatory approvals and clearances required in connection with the Merger would be obtained.

•

Best and Final Offer. Our Board considered their belief, based upon arms’ length negotiations, including our Board’s and our management’s multiple requests that Chevron increase its proposed price per share and its responses thereto (as further described in the section titled “The Merger–Background of the Merger” on page 23 of this proxy statement), resulting in Chevron’s submission of what Chevron referred to as its “best and final” offer, that the price to be paid by Chevron was the highest price per share that Chevron was willing to pay;

•

Arm’s Length Negotiations. Our Board considered that the Merger Agreement was the product of arms’ length negotiations and contained terms and conditions that are, in our Board’s view, advisable and favorable to our stockholders and us, and the most favorable terms on which Chevron was willing to transact;

•	Chevron’s Reputation. Our Board considered Chevron’s business reputation, financial wherewithal and capabilities, including its prior track record of successfully completing acquisitions;

•

Superior Proposal. Our Board considered the fact that, subject to compliance with the terms of the Merger Agreement, the Board may change its recommendation to our stockholders that they vote “FOR” the adoption of the Merger Agreement in response to the receipt of a superior proposal or terminate the Merger Agreement to accept a superior proposal.

•

Intervening Event. Our Board considered the fact that, subject to compliance with the terms of the Merger Agreement, the Board may change its recommendation to our stockholders that they vote “FOR” the adoption of the Merger Agreement in response to any event, development or change in circumstances (other than an acquisition proposal or any change in price or trading volume of the Common Stock) that was not known to the Board as of the date of the Merger Agreement (or if known, the consequences of which were not reasonably foreseeable as of the date of the Merger Agreement) and that becomes known to the Board prior to obtaining the required stockholder approval, if the Board determines in good faith, after consulting with outside legal counsel, that making the recommendation or failing to withdraw or modify the recommendation would be reasonably likely to be inconsistent with the Board’s fiduciary duties;

•	Merger Agreement Terms. Our Board considered the other terms and conditions of the Merger Agreement, including the following related factors:

•	the customary nature of our representations, warranties and covenants in the Merger Agreement;

•	the ability of our Board, subject to certain limitations, to respond to a bona fide written acquisition proposal received from a third party following the date of the Merger Agreement;

•

the fact that Chevron has agreed to use its reasonable best efforts to obtain regulatory approvals, including, if necessary, through (i) litigation, (ii) the sale, divestiture or disposition of assets, (iii) entering into any license or similar agreement with respect to, or agree to restrict the ownership or operation of, or agree to conduct or operate in a specific manner, any portion of the business or assets of Chevron, REG and their respective subsidiaries, (iv) taking or committing to take actions that after the closing date would limit Chevron or its subsidiaries’ freedom of action with respect to, or its or their ability to retain, one or more of the businesses, product lines or assets of Chevron, the Company and their respective Subsidiaries, and (v) any other actions to avoid or eliminate each and every impediment under any applicable competition and foreign investment law; except, in each case, as would result in a Substantial Detriment (as defined in “The Merger Agreement—Covenants and Agreements—Conduct of Business—Reasonable Best Efforts Covenant” on page 77 of this proxy statement);

•

the fact that, pursuant to the Merger Agreement, we are entitled to specific performance and other equitable remedies to prevent breaches of the Merger Agreement and may enforce Chevron’s obligation to consummate the transactions, including the Merger, contemplated by the Merger Agreement; and

•

the fact that the end date (as it may be extended) (as defined in “The Merger Agreement—Termination of the Merger Agreement; Termination Fee” on page 87 of this proxy statement) under the Merger Agreement allows for sufficient time to complete the Merger.

•

Appraisal Rights. Our Board considered the fact that stockholders who do not vote in favor of the Merger will have the right to demand appraisal to receive payment of the fair value of their shares under Section 262 of the DGCL.

Our Board also considered, and balanced against the potential benefits, a variety of risks and other potentially negative factors concerning the Merger Agreement and the Merger, including the following:

•

Inability to Participate in our Further Appreciation. Our Board considered the fact that the cash Merger Consideration, while providing relative certainty of value, would not allow our stockholders to participate in potential further appreciation of the Surviving Corporation after the Merger.

•	Consideration is Taxable. Our Board considered the fact that the cash Merger Consideration would be taxable to our stockholders.

•

Non-Solicitation. Our Board considered the covenant in the Merger Agreement prohibiting us from soliciting competing proposals and restricting our ability to entertain competing proposals unless certain conditions are satisfied;

•

Possible Deterrence of Competing Offers. Our Board considered the terms of the Merger Agreement, including the non-solicitation and stockholder approval covenants and provision for the payment of a termination fee of $91 million upon certain events, which our Board understood, while potentially having the effect of discouraging third parties from proposing a competing business transaction after the Merger Agreement was signed, were conditions to Chevron’s willingness to enter into the Merger Agreement.

•	Risk of Delay or Non-Completion. Our Board considered the possibility that the Merger might not be consummated despite the parties’ efforts or that the closing of the Merger may be unduly delayed, and that the announcement of the transaction, coupled with any failure to consummate the transaction, could have a negative effect on our relationships with employees and third parties, as well as a negative effect on the trading price of our Common Stock and operating results.

•

Interests of the Directors and Officers in the Merger. Our executive officers and directors may have interests in the Merger that are different from, or in addition to, the interests of our stockholders, including that certain of our directors and executive officers hold outstanding Common Stock, stock appreciation rights, and/or restricted stock unit awards that will be cancelled and converted into the right to receive the Merger Consideration, net of any applicable exercise price, subject to applicable tax withholding, and, with respect to some restricted stock unit awards, subject to a vesting schedule; our executive officers are parties to arrangements with the Company that provide for severance benefits in the event of certain qualifying terminations of employment in connection with the Merger; and the Merger Agreement provides for continued indemnification, advancement of expenses and directors’ and officers’ liability insurance to be provided by the Surviving Corporation following consummation of the Merger and requires Chevron to take all actions necessary to cause Cynthia J. Warner, our Chief Executive Officer, to be appointed to the Board of Directors of Chevron as of the Effective Time, subject to Ms. Warner’s acceptance of such appointment as of the Effective Time.

•

Possible Disruption of Business. Our Board considered the potential risk of diverting management focus and resources from other strategic opportunities and from operational matters while working to complete the Merger.

•

Transaction Costs. Our Board considered the significant costs involved with entering into and completing the Merger and the substantial time and effort of management required to complete the Merger and related disruptions to the operation of our business.

Our Board concluded that the potentially negative factors associated with the proposed Merger were outweighed by the potential benefits that it expected our stockholders would achieve as a result of the Merger, including the belief of our Board that the proposed Merger would maximize the value of our Common Stock while mitigating the risks and uncertainty affecting our future prospects. Accordingly, our Board determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to and in the best interests of REG and its stockholders.

The foregoing discussion of the information and factors considered by our Board includes material factors considered by our Board, but it is not intended to be exhaustive and may not include all of the factors considered by our Board. In view of the wide variety of factors considered in connection with its evaluation of the Merger and the complexity of these matters, our Board did not find it useful and did not attempt to quantify or assign any relative or specific weights to the various factors that it considered in reaching its determination to approve the Merger Agreement and the transactions contemplated thereby, including the Merger, and to make its recommendations to our stockholders. In addition, individual members of our Board may have given differing weights to different factors. Our Board conducted an overall review of the factors described above, including thorough discussions with our management and outside legal and financial advisors.

After considering this information, our Board unanimously determined that the transactions contemplated by the Merger Agreement, including the Merger, are advisable, fair to and in the best interests of REG and its stockholders, and approved, adopted and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger. Our Board unanimously recommends that our stockholders vote “FOR” the proposal to adopt the Merger Agreement.

This explanation of our reasons for the Merger and other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors described under “Cautionary Statement Regarding Forward-Looking Statements.”

Opinion of Guggenheim Securities

Overview

The Board retained Guggenheim Securities as its financial advisor in connection with the potential sale of REG. In selecting Guggenheim Securities as its financial advisor, the Board considered, among other things, Guggenheim Securities’ reputation as a financial advisor, Guggenheim Securities’ familiarity with, and experience as financial advisor to, REG and companies in the industry in which REG operates and Guggenheim Securities’ experience as financial advisors in mergers and acquisitions and other strategic transactions. Guggenheim Securities, as part of its investment banking, financial advisory and capital markets businesses, is regularly engaged in the valuation and financial assessment of businesses and securities in connection with mergers and acquisitions, recapitalizations, spin-offs/split-offs, restructurings, securities offerings in both the private and public capital markets and valuations for corporate and other purposes.

At a meeting of the Board on February 27, 2022, Guggenheim Securities rendered an oral opinion, which was subsequently confirmed by delivery of a written opinion, to the Board to the effect that, as of February 27, 2022 and based on and subject to the matters considered, the procedures followed, the assumptions made and various limitations of and qualifications to the review undertaken, the Merger Consideration was fair, from a financial point of view, to the stockholders of REG.

This description of Guggenheim Securities’ opinion is qualified in its entirety by the full text of the written opinion, which is attached as Appendix C to this proxy statement and which you should read carefully and in its entirety.

Guggenheim Securities’ written opinion sets forth the matters considered, the procedures followed, the assumptions made and various limitations of and qualifications to the review undertaken by Guggenheim Securities. Guggenheim Securities’ written opinion, which was authorized for issuance by the Fairness Opinion and Valuation Committee of Guggenheim Securities, is necessarily based on economic, business, capital markets, commodities markets and other conditions, and the information made available to Guggenheim Securities, as of the date of such opinion. As REG was aware, the global capital markets have been experiencing and remain subject to significant volatility, and Guggenheim Securities expressed no view or opinion as to any potential effects of such volatility on REG, Chevron or the Merger. Guggenheim Securities assumes no responsibility for updating or revising its opinion based on facts, circumstances or events occurring after the date of the rendering of the opinion.

In reading the discussion of Guggenheim Securities’ opinion set forth below, you should be aware that such opinion (and, as applicable, any materials provided in connection therewith or the summary of Guggenheim Securities’ underlying financial analyses described in this proxy statement):

•	was provided to the Board (in its capacity as such) for its information and assistance in connection with its evaluation of the Merger Consideration;

•	did not constitute a recommendation to the Board with respect to the Merger;

•	does not constitute advice or a recommendation to any holder of shares of the Common Stock as to how to vote or act in connection with the Merger or otherwise;

•

did not address REG’s underlying business or financial decision to pursue or effect the Merger, the relative merits of the Merger as compared to any alternative business or financial strategies that might exist for REG or the effects of any other transaction in which REG might engage;

•	addressed only the fairness, from a financial point of view and as of the date of such opinion, of the Merger Consideration to the stockholders of REG;

•	expressed no view or opinion as to (i) any other term, aspect or implication of (a) the Merger (including, without limitation, the form or structure of the Merger) or the Merger Agreement or (b) any other agreement, transaction document or instrument contemplated by the Merger Agreement or to be entered into or amended in connection with the Merger or (ii) the fairness, financial or otherwise, of the Merger to, or of any consideration to be paid to or received by, the holders of any class of securities (other than as expressly specified in the opinion), creditors or other constituencies of REG or Chevron; and

•

expressed no view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to or to be received by any of REG’s or Chevron’s directors, officers or employees, or any class of such persons, in connection with the Merger relative to the Merger Consideration or otherwise.

In connection with rendering its opinion, Guggenheim Securities:

•	reviewed a draft of the Merger Agreement dated as of February 27, 2022;

•	reviewed certain publicly available business and financial information regarding REG;

•

reviewed certain non-public business and financial information regarding REG’s business and future prospects (including the REG management five-year projections and the REG management extended sensitivities, in each case, as described in see “The Merger—Certain Financial Projections” beginning on page 50 of this proxy statement ), all as prepared and approved for Guggenheim Securities’ use by REG’s senior management (collectively, referenced in this section as the “REG-Provided Information”);

•	performed discounted cash flow analyses based on the REG management forecasts;

•	reviewed the valuation and financial metrics of certain mergers and acquisitions that Guggenheim Securities deemed relevant in evaluating the Merger;

•	reviewed the historical prices, and trading multiples and trading activity of the Common Stock;

•

compared the financial performance of REG and the trading multiples and trading activity of the Common Stock with corresponding data for certain other publicly traded companies that Guggenheim Securities deemed relevant in evaluating REG; and

•	conducted such other studies, analyses, inquiries and investigations as Guggenheim Securities deemed appropriate.

With respect to the information used in arriving at its opinion, Guggenheim Securities noted that:

•

Guggenheim Securities relied upon and assumed the accuracy, completeness and reasonableness of all industry, business, financial, legal, regulatory, tax, accounting, actuarial and other information provided by or discussed with REG (including, without limitation, the REG-Provided Information) or obtained from public sources, data suppliers and other third parties.

•

Guggenheim Securities (i) did not assume any responsibility, obligation or liability for the accuracy, completeness, reasonableness, achievability or independent verification of, and Guggenheim Securities did not independently verify, any such information (including, without limitation, the REG-Provided Information), (ii) expressed no view or opinion regarding the reasonableness or achievability of the REG management forecasts, any other estimates and any other forward-looking information provided by REG or the assumptions upon which any of the foregoing are based and (iii) relied upon the assurances of REG’s senior management that they were unaware of any facts or circumstances that would make the REG-Provided Information incomplete, inaccurate or misleading in any material respect.

•	Specifically, with respect to (i) the REG management forecasts utilized in its analyses, (a) Guggenheim Securities was advised by REG’s senior management, and Guggenheim Securities assumed, that the

REG management five-year projections had been reasonably prepared on bases reflecting the best then-currently available estimates and judgments of REG’s senior management as to the expected future performance of REG on a stand-alone basis, (b) Guggenheim Securities was advised by REG’s senior management, and assumed, that the REG management extended sensitivities had been reasonably prepared on bases reflecting senior management’s then current estimate of the range of the reasonably expected future performance of REG on a stand-alone basis and (c) Guggenheim Securities assumed that the REG management forecasts had been reviewed by the Board with the understanding that such information would be used and relied upon by Guggenheim Securities in connection with rendering its opinion and (ii) any financial projections/forecasts, any other estimates and/or any other forward-looking information obtained by Guggenheim Securities from public sources, data suppliers and other third parties, Guggenheim Securities assumed that such information was reasonable and reliable.

Guggenheim Securities also noted certain other considerations with respect to its engagement and the rendering of its opinion:

•

During the course of its engagement, Guggenheim Securities was not asked by the Board to, and Guggenheim Securities did not, solicit indications of interest from any potential third-party transaction counterparties regarding a potential extraordinary corporate transaction with or involving REG, although in rendering its opinion Guggenheim Securities had considered certain transaction-related contacts that REG and/or its representatives have had with such parties from time to time.

•

In arriving at its opinion, Guggenheim Securities did not perform or obtain any independent appraisal of the assets or liabilities (including any contingent, derivative or off-balance sheet assets and liabilities) of REG or any other entity or the solvency or fair value of REG or any other entity, nor was Guggenheim Securities furnished with any such appraisals.

•

Guggenheim Securities’ professionals are not legal, regulatory, tax, consulting, accounting, appraisal or actuarial experts and nothing in Guggenheim Securities’ opinion should be construed as constituting advice with respect to such matters; accordingly, Guggenheim Securities relied on the assessments of REG’s senior management and other professional advisors with respect to such matters. Guggenheim Securities is not expressing any view or rendering any opinion regarding the tax consequences of the Merger to REG, Chevron or their respective securityholders.

Guggenheim Securities further assumed that:

•

in rendering its opinion, in all respects material to its analyses, (i) the final executed form of the Merger Agreement would not differ from the draft that Guggenheim Securities reviewed, (ii) REG, Chevron and Merger Subsidiary would comply with all terms and provisions of the Merger Agreement, and (iii) the representations and warranties of REG, Chevron and Merger Subsidiary contained in the Merger Agreement were true and correct and all conditions to the obligations of each party to the Merger Agreement to consummate the Merger would be satisfied without any waiver, amendment or modification thereof;

•

the Merger would be consummated in a timely manner in accordance with the terms of the Merger Agreement and in compliance with all applicable legal and other requirements, without any delays, limitations, restrictions, conditions, waivers, amendments or modifications (regulatory, tax-related or otherwise) that would have an effect on REG or the Merger in any way material to Guggenheim Securities’ analyses or opinion; and

•

Guggenheim Securities did not express any view or opinion as to the price or range of prices at which shares of Common Stock or other securities or financial instruments of or relating to REG may trade or otherwise be transferable at any time, including subsequent to the announcement or consummation of the Merger.

Summary of Financial Analyses

Overview of Financial Analyses

This “Summary of Financial Analyses” presents a summary of the principal financial analyses performed by Guggenheim Securities and presented to the Board in connection with Guggenheim Securities’ rendering of its opinion. Such presentation to the Board was supplemented by Guggenheim Securities’ oral discussion, the nature and substance of which may not be fully described herein, but none of which materially impacted the financial analyses performed by Guggenheim Securities.

Some of the financial analyses summarized below include summary data and information presented in tabular format. In order to understand fully such financial analyses, the summary data and tables must be read together with the full text of the summary. Considering the summary data and tables alone could create a misleading or incomplete view of Guggenheim Securities’ financial analyses.

The preparation of a fairness opinion is a complex process and involves various judgments and determinations as to the most appropriate and relevant financial analyses and the application of those methods to the particular circumstances involved. A fairness opinion therefore is not readily susceptible to partial analysis or summary description, and taking portions of the financial analyses set forth below, without considering such analyses as a whole, would in Guggenheim Securities’ view create an incomplete and misleading picture of the processes underlying the financial analyses considered in rendering Guggenheim Securities’ opinion.

In arriving at its opinion, Guggenheim Securities:

•

based its financial analyses on various assumptions, including assumptions concerning economic, business, capital markets, commodities markets and other conditions and industry-specific and company-specific factors, all of which are beyond the control of REG, Chevron and Guggenheim Securities;

•	did not form a view or opinion as to whether any individual analysis or factor, whether positive or negative, considered in isolation, supported or failed to support its opinion;

•	considered the results of all of its financial analyses and did not attribute any particular weight to any one analysis or factor; and

•

ultimately arrived at its opinion based on the results of all of its financial analyses assessed as a whole and believes that the totality of the factors considered and the various financial analyses performed by Guggenheim Securities in connection with its opinion operated collectively to support its determination as to the fairness, from a financial point of view and as of the date of such opinion, of the Merger Consideration to the stockholders of REG to the extent expressly specified in such opinion.

With respect to the financial analyses performed by Guggenheim Securities in connection with rendering its opinion:

•

Such financial analyses, particularly those based on estimates and projections, are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by these analyses.

•

None of the selected publicly traded companies used in the selected publicly traded companies analysis described below is identical or directly comparable to REG, and none of the selected precedent merger and acquisition transactions used in the selected precedent merger and acquisition transactions analysis described below is identical or directly comparable to the Merger. However, such companies and transactions were selected by Guggenheim Securities, among other reasons, because they represented publicly traded companies or involved target companies which may be considered broadly similar, for purposes of Guggenheim Securities’ financial analyses, to REG based on Guggenheim Securities’ familiarity with the refining, ethanol and renewable diesel sectors.

•

In any event, selected publicly traded companies analysis and selected precedent merger and acquisition transactions analysis are not mathematical. Rather, such analyses involve complex considerations and judgments concerning the differences in business, operating, financial and capital markets-related characteristics and other factors regarding the selected publicly traded companies to which REG was compared and the selected precedent merger and acquisition transactions to which the Merger was compared.

•	Such financial analyses do not purport to be appraisals or to reflect the prices at which any securities may trade at the present time or at any time in the future.

Certain Definitions

Throughout this “Summary of Financial Analyses,” the following defined terms are used in connection with Guggenheim Securities’ various financial analyses:

•	CY: means calendar year.

•	EBITDA: means the relevant company’s operating earnings (after deduction of stock-based compensation “SBC”) before interest, taxes, depreciation and amortization.

•

Enterprise value: represents the relevant company’s net equity value (as defined below) plus (i) the principal or face amount of total debt and (ii) the book value of any non-controlling/minority interests less (iii) excess cash, cash equivalents and short- and long-term marketable securities and (iv) the book value of any non-consolidated investments. For all periods, cash, cash equivalents and short- and long-term marketable securities earmarked for GTB are deemed to be excess for periods prior to 2024, the period in which GTB becomes commercially operational.

•	GTB: means Geismar Train B.

•

Invested Capital: means total debt plus total book value of equity less excess cash, cash equivalents and short- and long-term marketable securities; provided, however, that any capital invested in GTB was excluded from the calculation for all periods prior to 2024, the first year of commercialization of GTB.

•	Adjusted EBITDA: means earnings before interest, taxes, depreciation, amortization and stock-based compensation (“SBC”) and is referred to in internal and public disclosure as “Adjusted EBITDA.”

•

Adjusted EBITDA after SBC: means Adjusted EBITDA after subtracting SBC and is used for certain financial and valuation analyses including ROIC, discounted cash flow analysis, comparable company analysis, precedent transaction analysis, and elsewhere as denoted.

•

Net equity value: represents the relevant company’s (i) gross equity value as calculated (a) based on outstanding common shares, restricted stock units and performance stock units (in each of the foregoing cases, as applicable) plus shares issuable upon the conversion or exercise of all in-the-money convertible securities, stock options and/or stock warrants times (b) the relevant company’s stock price less (ii) the cash proceeds from the assumed exercise of all in-the-money stock options and stock warrants.

•	ROIC: means return on invested capital and is equal to net operating profit after tax (assuming a 26% marginal tax rate) divided by average Invested Capital during the period.

•	Unlevered free cash flow: means the relevant company’s after-tax unlevered operating cash flow (after deduction of stock-based compensation) minus capital expenditures and changes in working capital.

•	VWAP: means volume-weighted average share price over the indicated period of time.

Recap of Implied Merger Financial Metrics

Based on the Merger Consideration, Guggenheim Securities calculated various Merger-implied premiums and multiples as outlined in the table below:

Merger-Implied Premiums and Merger-Implied Multiples

Merger Consideration	$61.50

	Company Stock Price
Acquisition Premium/(Discount) Relative to REG’s:

Unaffected Stock Price @ 2/22/22	$32.62	88.5%
Average of Closing Prices @ 2/22/22:
30-Day	$39.56	55.4%
60-Day	$42.10	46.1%
90-Day	$46.74	31.6%

Total Enterprise Value / Adjusted EBITDA after SBC: (1)

2021A	4.6x	9.9x
2022E	4.8x	10.4x
2024E	3.7x	6.4x

(1)

Total Enterprise Value for comparison to EBITDA for 2021 and 2022 includes all $550 million of existing REG debt and subtracts all $956 million of existing cash and marketable securities of REG (the majority of which is effectively earmarked to complete GTB construction). Total Enterprise Value for comparison to 2024 is calculated in the same manner but subtracts only $157 million of excess cash and marketable securities.

REG Financial Analyses

Recap of Financial Analyses. In evaluating REG in connection with rendering its opinion, Guggenheim Securities performed various financial analyses which are summarized in the table below and described in more detail elsewhere herein, including a discounted cash flow analysis, a selected publicly traded companies analysis and a selected precedent merger and acquisition transactions analysis. Solely for informational reference purposes, Guggenheim Securities also reviewed premiums paid in selected M&A transactions, the historical trading price range for the shares of the Common Stock and Wall Street equity research analysts’ price targets for the Common Stock.

Recap of REG Financial Analyses

Merger Consideration	$61.50

	Reference Range for REG on a Change-of-Control Basis
Financial Analyses	Low	High
Discounted Cash Flow Analysis	$46.02	$87.03

Selected Publicly Traded Companies Analysis
2021/2022E(1)	42.45	61.04
2024E	54.51	78.81	(2)

Selected Precedent M&A Transactions Analysis
2021/2022E	34.35	56.80
2024E	46.41	68.01

For Informational Reference Purposes

Premiums Paid	$37.20	$49.18
Premiums Paid (Targets within 20% of 52-Week Low)	41.05	47.99

Trailing 52-Week Trading Range	32.62	94.09
Trailing 6-Month Trading Range	32.62	66.75

Wall Street Equity Research Share Price Targets(3)	48.00	100.00

(1)	Neste Oyj multiples were applied to REG’s 2024E EBITDA only and were not used in the 2021/2022E comparable company analysis.
(2)	High range would be $100.41 if REG traded at the same EV/2024 EBITDA multiple as Neste Oyj’s EV/2024 EBITDA multiple.
(3)	Excludes low and high brokers.

Discounted Cash Flow Analysis. Guggenheim Securities performed a stand-alone discounted cash flow analysis of REG based on projected unlevered free cash flows for REG and an estimate of REG’s terminal/continuing value at the end of the projection horizon.

In performing its discounted cash flow analysis with respect to REG:

•

Guggenheim Securities utilized the REG management forecasts. The REG management extended sensitivities that are part of the REG management forecasts were based on a 2031 ROIC range of 9.0 – 15.0% in 2031E and reflected a ratable change in EBITDA from 2027 to 2031.

•

Guggenheim Securities used a discount rate range of 8.25% – 10.25% based on its estimate of REG’s weighted average cost of capital (which was estimated based on Guggenheim Securities’ (i) investment banking and capital markets judgment and experience in valuing companies similar to REG and (ii) application of the capital asset pricing model, which requires certain (a) general inputs such as the prospective U.S. equity risk premium and the corresponding risk-free rate and (b) company-specific inputs such as the subject company’s forward-looking equity beta reference range, the subject company’s assumed forward-looking capital structure and the corresponding blended cost of debt, the subject company’s prospective marginal cash income tax rate and the appropriate size/liquidity premium for the subject company).

•

In estimating REG’s terminal/continuing value for purposes of its discounted cash flow analysis, Guggenheim Securities used a reference range of perpetual growth rates of REG’s terminal year unlevered free cash flow of 0.0% – 2.0%. Guggenheim Securities selected such perpetual growth rates based on its professional judgment, taking into account various considerations and factors, including among others (i) the nature of REG’s businesses, including recent and expected trends in and competitive dynamics with respect to, and expected long-term growth prospects for, the industry and markets in which REG operates, (ii) the REG management forecasts and (iii) then-prevailing market expectations regarding U.S. long-term economic growth and U.S. long-term inflation. The terminal values implied by the foregoing perpetual growth rate reference range were cross-checked for reasonableness by reference to REG’s implied terminal year EBITDA multiples.

•	Guggenheim Securities’ discounted cash flow analysis resulted in an overall reference range of $46.02 – $87.03 per share.

•

Guggenheim Securities also performed discounted cash flow analyses assuming 2031 ROIC’s of 9%, 12% and 15%, the low end, midpoint and high end of the REG management extended sensitivities. Assuming a 9% 2031 ROIC, the discounted cash flow analysis reference range was $46.02–$63.84 and the implied terminal EV/EBITDA multiple range was 5.5x–8.8x. Assuming a 12% 2031 ROIC, the discounted cash flow analysis reference range was $52.38–$75.43 and the implied terminal EV/EBITDA multiple range was 5.9x–9.5x. Assuming a 15% 2031 ROIC, the discounted cash flow analysis reference range was $58.75–$87.03 and the implied terminal EV/EBITDA multiple range was 6.2x–10.0x.

•

Guggenheim Securities noted that the valuation of the Common Stock implied by the discounted cash flow analysis utilizing the midpoint of all valuation assumptions was $61.37 per share and the implied terminal EV/EBITDA multiple was 7.3x.

Selected Publicly Traded Companies Analysis. Guggenheim Securities reviewed and analyzed REG’s historical stock price performance, trading metrics and historical and projected/forecasted financial performance compared to corresponding data for selected publicly traded companies that Guggenheim Securities deemed relevant for purposes of this analysis. Guggenheim Securities calculated, among other things, various public market trading multiples for REG and the selected publicly traded companies (in the case of the selected publicly traded companies, based on Wall Street equity research consensus estimates and each company’s most recent publicly available financial filings), which are summarized in the table below.

Selected Publicly Traded Companies Analysis

	Total Enterprise Value / EBITDA
Publicly Traded Company	2021E	2022E	2024E(3)
Refiners

Phillips 66 Company	9.2x	7.2x	6.7x
Valero Energy Corporation	10.5	6.7	6.7
Holly Frontier Corporation	9.5	5.3	NA
PBF Energy Inc. (1)	13.4	5.3	6.2
CVR Energy, Inc.	7.9	5.6	5.6

Ethanol

The Andersons, Inc.	7.0	8.2	NA
MGP Ingredients, Inc.	14.4	13.1	NA
Green Plains Inc.	19.1	8.0	4.4
REX American Resources Corporation	NA	4.1	NA
Alto Ingredients, Inc.	7.5	4.6	NA

Renewable Diesel

Neste Oyj	Excluded	Excluded	10.0

Statistical Summary

Low	7.0	4.1	4.4
25th Percentile	7.9	5.3	5.7
Median	9.5	6.2	6.4
75th Percentile	13.4	7.8	6.7
High	19.1	13.1	10.0

REG

Transaction Basis	9.9	10.4	6.4
Trading Basis – Unaffected stock price @02/22/22(2)	4.6	4.8	3.7

(1)

PBF Energy’s EBITDA is equal to the FactSet consensus Adjusted EBITDA less SBC. Project PBF Energy SBC expense is implied by growing 2021A SBC expense of $35.6 million at 2.0% per year. Consensus Adjusted EBITDA estimates for PBF Energy do not deduct SBC expenses, which is inconsistent with the treatment of Adjusted EBITDA and SBC for the other companies included in the analysis.

(2)	Based on Adjusted EBITDA after SBC.
(3)	2024 metrics included because of the significant amount of capital invested and change in operating results relating to the commercialization of GTB.

In performing its selected publicly traded companies analysis with respect to REG, Guggenheim Securities selected reference ranges of trading multiples for purposes of evaluating REG on a public market trading basis as follows:

(i)

Total enterprise value / Adjusted EBITDA after SBC multiple range of 8.00x – 12.50x based on 2021E, resulting in range of $51.18 – $75.48; and total enterprise value / Adjusted EBITDA after SBC multiple range of 5.00x – 7.50x based on 2022E, resulting in a range of $33.72 – $46.59. Due to volatility in 2021 and 2022 results, Guggenheim Securities averaged the low and high end of the ranges in both years to estimate an overall reference range for both years of $42.45 to $61.04.

(ii)

Total enterprise value / Adjusted EBITDA after SBC multiple range of 5.75x – 8.00x based on 2024E, resulting in a reference range of $54.51 – $78.81. Guggenheim Securities noted that the high end of the range of total enterprise value / Adjusted EBITDA after SBC based on 2024E was $100.41 if Neste Oyj was included, but did not believe it to be appropriate to include it in the range due to business mix and capital markets considerations.

Selected Precedent Merger and Acquisition Transactions Analysis. Guggenheim Securities reviewed and analyzed certain financial metrics associated with selected precedent merger and acquisition transactions that Guggenheim Securities deemed relevant for purposes of this analysis. For purposes of this analysis, Guggenheim Securities reviewed transactions with transaction enterprise value of greater than $300 million completed since January 1, 2000 involving U.S. based public company targets in the oil/gas, chemicals or agriculture sectors that focus on manufacturing or refining of liquid fuels and where 100% of the target equity was acquired and research-forecasted EBITDA was available, excluding merger-of-equal and related-party transactions. Guggenheim Securities calculated, among other things and to the extent publicly available, certain implied change-of-control transaction multiples for the selected precedent merger and acquisition transactions (based on Wall Street equity research consensus estimates, each company’s most recent publicly available financial filings and certain other publicly available information), which are summarized in the table below:

Selected Precedent Merger and Acquisition (M&A) Transactions Analysis

			Transaction Enterprise Value / EBITDA
Date Announced	Target	Acquirer	FY0	FY+1	FY+3
04/30/2018	Andeavor (Tesoro Corp.)	Marathon Oil Corporation	12.6x	9.7x	8.0x
11/17/2016	Western Refining Logistics	Tesoro Corp.	5.6	10.8	7.3
12/31/2014	Aventine Renewable Energy Holdings	Pacific Ethanol Inc.	NA	NA	NA
11/29/2007	US BioEnergy	VeraSun Energy	31.2	16.4	5.3
08/28/2006	Giant Industries, Inc.	Western Refining Logistics	6.0	6.2	5.7
04/25/2005	Premcor	Valero Energy Corporation	7.6	5.5	NA
05/07/2001	Ultra Diamond Shamrock Corporation	Valero Energy Corporation	4.7	4.3	NA
02/04/2001	Tosco Corporation	Phillips Petroleum Company	7.7	7.4	NA

Statistical Summary

Maximum			31.2	16.4	8.0
75th Percentile			10.2	10.2	7.5
Median			7.6	7.4	6.5
25th Percentile			5.8	5.8	5.6
Minimum			4.7	4.3	5.3

REG Merger

Transaction Basis			9.9	10.4	6.4
Trading Basis – Unaffected stock price @ 2/22/2022(1)			4.6	4.8	3.7

(1)	Based on Adjusted EBITDA after SBC.

In performing its selected precedent merger and acquisition transactions analysis with respect to REG, Guggenheim Securities selected reference ranges of transaction multiples for purposes of evaluating REG on a change of control basis as follows:

(i)

Transaction enterprise value / EBITDA after SBC multiple range of 5.0x – 9.5x based on the precedents’ EBITDA for the current year at announcement, resulting in a range of $34.98 – $59.28 using Adjusted EBITDA after SBC for 2021E and transaction enterprise value / EBITDA after SBC multiple range of 5.0x – 9.0x based on the precedents’ EBITDA for the first year following the year of announcement, resulting in a range of $33.72 – $54.31 using Adjusted EBITDA after SBC for 2022E. Due to volatility in 2021 and 2022 results, Guggenheim Securities averaged the low and high end of the ranges in both years to estimate an overall reference range for both years of $34.35 to $56.80.

(ii)

Transaction enterprise value / EBITDA after SBC multiple range of 5.0x – 7.0x based on the precedents’ EBITDA for the third year following the year of announcement, resulting in a reference range of $46.41 – $68.01 using Adjusted EBITDA after SBC for 2024E.

Other Financial Reviews Solely for Informational Reference Purposes

In order to provide certain context for the financial analyses in connection with its opinion as described above, Guggenheim Securities undertook various additional financial reviews as summarized below solely for informational reference purposes. As a general matter, Guggenheim Securities did not consider such additional financial reviews to be determinative methodologies for purposes of its opinion.

Premiums Paid in Selected Precedent Merger and Acquisition Transactions. Guggenheim Securities reviewed, based on publicly available information, the implied premiums paid in connection with selected precedent merger and acquisition transactions. For purposes of this review, Guggenheim Securities reviewed completed acquisitions of US-based targets in all industries (excluding REIT transactions) since January 1, 2019, with transaction enterprise value between $2.0 and $3.5 billion, excluding 100% stock-for-stock mergers where the target company’s shareholders owned greater than 40% of the shares of the surviving company after completion of the transaction. Guggenheim Securities noted that the 25th percentile precedent M&A transaction-related premium was 14% and the 75th percentile precedent M&A transaction-related premium was 51%, in each case based on the target company’s unaffected spot closing stock price. Guggenheim Securities further noted that, based upon REG’s unaffected share price at February 22, 2022, the implied range of prices of the Common Stock utilizing the 25th percentile and the 75th percentile premiums was $37.20 to $49.18.

Premiums Paid Near 52-Week Low. Guggenheim Securities reviewed, based on publicly available information, the implied premiums paid in connection with selected precedent merger and acquisition transactions where the unaffected share price of the target was within 20% of its 52-week low as of the unaffected date. For purposes of this analysis, Guggenheim Securities reviewed completed acquisitions of US-based targets in all industries (excluding REIT transactions) since January 1, 2012 with transaction enterprise value between $2.0 and $3.5 billion, excluding 100% stock-for-stock mergers where the target company’s shareholders owned greater than 40% of the shares of the surviving company after completion of the transaction. Guggenheim Securities noted that the 25th percentile precedent M&A transaction-related premium was 26% and the 75th percentile precedent M&A transaction-related premium was 47%, in each case based on the target company’s unaffected spot closing stock price. Guggenheim Securities further noted that, based upon REG’s unaffected share price on February 22, 2022, the implied range of prices of the Common Stock utilizing the 25th percentile and the 75th percentile premiums was $41.05 to $47.99.

High and Low Stock Prices for Trailing 52-Week Trading Range. Guggenheim Securities reviewed the trading price of shares of the Common Stock for the period beginning February 22, 2021 and ending February 22, 2022. Among other things, Guggenheim Securities noted that the range of such high and low trading prices was $32.62—$94.09. Guggenheim noted that the VWAP for the period beginning February 22, 2021 and ending February 22, 2022 was $61.95.

High and Low Stock Prices for Trailing 6-Month Trading Range. Guggenheim Securities reviewed the trading price of shares of the Common Stock for the period beginning August 22, 2021 and ending February 22, 2022. Among other things, Guggenheim Securities noted that the range of such high and low trading prices was $32.62—$66.75. Guggenheim noted that the VWAP for the period beginning August 22, 2021 and ending February 22, 2022 was $52.91.

Wall Street Equity Research Analyst Stock Price Targets. Guggenheim Securities reviewed thirteen selected Wall Street equity research analyst broker stock price targets for REG as published prior to February 22, 2022. Guggenheim Securities noted that, excluding the high and low broker stock price targets, such Wall Street equity research analyst broker stock price targets for the shares of the Common Stock were $48.00—$100.00 per share.

Other Considerations

Except as described in the summary above, REG did not provide specific instructions to, or place any limitations on, Guggenheim Securities with respect to the procedures to be followed or factors to be considered in performing its financial analyses or providing its opinion. The type and amount of consideration payable in the Merger were determined through negotiations between REG and Chevron and were approved by the Board. REG’s decision to enter into the Merger Agreement was solely that of the Board. Guggenheim Securities’ opinion was just one of the many factors taken into consideration by the Board. Consequently, Guggenheim Securities’ financial analyses should not be viewed as determinative of the decision of the Board with respect to the fairness, from a financial point of view and as of the date of Guggenheim Securities’ opinion, of the Merger Consideration to the stockholders of the Common Stock.

Pursuant to the terms of Guggenheim Securities’ engagement, REG has agreed to pay Guggenheim Securities a cash transaction fee (based upon a percentage of the aggregate value associated with the Merger) upon the consummation of the Merger, which cash transaction fee currently is estimated to be approximately $42.5 million. REG has previously paid Guggenheim Securities a cash milestone fee of $2.5 million that became payable upon the rendering of Guggenheim Securities’ opinion with respect to the Merger, which will be credited against the foregoing cash transaction fee. In addition, REG agreed to reimburse Guggenheim Securities for reasonable out-of-pocket expenses and to indemnify Guggenheim Securities against certain liabilities arising out of its engagement.

Aside from its current engagement by REG, Guggenheim Securities has not been previously engaged during the past two years by REG or Chevron to provide financial advisory or investment banking services for which Guggenheim Securities received compensation, and Guggenheim Securities has not otherwise been paid compensation for any such services by REG or Chevron, except in connection with REG’s follow-on equity offering in March 2021, where Guggenheim Securities acted as a joint bookrunner and for which Guggenheim Securities received approximately $4 million in fees. Guggenheim Securities may seek to provide REG, Chevron and their respective affiliates with financial advisory and investment banking services unrelated to the Merger in the future, for which services Guggenheim Securities would expect to receive compensation.

Guggenheim Securities and its affiliates and related entities engage in a wide range of financial services activities for its and their own accounts and the accounts of customers, including but not limited to: asset, investment and wealth management; insurance services; investment banking, corporate finance, mergers and acquisitions and restructuring; merchant banking; fixed income and equity sales, trading and research; and derivatives, foreign exchange and futures. In the ordinary course of these activities, Guggenheim Securities and its affiliates and related entities may (i) provide such financial services to REG, Chevron, and their respective affiliates, for which services Guggenheim Securities and its affiliates and related entities may have received, and may in the future receive, compensation and (ii) directly and indirectly hold long and short positions, trade and otherwise conduct such activities in or with respect to loans, debt and equity securities and derivative products of or relating to REG, Chevron, and their respective affiliates. Furthermore, Guggenheim Securities and its affiliates and related entities and Guggenheim Securities’ or their respective directors, officers, employees, consultants and agents may have investments in REG, Chevron, and their respective affiliates.

Consistent with applicable legal and regulatory guidelines, Guggenheim Securities has adopted certain policies and procedures to establish and maintain the independence of its research departments and personnel. As a result, Guggenheim Securities’ research analysts may hold views, make statements or investment recommendations and publish research reports with respect to REG, Chevron, and their respective affiliates, the industry in which they operate and the Merger that differ from the views of Guggenheim Securities’ investment banking personnel.

Certain Financial Projections

REG does not, as a matter of course, publicly disclose long-term consolidated forecasts as to future performance, earnings or other results given, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates. In connection with the Board’s consideration of the transaction, REG’s management prepared certain unaudited financial projections for REG on a stand-alone basis for the years ending December 31, 2022 through December 31, 2026, without giving effect to the Merger (including any changes or expenses as a result thereof) (the “REG management five-year projections”). In addition, REG’s management also prepared certain extended performance sensitivities, relative to the REG management five-year projections, for the years ending December 31, 2027 through December 31, 2031 (the “REG management extended sensitivities” and, collectively, with the REG management five-year projections, the “REG management forecasts”). REG management provided the REG management forecast to the Board and to REG’s financial advisor for its use in connection with its financial analyses (see “The Merger—Opinion of Guggenheim Securities” beginning on page 39 of this proxy statement). REG management also provided the REG management five-year projections to Chevron in connection with its evaluation of the proposed Merger.

The summary of these projections is being included in this proxy statement to give REG’s stockholders access to non-public information that was provided to the Board and REG’s financial advisor in the course of evaluating the proposed Merger, and are not intended to influence your decision whether to vote in favor of the Merger proposal or any other proposal at the Annual Meeting. The inclusion of this information should not be regarded as an indication that any of REG or its advisors or other representatives or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future performance or events, or that it should be construed as financial guidance, and such REG management forecasts set forth below should not be relied on as such.

While presented with numeric specificity, the REG management forecasts reflect numerous estimates based upon, among other things, the historical trajectory of REG’s businesses, broad secular trends in the energy sector in general and biofuel energy sector specifically and input from various managers of each of REG’s businesses and assumptions that are difficult to predict, subject to significant economic and competitive uncertainties and may be beyond the control of REG. Important factors that may affect actual results and cause the REG management forecasts not to be achieved include general economic and financial conditions, industry performance, accuracy of certain accounting assumptions, changes in actual or projected cash flows, competitive pressures and other factors described in the sections entitled “Cautionary Note Regarding Forward-Looking Statements” and “Where You Can Find More Information; Incorporation by Reference,” beginning on pages 20 and 156, of this proxy statement, respectively, that the REG management believed in good faith were reasonable at the time the REG management forecasts were prepared, taking into account the information available to management at the time. This information is not fact and should not be relied upon as necessarily indicative of actual future results. In addition, the REG management forecasts do not take into account any circumstances or events occurring after the date that they were prepared and do not give effect to the Merger. As a result, there can be no assurance that the REG management forecasts will or would be realized, and actual results may be materially better or worse than those contained in the REG management forecasts. The REG management forecasts reflect both assumptions as to certain business decisions that are subject to change and, in many respects, subjective judgment, and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. The REG management forecasts should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding REG contained in our public filings with the SEC. REG can give no assurance that the REG management forecasts and the underlying estimates and assumptions will be realized. In addition, since the REG management forecasts cover multiple years, such information by its nature becomes more speculative with each successive year. This information constitutes “forward-looking statements” and actual results may differ materially and adversely from those projected.

The REG management forecasts were not prepared with a view toward public disclosure, nor were they prepared with a view toward compliance with GAAP, published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Certain of the measures included in the REG management forecasts may be considered non-GAAP financial measures, including Adjusted EBITDA and unlevered free cash flow, and as such should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and may not be comparable to similarly titled amounts used by other companies. Neither REG’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the unaudited prospective financial and operating information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability. The report of the independent registered public accounting firm to REG contained in its Annual Report on Form 10-K for the year ended December 31, 2021, which is incorporated by reference into this proxy statement, relates to historical financial information of REG, and such report does not extend to the REG management forecasts included below and should not be read to do so.

The prospective financial information included in this document has been prepared by, and is the responsibility of REG’s management. Deloitte & Touche LLP has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying prospective financial information and, accordingly, Deloitte & Touche LLP does not express an opinion or any other form of assurance with respect thereto.

Furthermore, the REG management forecasts do not take into account any circumstances or events occurring after the date they were prepared. REG can give no assurance that, had the REG management forecasts been prepared as of the date of this proxy statement, similar estimates and assumptions would be used. Except as required by applicable securities laws, REG does not intend to, and disclaims any obligation to, make publicly available any update or other revision to the REG management forecasts to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error or to reflect changes in general economic or industry conditions. The REG management forecasts do not take into account the possible financial or other effects on REG of the Merger, the effect on REG of any business or strategic decision or action that has been or will be taken as a result of the Merger Agreement having been executed, or the effect of any business or strategic decisions or actions that would likely have been taken if the Merger Agreement had not been executed, but which were instead altered, accelerated, postponed or not taken in anticipation of the Merger. Further, the REG management forecasts do not take into account the effect on REG of any possible failure of the Merger to occur. None of REG or its affiliates, officers, directors, advisors or other representatives has made, makes or is authorized in the future to make any representation to any REG stockholder or other person regarding REG’s ultimate performance compared to the information contained in the REG management forecasts or to the effect that the forecasted results will be achieved. The inclusion of the REG management forecasts herein should not be deemed an admission or representation by REG or its advisors or any other person that it is viewed as material information of REG, particularly in light of the inherent risks and uncertainties associated with such forecasts.

In light of the foregoing, and considering that the Annual Meeting will be held several months after the REG management forecasts were prepared, as well as the uncertainties inherent in any forecasted information, REG stockholders are cautioned not to place undue reliance on such information, and REG urges all REG stockholders to review REG’s most recent SEC filings for a description of REG’s reported financial results. See “Where You Can Find More Information; Incorporation by Reference” beginning on page 156 of this proxy statement.

REG Management Five-Year Projections

The REG management five-year projections are summarized in the table below. REG management recognizes that its business performance is dependent upon, among other things, market demand, government policy and commodity input prices. Key assumptions regarding market conditions applied by REG management in preparing the REG management five-year projections include, among others: REG’s assumptions about energy markets, production and sales volume levels, operating results, competitive conditions, technology, availability of capital resources, levels of capital expenditures, contractual obligations, supply and demand for, the price of, feedstock (including soybean oil, as well as low carbon feedstocks), forward commodity pricing (including the heating oil and soybean hedging spread), renewable fuel credit pricing and the price of low carbon fuel standard credits, geopolitical and regulatory risks, the continued availability of biodiesel tax credits through December 31,

2026, the completion of planned acquisitions on anticipated timelines and terms, and the Geismar facility being mechanically complete in 2023 and fully operational in early 2024.

REG Management Five-Year Projections

(in millions)

	2022E	2023E	2024E	2025E	2026E

Revenue	$4,012	$4,736	$6,503	$6,628	$6,806
Gross Margin	$427	$382	$724	$755	$778
Adjusted EBITDA(1)	$270	$195	$560	$591	$613
Adjusted EBITDA after SBC(2)	$264	$188	$554	$584	$607
Return on Invested Capital(3)	10.9%	6.5%	17.1%	14.8%	15.4%
Unlevered Free Cash Flow(4)	($411)	($198)	$35	$354	$378

(1)

Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, plus the gain on sale of assets, plus or less gain/loss on debt extinguishment, plus gain on lease termination, plus interest income, plus other income or less other expenses, plus the impairment of assets, plus executive severance, and plus stock based compensation. Adjusted EBITDA is a non-GAAP measure and should not be considered as an alternative to operating income or net income as a measure of operating performance.

(2)

Adjusted EBITDA after SBC is defined as Adjusted EBITDA less stock-based compensation. Adjusted EBITDA after SBC is a non-GAAP measure and should not be considered as an alternative to operating income or net income as a measure of operating performance.

(3)

Return on Invested Capital (“ROIC”) is defined as net operating profit after tax (assuming a 26% marginal tax rate) divided by average total debt plus total book value of equity less excess cash, cash equivalents and short- and long-term marketable securities, during the period.

(4)

Unlevered Free Cash Flow is defined as Adjusted EBITDA after SBC, less taxes (deducting depreciation and assuming a marginal tax rate of 26%), plus depreciation, plus/minus change in working capital, less capital expenditures plus capital. Unlevered Free Cash Flow is a non-GAAP measure and should not be considered as an alternative to cash flows or a measure of liquidity.

The REG management prepared three extended performance sensitivities cases, relative to the REG management five-year projections, for the years ending December 31, 2027 through December 31, 2031 based on the assumption that ROIC for REG would normalize for the year ended December 31, 2031 (the “Long-Term ROIC”) at an amount equal to: (i) a 15% Long-Term ROIC, (ii) a 12% Long-Term ROIC, and (iii) a 9% Long-Term ROIC. Adjusted EBITDA for the year ending December 31, 2031 (“Terminal Adjusted EBITDA”) was determined in each case using the applicable Long-term ROIC. The EBITDA in each period for the year ending December 31, 2027 through the year ending December 31, 2030 was determined by assuming a change on a straight line basis between the Adjusted EBITDA in the REG management five-year projections for the year ending December 31, 2026 and the applicable Terminal Adjusted EBITDA. The Long-Term ROICs were selected due to, among other things, the Company’s historical ROIC, ROIC in the industry in which the Company operates and the oil and gas industry, and long-term ROIC observed in the market generally, and management’s expectations in respect of future trends in the industry in which it operates.

Each Long-Term ROIC assumption of 15%, 12% and 9% resulted in projected (in millions) Revenue of $7,332, $7,224, $7,117, $7,012, $6,908 and $6,806, as of December 31, 2031, December 31, 2030, December 31, 2029, December 31, 2028, December 31, 2027, and December 31, 2026, respectively.

Long-Term ROIC assumptions of 15%, 12% and 9% resulted in projected (in millions unless represented as a percentage):

(A)	Gross Margin of (1) $770, $675 and $580, respectively, as of December 31, 2031, (2) $772, $695, and $619, respectively, as of December 31, 2030, (3) $773, $716 and $659, respectively, as of

December 31, 2029, (4) $774, $736 and $698, respectively, as of December 31, 2028, (5) $776, $757 and $738, respectively, as of December 31, 2027, and (6) $778, $778 and $778, respectively, as of December 31, 2026;

(B)

Adjusted EBITDA (as defined in footnote (1) above) of (1) $589, $494 and $399, respectively, as of December 31, 2031, (2) $594, $518 and $442, respectively, as of December 31, 2030, (3) $599, $542 and $485, respectively, as of December 31, 2029, (4) $604, $566 and $528, respectively, as of December 31, 2028, (5) $609, $590 and $571, respectively, as of December 31, 2027, and (6) $613, $613 and $613, respectively, as of December 31, 2026;

(C)

Adjusted EBITDA after SBC (as defined in footnote (2) above) of (1) $582, $487 and $391, respectively, as of December 31, 2031, (2) $587, $511 and $434, respectively, as of December 31, 2030, (3) $592, $535 and $477, respectively, as of December 31, 2029, (4) $597, $559 and $520, respectively, as of December 31, 2028, (5) $602, $583 and $564, respectively, as of December 31, 2027, and (6) $607, $607 and $607, respectively, as of December 31, 2026;

(D)

ROIC (as defined in footnote (3) above) of (1) 15.0%, 12.0% and 9.0%, respectively, as of December 31, 2031, (2) 15.1%, 12.7% and 10.3%, respectively, as of December 31, 2030, (3) 15.2%, 13.4% and 11.6%, respectively, as of December 31, 2029, (4) 15.2%, 14.1% and 12.9%, respectively, as of December 31, 2028, (5) 15.3%, 14.7% and 14.2%, respectively, as of December 31, 2027 and (6) 15.4%, 15.4% and 15.4%, respectively, as of December 31, 2026; and

(E)

Unlevered Free Cash Flows (as defined in footnote (4) above) of (1) $379, $326 and $272, respectively, as of December 31, 2031, (2) $384, $344 and $305, respectively, as of December 31, 2030, (3) $388, $363 and $338, respectively, as of December 31, 2029, (4) $393, $382 and $371, respectively, as of December 31, 2028, (5) $398, $401 and $404, respectively, as of December 31, 2027, and (6) $378, $378 and $378, respectively, as of December 31, 2026.

REG does not intend to update or otherwise revise the above unaudited financial and operating forecasts to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying such unaudited financial and operating forecasts are no longer appropriate, except as may be required by applicable law.

Interests of the Directors and Executive Officers of REG in the Merger

In considering the recommendation of the Board with respect to the Merger Proposal, you should be aware that our directors and executive officers may have interests in the Merger that are different from, or in addition to, your interests as a stockholder. The Board was aware of these interests and considered them, among other matters, in evaluating and approving the Merger Agreement and the Merger and in recommending that the Merger Proposal be approved by our stockholders. See the sections entitled “The Merger—Background of the Merger” and “The Merger—Recommendation of Our Board of Directors and Reasons for the Merger” of this proxy statement. You should take these interests into account in deciding whether to vote “FOR” the Merger Proposal.

These interests are described in more detail below and are also quantified in the table below and under the section entitled “Proposal No. 2: Merger Compensation Proposal” of this proxy statement. The dates used below to quantify these interests have been selected for illustrative purposes only and do not necessarily reflect the dates on which certain events occur.

The following table sets forth the aggregate number and value of shares of our Common Stock owned, or subject to outstanding (i) vested Company SARs with an exercise price that does not exceed the Merger Consideration, (ii) unvested and vested Company Director RSU Awards and Company Employee RSU Awards and (iii) Company PSU Awards, in each case as of March 15, 2022, for each required individual, our current and former executive officers and non-employee directors.

Name	Vested Stock Appreciation Rights (#)	Value of Vested Stock Appreciation Rights ($)(1)	Vested Restricted Stock Units (#)	Value of Vested Restricted Stock Units ($)(1)	Unvested Time- Based Restricted Stock Units (#)	Value of Unvested Time- Based Restricted Stock Units ($)(1)(2)	Unvested Performance -Based Restricted Stock Units (#)	Value of Unvested Performance -Based Restricted Stock Units ($)(1)	Shares of Common Stock (#)	Value of Common Stock ($)(1)
Current or Former Non-Employee Directors

Walter Berger	—	$—	—	$—	1,442	$88,683	—	$—	1,231	$75,707
James C. Borel	—	$—	—	$—	1,442	$88,683	—	$—	16,247	$999,191
Delbert Christensen	—	$—	—	$—	1,442	$88,683	—	$—	86,753	$5,335,310
Debora M. Frodl	—	$—	—	$—	1,442	$88,683	—	$—	16,247	$999,191
Peter J. M. Harding	—	$—	—	$—	1,442	$88,683	—	$—	138,839	$8,538,599
Michael M. Sharf(3)	—	$—	—	$—	—	$—	—	$—	40,749	$2,506,064
Christopher D. Sorrells	—	$—	—	$—	1,442	$88,683	—	$—	27,393	$1,684,670
Randolph L. Howard	—	$—	—	$—	1,442	$88,683	—	$—	108,576	$6,677,424
Jeffrey Stroburg	—	$—	—	$—	2,201	$135,362	—	$—	198,092	$12,182,658
Dylan Glenn	—	$—	—	$—	829	$50,984	—	$—	—	$—
Niharika Ramdev	—	$—	—	$—	829	$50,984	—	$—	—	$—

Current or Former Executive Officers

Cynthia J. Warner	—	$—	8,880	$546,120	31,566	$1,941,309	123,088	$7,569,912	70,940	$4,362,810
R. Craig Bealmear	—	$—	—	$—	4,757	$292,556	—	$—	1,000	$61,500
Todd Robinson	6,448	$396,552	264	$16,236	2,935	$180,503	2,615	$160,823	26,141	$1,607,672
Chad Stone	78,045	$4,799,768	773	$47,540	6,777	$416,786	10,817	$665,246	119,399	$7,343,039
Brad Albin(4)	—	$—	—	$—	—	$—	—	$—	144,670	$8,897,205
Eric Bowen	—	$—	617	$37,946	5,548	$341,202	8,811	$541,877	51,036	$3,138,714

(1)	Dollar values are calculated based on the Merger Consideration of $61.50 per share.
(2)	Based on target number of shares.
(3)

Mr. Sharf is no longer a non-employee director of the Company; accordingly, information related to Mr. Sharf’s current ownership of Common Stock is not readily determinable. The information related to Mr. Sharf’s ownership of Common Stock set forth in this table is as of May 18, 2021, the last day Mr. Sharf served as non-employee director of the Company.

(4)

Mr. Albin is no longer employed by the Company; accordingly, information related to Mr. Albin’s current ownership of Common Stock is not readily determinable. The information related to Mr. Albin’s ownership of Common Stock set forth in this table is as of June 1, 2021, the last day Mr. Albin served as an executive officer of the Company.

Pursuant to Ms. Warner’s Employment Agreement, if Ms. Warner is terminated by the Company without “cause” or resigns for “good reason” (within two years following the consummation of a “change in control” (as such terms are defined in Ms. Warner’s employment agreement, effective January 14, 2019 (“Employment

Agreement”)), she will receive (i) her accrued but unpaid base salary and paid time off benefits as of the termination of her employment, (ii) reimbursement for any expenses incurred but unpaid prior to the termination of her employment, (iii) a lump sum payment equal to 200% of her annual salary plus 200% of her target annual bonus, (iv) a lump sum payment equal to her target annual bonus for the calendar year in which her employment terminates, prorated for the portion of such calendar year during which she was employed by the Company, (v) any unpaid annual bonus earned for the year preceding the year in which such termination occurs, payable when annual bonuses are paid to other executives for such preceding year (the “Prior Year Bonus”), (vi) full accelerated vesting of time-based Company equity awards held by Ms. Warner, (vii) accelerated vesting of performance-based equity awards equal to (a) the number of shares set forth in the applicable award agreement if a target performance level is not specified in such award, or (b) at target performance level if a target performance level is specified in such award, and (viii) for a period of up to 18 months after termination, health coverage under the Company’s health plans and programs that are applicable to senior executives of the Company generally, at such costs to Ms. Warner as would have applied if her employment with the Company had continued (such health coverage will terminate earlier if Ms. Warner becomes entitled to receive coverage of the same type from another employer or recipient of her services, regardless of whether she waives such coverage). All such payments and benefits, other than the payment of accrued but unpaid base salary, paid time off benefits and expense reimbursements and the Prior Year Bonus, are subject to Ms. Warner signing a release of claims against the Company and such release becoming irrevocable. Furthermore, pursuant to the Merger Agreement, Chevron is required to take all actions necessary to cause Cynthia J. Warner, our Chief Executive Officer, to be appointed to the Board of Directors of Chevron as of the Effective Time, subject to Ms. Warner’s acceptance of such appointment as of the Effective Time.

The other named executive officers (other than Mr. Albin) are entitled to receive severance benefits under the Company’s Renewable Energy Group Executive Severance Plan.

Under the Executive Severance Plan, upon a termination following a change in control (as defined in the Executive Severance Plan), eligible participants are entitled to receive (i) a cash severance payment equal to two times the participant’s annual base salary, paid in a lump sum payment; (ii) a prorated bonus under the Company’s Annual Incentive Plan for the year of termination; (iii) full accelerated vesting of each unvested and outstanding equity award subject to time-based vesting; (iv) accelerated vesting based on the achievement of the performance goals at the greater of target or actual performance for each unvested and outstanding performance-based equity award; and (v) continued medical or dental coverage at applicable active employee rates for up to 12 months. Receipt of severance payments and benefits under the Executive Severance Plan are subject to the participant’s agreement to a non-compete covenant, a non-solicit covenant, a non-disparagement covenant, a covenant regarding the treatment of confidential information, and a general release of claims.

Financing the Merger

The Merger Agreement does not include any financing-related closing condition. We anticipate that the total amount of funds necessary to pay fees and expenses related to the transactions contemplated by the Merger Agreement (other than the fees and expenses of the Company) and to pay (x) the Merger Consideration and (y) any amounts owed in respect of any Dissenting Shares in connection with consummating the Merger, will be approximately $3.2 billion. Chevron has represented to REG in the Merger Agreement that, as of Effective Time, it will have funds necessary to consummate the transactions contemplated by the Merger Agreement, including (i) payments to REG’s stockholders of the amounts due under the Merger Agreement and (ii) payments in respect of certain of REG’s outstanding equity awards pursuant to the Merger Agreement.

Appraisal Rights

General

If the Merger is completed, holders of shares of Common Stock who do not vote in favor of the adoption of the Merger Agreement and who properly demand an appraisal of their shares and who otherwise comply with the requirements set forth in Section 262 of the DGCL will be entitled to appraisal rights in connection with the Merger. Strict compliance with the statutory procedures in Section 262 of the DGCL is required. Failure to timely and properly comply with such statutory requirements will result in the loss of your appraisal rights.

This section summarizes certain material provisions of the DGCL pertaining to appraisal rights. The following discussion, however, is not a full summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by reference to the full text of Section 262 of the DGCL, which is attached as Appendix B to this proxy statement and incorporated by reference herein. All references within this summary and Section 262 of the DGCL to “stockholder” or a “holder of shares” are to the record holder of shares of Common Stock unless otherwise expressly noted herein. The following discussion does not constitute any legal or other advice, nor does it constitute a recommendation as to whether or not a REG stockholder should exercise its appraisal rights under Section 262 of the DGCL.

Under the DGCL, if you hold one or more shares of Common Stock, do not vote in favor of the adoption of the Merger Agreement, continuously are the record holder of such shares through the effective date of the Merger and otherwise comply with the requirements set forth in, and do not otherwise withdraw or lose your rights under, Section 262 of the DGCL, you will be entitled to have such shares appraised by the Delaware Court of Chancery and to receive the “fair value” of such shares (as determined by the Delaware Court of Chancery, exclusive of any element of value arising from the accomplishment or expectation of the Merger) in cash, together with interest, if any, to be paid upon the amount determined to be the fair value. It is possible that any such “fair value” as determined by the Delaware Court of Chancery may be more or less than, or the same as, the Merger Consideration which REG stockholders will be entitled to receive upon the consummation of the Merger pursuant to the Merger Agreement. These rights are known as appraisal rights.

Under Section 262 of the DGCL, not less than 20 days prior to the Annual Meeting at which the adoption of the Merger Agreement will be submitted to the stockholders, REG must notify each stockholder who was a REG stockholder on the Record Date and who is entitled to exercise appraisal rights that appraisal rights are available and include in the notice a copy of Section 262 of the DGCL. This proxy statement constitutes the required notice, and a copy of Section 262 of the DGCL is attached as Appendix B to this proxy statement.

A HOLDER OF COMMON STOCK WHO WISHES TO EXERCISE APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE THE RIGHT TO DO SO SHOULD REVIEW THE FOLLOWING DISCUSSIONS AND APPENDIX B CAREFULLY. FAILURE TO COMPLY WITH THE PROCEDURES OF SECTION 262 OF THE DGCL IN A TIMELY AND PROPER MANNER WILL RESULT IN THE LOSS OF APPRAISAL RIGHTS. BECAUSE OF THE COMPLEXITY OF THE PROCEDURES FOR EXERCISING THE RIGHT TO SEEK APPRAISAL UNDER SECTION 262 OF THE DGCL, A HOLDER OF COMMON STOCK WHO IS CONSIDERING WHETHER TO EXERCISE ITS APPRAISAL RIGHTS, IS ENCOURAGED TO CONSULT WITH ITS OWN LEGAL COUNSEL. ANY SHARES OF COMMON STOCK HELD BY A REG STOCKHOLDER

WHO FAILS TO PERFECT, SUCCESSFULLY WITHDRAWS OR OTHERWISE LOSES HIS, HER OR ITS APPRAISAL RIGHTS WILL BE DEEMED TO HAVE BEEN CONVERTED AS OF THE EFFECTIVE TIME OF THE MERGER INTO THE RIGHT TO RECEIVE THE MERGER CONSIDERATION WITHOUT INTEREST.

How to Exercise and Perfect Your Appraisal Rights

If you are a REG stockholder and wish to exercise the right to seek an appraisal of your shares of Common Stock, you must comply with ALL of the following:

•

you must NOT vote “FOR,” or otherwise consent in writing to, the Merger Proposal with respect to such shares. Because a proxy that is signed and submitted but does not otherwise contain voting instructions will, unless revoked, be voted in favor of the Merger Proposal, if you submit a proxy and wish to exercise your appraisal rights and submit a proxy for your shares, your proxy must provide for the voting of your shares “AGAINST,” or an abstention with respect to, the Merger Proposal;

•

you must continuously hold such shares of Common Stock from the date of making the demand through the effective date of the Merger. You will lose your appraisal rights for any of your shares of Common Stock that you transfer before the Effective Time;

•	prior to the taking of the vote on the Merger Proposal at the Annual Meeting, you must deliver a proper written demand for appraisal of your shares; and

•

you, another stockholder who has complied with the requirement of Section 262 of the DGCL, an appropriate beneficial owner of Common Stock on whose behalf a record holder demanded appraisal or the Surviving Corporation must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of all shares of Common Stock entitled to appraisal within 120 days after the effective date of the Merger. The Surviving Corporation is under no obligation to file any such petition in the Delaware Court of Chancery and has no intention of doing so. Accordingly, REG stockholders or beneficial owners of Common Stock who desire to have their shares appraised by the Delaware Court of Chancery should assume that they will be responsible for filing a petition for appraisal in the manner prescribed by Section 262 of the DGCL.

In addition, and notwithstanding anything herein or to the contrary, assuming our shares of Common Stock remain listed on a national securities exchange immediately prior to the Effective Time (which we expect to be the case), the Delaware Court of Chancery will dismiss any appraisal proceedings as to all holders of Common Stock who are otherwise entitled to appraisal rights, and such holders will lose the right to appraisal with respect to their shares of Common Stock, unless (i) the total number of shares of Common Stock entitled to appraisal exceeds 1% of the outstanding shares of Common Stock, or (ii) the value of the consideration provided in the Merger for such total number of shares of Common Stock exceeds $1 million.

Filing a Written Demand

Neither voting against the Merger Proposal, nor abstaining from voting or failing to vote on the Merger Proposal, will in and of itself constitute a written demand for appraisal satisfying the requirements of Section 262 of the DGCL. Any holder of shares of Common Stock wishing to exercise appraisal rights must deliver to REG, before the taking of the vote on the Merger Proposal at the Annual Meeting, a written demand for the appraisal of the stockholder’s shares. A stockholder’s failure to deliver the written demand prior to the taking of the vote on the Merger Proposal at the Annual Meeting will result in a loss of appraisal rights. The written demand for appraisal must be in addition to and separate from any proxy or vote on the Merger Proposal.

A demand for appraisal must be executed by or on behalf of the stockholder of record. Only a holder of record may demand appraisal rights for the shares of Common Stock registered in that holder’s name. Such demand will be sufficient if it reasonably informs REG of the identity of the stockholder and that the stockholder intends to demand appraisal of the “fair value” of his, her or its shares of Common Stock. Beneficial owners who do not also hold their shares of Common Stock of record may not directly make appraisal demands to REG. The beneficial owner must, in such case, arrange for the holder of record, such as a bank, broker or nominee, to timely submit the required demand in respect of those shares of Common Stock. A holder of record, such as a bank, broker or nominee, who holds shares of Common Stock as a nominee or intermediary for others, may exercise appraisal rights with respect to the shares of Common Stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. The written demand should state the number of shares of Common Stock as to which appraisal is sought. Where no number of shares of Common Stock is expressly mentioned, the demand will be presumed to cover all shares of Common Stock held in the name of the holder of record.

IF YOU HOLD YOUR SHARES OF COMMON STOCK IN BANK OR BROKERAGE ACCOUNTS OR OTHER NOMINEE FORMS, AND YOU WISH TO EXERCISE APPRAISAL RIGHTS, YOU SHOULD

CONSULT WITH YOUR BANK, BROKER OR NOMINEE TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BANK, BROKERAGE FIRM OR NOMINEE TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. IF YOU HAVE A BENEFICIAL INTEREST IN SHARES OF COMMON STOCK HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A NOMINEE OR INTERMEDIARY, YOU MUST ACT PROMPTLY TO CAUSE THE HOLDER OF RECORD TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO DEMAND YOUR APPRAISAL RIGHTS. IF YOU HOLD YOUR SHARES OF COMMON STOCK THROUGH A BANK OR BROKERAGE WHO IN TURN HOLDS THE SHARES THROUGH A CENTRAL SECURITIES DEPOSITORY NOMINEE, SUCH AS THE DEPOSITORY TRUST COMPANY, A DEMAND FOR APPRAISAL OF SUCH SHARES MUST BE MADE BY OR ON BEHALF OF THE DEPOSITORY NOMINEE AND MUST IDENTIFY THE DEPOSITORY NOMINEE AS THE HOLDER OF RECORD.

If your shares of Common Stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand for appraisal should be made in that capacity, and if your shares are owned of record jointly with one or more other persons, as in a joint tenancy or tenancy in common, the demand for appraisal should be executed by or for you and all other joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the holder or holders of record and expressly disclose the fact that, in exercising the demand, such person is acting as agent for the holder or holders of record. Stockholders who hold their shares of Common Stock in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers or other nominees to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.

If you elect to exercise appraisal rights under Section 262 of the DGCL, you should mail or deliver a written demand to:

Renewable Energy Group, Inc.

416 South Bell Avenue

Ames, Iowa 50010

Attention: Corporate Secretary

At any time within 60 days after the effective date of the Merger, any REG stockholder that made a demand for appraisal but has not commenced an appraisal proceeding or joined in such a proceeding as a named party will have the right to withdraw the demand and to accept the Merger Consideration, without interest, in accordance with the Merger Agreement for his, her or its shares of Common Stock by delivering to the Surviving Corporation a written withdrawal of the demand for appraisal, but after such 60 day period a demand for appraisal may be withdrawn only with the written approval of the Surviving Corporation. In addition, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, which approval may be conditioned on the terms the Delaware Court of Chancery deems just; provided, however, that this provision will not affect the right of any stockholder that has made an appraisal demand but who has not commenced an appraisal proceeding or joined such proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms and the Merger Consideration within 60 days after the effective date of the Merger.

Notice by the Surviving Corporation. Within ten days after the Effective Time, REG, as the Surviving Corporation, must notify each holder of Common Stock who has made a written demand for appraisal pursuant to Section 262 of the DGCL and has not voted in favor of the Merger Proposal of the date that the Merger has become effective.

Filing a Petition for Appraisal with the Delaware Court of Chancery. Within 120 days after the effective date of the Merger, but not later, either any stockholder who has complied with the requirements of Section 262 of the

DGCL and is otherwise entitled to appraisal rights, any beneficial owner of shares of Common Stock held in a voting trust or by a nominee on such person’s behalf entitled to appraisal rights and for which the requirements of Section 262 have been satisfied, or the Surviving Corporation may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the Surviving Corporation in the case of a petition filed by a stockholder or beneficial owner, demanding an appraisal of the value of the shares of Common Stock held by all stockholders who have properly demanded appraisal. None of Chevron, Merger Sub or REG, as the Surviving Corporation, is under any obligation to file an appraisal petition or has any intention to do so. If you desire to have your shares of Common Stock appraised, you are advised to initiate such petition necessary within the time period and in the manner prescribed in Section 262 of the DGCL. If no such petition is filed within the time period specified in Section 262, it will result in the loss of appraisal rights in respect of any shares for which a written demand for appraisal was previously made.

Within 120 days after the effective date of the Merger, any stockholder who has complied with the provisions of Section 262 of the DGCL is entitled to receive from the Surviving Corporation, upon written request, a statement setting forth the aggregate number of shares of Common Stock not voted in favor of the Merger Proposal and with respect to which REG has received demands for appraisal, and the aggregate number of holders of those shares. The Surviving Corporation must provide this statement to you within the later of (i) ten days after receipt by the Surviving Corporation of the request therefor or (ii) ten days after expiration of the period for delivery of demands for appraisal. If you are the beneficial owner of shares of Common Stock held in a voting trust or by a nominee on your behalf you may, in your own name, file an appraisal petition or request from the Surviving Corporation the statement described in this paragraph.

If a petition for appraisal is not timely filed or if you duly withdraw your demand for an appraisal for your shares, then your right to appraisal will cease.

If a petition for appraisal is duly filed by you or another holder of record of Common Stock (or appropriate beneficial owner) who has properly exercised his, her or its appraisal rights in accordance with the provisions of Section 262 of the DGCL, and a copy of the petition is delivered to the Surviving Corporation, the Surviving Corporation will be obligated, within 20 days after receiving service of a copy of the petition, to file with the Delaware Court of Chancery a duly verified list containing the names and addresses of all holders who have demanded an appraisal of their shares of Common Stock and with whom agreements as to the value of their shares of Common Stock have not been reached by the Surviving Corporation. After notice of the time and place fixed for the hearing of such petition by registered or certified mail to the Surviving Corporation and to the stockholders shown on the list at the addresses therein stated if ordered by the Court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine which REG stockholders have complied with Section 262 of the DGCL and have become entitled to appraisal rights and may require the REG stockholders demanding appraisal who hold certificated shares of Common Stock to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and the Delaware Court of Chancery may dismiss the proceedings as to any REG stockholder who fails to comply with this direction. Such notice shall also be given by 1 or more publications at least one week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Delaware Court of Chancery deems advisable. The forms of the notices by mail and by publication shall be approved by the Delaware Court of Chancery, and the costs thereof shall be borne by the Surviving Corporation. In addition, and notwithstanding anything herein to the contrary, assuming our shares of Common Stock remain listed on a national securities exchange immediately prior to the Effective Time (which we expect to be the case), the Delaware Court of Chancery will dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (i) the total number of shares of Common Stock entitled to appraisal exceeds 1% of the outstanding shares of Common Stock, or (ii) the value of the consideration provided in the Merger for such total number of shares of Common Stock exceeds $1.0 million. Upon application by the Surviving Corporation or by any stockholder entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the Surviving

Corporation and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal.

The appraisal proceeding will be conducted as to the shares of Common Stock owned by the stockholders who have properly exercised their appraisal rights and are entitled to appraisal, in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through the appraisal proceeding, the Delaware Court of Chancery will determine the fair value of the shares of Common Stock held by all REG stockholders who have properly exercised their appraisal rights and are entitled to appraisal, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, and except as otherwise provided in Section 262 of the DGCL, interest from the effective date of the Merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment. Notwithstanding the foregoing, at any time before the entry of judgment in the proceedings, the Surviving Corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as just described only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid at that time. When the value is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon, if any, to the REG stockholders entitled to receive the same, forthwith in the case of uncertificated stockholders or upon surrender by certificated stockholders to the Surviving Corporation of their stock certificates.

In determining the fair value, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other factors which were known or which could be ascertained as of the date of the Merger which throw any light on future prospects of the merged corporation. The Delaware Supreme Court has recently indicated that transaction price is one of the relevant factors the Court of Chancery may consider in determining fair value and that, absent deficiencies in the sale process, the transaction price should be given “considerable weight.” Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 of the DGCL to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.” An opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to fair value under Section 262 of the DGCL. The fair value of shares of Common Stock as determined under Section 262 of the DGCL could be greater than, the same as or less than the Merger Consideration. Neither Chevron nor REG, as the Surviving Corporation, anticipates offering more than the Merger Consideration to any REG stockholder exercising appraisal rights and reserves the right to assert, in any appraisal proceeding, that, for purposes of Section 262 of the DGCL, the “fair value” of a share of Common Stock is less than the Merger Consideration. No representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery.

If a petition for appraisal is not duly filed within 120 days after the effective date of the Merger, you will lose the right to an appraisal and will instead receive the Merger Consideration in accordance with the Merger Agreement, without interest thereon, less any withholding taxes.

The Delaware Court of Chancery may determine the costs of the appraisal proceeding (which do not include attorneys’ fees or the fees and expenses of experts) and may tax those costs upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares of Common Stock entitled to appraisal. In the absence of such an order, each party to the appraisal proceeding bears its own expenses.

If you have duly demanded an appraisal in compliance with Section 262 of the DGCL you will not, from and after the effective date of the Merger, be entitled to vote the shares of Common Stock subject to the demand for any purpose or receive any dividends or other distributions on those shares, except dividends or other distributions payable to holders of record of Common Stock as of a record date prior to the Effective Time.

If you have not commenced an appraisal proceeding or joined such a proceeding as a named party you may withdraw a demand for appraisal and accept the Merger Consideration by delivering a written withdrawal of the demand for appraisal and an acceptance of the consideration payable in the Merger to the Surviving Corporation, except that any attempt to withdraw made more than 60 days after the effective date of the Merger will require written approval of the Surviving Corporation. In addition, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and such approval may be conditioned on the terms the Delaware Court of Chancery deems just; provided, however, that this provision will not affect the right of any REG stockholder that has made an appraisal demand but who has not commenced an appraisal proceeding or joined such proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered in the Merger within 60 days after the effective date of the Merger. If you fail to properly demand or successfully withdraw your demand for appraisal, or otherwise lose your appraisal rights, your shares of Common Stock will be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration, without interest thereon, less any withholding taxes.

Failure to follow the steps required by Section 262 of the DGCL for properly demanding appraisal rights will result in the loss of your appraisal rights. In that event, you will be entitled to receive the Merger Consideration for your shares of Common Stock in accordance with the Merger Agreement, without interest.

THE PROCESS OF DEMANDING AND EXERCISING APPRAISAL RIGHTS REQUIRES STRICT COMPLIANCE WITH THE TECHNICAL PREREQUISITES OF SECTION 262 OF THE DGCL. IF YOU WISH TO EXERCISE YOUR APPRAISAL RIGHTS, YOU SHOULD CONSULT WITH YOUR OWN LEGAL COUNSEL. TO THE EXTENT THERE ARE ANY INCONSISTENCIES BETWEEN THE FOREGOING SUMMARY AND SECTION 262 OF THE DGCL, THE DGCL WILL GOVERN.

Accounting Treatment

The Merger will be accounted for as a “purchase transaction” for financial accounting purposes.

U.S. Federal Income Tax Consequences of the Merger

The following is a general discussion of the material U.S. federal income tax consequences to U.S. holders and non-U.S. holders (in each case, as defined below) of the receipt of the Merger Consideration in exchange for shares of our Common Stock pursuant to the Merger. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury regulations promulgated thereunder, and judicial and administrative authorities, rulings and decisions, all as in effect as of the date of this proxy statement. These authorities may change, possibly with retroactive effect, and any such change could affect the accuracy of the statements and conclusions set forth in this discussion. This discussion does not address any state, local or non-U.S. tax consequences, the Medicare tax on net investment income (under Section 1411 of the Code), the alternative minimum tax, or any U.S. federal tax consequences other than those pertaining to the U.S. federal income tax. This discussion is not binding on the Internal Revenue Service (the “IRS”), or the courts and, therefore, could be subject to challenge, which could be sustained.

This discussion applies only to holders of Common Stock that hold such shares as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this discussion does not purport to consider all aspects of U.S. federal income taxation that might be relevant to holders in light of their particular circumstances and does not apply to holders subject to special treatment under the U.S. federal income tax laws, including, without limitation:

•	dealers or brokers in securities, commodities or non-U.S. currencies;

•	traders in securities that elect to apply a mark-to-market method of accounting;

•	banks, insurance companies and certain other financial institutions;

•	tax-exempt organizations or governmental organizations, and their controlled entities;

•	partnerships, S corporations or other pass-through entities or investors therein;

•	regulated investment companies and real estate investment trusts;

•	controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax;

•	former citizens or residents of the United States and U.S. expatriates;

•	U.S. holders whose functional currency is not the U.S. dollar;

•	holders who hold shares of Common Stock as part of a hedge, straddle, constructive sale or conversion transaction or other integrated investment;

•	holders deemed to sell their shares of Common Stock under the constructive sale provisions of the Code;

•	accrual method holders who prepare an “applicable financial statement” (as defined in Section 451 of the Code);

•	holders that do not vote in favor of the Merger and who properly demand appraisal of their shares under Section 262 of the DGCL; and

•	holders who acquired shares of Common Stock pursuant to the exercise of employee stock options, through a tax-qualified retirement plan or otherwise as compensation).

If an entity or arrangement classified as a partnership for U.S. federal income tax purposes holds shares of Common Stock, the tax treatment of a partner in such partnership will depend on the status and activities of the partner and the partnership, and certain determinations made at the partner level. Any such entity should consult its own tax advisor regarding the tax consequences of the receipt of the Merger Consideration in exchange for shares of Common Stock pursuant to the Merger.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT TAX OR LEGAL ADVICE. HOLDERS OF SHARES OF COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO THEM IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS ANY TAX CONSEQUENCES OF THE MERGER ARISING UNDER THE U.S. FEDERAL TAX LAWS OTHER THAN THOSE PERTAINING TO INCOME TAX, INCLUDING ESTATE OR GIFT TAX LAWS, OR UNDER ANY STATE, LOCAL OR NON-U.S. TAX LAWS OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Tax Consequences to U.S. Holders

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of shares of Common Stock that is:

•	an individual who is a citizen or resident of the United States, as defined in the Code;

•

a corporation (or any other entity or arrangement classified as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•

a trust if (i) a court within the United States is able to exercise primary supervision over the trust’s administration and one or more United States persons (within the meaning of Section 7701(a)(30) of the Code) are authorized to control all substantial decisions of the trust or (ii) it was in existence on August 20, 1996, and it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a domestic trust for U.S. federal income tax purposes; or

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source.

The receipt of the Merger Consideration by U.S. holders in exchange for shares of Common Stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder who receives the Merger Consideration in exchange for shares of Common Stock pursuant to the Merger will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between (A) the amount of any cash received and (B) the U.S. holder’s adjusted tax basis in such shares of Common Stock. Gain or loss must be determined separately for each block of shares of Common Stock (i.e., shares acquired for the same cost in a single transaction) disposed of pursuant to the Merger. Such gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if the U.S. holder’s holding period for such block of shares of Common Stock is more than one year as of the date of the Merger. Long-term capital gains of certain non-corporate U.S. holders, including individuals, are generally subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to limitations.

Tax Consequences to Non-U.S. Holders

For purposes of this discussion, the term “non-U.S. holder” means a beneficial owner of shares of Common Stock that is not a U.S. holder and is not an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

The receipt of the Merger Consideration by non-U.S. holders in exchange for shares of Common Stock pursuant to the Merger generally will not be subject to U.S. federal income tax unless:

•

the gain, if any, on such shares is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to the non-U.S. holder’s permanent establishment in the United States), in which event (A) the non-U.S. holder generally will be subject to U.S. federal income tax in substantially the same manner as if it were a U.S. holder and (B) if the non-U.S. holder is a corporation, it may also be subject to a branch profits tax at a rate of 30% (or such lower rate as may be specified under an applicable income tax treaty) on its effectively connected earnings and profits that are not reinvested in the United States for the taxable year, subject to certain adjustments;

•

the non-U.S. holder is an individual who was present in the United States for 183 days or more in the taxable year of the exchange of shares of Common Stock for the Merger Consideration pursuant to the Merger and certain other conditions are met, in which event the non-U.S. holder will generally be subject to tax at a rate of 30% (or such lower rate as may be specified under an applicable income tax treaty) on the gain from the exchange of shares of Common Stock, which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses; or

•

the Company is or has been a USRPHC as defined in Section 897 of the Code at any time during the shorter of (x) the five-year period ending on the date of the Merger and (y) the non-U.S. holder’s holding period with respect to the shares of Common Stock and certain other conditions are satisfied. The Company believes that, as of the effective time of the Merger, the Company will not have been a USRPHC at any time within the five-year period ending on the date thereof. Even if the Company has been or is a USRPHC, provided that the Common Stock is regularly traded, as defined by applicable Treasury Regulations, on an established securities market, the Common Stock will be treated as a U.S. real property interest only with respect to a non-U.S. holder that holds more than 5% of the outstanding Common Stock, directly or indirectly, actually or constructively, during the shorter of the five-year period ending on the date of the Merger and the non-U.S. holder’s holding period with respect to the shares of Common Stock.

Information Reporting and Backup Withholding

The receipt of the Merger Consideration by holders in exchange for shares of Common Stock pursuant to the Merger may be subject to information reporting and backup withholding. To avoid backup withholding, a U.S. holder should timely complete and return IRS Form W-9, certifying that such U.S. holder is a United States person, the taxpayer identification number provided is correct and such U.S. holder is not subject to backup withholding. In general, a non-U.S. holder will not be subject to information reporting and backup withholding if the non-U.S. holder has complied with certification requirements and identification procedures in order to establish an exemption by providing an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or an IRS Form W-8ECI if the non-U.S. holder’s gain is effectively connected with the conduct of a trade or business in the United States), or the non-U.S. holder otherwise establishes an exemption. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a holder’s U.S. federal income tax liability if the required information is furnished by such holder on a timely basis to the IRS.

The discussion above of material U.S. federal income tax consequences is not intended to constitute a complete description of all tax consequences relating to the Merger. This summary is for general information purposes only and is not tax or legal advice. Because individual circumstances may differ, each holder should consult their tax advisor regarding the applicability of the rules discussed above to the holder and the particular tax effects to the holder of the Merger in light of such holder’s particular circumstances, including the tax consequences arising under the U.S. federal estate or gift tax rules, or through the application of any state, local or non-U.S. tax laws or any applicable income tax treaty.

Regulatory Approvals Required for the Merger

REG is not currently aware of any other material governmental consents, approvals or filings that are required prior to the parties’ completion of the transaction other than those described below. If additional approvals, consents and filings are required to complete the transaction, Chevron and REG intend to seek such consents and approvals and make such filings.

Chevron and REG expect to complete the transaction in the second half of 2022. Although Chevron and REG believe that they will receive the required consents and approvals described below to complete the transaction, neither can give any assurance as to the timing of these consents and approvals or as to Chevron’s and REG’s ultimate ability to obtain such consents or approvals (or any additional consents or approvals which may otherwise become necessary) or that such consents or approvals will be obtained on terms and subject to conditions satisfactory to Chevron and REG. Chevron has no obligation to agree to any conditions that would result in a Substantial Detriment (as defined in “The Merger Agreement—Covenants and Agreements—Conduct of Business—Reasonable Best Efforts Covenant” on page 77 of this proxy statement) The receipt of the regulatory approvals (as described in this section) is a condition to the obligation of each of Chevron and REG to complete the merger.

The Merger is subject to the requirements of the HSR Act and the related rules and regulations, which provide that certain transactions may not be completed until notification and report forms have been furnished to the DOJ and the FTC and until certain waiting periods have been terminated or have expired. The HSR Act requires Chevron and REG to observe a 30-calendar-day waiting period after the submission of their respective HSR filings before consummating their transaction, unless the waiting period is earlier terminated. If either agency issues a request for additional information or documentary material (a “Second Request”) prior to the expiration of the initial waiting period, the parties must observe a second 30-calendar-day waiting period, which begins to run only after each of the parties has certified that it has substantially complied with the Second Request.

On March 11, 2022, Chevron and REG each filed a notification and report form under the HSR Act with the DOJ and the FTC.

Under the EU Merger Regulation, a transaction meeting certain revenue thresholds may not be completed before it is notified to the EC and the EC has declared it to be compatible with the European common market. The Merger meets the thresholds of the EU Merger Regulation and needs to be notified to the EC. Under the EU Merger Regulation, once a transaction is formally notified to the EC, the EC has 25 business days (beginning on the first business day following the date on which a complete formal notification is received by the EC), which period may be extended to 35 business days if the parties offer remedies, to issue a decision as to whether to clear the Merger or to initiate an in-depth (so called “Phase II”) investigation. The EC will initiate a Phase II investigation if it finds that the Merger gives rise to serious doubts as to its compatibility with the European common market. If the EC initiates a Phase II, it has an additional 90 business days following the decision to open a Phase II, which period may be extended by up to 35 business days under certain circumstances, to decide whether to declare the Merger compatible with the European common market (unconditionally or subject to remedies) or to declare the Merger incompatible with the European common market and thus prohibit their implementation. The EC can issue requests for information and exceptionally suspend the aforementioned review periods if it determines that the parties have not responded to a request for information in reasonable time. There can be no assurance that a concern regarding the compatibility of the Merger with the European common market under the EU Merger Regulation will not be raised or, if such concern is raised, what the result of such challenge will be.

THE MERGER AGREEMENT

Explanatory Note Regarding the Merger Agreement

This section of this proxy statement describes the material provisions of the Merger Agreement, but does not describe all of the terms of the Merger Agreement and may not contain all of the information about the Merger Agreement that is important to you. The following summary is qualified by reference to the complete text of the Merger Agreement, which is attached as Annex A to this proxy statement and incorporated by reference herein. The rights and obligations of Chevron, REG and Merger Subsidiary, are governed by the express terms and conditions of the Merger Agreement and not by this summary or any of the other information contained in this proxy statement. You are urged to read the full text of the Merger Agreement because it is the legal document that governs the merger.

The Merger Agreement contains representations, warranties and covenants by each of the parties to the agreement, which were made only for purposes of the agreement, as of specified dates. The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Chevron, Merger Subsidiary, REG or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants contained in the Merger Agreement or any other agreement between such parties may change after the date of each such agreement, which subsequent information may or may not be fully reflected in Chevron’s or REG’s public disclosures or the public disclosures of any of their respective subsidiaries or affiliates. Each such agreement should not be read alone, but should instead be read in conjunction with the other information regarding the respective agreement, the merger, Chevron, REG and their respective affiliates and businesses, which is contained in, or incorporated by reference into, this proxy statement, as well as in the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings that each of Chevron and REG has made or will make with the SEC. See “Where You Can Find More Information; Incorporation by Reference” beginning on page 156.

Effects of the Merger

The Merger Agreement provides, upon the terms and subject to the conditions set forth therein and in accordance with the DGCL, at the Effective Time, for Merger Subsidiary to merge with and into REG, with REG continuing as the Surviving Corporation and a wholly owned subsidiary of Chevron. As used herein, Surviving Corporation means REG following the merger.

At the Effective Time of the Merger and by virtue of the Merger, the certificate of incorporation of REG, as in effect immediately prior to the Effective Time, will be amended and restated in its entirety as set forth in Exhibit A to the Merger Agreement, and as so amended and restated, will be the certificate of incorporation of the Surviving Corporation. At the Effective Time of the Merger, the by-laws of REG, as in effect immediately prior to the Effective Time, will be amended and restated to read in their entirety as set forth in the by-laws of Merger Subsidiary as in effect immediately prior to the Effective Time, except that all references therein to Merger Subsidiary will be automatically amended and will become references to REG, and so amended and restated, will be the by-laws of the Surviving Corporation.

Closing and Effective Time of the Merger

Unless another place and time is agreed to in writing by Chevron and REG, the closing of the Merger will occur as soon as practicable on the second business day following the day on which the last of the conditions (other than those conditions that by their nature are to be fulfilled at the closing, but subject to the waiver or fulfillment of such conditions) set forth in the Merger Agreement has been fulfilled or waived in accordance with the Merger Agreement or at such other place and time as REG and Chevron agree in writing.

Merger Consideration

Conversion of Shares

At the Effective Time, by virtue of the Merger and without any action on the part of Chevron, Merger Subsidiary, REG or any holder of any securities of Chevron, Merger Subsidiary or REG, each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than the cancelled shares (as defined below) and Dissenting Shares and any shares of Common Stock subject to REG stock awards that will be treated in the manner described under the heading “The Merger—Treatment of REG Stock Options and Other Stock-Based Awards”) will, by virtue of the Merger Agreement and without any action on the part of the holder thereof, will be converted into and will thereafter represent the right to receive $61.50 in cash, without interest, subject to any withholding taxes required by any provision of federal, state, local or foreign tax law, and at the Effective Time, all such shares of Common Stock, when so converted, will no longer be outstanding, will automatically be cancelled and will cease to exist and each holder thereof will thereafter have no rights with respect to such securities except the right to receive the Merger Consideration in accordance with the terms of the Merger Agreement.

At the Effective Time, by virtue of the Merger and without any action on the part of Chevron, Merger Subsidiary, REG or any holder of any securities of Chevron, Merger Subsidiary or REG, shares of Common Stock owned by REG, Chevron, Merger Subsidiary or any of their respective direct or indirect wholly owned subsidiaries will automatically be cancelled and will cease to exist without payment of any consideration, as described under the heading “The Merger Agreement—Merger Consideration—Cancelled Shares.”

Following the Effective Time, Chevron will make available to the paying agent, as needed, the Merger Consideration to be delivered in respect of certificates and book-entry shares formerly representing shares of Common Stock.

Cancelled Shares

At the Effective Time, all shares of Common Stock that are owned by Chevron, Merger Subsidiary, REG or any of their respective direct or indirect wholly owned subsidiaries will be cancelled and will cease to exist and no consideration will be delivered in exchange therefor. Such shares are referred to as “cancelled shares” in this proxy statement.

Exchange of REG Stock Certificates and Book-Entry Shares

As soon as reasonably practicable following the Effective Time, Chevron will mail, or the Surviving Corporation will cause the paying agent to mail, to each holder of record (as of immediately prior to the Effective Time) a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Common Stock and uncertificated shares of Common Stock that represented outstanding shares of Common Stock, in each case, that were converted into the right to receive an amount in cash equal to the Merger Consideration, a letter of transmittal in customary form and reasonably acceptable to REG (which will specify that delivery will be effected, and risk of loss and title to the certificates will pass, only upon proper delivery of the certificates to the paying agent) and instructions explaining how to surrender certificates and uncertificated shares to the paying agent. Holders of Common Stock who surrender certificates that formerly represented outstanding shares of Common Stock to the paying agent, together with a properly completed letter of transmittal and any other documents as may reasonably be required by the paying agent, will be entitled to receive in exchange therefor the Merger Consideration payable in respect of the number of such Common Stock, and the certificates surrendered will be cancelled. REG stockholders should not return stock certificates with the enclosed proxy card. Notwithstanding the foregoing, upon receipt of an “agent’s message” by paying agent (or such other evidence, if any, of transfer as the paying agent may reasonably request) in the case of a book-entry transfer of uncertificated Common Stock, the holders of such uncertificated Common Stock will be entitled to receive, in exchange therefor, an amount in cash equal to the Merger Consideration payable in respect of the number of such Common Stock, and the transferred uncertificated Common Stock will be cancelled. No interest will be paid or will accrue for the benefit of holders of the certificates or book-entry shares that formerly represented outstanding shares of Common Stock on the Merger Consideration payable pursuant to the Merger Agreement.

Dissenting Shares

Notwithstanding anything in the Merger Agreement to the contrary, if required by the DGCL (but only to the extent required thereby), shares of Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by holders of such shares who have not voted in favor of the adoption of the Merger Agreement or consented thereto in writing with respect to such shares and who have properly exercised appraisal rights with respect thereto in accordance with, and who have complied with, Section 262 of the DGCL will not be converted into the right to receive the Merger Consideration, and holders of such Dissenting Shares will be entitled to receive payment of the fair value of such Dissenting Shares in accordance with the provisions of such Section 262, unless and until any such holder fails to perfect or effectively withdraws or loses its rights to appraisal and payment under the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such rights, such Dissenting Shares will thereupon be treated as if they had been converted into, at the Effective Time, the right to receive the Merger Consideration, without any interest thereon, and REG will remain liable for payment of the Merger Consideration for such shares. At the Effective Time, any holder of Dissenting Shares will cease to have any rights with respect thereto other than such rights as are provided to holders of Dissenting Shares pursuant to Section 262 of the DGCL. REG will give Chevron (i) prompt written notice of any written demands or correspondence relating thereto received by REG for appraisals of shares of Common Stock (or written threats thereof), withdrawals (or purported withdrawals) of such demands and any other written demands or correspondence relating thereto, notices or instruments relating to appraisal demands received by REG and (ii) the opportunity and right to participate in all negotiations and proceedings with respect to such demands. REG will not, except with the prior written consent of Chevron, make any payment with respect to any demands for appraisal or offer to settle or settle, or approve the withdrawal of, any such demands or waive any failure to timely deliver a written demand for appraisal or otherwise to comply with Section 262 of the DGCL or agree to do any of the foregoing.

Withholding

Notwithstanding anything in the Merger Agreement to the contrary, each of Chevron, REG, Merger Subsidiary, the Surviving Corporation and the paying agent will be entitled to deduct and withhold (or cause to be deducted or withheld) from any amounts otherwise payable pursuant to the Merger Agreement to any person such amounts as are required to be deducted or withheld with respect to the making of such payment under any provision of federal, state, local or foreign tax law. To the extent that amounts are so deducted or withheld by Chevron, REG, Merger Subsidiary, the Surviving Corporation or the paying agent and paid over to the applicable taxing authority, any amounts so withheld will be treated for all purposes of the Merger Agreement as having been paid to the holder of shares of Common Stock or equity based awards in respect of which such deduction or withholding was made.

Lost Certificates

If a certificate representing shares of Common Stock has been lost, stolen or destroyed, then, before a REG stockholder will be entitled to receive the Merger Consideration to be paid in respect of the shares of Common Stock represented by such lost, stolen or destroyed certificate, the holder will need to deliver an affidavit of that fact and, if required by Chevron or the Surviving Corporation, post a bond, in such reasonable amount as the

Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such certificate in addition to such holder providing a properly completed and duly executed letter of transmittal.

Potential Adjustment to Merger Consideration

In the event that, at any time between the date of the Merger Agreement and the Effective Time, any change in the outstanding shares of capital stock of REG occurs as a result of any reclassification, recapitalization, stock split, or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period, the Merger Consideration will be appropriately adjusted in order to provide REG stockholders with the economic effect contemplated by the Merger Agreement prior to such event. Prior to such event, no such adjustment will be made for grants of equity compensation not prohibited by the Merger Agreement.

Treatment of REG Equity Awards

Stock Appreciation Rights. Under the Merger Agreement, each Company SAR (all of which had previously vested prior to the date of the Merger Agreement) will be cancelled and converted into the right to receive a cash payment, less any applicable withholding taxes, equal to the product of (x) the excess, if any, of the Merger Consideration over the exercise price per share applicable to such Company SAR multiplied by (y) the number of shares of Common Stock subject to such Company SAR.

Restricted Stock Unit Awards.    The Merger Agreement also provides that:

•

Each Company Director RSU Award will vest in full and be cancelled and converted into the right to receive a cash payment, less any applicable withholding taxes, equal to the product of (x) the Merger Consideration multiplied by (y) the number of shares of Common Stock subject to such Company Director RSU Award.

•

Each Company Employee RSU Award to the extent vested immediately prior to the Effective Time will be cancelled and converted into the right to receive a cash payment, less any applicable withholding taxes, equal to the product of (x) the Merger Consideration multiplied by (y) the number of vested shares of Common Stock subject to such Company Employee RSU Award.

•

Each Unvested Company Employee RSU Award and Scheduled PSU Award will be cancelled and converted into an Assumed RSU Award representing the right to receive an amount in cash, less any applicable withholding taxes, equal to the product of (x) the Merger Consideration multiplied by (y) the number of shares of Common Stock subject to such Unvested Company Employee RSU Award or Scheduled PSU Award, as applicable. Each Assumed RSU Award will be subject to the vesting schedule applicable to the corresponding Unvested Company Employee RSU Award or Scheduled PSU Award, as applicable, immediately prior to the Effective Time (including, with respect to the Scheduled PSU Awards, the performance vesting conditions).

•

Except with respect to the Scheduled PSU Awards, each Company PSU Award will be cancelled and converted into an Assumed PSU Award representing the right to receive an amount in cash, less any applicable withholding taxes, equal to the product of (A) the Merger Consideration multiplied by (B) the number of shares of Common Stock subject to such Company PSU Award (assuming that any performance based vesting conditions applicable to such Company PSU Award for any performance period that has not been completed as of the Effective Time are achieved at (x) with respect to Company PSU Awards granted in 2020 and 2021, the greater of the target performance levels and the levels based on actual achievement of pro-rated performance goals through the Effective Time or (y) with respect to Company PSU Awards granted in 2022, the target performance levels). Each Assumed PSU Award will be subject to the vesting schedule applicable to the corresponding Company PSU Award immediately prior to the Effective Time (other than any performance based vesting conditions).

Covenants and Agreements

Conduct of Business

REG has agreed to certain covenants in the Merger Agreement restricting the conduct of its respective business between February 27, 2022 and the earlier of the completion of the Merger and the termination of the Merger Agreement.

Interim Operations of REG. The Merger Agreement provides that until the Effective Time, except with the prior written consent of Chevron (such consent not to be unreasonably withheld, conditioned or delayed), as expressly permitted or required by the Merger Agreement, as may be required by applicable law or in respect of commercially reasonable actions taken by REG and its subsidiaries in connection with mitigating the adverse effects of events caused by the COVID-19 pandemic or the public health emergency resulting therefrom (including as reasonably necessary to protect the health and safety of customers, suppliers, employees and other business relations of REG and its subsidiaries) or in connection with ensuring compliance by REG and its subsidiaries and their respective directors officers and employees with any applicable law, directive, guideline or recommendation by any governmental authority taken in response to the COVID-19 pandemic, REG and its subsidiaries will use reasonable best efforts to conduct their business (i) in the ordinary course of business and (ii) in a manner not involving entry by REG or its subsidiaries into businesses that are materially different from the business of REG and its subsidiaries on the date of the Merger Agreement. REG has also agreed, subject to the foregoing exceptions, that during this period it and its subsidiaries will use their commercially reasonable efforts to preserve intact their business organizations and relationships with third parties. In addition, REG has agreed to the following specific restrictions on the conduct of its business during this period which are subject to exceptions described in the Merger Agreement. REG generally has agreed that, except with the prior written consent of Chevron (such consent not to be unreasonably withheld, conditioned or delayed), it will not, and will not permit any of its subsidiaries to:

•	adopt or propose any change in its certificate of incorporation or by-laws;

•	adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of REG or any of its subsidiaries;

•

issue, sell, transfer, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class or series of REG or its subsidiaries, with certain exceptions;

•

split, combine, subdivide or reclassify its outstanding shares of capital stock, or declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock, other than intra-group dividends among REG and its subsidiaries;

•

redeem, purchase or otherwise acquire directly or indirectly any of its capital stock, with certain exceptions for repurchases, redemptions or acquisitions (i) required by the terms of its capital stock or any securities outstanding as of the date of the Merger Agreement, (ii) required by or in connection with the respective terms, as of the date of the Merger Agreement, of any REG benefit plan or any dividend reinvestment plan in effect on the date of the Merger Agreement in the ordinary course of the operations of such plan and consistent with past practice, (iii) with respect to the exercise, vesting or settlement of certain REG equity awards outstanding as of the date of the Merger Agreement or granted in compliance with the Merger Agreement or (iv) involving only wholly owned subsidiaries of REG;

•

make or authorize any capital expenditures except in amounts that are not in excess of (i) 105% of the individual line items of the capital budget provided to Chevron or (ii) 110% of two line items of the capital budget provided to Chevron;

•

increase the compensation or benefits of any director, officer or employee (except for normal increases in the ordinary course of business consistent with past practice or as required under applicable law or any REG benefit plan existing on the date of the Merger Agreement), enter into, adopt or materially amend (or waive or amend any performance or vesting criteria or accelerate funding under) any employment, change in control, severance, bonus, profit sharing, retirement, restricted stock, stock option, deferred compensation or other director, executive or employee benefit plan, policy, agreement or arrangement (except as required by applicable law, the terms of the Merger Agreement or an agreement or arrangement existing on the date of the Merger Agreement, or with respect to an employment offer letter or individual independent contractor or consultant agreement that provides for a base salary or wage rate of less than $200,000 per year and is terminable upon no more than thirty (30) days’ notice without liability and does not provide for change in control or severance payments and benefits), enter into any collective bargaining agreement or other agreement with any labor organization, works council, trade union, labor association or other employee representative, implement any facility closings or employee layoffs or reductions in force that would trigger the notice requirements under the Worker Adjustment and Retraining Notification Act (“WARN Act”), or terminate any employee with a title of executive director or above, other than a termination for “cause” or due to the employee’s death or disability, or hire any employee with a title of executive director or above;

•

acquire or agree to acquire (i) any business or person or division thereof (whether by merger or consolidation, by purchase of all or a substantial portion of the assets or equity or voting interest in such persons, businesses or divisions or by any other manner) (except that REG and its subsidiaries may acquire any business, person or assets with a purchase price not exceeding $10 million) or (ii) any other assets (except in the ordinary course of business consistent with past practice);

•

sell, lease, license, encumber or otherwise dispose of any material assets or property, except pursuant to existing contracts or commitments, in the ordinary course of business consistent with past practice, or any such disposals in an amount not exceeding $15 million in the aggregate;

•

incur any indebtedness for borrowed money, guarantee or assume any such indebtedness of another person, issue or sell warrants or other rights to acquire any debt securities of REG or any of its subsidiaries, enter into any “keep well” or other agreement to maintain any financial condition of another person, or enter into any arrangement having the economic effect of any of the foregoing (other than (i) any such indebtedness among any person and its wholly owned subsidiaries, among any person’s wholly owned subsidiaries, and guarantees thereof, (ii) additional borrowings under REG’s existing credit facility, in each case in accordance with the terms thereof, (iii) any such indebtedness incurred to replace, renew, extend, refinance or refund any indebtedness of REG or any of its subsidiaries or (iv) that are not in excess of $5 million, and in the case of clauses (ii) and (iii), subject to certain limitations);

•

modify, amend, terminate or waive any material rights under any material contract or enter into an agreement that would constitute a material contract, other than as expressly contemplated by the Merger Agreement or in the ordinary course of business;

•

settle or compromise any claim, demand, lawsuit or state or federal regulatory proceeding, or waive, release or assign any rights or claims, (i) in any such case (A) in an amount in excess of $2.5 million, or (B) that imposes (1) any material obligation to be performed by, or (2) material restriction imposed against, REG or its subsidiaries after the closing date or (ii) in the aggregate of all such cases, in an amount in excess of $7.5 million (provided that REG may not settle or propose to settle or compromise any transaction litigation except as permitted by the terms of the Merger Agreement);

•	change any method of financial accounting or financial accounting practice (except for changes that are not material or are required by concurrent changes in GAAP or applicable law);

•	enter into any joint venture, partnership, participation or other similar arrangement;

•

make any loan, capital contribution or advance to or investment in any other person (other than REG or any wholly owned subsidiary of REG in the ordinary course of business consistent with past practice and other than pursuant to capital calls required pursuant to the terms of existing equity investments) except for advances for reimbursable employee expenses in the ordinary course of business consistent with past practice or advancements of expenses to directors and officers of REG or any subsidiary of REG pursuant to advancement obligations in effect as of the date of the Merger Agreement under the REG charter, bylaws, equivalent governing documents of any subsidiary of REG or any indemnification agreement with any such director or officer, in each case as in effect as of the date of the Merger Agreement;

•	take any action that would limit Chevron’s or REG’s freedom to license, cross-license or otherwise dispose of any of REG’s material owned intellectual property;

•

except as required by law, make, revoke or amend any material election relating to taxes, or change any of its material tax accounting or procedures currently in effect, settle any material tax proceeding or file any amended tax return, in each case, that is reasonably likely to result in an increase to a tax liability, if that increase is material to REG and its subsidiaries taken as a whole;

•

enter into any agreement that limits in any material respect the ability of REG or its subsidiaries or would (or would reasonably be expected to) limit in any material respect the ability of Chevron or its subsidiaries after the Effective Time to compete in any line of business or in any geographic area or during any period;

•	enter into, with respect to hedges pertaining to fiscal year 2022 or fiscal year 2023, any new interest rate hedges or any new commodity hedges; or

•	agree or commit to do any of the foregoing.

REG Stockholder Meeting. The Merger Agreement requires REG, as promptly as practicable after the filing of this proxy statement in preliminary form and, in any event within five business days of the earlier occurrence of either (i)(x) the date that is ten days after the filing of this proxy statement in preliminary form if the SEC does not indicate it will be providing comments or (y) such earlier date as REG receives confirmation that the SEC will not provide comments or indicates that it does not plan to provide comments to the filing of this proxy statement in preliminary form or (ii) being informed by the SEC staff that it has no further comments on the document, commence mailing of this proxy statement to the stockholders of REG and thereafter, as promptly as practicable, to duly call, give notice of, convene and hold a meeting of its stockholders (the “REG stockholder meeting”), for the purpose of obtaining the REG stockholder approval.

REG may not adjourn, postpone or otherwise delay the REG stockholder meeting without the prior written consent of Chevron (such consent not to be unreasonably withheld, conditioned or delayed) unless (i) after consultation with Chevron, REG believes in good faith that such adjournment or postponement is reasonably necessary to allow reasonable additional time to (x) solicit additional proxies necessary to obtain the REG stockholder approval, or (y) distribute any supplement or amendment to the REG proxy statement the distribution of which the Board has determined in good faith to be necessary under applicable law after consultation with, and taking into account the advice of, outside legal counsel or (ii) for an absence of a quorum. Notwithstanding the foregoing, REG may not, without the prior written consent of Chevron (such consent not to be unreasonably withheld, conditioned or delayed), postpone the REG stockholder meeting more than a total of three times pursuant to clause (i)(x) or (ii) of the immediately preceding sentence, and no such postponement or adjournment pursuant to clause (i)(x) or (ii) of the immediately preceding sentence will be, without the prior written consent of Chevron (such consent not to be unreasonably withheld, conditioned or delayed), for a period exceeding ten business days and in no event may REG postpone the REG stockholder meeting without the written consent of Chevron if doing so would require the setting of a new record date. REG will otherwise coordinate and cooperate with Chevron with respect to the timing of the REG stockholder meeting and will otherwise comply with all legal requirements applicable to the REG stockholder meeting. REG will provide updates to Chevron with respect to the proxy solicitation for the REG stockholder meeting (including interim results) as reasonably requested by Chevron.

No Solicitation. REG has agreed that, subject to certain exceptions set forth in the Merger Agreement, it and its subsidiaries will not, and that it will direct and use its reasonable best efforts to cause its and its subsidiaries’

respective officers, directors, employees, investment bankers, consultants, attorneys, accountants, agents and other representatives not to, directly or indirectly:

•

take any action to solicit, initiate or knowingly encourage or knowingly facilitate the making of any acquisition proposal (including, without limitation, by granting any waiver under Section 203 of the DGCL) involving REG or any inquiry with respect to an acquisition proposal;

•	engage in discussions or negotiations with any person with respect to an acquisition proposal (except to notify them of the existence of the applicable provisions of the Merger Agreement);

•	disclose any nonpublic information or afford access to properties, books or records to, any person that has made, or to REG’s knowledge is considering making, an acquisition proposal; or

•	propose publicly or agree to do any of the foregoing.

An “acquisition proposal” is any bona fide written offer or proposal for, or bona fide written indication of interest in, any:

•

direct or indirect acquisition or purchase of any business or assets of REG or any of its subsidiaries that constitutes, either individually or in the aggregate, 20% or more of the net revenues, net income, EBITDA or assets of REG and its subsidiaries, taken as a whole;

•

direct or indirect acquisition or purchase of 20% or more of any class of equity securities of REG or of any of its subsidiaries whose business constitutes 20% or more of the net revenue, net income, EBITDA or assets of REG and its subsidiaries, taken as a whole;

•

tender offer or exchange offer that, if completed, would result in any person owning 20% or more of any class of equity securities of REG, or any of its subsidiaries whose business constitutes 20% or more of the net revenues, net income, EBITDA or assets of REG and its subsidiaries, taken as a whole; or

•

merger, consolidation, business combination, joint venture, partnership, recapitalization, liquidation, dissolution or similar transaction involving REG or any of its subsidiaries whose business constitutes 20% or more of the net revenues, net income, EBITDA or assets of REG and its subsidiaries, taken as a whole, other than the transactions contemplated by the Merger Agreement.

The Board may, however, (i) comply with Rule 14e-2 under the Exchange Act with respect to an acquisition proposal or (ii) make any disclosure if, in the good faith judgment of the Board, after consultation with outside counsel, the failure to make such disclosure would be reasonably likely to be inconsistent with REG’s directors’ exercise of their fiduciary duties to REG’s stockholders under applicable law. If the disclosure relates to an acquisition proposal, it will be deemed to constitute a change in the REG recommendation in favor of the adoption of the Merger Agreement unless the Board reaffirms its recommendation in that disclosure. In addition but subject to the terms and conditions contained in the Merger Agreement, prior to the adoption of the Merger Agreement by the REG stockholders, REG may:

•

furnish information and access, but only in response to a request for information or access, to any person and its representatives (including sources of financing) making a bona fide, written acquisition proposal to the Board after the date of the Merger Agreement that was not obtained as a result of a breach of the non-solicitation provisions or certain other deal-protection provisions of the Merger Agreement; and

•	participate in discussions and negotiate with such person or its representatives concerning such unsolicited acquisition proposal.

REG may only furnish information and participate in discussions as described above, however, if REG first delivers to Chevron written notice advising Chevron that REG intends to take such action (provided that only one such notice need be given with respect to any specific acquisition proposal or amended or modified acquisition proposal), and:

•

the Board concludes in good faith, (i) after receipt of the advice of a financial advisor of nationally recognized reputation and outside legal counsel, that such acquisition proposal constitutes or would reasonably be expected to result in a superior proposal (as defined below) and (ii) that failure to do so would be reasonably likely to be inconsistent with its fiduciary duties to REG’s stockholders under applicable law; and

•

prior to any engagement or disclosure otherwise permitted by the Merger Agreement, REG receives from the person making the acquisition proposal an executed confidentiality agreement whose confidentiality terms are no less favorable in any material respect to REG than those contained in the confidentiality agreement between Chevron and REG and does not prohibit REG from providing information to Chevron that is required to be provided to Chevron pursuant to the Merger Agreement (provided that such confidentiality agreement need not contain any standstill provision), and any information provided to such person is provided to Chevron prior to or substantially concurrently with the time it is provided to such person.

In the event that on or after the date of the Merger Agreement REG receives an acquisition proposal or any request for nonpublic information relating to REG or any of its subsidiaries or for access to the properties, books or records of REG or any of its subsidiaries by any person that has made, or has informed REG that it is considering making an acquisition proposal, REG will (i) promptly (and in no event later than 24 hours after REG obtains knowledge of receipt thereof) notify (which notice will be provided orally and in writing and will identify the person making such acquisition proposal or request and set forth the material terms thereof) Chevron thereof, (ii) to the extent requested by Chevron, keep Chevron reasonably and promptly informed of the status and material terms of (including changes to the status or material terms of) any such acquisition proposal (or any amendments thereto) or request and (iii) as promptly as practicable (but in no event later than 24 hours after receipt) provide Chevron unredacted copies of all material correspondence and material written materials sent or provided to REG or any of its subsidiaries that describes any terms or conditions thereof (including any proposed transaction agreements and schedules and exhibits thereto and any financing commitments related thereto as well as written summaries (which may be provided by e-mail to Chevron’s outside counsel) of any oral communications containing new terms and conditions of any acquisition proposal (other than immaterial new terms and conditions) not otherwise previously provided in writing to Chevron).

A “superior proposal” is a bona fide written acquisition proposal for or in respect of at least a majority of the outstanding shares of Common Stock or REG’s and its subsidiaries’ assets:

•

on terms that the Board determines, in its good faith judgment (after consultation with, and taking into account the advice of, a financial advisor of nationally recognized reputation and outside legal counsel), taking into account all the terms and conditions of such acquisition proposal, including any break up fees, expense reimbursement provisions and conditions to consummation, as well as any revisions to the terms of the Merger or the Merger Agreement proposed by Chevron, are more favorable to REG’s stockholders from a financial point of view than the Merger and other transactions contemplated by the Merger Agreement (taking into account any revisions to the Merger Agreement or proposed in writing by Chevron prior to the time of such determination); and

•	constitutes a transaction that is reasonably likely to be consummated on the terms proposed, taking into account all legal, financial, regulatory and other aspects of that proposal.

The Board’s Recommendation to Stockholders. REG has agreed that the Board will recommend the adoption of the Merger Agreement to REG’s stockholders (the “Board recommendation”) and to include such recommendation in this proxy statement. The Merger Agreement provides that, subject to the exceptions described below, neither the Board nor any committee thereof will (i) withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in any manner adverse to Chevron, the approval of the Merger

Agreement, the Merger or the Board recommendation (any action referred to in this clause (i), a “change in the REG recommendation”), or (ii) approve or recommend, or propose publicly to approve or recommend, any acquisition proposal. For purposes of the Merger Agreement, a change in the REG recommendation includes any failure by REG to include the Board recommendation in this proxy statement. Notwithstanding the foregoing restrictions, prior to obtaining the REG stockholder approval:

•

the Board is permitted, in response to a superior proposal received after the date of the Merger Agreement and not resulting from a breach of certain provisions of the Merger Agreement, to not make the Board recommendation or to withdraw or modify, in a manner adverse to Chevron, the Board recommendation, or to cause REG to terminate the Merger Agreement in accordance with its terms to enter into a definitive agreement providing for a superior proposal, if:

•	the REG stockholder approval has not been obtained;

•

the Board determines in good faith, after consulting with outside legal counsel, that making the Board recommendation or failing to effect a change in the REG recommendation would be reasonably likely to be inconsistent with the directors’ exercise of their fiduciary duties under applicable law;

•

REG has given Chevron advance written notice of its decision to take such action, including the reasons for the change and specifying the material terms and conditions of the applicable acquisition proposal and the identity of the person making the proposal;

•

for a period of four business days following the notice delivered pursuant to the immediately preceding bullet (the “superior proposal match period”), Chevron is given the opportunity to propose revisions to the terms of the Merger Agreement (or to make another proposal) in response to such acquisition proposal and during such period REG has made its representatives reasonably available to negotiate with Chevron (to the extent Chevron wishes to negotiate) with respect to such proposed revisions or other proposal, if any (provided that any amendment or modification (other than immaterial amendments or modifications) of such acquisition proposal will require a new notice period with a new superior proposal match period of three business days); and

•

the Board determines in good faith that the acquisition proposal is a superior proposal at the end of the superior proposal match period (as may be extended) and after consultation with, and taking into account the advice of, a financial advisor of nationally recognized reputation and outside legal counsel, as well as any revisions to the terms of the Merger or the Merger Agreement proposed by Chevron in a manner that would form a binding contract if accepted by REG.

•

the Board is permitted, in response to an intervening event (as defined below) occurring after the date of the Merger Agreement, to not make the Board recommendation, or to effect a change in the REG recommendation, if:

•	the REG stockholder approval has not been obtained;

•

the Board determines in good faith, as a result of the intervening event, after consulting with outside legal counsel, that making the Board recommendation or failing to effect a change in the REG recommendation would be reasonably likely to be inconsistent with the directors’ exercise of their fiduciary duties to stockholders under applicable law;

•

before taking any such action, REG promptly gives Chevron written notice advising Chevron of the decision of the Board to take such action, which notice will describe the intervening event in reasonable detail and for a period of four business days (the “intervening event match period”) after delivery of such notice, Chevron is given the opportunity to propose revisions to the Merger Agreement (or to make another proposal) in response to such intervening event and during such period REG has made its representatives reasonably available to negotiate with Chevron (to the extent Chevron wishes to negotiate) with respect to such proposed revisions or other proposal, if any (provided that any change in fact (other than an immaterial change) relating to such intervening event will require a new notice period with a new intervening event match period of three business days); and

•

Chevron does not make, within the intervening event match period (as may be extended) a proposal in a manner that would form a binding contract if accepted by REG that the Board determines, in good faith, after consultation with, and taking into account the advice of, a financial advisor of nationally recognized reputation and outside legal counsel, would obviate the need to not make or withdraw or modify the Board’s recommendation.

An “intervening event” means any event, development or change in circumstances that was not known to the Board, or if known, the consequences of which were not reasonably foreseeable as of the date of the Merger Agreement, which event, change or development becomes known to the Board prior to obtaining the approval of the REG stockholders. However, the following events, changes or developments will not constitute an intervening event:

•	the receipt, existence or terms of an acquisition proposal or any matter relating to, or consequences of, such acquisition proposal; or

•

any change in the price or trading volume of our Common Stock or any other securities of REG or its subsidiaries (provided that the underlying causes of such changes may constitute, or be taken into account in determining whether there has been, an intervening event).

Notwithstanding (i) any change in the REG recommendation, or (ii) the making of any acquisition proposal, until termination of the Merger Agreement (A) in no event will REG or any of its subsidiaries (1) enter into, or approve or recommend, or, except as set forth in the Merger Agreement, propose to approve or recommend, any letter of intent, agreement in principle, Merger Agreement, option agreement, acquisition agreement or other agreement constituting or relating to an acquisition proposal (other than a confidentiality agreement as and to the extent permitted to be entered into in accordance with solicitation requirements set forth in the Merger Agreement), (2) except as required by applicable law or the provision of the Merger Agreement with respect to public announcements, make, facilitate or provide information in connection with any SEC or other regulatory filings in connection with the transactions contemplated by any acquisition proposal or (3) seek any third-party consents in connection with any transactions contemplated by any acquisition proposal and (B) REG will otherwise remain subject to the terms of the Merger Agreement; provided, however, even if the Board changes its recommendation in favor of the Merger Agreement in a manner adverse to Chevron (but provided that REG does not terminate the Merger Agreement in order to accept a superior proposal), REG must still call a stockholder meeting as otherwise required by the Merger Agreement and submit the Merger Agreement and the Merger to the vote of REG’s stockholders.

Reasonable Best Efforts Covenant. Chevron and REG have agreed to cooperate with each other and use their reasonable best efforts to promptly:

•

take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable under the Merger Agreement and applicable laws to consummate and make effective the Merger and the other transactions contemplated by the Merger Agreement as soon as practicable, including, without limitation, preparing and filing promptly and fully all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents; and

•

obtain as soon as practicable all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any third party or governmental body, agency, authority or official which are necessary, proper or advisable to consummate the Merger and the other transactions contemplated by the Merger Agreement.

Prior to closing, Chevron and REG have agreed to each keep the other apprised of the status of matters relating to the completion of the Merger and work cooperatively in connection with obtaining all required approvals or consents of any governmental agency, body, authority or entity in connection with the Merger. Chevron and REG have certain rights to review in advance and be informed of filings or written materials made (other than immaterial written materials) or submitted by the other party to any third party and/or governmental agency, body, authority or entity in connection with the Merger or the transactions contemplated by the Merger Agreement, and are required to promptly inform the other party (and if in writing, furnish to the other party copies of) any substantive communication from any governmental agency, body, authority or entity and provide the other party with the opportunity to participate in any meeting with any governmental agency, body, authority or entity in respect of any filing, investigation or other inquiry in connection with the transactions contemplated by the Merger Agreement, provided that Chevron will have the principal responsibility for determining and implementing the strategy for obtaining any necessary antitrust and clearance, consents or approvals (including with respect to timing and potential ways to address any concerns that may be raised) and will lead and direct all submissions to, meetings, negotiations and communications with any governmental agency, body, authority or entity or other party in connection with antitrust matters with respect to any antitrust law and matters with respect to any foreign direct investment law, and will do so in a manner reasonably designed to obtain any such clearance, consents or approvals, as promptly as reasonably practicable and, in any event prior to the end date (as defined under “The Merger Agreement—Termination of the Merger Agreement; Termination Fee”). Chevron and REG have agreed to use their reasonable best efforts to make, or cause to be made, promptly and after consultation with the other party, an appropriate response to any request for additional information or documentary material from any governmental agency, body, authority or entity with respect to the Merger; provided, that each party will each use reasonable best efforts to respond to a request for additional information under the HSR Act as promptly as possible and in any event within four months after receipt of a request for additional information under the HSR Act and neither party shall enter into an agreement with a governmental agency, authority, body or entity to delay the closing for any period beyond the statutory HSR Act waiting period without the consent of the other party.

Without limiting the foregoing, Chevron and REG have also agreed to use their reasonable best efforts to:

•

avoid the entry of, or to have vacated or terminated, any decree, order, or judgment that would restrain, prevent or delay the closing, on or before the end date, including without limitation defending through litigation on the merits (including appeal) any claim, objection or opposition asserted in any court by any person; and

•

avoid or eliminate each and every impediment under any antitrust, competition, foreign direct investment or trade law that may be asserted by any governmental agency, body, authority or entity with respect to the Merger so as to enable the closing to occur as soon as reasonably possible (and in any event no later than the end date), including (i) proposing, negotiating, committing to and effecting, by consent decree, hold separate order, or otherwise, the sale, divestiture or disposition of such businesses, product lines or assets of Chevron, REG and their respective subsidiaries, (ii) agreeing or proffering to enter into any license or similar agreement with respect to, or agree to restrict the ownership or operation of, or agree to conduct or operate in a specific manner, any portion of the business or assets of Chevron, REG and their respective subsidiaries and (iii) otherwise taking or committing to take actions that after the closing would limit Chevron or its subsidiaries’ freedom of action with respect to, or its or their ability to retain, one or more of the businesses, product lines or assets of Chevron, REG and their respective subsidiaries, in each case as may be required in order to avoid filing of a lawsuit by any governmental agency, body, authority, or entity with respect to the Merger seeking to enjoin or materially delay the closing, or the entry of, or to effect the dissolution of, any injunction, temporary restraining order, or other order in any suit or proceeding, which would otherwise have the effect of preventing or materially delaying the closing.

Chevron and, if requested by Chevron, REG will agree to divest, sell, dispose of, hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to, or Chevron or Chevron’s subsidiaries’ ability to retain, any of the businesses, product lines or assets of Chevron, REG or any of their respective subsidiaries, but only if such action is conditioned upon the consummation of the merger. Neither REG nor any of its subsidiaries may, without Chevron’s prior written consent, sell, divest or dispose of any assets, license any specified REG intellectual property, commit to any sale, divestiture or disposal of businesses, product lines or assets of REG and REG’s subsidiaries or any license of REG owned intellectual property or take any other action or commit to take any action that would limit REG’s, Chevron’s or any of their respective subsidiaries’ freedom of action with respect to, or their ability to retain any of, their businesses, product lines or assets or specified REG owned intellectual property.

However, notwithstanding the foregoing, Chevron is not required to take (or to request or authorize REG or any of REG’s subsidiaries to undertake) any action if it would result in a Substantial Detriment. As used in this proxy statement, “Substantial Detriment” means efforts, actions, changes or effects which would, individually or in the aggregate, result in, or be reasonably likely to result in, a material adverse effect on the financial condition, business, assets or continuing operations of REG and its subsidiaries, taken as a whole. Any requirement to divest or hold separate or limit the operation of any division, subsidiary, interest, business, product line, asset or property relating to the operations conducted by Chevron and its subsidiaries prior to the Effective Time will be deemed to result in a Substantial Detriment if such action with respect to a comparable amount of assets or businesses of REG and its subsidiaries, taken together with all other such actions taken, would be reasonably likely, in the aggregate, to have a material adverse effect on the financial condition, business, assets or continuing results of operations of REG and its subsidiaries, taken as a whole. Chevron will not be required to undertake or agree (or to request or authorize REG and its subsidiaries to undertake) any requirement or obligation to provide prior notice to, or to obtain prior approval from any governmental agency, body, authority or entity with respect to any transaction unless such requirement or obligation is immaterial to Chevron. The parties further agreed that sale of equity interests in REG’s Geismar, Louisiana biorefinery facility or such other requirement which, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the financial or strategic benefits expected to be derived from the Merger by Chevron with respect to the Geismar, Louisiana biorefinery facility, will, in each case be deemed a “Substantial Detriment.”

Chevron will not and will cause its subsidiaries not to acquire or agree to acquire (by merger or consolidating with, or by purchasing all or a substantial portion of the equity or assets of), any business or person or division thereof that would reasonably be expected to prevent, materially impede, materially interfere with or materially delay the consummation of the Merger and the other transactions contemplated by the Merger Agreement.

Certain Employee Benefits Matters. Chevron has agreed that:

•

from and after the Effective Time, it will cause the Surviving Corporation to honor, in accordance with their terms, all benefits and obligations under REG benefit plans as in effect immediately prior to the Effective Time.

•

for one year after the Effective Time, it shall continue to provide REG employees who are employed by REG as of the Effective Time and remain employed with Chevron or a Chevron subsidiary immediately following the Effective Time (each, an “Affected Employee”), for as long as such employee remains employed by Chevron or Chevron subsidiary, compensation and employee benefits:

•	pursuant to REG’s compensation and employee benefit plans as provided to such Affected Employees immediately prior to the Effective Time; or

•

pursuant to Chevron’s or a Chevron subsidiary’s compensation and employee benefit plans, which, in the aggregate, are no less favorable than those provided to Chevron or Chevron subsidiary employees in positions comparable to positions held by such Affected Employees.

Notwithstanding the foregoing, each Affected Employee’s base salary or wage rate, as applicable, and total annual cash opportunity (comprised of base salary or wage rate and short-term incentive cash opportunity) shall be in each case, no less favorable than those provided to the Affected Employee immediate prior to the Effective Time, provided, that, Chevron may reduce an Affected Employee’s short-term cash incentive compensation opportunity so long as the Affected Employee’s total annual cash opportunity is no less favorable than immediately prior to the Effective Time. In addition, for one year after the Effective Time, Chevron shall continue to provide to Affected Employees severance benefits and protections that are no less favorable than those provided to such Affected Employee immediately prior to the Effective Time. Notwithstanding the foregoing, the terms and conditions of employment for any Affected Employee who is covered by a collective bargaining agreement, work council agreement, or other contract or agreement with a labor union, works council or other employee representative organization shall be governed by such contract or agreement.

•

it will, or will cause the Surviving Corporation to, give Affected Employees with full credit for purposes of eligibility, participation levels, vesting and benefit accruals (other than accrual credit for any defined benefit pension or post-employment or retiree or welfare plan that is not a REG benefit plan) under any employee benefit plan or arrangement maintained by Chevron or a Chevron subsidiary for such Affected Employee’s service with REG or a REG subsidiary to the same extent recognized by REG or such REG subsidiary immediately prior to the Effective Time (except to the extent that such credit would result in duplication of benefits or compensation for the same period of service).

•

it will, or will cause the Surviving Corporation to, (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Affected Employees (and his or her covered dependents) under any welfare benefit plans that such employees may be eligible to participate in after the Effective Time, other than limitations or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Effective Time under any welfare plan maintained for the Affected Employees immediately prior to the Effective Time, and (ii) for the year in which the Effective Time occurs, provide each Affected Employee with credit for any co-payments, deductibles and maximum out-of-pocket requirements incurred prior to the Effective Time in satisfying any applicable co-payment, deductible or out-of-pocket requirements under any welfare plans that such employees are eligible to participate in after the Effective Time.

•

it will assume and honor all unused vacation and other paid time off days accrued or earned by each Affected Employee as of immediately prior to the Effective Time for purposes of determining the number of vacation days and other paid time off to which each Affected Employee is entitled to following the Effective Time.

REG has agreed that:

•

if Chevron requests in writing not less than five business days prior to the closing date of the Merger, REG and each of its subsidiaries shall adopt resolutions and take all corporate actions necessary to terminate each 401(k) plan maintained, sponsored or contributed to by the REG and each of its subsidiaries (collectively, the “Company 401(k) Plans”), in each case, effective as of the day immediately prior to the closing date of the Merger, and REG shall provide Chevron with evidence that such Company 401(k) Plans have been properly terminated (the form of such termination documents shall be subject to Chevron’s reasonable approval). To the extent any Company 401(k) Plans are terminated pursuant to Chevron’s request, each Affected Employee shall be eligible to participate in a 401(k) plan maintained by Chevron or a Chevron subsidiary effective as of the closing date of the Merger, and such Affected Employees shall be entitled to effect a direct rollover of any eligible rollover distributions, including any outstanding loans, to such Chevron or Chevron subsidiary 401(k) plan.

•

as soon as practicable after the date of the Merger Agreement, to provide Chevron with calculations regarding the impact of Sections 280G and 4999 of the Code with respect to the consummation of the transactions contemplated by the Merger Agreement, either alone or in combination with another event.

•

to provide Chevron with a notice setting forth a list of employees who would be affected by any facility closings or employee layoffs or reductions in force that would trigger the notice requirements under the WARN Act and that would occur between the date of the Merger Agreement and the closing date.

REG and Chevron have mutually agreed to establish a retention bonus pool of up to $5 million. The eligible participants and the amounts each participant will be eligible to receive under the bonus pool have yet to be determined. Any retention bonuses will be payable with respect to (i) 50% of the bonus on the closing date of the Merger and (ii) the remaining 50% of the bonus on the first anniversary of the closing date of the Merger, subject to the participant’s continued employment or a qualifying termination of employment that occurs after the closing date of the Merger.

Indemnification and Insurance of REG Directors and Officers. Chevron has agreed that:

•

for six years after the Effective Time, it will cause the Surviving Corporation and each of its subsidiaries to indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date of the Merger Agreement or who becomes, prior to the Effective Time, a director, officer or employee of REG or of such subsidiary, as applicable, or who acts as a fiduciary under any REG benefit plan or is or was serving at the request of REG or of such subsidiary as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, employee benefit plan, trust or other enterprise against all losses, claims, damages, costs, fines, penalties, expenses (including attorneys’ and other professionals’ fees and expenses), liabilities or judgments or amounts that are paid in settlement of, or incurred in connection with, any threatened or actual claim (including a claim of a violation of applicable law) or other proceeding, whether civil, criminal, administrative, investigative or otherwise and whether or not such claim or proceeding results in a formal civil or criminal litigation or regulatory action to which such person is involved based, in whole or in part, on or arising, in whole or in part, out of the fact such person is or was a director, officer or employee of REG or of such subsidiary, a fiduciary under any REG benefit plan or is or was serving at the request of REG or such subsidiary as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by such person in any such capacity, whether pertaining to any act or omission occurring or existing prior to, at or after the Effective Time and whether asserted or claimed prior to, at or after the Effective Time, in each case to the fullest extent permitted by applicable law, and Chevron shall cause the Surviving Corporation or such subsidiary to pay expenses incurred in advance of the final disposition of any such threatened or actual claim or other proceeding, to each such indemnified person to the fullest extent permitted under applicable law; and

•

it will cause the Surviving Corporation to put in place, and Chevron will fully prepay no later than immediately prior to the closing of the merger, “tail” insurance policies with a claims reporting or discovery period of at least six years from the Effective Time with insurance companies having the same or better AM Best Financial rating as REG’s current directors’ and officers’ liability insurance companies with terms and conditions no less favorable than the current directors’ and officers’ liability insurance policies maintained by REG with respect to matters, acts or omissions existing or occurring at or prior to the Effective Time; provided that Chevron may elect in its sole discretion, but will not be required, to spend in annual premiums more than $4,500,000 (the “cap amount”) for the six years of coverage under such “tail” policy; provided further that if the cost of such insurance exceeds such cap amount, and Chevron elects not to spend more than the cap amount for such purpose, then Chevron has agreed to purchase as much coverage as is reasonably available for the cap amount.

Other Covenants. The Merger Agreement contains certain other covenants and agreements, including covenants relating to, among other matters:

•	Chevron causing Merger Subsidiary to comply with its obligations under the Merger Agreement;

•	cooperation between REG and Chevron in the preparation of this proxy statement;

•	confidentiality and access by each party to certain information about the other party during the period before the Effective Time;

•	cooperation between REG and Chevron in connection with public announcements;

•

further assurances regarding actions necessary to vest, perfect or confirm of record in the Surviving Corporation any and all right, title and interest in the rights, properties or assets of REG as a result of the merger;

•	notification to the other party of any notices from governmental entities or any actions commenced or threatened in connection with the merger;

•	taking all actions as are legally permissible to eliminate or minimize the effects of takeover laws on the Merger and the transactions contemplated thereby;

•

causing any dispositions of Common Stock resulting from the Merger and any acquisitions of Chevron common stock resulting from the Merger by each individual who is a director or officer of REG or at the Effective Time will become a director or officer of Chevron to be exempt under Rule 16b-3 promulgated under the Exchange Act;

•

cooperation between the parties and the use of REG’s reasonable best efforts to cause (a) the delisting of the Common Stock from Nasdaq as promptly as practicable after the Effective Time and (b) deregistration of the Common Stock pursuant to the Exchange Act as promptly as practicable after such delisting;

•	cooperation between the parties with respect to the treatment of certain indebtedness of REG;

•

each of the parties and their respective affiliates not taking any action that would be reasonably be expected to delay the consummation of the Merger and the transactions contemplated by the Merger Agreement;

•

Chevron to take all action necessary to cause Cynthia Warner, the President and Chief Executive Officer of the Company, to be appointed to the Board of Directors of Chevron as of the Effective Time (subject to her acceptance of such appointment at the Effective Time); and

•	cooperation between REG and Chevron in the defense or settlement of any stockholder litigation relating to the Merger.

Representations and Warranties

REG makes various representations and warranties to Chevron in the Merger Agreement that are subject in some cases to exceptions and qualifications set forth in the Merger Agreement. These representations and warranties relate to, among other things:

•	corporate authorization to enter into the Merger Agreement and to consummate the transactions contemplated by the Merger Agreement;

•	the stockholder vote and governmental approvals required in connection with the contemplated transactions;

•	absence of any breach of organizational documents, law or certain material agreements as a result of the contemplated transactions;

•	capitalization;

•	ownership of subsidiaries;

•	filings with the SEC;

•	financial statements;

•	accuracy of information provided for inclusion in this proxy statement;

•	disclosure controls and procedures and internal control over financial reporting;

•	absence of material changes since December 31, 2021;

•	absence of undisclosed material liabilities;

•	litigation;

•	tax matters;

•	employee benefits matters;

•	compliance with laws;

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regulatory matters, including compliance with (i) anti-corruption laws, such as the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010, (ii) money laundering related laws, such as the U.S. Currency and Foreign Transaction Reporting Act of 1970, the U.S. Money Laundering Control Act of 1986 and the USA PATRIOT Act of 2011 and (iii) economic sanctions/trade laws;

•	environmental matters;

•	title to properties;

•	material contracts;

•	intellectual property;

•	confidentiality agreements;

•	brokers’ or advisors’ fees;

•	inapplicability of the Delaware anti-takeover statute; and

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receipt by the Board of opinions of REG’s financial advisor as to the fairness, from a financial view, of the consideration to be paid in the Merger to the REG stockholders pursuant to the Merger Agreement.

In addition, Chevron and Merger Subsidiary make representations and warranties to REG. These representations and warranties relate to, among other things:

•	corporate authorization to enter into the Merger Agreement and to consummate the transactions contemplated by the Merger Agreement;

•	the governmental approvals required in connection with the contemplated transactions;

•	absence of any breach of organizational documents, law or certain material agreements as a result of the contemplated transactions;

•	accuracy of information provided for inclusion in this proxy statement;

•	litigation;

•	compliance with laws;

•	capitalization of Merger Subsidiary;

•	ownership of Common Stock;

•	sufficiency of funds;

•	no management arrangements; and

•	absence of any brokers fees.

The representations and warranties in the Merger Agreement or any certificate or other writing delivered pursuant to the Merger Agreement do not survive the Effective Time or any termination of the Merger Agreement.

Certain of the representations and warranties made by REG are qualified as to “knowledge”, “materiality” or “material adverse effect.” For purposes of the Merger Agreement, “material adverse effect” means, with respect to REG, any state of facts, change, development, event, effect, condition or occurrence (each, an “effect”) that, individually or in the aggregate, has had or would result in a material adverse effect on the financial condition, business, assets or continuing results of operations of REG and its subsidiaries, taken as a whole. However, in no event will any of the following effects, alone or in combination, be deemed to constitute, or be taken into account, in determining whether there has been, or would be, a material adverse effect:

•	any changes or conditions in U.S. or any other national or regional economy, any global economic changes or conditions or securities, credit, financial or other capital markets conditions;

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any changes or conditions affecting the biofuel or renewable fuel production or distribution industries (including changes to the prices of commodities or of the raw material inputs or value of the outputs of the Company’s products, general market prices and regulatory changes affecting the industry);

•	any weather-related or other force majeure event (including earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters);

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pandemics, epidemics, any quarantine, “shelter in place,” “stay at home,” social distancing, shut down, closure, sequester, safety or other applicable Law, directive, guideline or recommendation by any governmental body, agency, authority or entity (in the case of any recommendation, widely followed by companies participating in the same industry in which REG and its subsidiaries operate, or bona fide industry groups or otherwise taken in response to COVID-19), acts or threats of war (whether or not declared), armed hostility or threats thereof (by recognized governmental forces or otherwise), sabotage, terrorism or cyber-attack, and any escalation or general worsening of any of the foregoing or other response to any governmental bodies, agencies, officials or authorities (including requirements for business closures, restrictions on operations or “sheltering-in-place”) or other responses voluntarily generally undertaken by businesses similarly situated to REG, in each case, related to any of the foregoing;

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effects resulting from the negotiation, execution, announcement, pendency, compliance with or performance of the Merger Agreement, the transactions contemplated thereby or the terms thereof or the consummation of the transactions contemplated thereby, including the impact thereof on the relationships of REG and its subsidiaries with customers, suppliers, partners, employees or governmental bodies, agencies, officials or authorities (provided that this clause will not apply to any representation or warranty made by REG in the section titled “Non-Contravention” of the Merger Agreement and certain representations and warranties set forth in the Merger Agreement related to the entitlement of any current or former employee, consultant or officer of REG or any of its subsidiaries as a result of the consummation of the transactions contemplated by the Merger Agreement to severance pay, unemployment compensation or any other payment (except as expressly provided in the Merger Agreement or as required by law) or the acceleration of the time of payment or vesting, increase in the amount of compensation due to any such employee, consultant or officer or triggering of any other material obligation pursuant to any company benefit plan, except as expressly provided in the Merger Agreement) (or any condition to any party’s obligation to consummate the Merger relating to such representation and warranty) to the extent the purpose of such representation and warranty is to address the consequences resulting from the execution and delivery of the Merger Agreement or the consummation of the Merger);

•	any action taken or failure to take action which Chevron has requested in writing;

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changes in applicable law or regulation or government policy or in GAAP or in accounting standards, or any changes in the interpretation or enforcement of any of the foregoing, or any changes in general legal, regulatory or political conditions;

•	any decline in the market price, or change in trading volume, of REG’s capital stock;

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any failure to meet any internal or public projections, forecasts, guidance, estimates, milestones, or budgets or internal or published financial or operating predictions of revenue, earnings, cash flow or cash position; or

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any downgrade in REG’s credit rating (it being understood that the exceptions in this bullet and the two bullets immediately prior to this bullet, will not prevent or otherwise affect a determination that the underlying cause of any such change, decline or failure referred to therein (if not otherwise falling within any of the exceptions provided in the Merger Agreement) is a material adverse effect).

Provided that, in the case of the first four clauses listed above, with respect to a REG material adverse effect, solely to the extent the impact on REG and its subsidiaries, taken as a whole, is disproportionately adverse compared to the impact on similarly situated biofuel or renewable fuel companies that conduct business in the countries and regions in the world impacted by the effect in question, and the incrementally disproportionate impact or impacts will be taken into account in determining whether there has been, or would reasonably be expected to be, a material adverse effect.

Required Stockholder Vote

Closing of the Merger is conditioned on the adoption of the Merger Agreement by the REG stockholders, which requires the affirmative vote of holders of a majority of the outstanding shares of Common Stock entitled to vote thereon.

Delisting and Deregistration of Our Common Stock

Our Common Stock is registered as a class of equity securities under the Exchange Act and is quoted on the NASDAQ Global Select Market under the symbol “REGI.” As a result of the Merger, we will become a wholly owned subsidiary of Chevron, with no public market for our Common Stock. As promptly as practicable following the Effective Time, our Common Stock will be delisted and cease to be traded on the NASDAQ Global Select Market, and price quotations with respect to sales of shares of our Common Stock in the public market will no longer be available. In addition, as promptly as practicable following the delisting of our Common Stock, the registration of our Common Stock under the Exchange Act will be terminated, and we will no longer be required to file periodic reports with the SEC after the Effective Time.

Conditions to the Closing of the Merger

The obligations of each of Chevron, REG and Merger Subsidiary to complete the Merger are subject to the satisfaction or, to the extent permitted by law and in accordance with the Merger Agreement, waiver of the following conditions:

•	adoption by the REG stockholders of the Merger Agreement in accordance with the DGCL;

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(i) expiration or termination of any applicable waiting period under the HSR Act and (ii) clearance by the European Commission or expiration of any applicable waiting period, in each case under EU Regulation 139/2004 and any mandatory waiting period related to such clearance will have expired, in each case without the imposition of a Substantial Detriment; and

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absence of any applicable law, regulation, judgment, injunction, order or decree (i) prohibiting, making illegal or enjoining the consummation of the merger, except if such applicable law, regulation, judgment, injunction, order or decree is immaterial to Chevron or (ii) imposing a Substantial Detriment.

In addition, the obligations of each of Chevron and Merger Subsidiary to complete the Merger are further subject to the satisfaction or, to the extent permitted by law and in accordance with the Merger Agreement, waiver of the following conditions:

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the representations and warranties of REG contained in the Merger Agreement relating to corporate authorizations and the absence of a material adverse effect on REG being true and correct in all respects as of the date of the Merger Agreement and as of the Closing Date as though made at and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date);

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the representations and warranties of REG contained in the Merger Agreement relating to capitalization being true and correct as of the date of the Merger Agreement and as of the Closing Date as though made at and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date, and except for De Minimis Inaccuracies (as defined in the Merger Agreement));

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the representations and warranties of REG contained in the Merger Agreement relating to corporate existence and power, governmental authorization, brokers and financial advisors, takeover statutes and opinions of financial advisors being true and correct (disregarding all qualifications or limitations as to “material”, “materiality” or “Company Material Adverse Effect”) in all material respects as of the date of the Merger Agreement and as of the Closing Date as though made at and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date);

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all other representations and warranties of REG contained in the Merger Agreement being true and correct as of the date of the Merger Agreement and as of the Closing Date as though made at and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure to be true and correct (disregarding all qualifications or limitations as to “material”, “materiality” or “Company Material Adverse Effect”) would not, individually or in the aggregate, reasonably be excepted to have a material adverse effect on REG;

•	REG having performed in all material respects all of its obligations required to be performed by it in the Merger Agreement at or prior to the Closing Date;

•	absence of a material adverse effect of REG since the date of the Merger Agreement that is continuing; and

•	receipt of a certificate executed by an authorized officer of REG certifying that the conditions in the above five bullets have been satisfied.

In addition, the obligations of REG to complete the Merger are further subject to the satisfaction or, to the extent permitted by law and in accordance with the Merger Agreement, waiver of the following conditions:

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the representations and warranties of Chevron and Merger Subsidiary contained in the Merger agreement being true and correct at and as of the Closing Date as though made at and as of the date of the Merger Agreement and the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure to be true and correct (disregarding all qualifications or limitations as to “material”, “materiality” or “Parent Material Adverse Effect”) would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect (as defined in the Merger Agreement);

•	Chevron having performed in all material respects all of its obligations required to be performed by it in the Merger Agreement at or prior to the Closing Date; and

•	receipt of a certificate executed by an authorized officer of Chevron certifying that the conditions in the above two bullets have been satisfied.

Termination of the Merger Agreement; Termination Fee

Right to Terminate. The Merger Agreement may be terminated at any time prior to the Effective Time, even if the REG stockholders have previously approved the merger, in any of the following ways:

•	By the mutual written consent of Chevron and REG.

•	By either Chevron or REG:

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if the Merger has not been completed by November 28, 2022 (as extended, the “end date”), provided that if the reason for not closing by November 28, 2022 is that the regulatory conditions specified in the Merger Agreement have not been satisfied by that date, and all other closing conditions of the parties have been satisfied (other than those conditions that by their terms are to be satisfied at the closing, each of which is capable of being satisfied at the closing), or (to the extent permitted by law) duly waived, by February 27, 2023, provided, further, that if the Merger has not been completed by February 27, 2023 and the reason for not closing by February 27, 2023 is that the regulatory conditions specified in the Merger Agreement have not been satisfied by that date, and all other closing conditions of the parties have been satisfied (other than those conditions that by their terms are to be satisfied at the closing, each of which is capable of being satisfied at the closing), or (to the extent permitted by law) duly waived, by May 30, 2023, provided, further, that if on May 30, 2023 a decree, order or judgement that would restrain, prevent or delay the closing on or before the end date, including any claim, objection or opposition asserted in any court by any person is pending, either REG or Chevron will be entitled to extend the end date until August 28, 2023, provided, further that if REG or Chevron has responded in all material respects to any additional information request under the HSR Act within four months after receipt of such request, and the other party has not replied to such additional information request, either REG or Chevron, as applicable, may extend for a number of days equal to the time which was required to for the other party comply with an additional information request after the first party so complied. Neither Chevron nor REG can terminate the Merger Agreement due to the occurrence of the end date if its failure to fulfill any obligation under the Merger Agreement has principally caused or resulted in the failure of the Effective Time to occur on or before the end date; or

•	if the REG stockholder approval has not been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or at any adjournment thereof; or

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if there is any law or regulation that makes consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining Chevron or REG from consummating the Merger is entered and such judgment, injunction, order or decree becomes final and nonappealable; provided that this right to terminate the Merger Agreement will not be available to any party whose failure to fulfill any obligation under the covenant to use reasonable best efforts has principally caused or resulted in the imposition of such legal restraint or the failure of such legal restraint to be resisted, resolved or lifted; or

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if there has been a breach by the other party of any of its representations, warranties, covenants or agreements contained in the Merger Agreement, which breach results in the failure to satisfy certain conditions to the obligations of Chevron and Merger Subsidiary to consummate the Merger (in the case of a breach by REG) or certain conditions to the obligations of REG to consummate the Merger (in the case of a breach by Chevron), and such breach is incapable of being cured or, if capable of being cured, has not been cured within 30 days after written notice thereof to the party alleged to be in breach.

•	By Chevron:

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prior to receipt of the REG stockholder approval, if there has been a change in the REG recommendation, whether or not permitted by the terms of the Merger Agreement (it being agreed that any disclosure or written notice required to be made by REG pursuant to the Merger Agreement stating the Board’s intention to make a change in the REG recommendation will not result in Chevron having a right to terminate the Merger Agreement).

•	By REG:

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at any time prior to receipt of the REG stockholder approval in order to enter into a definitive written agreement providing for a superior proposal, provided that (i) REG has received a superior proposal after the date of the Merger Agreement that did not result from a breach of certain provisions of the Merger Agreement, (ii) REG has complied in all material respects with the provisions of the Merger Agreement with respect to such superior proposal, (iii) concurrently with, and as a condition to, any such termination REG pays or causes to be paid to Chevron (or its designee) the termination fee (as defined below) pursuant to the Merger Agreement and (iv) the Board has authorized REG to enter into, and REG substantially concurrently enters into, a definitive written agreement providing for such superior proposal (it being agreed that REG may enter into such definitive written agreement concurrently with any such termination).

If the Merger Agreement is terminated as described above, the Merger Agreement will be void and have no effect, and there will be no liability or obligation on the part of any party, except that:

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certain provisions contained in the Merger Agreement with respect to the effect of termination, the allocation of costs and expenses and the termination fee will survive the termination of the Merger Agreement;

•	the agreements contained in the confidentiality agreement between Chevron and REG will survive the termination of the Merger Agreement; and

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no termination will relieve any party of any liability or damages resulting from any material and intentional breach of the Merger Agreement by the party that was a proximate cause of the termination of the Merger Agreement.

Termination Fee Payable by REG. REG has agreed to pay or cause to be paid to Chevron $91,000,000 (the “termination fee”) in connection with a termination of the Merger Agreement under the following circumstances:

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if Chevron terminates the Merger Agreement, prior to receipt of the REG stockholder approval, due to a change in the Board recommendation whether or not permitted by the terms of the Merger Agreement, then REG will pay or cause to be paid $91,000,000 within two business days following such termination;

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if (i) the Merger Agreement is terminated by REG or Chevron due to the REG stockholder approval not having been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or any adjournment thereof and (ii) after the date of the Merger Agreement, but on or before the date of such termination an acquisition proposal (defined for this purpose with all references to 20% in the definition of acquisition proposal (found of page 74) being replaced with “50%”) has been made and become publicly known, whether or not withdrawn, prior to the Annual Meeting, then REG will pay or cause to be paid $91,000,000 not later than the date an acquisition proposal is consummated, so long as such acquisition proposal is consummated or a definitive agreement relating to any acquisition proposal is executed within 12 months after the date of termination;

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if (i) the Merger Agreement is terminated by REG or Chevron due to the failure to consummate the Merger by the end date and the REG stockholder approval has not theretofore been obtained and (ii) after the date of the Merger Agreement, but on or before the date of such termination an acquisition proposal (defined for this purpose with all references to 20% in the definition of acquisition proposal (found on page 74) being replaced with “50%”) has been made and become publicly known, whether or not withdrawn, prior to the date of such termination, then REG will pay or cause to be paid $91,000,000 not later than the date an acquisition proposal, so long as such acquisition proposal is consummated or a definitive agreement relating to any acquisition proposal is executed within 12 months after the date of termination;

•	if (i) the Merger Agreement is terminated by Chevron due to a breach by REG of any of its representations, warranties, covenants or agreements, which breach resulted in the failure to satisfy one or more of certain conditions to the obligations of Chevron and Merger Subsidiary to consummate the Merger and the REG stockholder approval has not theretofore been obtained and (ii) on or before the date of such termination an acquisition proposal (defined for this purpose with all references to 20% in the definition of acquisition proposal being (found on page 74) replaced with “50%”) has been made and become publicly known, whether or not withdrawn, prior to the date of such termination, then REG will pay or cause to be paid $91,000,000 not later than the date an acquisition proposal, so long as any such acquisition proposal is consummated or a definitive agreement relating to any acquisition proposal is executed within 12 months after the date of termination; or

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if the Merger Agreement is terminated by REG due to its entry into a definitive agreement with respect to a superior proposal, then REG will pay or cause to be paid $91,000,000 not later than the date of termination of the Merger Agreement.

Expenses

Except as described above or as otherwise agreed to in writing by the parties, all costs and expenses incurred in connection with the Merger Agreement and related transactions will be paid by the party incurring such costs or expenses, except that Chevron will pay all filing fees paid in respect of the filings under the HSR Act, other antitrust laws and foreign direct investment laws in connection with the Merger, and all reasonable and documented fees, costs and expenses incurred in connection with any cooperation provided or action taken in connection with the treatment of that certain Credit Agreement, dated as of December 13, 2011 (as amended from time to time), by and among REG Services Group, LLC, REG Marketing & Logistics Group, LLC, the lenders and other parties thereto from time to time and Wells Fargo Capital Finance, LLC as administrative agent, or in connection with any financing to be obtained by Chevron relating to the repayment or refinancing of any outstanding indebtedness of REG will in each case be borne by Chevron.

Amendments; Waivers

Any provision of the Merger Agreement may be amended or waived prior to the Effective Time if, and only if, the amendment or waiver is in writing and signed, in the case of an amendment, by Chevron, REG and Merger Subsidiary or, in the case of a waiver, by the party against whom the waiver is to be effective, provided that after the adoption of the Merger Agreement by the REG stockholders, no amendment or waiver may be made that requires further approval of the REG stockholders, without the further approval of the REG stockholders.

Governing Law; Jurisdiction; Waiver of Jury Trial

The Merger Agreement is constructed in accordance with and governed by the law of the State of Delaware, without regard to principles of conflicts of laws. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, the Merger Agreement or the transactions contemplated thereby may only be brought in the Court of Chancery of the State of Delaware (or, only if such court declines to accept jurisdiction over a particular matter, then in the United States District Court for the District of Delaware or, if jurisdiction is not then available in the United States District Court for the District of Delaware (but only in such event), then in any court of the State of Delaware sitting in New Castle County) and any appellate court from any of such courts (the “Delaware Courts”) and each party irrevocably consents to the exclusive jurisdiction of the Delaware Courts in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any of the Delaware Courts. Each of the parties to the Merger Agreement irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to the Merger Agreement or the transactions contemplated thereby.

Specific Performance

The parties will be entitled to an injunction or injunctions to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement in addition to any other remedy to which they are entitled at law or in equity.

Third-Party Beneficiaries

No provision of the Merger Agreement nor any other agreement contemplated thereby is intended to confer on any person other than the parties thereto any rights or remedies, except for:

•	from and after the Effective Time, the provisions of the Merger Agreement relating to indemnification, advancement of expenses and exculpation from liability for the directors and officers of REG; and

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from and after the completion of the Merger, the holders of Common Stock and REG equity awards (solely with respect to the provisions governing such holders’ rights to receive the Merger Consideration or related payments in respect of equity awards).

THE ANNUAL MEETING

Date, Time and Place

The 2022 Annual Meeting of REG’s stockholders will be held at 10:00 a.m., Central Time, on May 17, 2022 at our principal executive offices located at 416 South Bell Avenue, Ames, Iowa 50010.

Purpose of the Annual Meeting

The purpose of the Annual Meeting is to consider and vote on the following proposals to:

1.	Adopt the Agreement and Plan of Merger, dated as of February 27, 2022, by and among Chevron, Merger Subsidiary, and REG;

2.	Approve, on a non-binding, advisory basis, certain compensation that may be paid or may become payable to our named executive officers in connection with the Merger;

3.

Elect three Class II directors (Randolph L. Howard, Debora M. Frodl, and Dylan Glenn) to serve for a term expiring at the 2025 Annual Meeting of Stockholders and until each such director’s successor is elected and qualified;

4.	Vote on a “say-on-pay” proposal to approve, on a non-binding, advisory basis, the compensation of our named executive officers;

5.	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2022; and

6.	Adjourn the Annual Meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Annual Meeting.

If REG is to complete the Merger, stockholders must approve Proposal 1. The approval of Proposals 2, 3, 4 or 5 are not a condition to the completion of the Merger.

Record Date; Shares Outstanding and Entitled to Vote

The Board has fixed March 21, 2022 as the Record Date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Only holders of record of shares of Common Stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. At the close of business on the Record Date, REG had 50,390,403 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each holder of record of shares of Common Stock on the Record Date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

If you sell or transfer your shares of Common Stock after the Record Date but before the Annual Meeting, you will transfer the right to receive the Merger Consideration, if the Merger is completed, to the person to whom you sell or transfer your shares of Common Stock, but you will retain your right to vote those shares at the Annual Meeting.

How to Vote Your Shares

If you hold your shares in your own name (through our transfer agent, Computershare), you may submit a proxy via the internet, by telephone or by mail in writing or attend the Annual Meeting and vote in person.

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Submitting a Proxy via the Internet: Go to http://www.proxyvote.com and follow the instructions. You will need to enter the Control Number printed on the Notice you received or if you received printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.

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Submitting a Proxy by Telephone: Call toll-free 1-800-690-6903 and follow the instructions. You will need to enter the Control Number printed on the Notice you received or if you requested printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.

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Submitting a Proxy by Mail: If you received printed proxy materials in the mail and wish to submit a proxy by mail, complete, sign, date, and return the proxy card in the envelope that was provided to you.

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At the Meeting: If you wish to attend the Annual Meeting and vote in person, provide your executed and completed proxy or a ballot distributed at the Annual Meeting directly to the Inspector of Election at the Annual Meeting when instructed.

By submitting a proxy in any of the ways listed above, you are authorizing the individuals listed on the proxy to vote your shares in accordance with your instructions.

If your shares are held in the name of a bank, broker or other nominee (in “street” or “nominee” name), you may receive a separate voting instruction form from your bank, broker or other nominee holding your shares. You should follow the instructions in the Notice or voting instructions provided by your broker or nominee in order to instruct your broker or other nominee on how to vote your shares. The availability of telephone or internet as a means for submitting your voting instructions will depend on the voting process of the broker or nominee. To vote in person at the Annual Meeting, you must obtain a proxy, executed in your favor, from the holder of record.

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If you own shares in “street name” through a broker, bank or other nominee and do not instruct your broker, bank or other nominee how to vote, your broker, bank or other nominee may not vote your shares on proposals determined to be “non-routine.” Of the proposals included in this proxy statement, the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 is considered to be “routine.” Each of the other proposals is considered to be a “non-routine” matter. Therefore, if you do not provide your bank, broker or other nominee holding your shares in “street name” with voting instructions, those shares will count for quorum purposes assuming that your broker exercises its discretionary authority on the proposal to ratify the appointment of Deloitte & Touche LLP, but will not be counted as shares present and entitled to vote on the other “non-routine” proposals. Therefore, it is important that you provide voting instructions to your bank, broker or other nominee.

If you are a stockholder of record, you may vote by attending the Annual Meeting on May 17, 2022, at 10:00 a.m., Central Time, at our principal executive offices, which are located at 416 South Bell Avenue, Ames, Iowa 50010. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy so that your vote will be counted if you later decide not to attend the Annual Meeting.

How to Change Your Vote

The proxy accompanying this proxy statement is solicited on behalf of the Board for use at the Annual Meeting. Any REG stockholder of record voting by proxy has the right to revoke the proxy at any time before the polls close at the Annual Meeting by:

•	delivering a written notice stating that he, she or it would like to revoke his, her or its proxy to the Corporate Secretary of REG;

•	delivering a duly executed proxy card to the Corporate Secretary of REG bearing a later date than the proxy being revoked;

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submitting a proxy on a later date by telephone or via the internet (only your last telephone or internet proxy will be counted), which should be submitted before 11:59 p.m., Eastern Time on May 16, 2022 in order to ensure that your later proxy is received in time for the Annual Meeting; or

•	attending the Annual Meeting in person, withdrawing his, her or its proxy, or voting in a contrary way at the Annual Meeting. Attendance alone at the Annual Meeting will not revoke a proxy.

If a beneficial owner of shares of Common Stock has instructed a broker to vote its shares of Common Stock that are held in “street name,” the stockholder must follow directions received from its broker to change those instructions.

Anticipated Date of Completion of Merger

Assuming timely satisfaction of necessary closing conditions, including the approval of the Merger Proposal by our stockholders, we anticipate that the Merger will be consummated in the second half of 2022.

Appraisal Rights

If the Merger is approved and becomes effective, holders of shares of Common Stock who have not voted in favor of the Merger, have properly demanded appraisal rights for such shares in accordance with Section 262 of the DGCL and have complied in all respects with Section 262 of the DGCL with respect to such shares will be entitled to statutory appraisal rights pursuant to Section 262 of the DGCL. This means that such stockholders are entitled to seek appraisal of their Dissenting Shares and to receive payment in cash for the “fair value” of such Dissenting Shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value. The ultimate amount holders receive in an appraisal proceeding may be less than, equal to or more than the amount such holders would have received under the Merger Agreement. For a description of the rights of holders of Dissenting Shares and of the procedures to be followed in order to assert such rights and obtain payment of the fair value of such Dissenting Shares, see Section 262 of the DGCL, which is attached as Appendix B to this proxy statement, as well as the information set forth below.

IN ORDER TO PROPERLY EXERCISE YOUR APPRAISAL RIGHTS IN CONNECTION WITH THE MERGER, YOU MUST DELIVER A WRITTEN DEMAND FOR APPRAISAL IN ACCORDANCE WITH THE REQUIREMENTS OF SECTION 262 OF THE DGCL TO REG BEFORE THE VOTE IS TAKEN ON THE ADOPTION OF THE MERGER AGREEMENT AT THE ANNUAL MEETING, AND MUST NOT VOTE, IN PERSON OR BY PROXY, IN FAVOR OF THE MERGER PROPOSAL AND CONTINUE TO HOLD YOUR SHARES OF COMMON STOCK OF RECORD FROM THE DATE OF MAKING THE DEMAND FOR APPRAISAL THROUGH THE EFFECTIVE DATE OF THE MERGER AND MUST COMPLY WITH THE OTHER REQUIREMENTS OF SECTION 262 OF THE DGCL. MERELY VOTING AGAINST THE MERGER PROPOSAL WILL NOT PRESERVE YOUR RIGHT TO APPRAISAL UNDER SECTION 262 OF THE DGCL. BECAUSE A PROXY THAT IS SIGNED AND SUBMITTED BUT DOES NOT OTHERWISE CONTAIN VOTING INSTRUCTIONS WILL, UNLESS REVOKED, BE VOTED IN FAVOR OF THE ADOPTION OF THE MERGER AGREEMENT, IF YOU SUBMIT A PROXY AND WISH TO EXERCISE YOUR APPRAISAL RIGHTS, YOU MUST INCLUDE VOTING INSTRUCTIONS TO VOTE YOUR SHARES OF COMMON STOCK AGAINST, OR ABSTAIN WITH RESPECT TO, THE ADOPTION OF THE MERGER AGREEMENT. NEITHER VOTING AGAINST THE ADOPTION OF THE MERGER AGREEMENT, NOR ABSTAINING FROM VOTING OR FAILING TO VOTE ON THE MERGER PROPOSAL, WILL IN AND OF ITSELF CONSTITUTE A WRITTEN DEMAND FOR APPRAISAL SATISFYING THE REQUIREMENTS OF SECTION 262 OF THE DGCL. THE WRITTEN DEMAND FOR APPRAISAL MUST BE IN ADDITION TO AND SEPARATE FROM ANY PROXY OR VOTE ON THE ADOPTION OF THE MERGER AGREEMENT. IF YOU HOLD YOUR SHARES OF COMMON STOCK THROUGH A BANK, BROKERAGE FIRM OR NOMINEE AND YOU WISH TO EXERCISE APPRAISAL RIGHTS, YOU SHOULD CONSULT WITH YOUR BANK, BROKERAGE FIRM OR NOMINEE TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE MAKING OF A DEMAND FOR APPRAISAL BY SUCH BANK, BROKERAGE FIRM OR NOMINEE. IN VIEW OF THE COMPLEXITY OF THE DGCL, STOCKHOLDERS WHO MAY WISH TO PURSUE APPRAISAL RIGHTS SHOULD PROMPTLY CONSULT THEIR LEGAL AND FINANCIAL ADVISORS.

Other Matters

At this time, we know of no other matters to be submitted at the Annual Meeting.

Expenses of Proxy Solicitation

REG will bear the cost of soliciting proxies, including the printing, mailing and filing of this proxy statement, the proxy card and any additional information furnished to REG’s stockholders. You will need to obtain your own internet access if you choose to access the proxy materials and/or submit a proxy over the internet. REG and Chevron may use the services of its directors, officers and other employees to solicit proxies from REG’s stockholders without additional compensation. In addition, REG has engaged MacKenzie Partners, a proxy solicitation firm, to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements, which are not expected to exceed $45,000 in total. Arrangements will also be made with banks, brokers, nominees, custodians and fiduciaries who are record holders of Common Stock for the forwarding of solicitation materials to the beneficial owners of Common Stock. REG will reimburse these banks, brokers, nominees, custodians and fiduciaries for the reasonable out-of-pocket expenses they incur in connection with the forwarding of solicitation materials.

CORPORATE GOVERNANCE

Corporate Governance Highlights

Independence

•	The Board currently has 11 members, 10 of whom are independent.

•	There are four standing committees made up entirely of independent directors.

•	Independent directors regularly meet without management present.

Board Practices

•	The Board and its standing committees perform self-evaluations on an annual basis.

•

The Board has a target size of nine members and each standing committee has a target size of four members, with the exact size of the Board and each committee determined by the Board upon the recommendation of the Nominating and ESG Committee.

•

The Board has adopted a Board term limit policy of four complete terms for each independent director, and a committee term limit policy of seven years for each committee member, with any exceptions made by the Board upon the recommendation of the Nominating and ESG Committee.

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The Board’s objective is that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives, and skills, with a goal of composing a Board that is at least 40% “diverse” directors (i.e., female, underrepresented minority or LGBTQ+, each as defined in the NASDAQ listing rules).

•	Each standing committee operates under a committee charter.

•	The Board oversees risk management practices.

•	The Board manages sound environmental, social and governance (“ESG”) practices.

•	The Board regularly receives information concerning, and provides input on, succession planning.

•	The Board has adopted a trading by insiders policy, a related person policy, corporate governance guidelines, a code of business conduct and ethics, and a code of ethics for senior financial officers.

•	The Board and its committees met 47 times in 2021.

Leadership Structure

•	The Board leadership structure consists of a Chair, a Vice Chair, a Lead Independent Director and committee chairs, all of which are appointed annually.

•	The Chair of the Board, Vice Chair of the Board and the Company’s Chief Executive Officer (the “CEO”) are separate.

•	The Board has adopted a term limit policy of seven years for the Chair of the Board, with any exceptions made by the Board upon the recommendation of the Nominating and ESG Committee

Majority Vote

•	There is majority voting in uncontested director elections.

Stock ownership requirement

•	We adopted stock ownership guidelines in 2020; directors and executive officers all are required to satisfy minimum stock ownership requirements.

•	We have a comprehensive trading by insiders policy that covers directors and officers. The policy includes rules prohibiting short-term trading, hedging and pledging of our Common Stock.

Corporate Governance Guidelines and Practices

We have established a corporate governance program to help guide our Company and our employees, officers and directors in carrying out their responsibilities and duties, as well as to set standards for their professional conduct. Our Board has adopted Corporate Governance Guidelines, or Governance Guidelines, which provide standards and practices of corporate governance that we have designed to help contribute to our success and to assure public confidence in our Company.

The Governance Guidelines and Practices, which also include policies on succession planning, senior leadership development, Board performance evaluations, committee structure and Board diversity, may be found on the Company’s website at www.REGI.com under “For Investors,” then “Governance” and “Governance Documents.” All standing committees of our Board operate under charters that describe the responsibilities and practices of each committee. The charters for all standing committees of the Board may also be found there.

In addition, the Board and each Committee conduct a self-evaluation of their performance, composition, leadership structure, and governance at least annually. The evaluation is supervised by the Nominating and ESG Committee and is typically conducted as a written self-assessment, which is followed by an opportunity to provide feedback on Board performance and diversity, and to raise any concerns that an individual director may have. Based upon the assessment results, the Board agrees on improvement goals and tracks its progress against those goals over time. The Board in the future may engage and pay fees to a third-party advisor to assist in performing the Board evaluation and in identifying and evaluating potential director nominees. Generally, the Company’s legal advisors assist with the Board evaluation on an annual basis. The Nominating and ESG Committee strives to embed honest feedback into the Board’s culture and set a tone of open and transparent dialogue throughout the assessment process.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics, or Ethics Code, which provides ethical standards and corporate policies that apply to all of our directors, officers and employees. Our Ethics Code requires, among other things, that our directors, officers and employees act with integrity and the highest ethical standards, comply with laws and other legal requirements, engage in fair competition, avoid conflicts of interest, and otherwise act in our best interests. We have also adopted a Code of Ethics for Senior Financial Officers that applies to our principal executive officer, principal financial officer, and principal accounting officer and provides for accurate, full, fair and timely financial reporting and the reporting of information related to significant deficiencies in internal controls, fraud and legal compliance.

Board Composition and Director Independence

With the adoption of our Governance Guidelines, the Board established independence standards in accordance with the requirements of Nasdaq corporate governance rules. We routinely assess the composition of the Board and attempt to strike a balance between the benefits of longer-term service on the Board with the benefits of additional perspectives from potential new members. We also consider factors such as age, gender, diversity, tenure on the Board, employment status, character, judgment, diversity of viewpoints, backgrounds, experiences and other demographics, business acumen, the ability of the candidate to devote sufficient time and attention to the affairs of the Company, and the extent to which a particular candidate would fill a present or anticipated need on the Board to ensure our Board reflects the needs of our business as it changes and expands. The Board’s objective is that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives, and skills, with a goal of composing a Board that is at least 40% “diverse” directors (i.e., female, underrepresented minority, or LGBTQ+, each as defined in the NASDAQ listing rules).

Target Board Size

The Board has a target size of nine members, with the exact size determined by the Board upon the recommendation of the Nominating and ESG Committee. In 2021, we appointed Niharika Taskar Ramdev and Dylan Glenn to the Company’s Board. As a result, our Board currently comprises eleven members, all of whom are independent, other than our current CEO. Delbert Christensen is not standing for re-election and will retire when his term expires at the Annual Meeting. Upon his retirement, our Board will be comprised of ten members. Our restated certificate of incorporation provides that the authorized number of board seats, which is currently eleven, shall be not less than five and not more than fifteen, with the exact number to be fixed from time to time by a resolution of the majority of our Board. Each officer serves at the discretion of the Board and holds office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

Term Limits for Non-Employee Directors

The Board believes having a term limit for non-employee directors is a prudent way to ensure that fresh ideas, skills and perspectives are represented on the Board. Accordingly, the Board has a policy providing that a non-employee director shall not serve on the Board after such director has served four complete terms on the Board (plus any partial term). Exceptions to this term limit policy may be made by the Board upon recommendation of the Nominating and ESG Committee depending on the needs of the Board at any given time, and any exceptions made during the implementation of the term limit policy would take into account Board continuity, institutional knowledge and cultural preservation.

Board Meetings and Director Attendance

Our Board met a total of 11 times in 2021. During 2021, all of our directors attended 100% of the meetings of our Board held during their tenure except that one director did not attend one meeting, and all of our directors attended 100% of the meetings of the Board committees upon which they served and held during their tenure. Our Board does not have a policy requiring director attendance at Annual Meetings of our stockholders, however, it is customary for, and we expect, all Board members to attend. All of our directors then in office attended the 2021 Annual Meeting of stockholders.

Board Leadership Structure

The Board’s leadership structure is designed to promote Board effectiveness and to appropriately allocate authority and responsibility between Board and management. Currently, our Board leadership structure consists of a Chair, a Vice Chair, a Lead Independent Director and committee chairs. Our Board annually selects the Chair of the Board in the manner and upon the criteria that it deems best for the Company at the time of selection. The Board does not have a prescribed policy on whether the roles of the Chair and Chief Executive Officer should be separate or combined, but recognizes the value to the Company of the separation of these positions. The Board will continue to evaluate whether this leadership structure is in the best interests of the stockholders on a regular basis.

Chair: Our Chair, Mr. Stroburg, presides over each Board meeting. Under the Governance Guidelines, if the Chair of the Board is an independent director and has not previously served as the Chief Executive Officer of the Company, then the Chair shall also serve as the Lead Independent Director. If the Chair of the Board is not an independent director or has previously served as the Chief Executive Officer of the Company, then the independent directors appoint a Lead Independent Director. The Board has adopted a term limit policy of seven years for the Chair of the Board, with any exceptions made by the Board upon the recommendation of the Nominating and ESG Committee.

Lead Independent Director: The Lead Independent Director’s duties include presiding at all meetings of the Board at which the Chair is not present, including executive sessions of the independent directors; serving as liaison between the Chair and/or the Chief Executive Officer, on the one hand, and the independent directors, on the other hand; approving meeting agendas for the Board; approving meeting schedules to assure that there is sufficient time for discussion of all agenda items; having the authority to call meetings of the independent directors; and being available for consultation with stockholders (when appropriate). Mr. Stroburg has served as Chair of the Board since inception. Because Mr. Stroburg served as our Chief Executive Officer from June 2006 until September 2011, the independent directors of the Company appointed Christopher Sorrells to serve as Lead Independent Director. Our Lead Independent Director further enhances the Board’s leadership structure and effectiveness by focusing on the Board’s processes and priorities and facilitating independent oversight of management.

Vice Chair: The Board may also appoint a Vice Chair of the Board. The Vice Chair’s responsibility will include assuming the duties and exercising the powers of the Chair of the Board in the absence or disability of the Chair, as well as such other duties and responsibilities as the Board shall determine.

Board Role in Risk Oversight

One of the Board’s responsibilities is to provide oversight of our risk management processes and deployment of appropriate risk management systems throughout the Company. Risk is inherent in business and Board’s oversight, assessment and decisions regarding risks occur in the context of and in conjunction with the other activities of the Board and its committees. The Board and management consider “risk” to be the possibility that an undesired event could occur that might adversely affect the achievement of our objectives. Our Board executes its oversight through assigning specific oversight duties to the Board committees; periodic engaging with management on the type of risks the company faces and the identification, mitigation and control of the enterprise risk management. In light of the COVID-19 pandemic, the Board received routine updates and reports from management about the Company’s response to the pandemic and related risks.

Risk Oversight by the Board of Directors

Our Board’s committees support our Board by regularly evaluating matters within their respective areas of oversight:

Audit Committee:	Risk Management Committee:	Compensation Committee:	Nominating and ESG Committee:
Oversees the establishment, and reviews with management, the Company’s major risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s policies with respect to risk assessment and risk management (other than with respect to those categories of risk that the Board has specifically delegated to another committee). The Audit Committee also periodically receives reports regarding the Company’s cybersecurity systems and preparedness, including updates from the Company’s Chief Information Officer.	Oversees management’s assessment and policies and procedures to address agricultural and energy commodity price risk, as well as environmental, health and safety risk.	Periodically evaluates whether there are any risks arising from the Company’s compensation policies and practices for employees which are reasonably likely to have a material adverse effect on the Company and recommends to the Board any changes deemed appropriate by such committee.	Identifies, evaluates, recruits, and recommends to the Board for consideration and approval individuals qualified to be members of the Board and monitoring the process to assess the effectiveness of the Board; develops and recommends to the Board a set of corporate governance principles applicable to the Company; and oversees matters of corporate governance, including the ESG matters relevant to the Company.

Each of the committee chairs, as appropriate, reports to the full Board at regular meetings concerning the activities of the committee, the significant issues it discussed, and the significant actions taken by the committee.

Board Committees

The current committees of the Board are the Audit Committee, the Compensation Committee, the Nominating and ESG Committee and the Risk Management Committee. Each committee has a written charter that defines its specific responsibilities. The chair of each committee approves the agenda and materials for each meeting.

Each committee has a target size of four members, with the exact size of each committee determined by the Board upon the recommendation of the Nominating and ESG Committee. The Board has adopted a committee term limit policy of seven years for each committee member, with any exceptions made by the Board upon the recommendation of the Nominating and ESG Committee.

Audit Committee	Provides assistance to the Board in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control and legal compliance functions by approving the services performed by our independent registered public accounting firm and reviewing their reports regarding our accounting practices and systems of internal accounting controls. The Audit Committee also oversees the audit efforts of our independent registered public accounting firm and takes those actions it deems necessary to satisfy itself that the independent registered public accounting firm is independent of management. The members of the Audit Committee are Walter Berger (Chair), Christopher D. Sorrells, and James C. Borel, each of whom is a non-employee member of our Board. We believe that each member of our Audit Committee meets the requirements for independence and financial literacy under applicable SEC rules and regulations and Nasdaq rules. Messrs. Sorrells, Borel, and Berger are our Audit Committee financial experts as currently defined under SEC rules and regulations. During the 2021 fiscal year, the Audit Committee held 16 meetings.

Risk Management Committee	Assists our Board in fulfilling its responsibility to assess and oversee management’s identification and assessment of agricultural and energy commodity price risk, and environmental, health and safety risk. In addition, the Risk Management Committee oversees the development and implementation of policies, procedures and systems to address risks. The members of the Risk Management Committee are Peter J. Harding (Chair), Delbert Christensen, Niharika Taskar Ramdev, Debora M. Frodl and Walter Berger. Mr. Christensen is not standing for re-election and will retire when his term expires at the Annual Meeting. During the 2021 fiscal year, the Risk Management Committee held 11 meetings.

Compensation Committee	Determines our general compensation policies and the compensation, including equity-based compensation, provided to our executive officers, and makes recommendations regarding the compensation, including equity-based compensation, provided to our directors which recommendations are subject to the approval of the independent members of our Board. In addition, the Compensation Committee reviews and determines equity-based compensation for other employees and consultants and administers our stock incentive plan. Our Compensation Committee also oversees our corporate compensation programs. The members of the Compensation Committee are Christopher D. Sorrells (Chair), Delbert Christensen and James C. Borel. Mr. Christensen is not standing for re-election and will retire when his term expires at the Annual Meeting. We believe that the composition of our Compensation Committee meets the criteria for independence under, and the functioning of our Compensation Committee complies with the applicable requirements of, the Sarbanes-Oxley Act of 2002, SEC rules and regulations and Nasdaq rules. During the 2021 fiscal year, the Compensation Committee held five meetings.

Nominating and ESG Committee	Makes recommendations to the Board regarding candidates for directorships and the size and composition of the Board, as well as any proposed exceptions to the Board and committee term limit policies. In addition, the Nominating and ESG Committee is responsible for overseeing our corporate governance guidelines and reporting and making recommendations to the Board concerning corporate governance matters, including the ESG matters relevant to us. The members of the Nominating and ESG Committee are Debora M. Frodl (Chair), Delbert Christensen, Christopher D. Sorrells and Dylan Glenn. Mr. Christensen is not standing for re-election and will retire when his term expires at the Annual Meeting. We believe that the composition of our Nominating and ESG Committee meets the criteria for independence under, and the functioning of our Nominating and ESG Committee currently complies with the applicable requirements of, the Sarbanes-Oxley Act of 2002, SEC rules and regulations and Nasdaq rules. During the 2021 fiscal year, the Nominating and ESG Committee held four meetings.

A copy of each Committee’s charter can be found on the Company’s website at www.regi.com under “For Investors” then “Governance” then “Governance Documents.”

A copy of each Committee’s charter can be found on the Company’s website at www.regi.com under “For Investors” then “Governance” then “Governance Documents.”

Director Nomination Policy

Our Nominating and ESG Committee is responsible for identifying, evaluating, recruiting and recommending qualified candidates to our Board for nomination or election. Our Board nominates directors for election at each Annual Meeting of Stockholders and elects new directors to fill vacancies if they occur.

Our Board strives to find directors who are experienced and dedicated individuals with diverse backgrounds, perspectives and skills. The Board’s objective is that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives, and skills, with a goal of composing a Board that is at least 40% “diverse” directors (i.e., female, underrepresented minority or LGBTQ+, each as defined in the NASDAQ listing rules).

Our Governance Guidelines contain membership criteria that call for candidates to be considered according to their age, gender, diversity, employment status, tenure, character, judgment, diversity of viewpoints, backgrounds, experience and other demographics, business acumen and ability to act on behalf of all stockholders. In addition, we expect each director to be committed to enhancing stockholder value and to have sufficient time to effectively carry out his or her duties as a director. Our Nominating and ESG Committee also seeks to ensure that a majority of our directors are independent under Nasdaq rules and that one or more of our directors is an “audit committee financial expert” under SEC rules.

Prior to our Annual Meeting of Stockholders, our Nominating and ESG Committee identifies director nominees first by evaluating the current directors whose terms will expire at the Annual Meeting and who are willing to continue in service. These candidates are evaluated based on the criteria described above, the candidate’s prior service as a director, the applicability of the Board’s term limit policy, and the needs of the Board for any particular talents and experience. If a director no longer wishes to continue in service, if the Nominating and ESG Committee decides not to re-nominate a director, or if a vacancy is created on the Board because of a resignation or an increase in the size of the Board or other event, then the committee considers whether to replace such director or to decrease the size of the Board. If the decision is to replace a director, then the Nominating and ESG Committee considers various candidates for Board membership, including those suggested by committee members, by other Board members, a director search firm engaged by the committee, or our stockholders. Prospective nominees are evaluated by the Nominating and ESG Committee based on the membership criteria described above and set forth in our Governance Guidelines.

A stockholder who wishes to recommend a prospective nominee to the Board for consideration by the Nominating and ESG Committee should notify our Corporate Secretary in writing at our principal office. Such notice must be delivered to our offices by the deadline relating to stockholder proposals to be considered for inclusion in our proxy materials, as described under “General Information—Stockholder Proposals for 2023 Annual Meeting” in this proxy.

Each notice delivered by a stockholder who wishes to recommend a prospective nominee to the Board for consideration by the Nominating and ESG Committee generally must include the following information about the prospective nominee:

•	the name, age, business address and residence address of the person;

•	the principal occupation of the person;

•	the number of shares of our capital stock owned by the person;

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a statement whether the person, if elected, intends to tender an irrevocable resignation effective upon (i) such person’s failure to receive the required vote for re-election and (ii) acceptance of such resignation by the Board;

•	a description of all compensation and other relationships during the past three years between the stockholder and the person;

•	any other information relating to the person required to be disclosed pursuant to Section 14 of the Exchange Act; and

•	the person’s written consent to serve as a director if elected.

The Nominating and ESG Committee may require any prospective nominee recommended by a stockholder to furnish such other information as the Nominating and ESG Committee may reasonably require to determine the eligibility of such person to serve as an independent director or that could be material to a stockholder’s understanding of the independence, or lack thereof, of such person. In addition, Article III of our bylaws contains a description of the procedures a stockholder must follow in order to nominate a candidate for election as a director at our Annual Meetings of Stockholders.

Corporate Social Responsibility

Environmental and social responsibility are inherent to our business. By producing lower carbon fuels, we are in a unique position to help customers and communities transition to a low-carbon, sustainable economy. In addition to providing financial value to our stockholders, we believe it is important to understand, address and take responsibility for our impact on the environment and the communities where we operate.

We are dedicated to meeting our stakeholders’ needs responsibly, efficiently and sustainably. Sustainability means producing and delivering clean products in a safe and environmentally sound manner. Our commitment to operate safely, work with integrity, care for humanity and drive results guides how our employees conduct themselves and how our Board and management operate in the long-term best interests of our stockholders.

In 2021, we achieved significant accomplishments and undertook important processes related to sustainability as follows:

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Safety. With enhanced efforts in many areas of our safety programming, we achieved industry leading safety performance that was record-setting for our organization. Our total recordable incident rate (TRIR) was .23 incidents per 200,000 work hours, a substantial improvement of more than six times rate decrease compared to prior year performance. As the pandemic stretched on, we maintained a focus on safety and had no traceable workplace COVID-transmissions. Through increased training, compliance assurance, visibility and cultural awareness, we have continued to prioritize safety across our organization.

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Carbon Footprint. We produced 480 million gallons of renewable fuel in 2021, representing reduced fossil carbon emissions of approximately 4.1 million metric tons compared to an equivalent amount of petroleum diesel. In 2021, approximately 78% of our total feedstock usage was from lower carbon intensity sources, such as distillers corn oil, used cooking oil or rendered animal fat and the remaining 22% consisted of refined vegetable oils, such as soybean oil or canola oil. In 2021, we invested in Covercress, Inc., a cover crop using Pennycress to cover open soil in soybean and corn fields. Additionally, we are always working towards optimization and efficiency in our supply chain and at our plants to lessen our environmental impact and create additional value.

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Maintaining Information Security. We have implemented multiple layers of protection against attempts to breach our network, utilizing various tools and techniques to identify and mitigate information security risk. As part of this approach, we routinely scan, test and update our network and systems based on current threats and require training and testing for our employees. We engage a third party to conduct an annual review and intrusion test of our network and systems to strengthen the design and processes to protect our network. The company maintains a cyber and breach insurance policy and has had no known breaches leading to loss of data nor any associated costs in the last three years. This information is reported to the Audit Committee two times per year or more if needed.

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Enhancing our Culture. Supporting our employees and communities is critical to enabling our business. Even in the midst of continued stress due to the pandemic and remote and hybrid work, we have emphasized programming, training, engagement and recognition efforts to deepen our connection with one another. We advanced several inclusion and diversity initiatives to educate and support our existing workforce, modify elements of our work environment and recruit new talent. We also conducted an employee survey, which generally showed favorable engagement, and performed other feedback efforts to glean direct feedback from our workforce and guide continuous improvement.

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Improved Transparency. As more stakeholders have become interested in ESG information, we are investing more resources in communicating our impact and released our first ESG report in 2021. This and other ESG information can be found on our website at www.REGI.com under “About REG,” then “Our Sustainability.” We welcome the opportunity to engage with interested parties regarding our ESG efforts.

Stockholder Engagement and Communications with Directors

We believe effective corporate governance includes regular, constructive conversations with our stockholders on topics including operating and financial performance, corporate governance, environmental and social issues. Stockholders provide valuable insights into emerging issues and feedback on our efforts.

We have a robust stockholder engagement program. Our integrated team engages proactively with our stockholders, monitors developments in corporate governance and social responsibility and, in consultation with the Board and senior management, adopts and applies developing practices in a manner that best supports our business and culture. The interactions and communications with our stockholders take a variety of forms. They include quarterly earnings calls, presentations at investor conferences and the Annual Meeting. They also include information provided in our SEC filings, including Form 10-K, Proxy statement and in press releases, and information on our website. We actively engagement with our stockholders on a year-round basis and integrate the information we learn through these activities into our governance calendar.

Stockholders and interested parties may contact our directors to provide comments, to report concerns, or to ask a question, by mail at the following address:

Corporate Secretary

Renewable Energy Group, Inc.

416 South Bell Avenue

Ames, Iowa 50010

Stock Ownership Guidelines

In 2020, our Compensation Committee examined the stock ownership guidelines applicable to our Chief Executive Officer, executive officers, and the non-employee members of the Board, and upon the Compensation Committee’s recommendation, the Board adopted a set of guidelines. Under these guidelines, the covered individuals are expected to meet the following stock ownership requirements:

Covered Person	Share Multiple Requirement ($)	Met as of January 1, 2022?
Chief Executive Officer	5 times annual base salary	Met
All other executive officers	3 times annual base salary	Met[1]
Non-Employee Directors	3 times annual cash retainer for Board service	Met[2]

(1)	Mr. Craig Bealmear joined REG on April 19, 2021 and therefore will have until April 19, 2026 to meet the stock ownership guidelines.
(2)

Mr. Walter Berger, who became a member of our Board in September 2020, has until September 2, 2025 to meet the stock ownership requirement. Additionally, Mr. Glenn and Ms. Ramdev became members of our Board on November 9, 2021 and have until November 9, 2026 to meet the stock ownership requirements.

Covered individuals generally will have five years to reach their ownership requirement. Shares held directly, shares held indirectly, such as by a trust or a 401(k) plan, vested stock options, restricted shares and RSUs subject only to time-based vesting are included in determining an individual’s equity ownership. The ownership guidelines will be measured as to each covered individual as of January 1 of each year to determine whether the guidelines have been met.

Compensation Committee Interlocks and Insider Participation

Christopher D. Sorrells (Chair), James C. Borel and Delbert Christensen served as members of our Compensation Committee during 2021. All are outside, independent directors, and none of our named executive officers served as a director or as a member of a Compensation Committee of any business entity employing any of our directors during 2021.

Securities Trading

Certain executive officers and each member of the Board are subject to the SEC’s “short-swing” profit regulations, which provides for certain rules regarding purchases and sales of Company securities. Any employee who wishes to sell Company securities that were purchased in the open market and that have been owned less than six months must obtain prior written clearance from at least two of three authorized officers of the

Company. The Board believes that short-term or speculative investment activity in our securities is not appropriate and our trading by insiders policy includes rules prohibiting the short-term trading, hedging and pledging of our Common Stock. The trading by insiders policy also provides for pre-approval of trades by each member of our Board, all of our officers and certain other employees. All other employees are encouraged under the policy to pre-clear all trades.

BOARD OF DIRECTORS

Our Board values experienced and dedicated individuals with diverse backgrounds, perspectives and skills. The following table shows the composition of the Board with respect to critical qualifications and expertise that advance our strategy.

Board of Directors Skills and Experience

Board of Directors Skills and Experience

Leadership	•	•	•	•	•	•	•	•	•	•	•	11 of 11

Financial Expertise	•	•	•	•	•	•	•					7 of 11

Growth Opportunities (Bus. Development or M&A)	•	•	•	•	•	•	•	•	•	•		10 of 11

Industry Expertise	•	•	•	•	•	•	•	•	•	•		10 of 11

Operating/Manufacture Experience	•	•	•	•	•	•	•	•	•			9 of 11

Marketing & Distribution Experience	•	•	•	•	•	•	•					7 of 11

Strategic Planning	•	•	•	•	•	•	•	•	•	•	•	11 of 11

International Experience	•	•	•	•	•	•	•	•	•	•		10 of 11

Governmental, Legal & Regulatory	•	•	•	•	•	•						6 of 11

Human Capital & Compensation	•	•	•	•	•	•	•	•				8 of 11

Corporate Governance & Investor Relations	•	•	•	•	•	•						6 of 11

Environmental, Health, Safety & Sustainability	•	•	•	•	•	•	•					7 of 11

Technology/Cyber Security	•	•										2 of 10

Directors Profile

Overview

Our Board is divided into three classes serving staggered three-year terms. At the Annual Meeting, our stockholders will be asked to elect three individuals to serve as directors for a term expiring at the 2025 Annual Meeting. See “Proposal No. 3—Election of Directors.” Our bylaws provide for majority voting for directors in uncontested elections. Accordingly, each nominee for director will be elected if each nominee receives a majority of the votes cast in person or represented by proxy. A majority of the votes cast means that the number of shares voted FOR a director candidate must exceed the number of votes cast AGAINST that director candidate. An abstention or a broker non-vote on Proposal 3 will not have any effect on the election and will not be counted in determining the number of votes cast.

On November 9, 2021, our Board unanimously appointed Dylan Glenn and Niharika Taskar Ramdev to serve as a members of the Board. Mr. Glenn has been appointed to the Nominating & ESG Committee of the Board. Mr. Glenn serves as a Class II director and is up for re-election at the Company’s 2022 Annual Meeting of Stockholders. Ms. Ramdev has been appointed to the Risk Management Committee of the Board. Ms. Ramdev serves as a Class III director with a term expiring at the Company’s 2023 Annual Meeting of Stockholders, or until her successor is duly elected and qualified.

Below are the names and ages of our eleven directors as of the date of this proxy statement, the year each of them became a director, each director’s principal occupation or employment for at least the past five years, and other public company directorships held by each director. If you provide a proxy, unless authority is withheld or you provide for a vote against the election of any of the nominees listed below, the persons named as proxies in the voting materials made available to you or in the accompanying proxy will vote for the election of the nominees listed below. We have no reason to believe that any of these nominees will be unable to serve as a director. If any of the nominees becomes unavailable to serve, however, the persons named as proxies will have discretionary authority to vote for a substitute nominee.

Retirement of Mr. Christensen

Delbert Christensen	Current Public Company Directorships:
Director	N/A
Prior Public Company Directorships (last 5 years):
Age: 73	N/A
Director Since: August 2006	Other Directorships and Memberships:
Independent: Yes	Soybean Promotion and Research Board (Member)
REG Committees:	United Soybean Board (Member)
Compensation Committee	U.S. Meat Export Federation (Member)
Nominating and ESG Committee	West Central Cooperative (Director)
Risk Management Committee	Iowa Soybean Association (Director)

Delbert Christensen (age 73) is not standing for re-election and will retire when his term expires at the Annual Meeting. Mr. Christensen has served as a member of our Board since August 2006. Mr. Christensen was a director of West Central Cooperative, Inc., from 1993 to 2014. Mr. Christensen was the Chairman of the Board of West Central from June 2010 to June 2012. Since January 2004, he has served as the President of CHMD Pork, Inc. a hog producer. He was Chairman of the Board of Directors of the Iowa Soybean Association from October 2009 to October 2010 and was on the Board of Directors of the Iowa Soybean Association from 2003 through 2014. He was on the executive board of the U.S. Meat Export Federation from January 2017 to January 2018. Mr. Christensen serves on the Soybean Promotion and Research Board and the United Soybean Board. Mr. Christensen holds a B.S. in Agricultural Business from Iowa State University.

Nominees for Election at the Annual Meeting for a Term Expiring in 2025 (Class II)

Randolph L. Howard	Current Public Company Directorships:
Director	N/A

Age: 71	Prior Public Company Directorships (last 5 years):
Director Since: February 2007	N/A
Independent: Yes
REG Committees:	Other Directorships and Memberships:
N/A	N/A
Vice Chair

Randolph L. Howard (age 71) has served as a member of our Board since February 2007 and served as our President and Chief Executive Officer from July 2017 through January 2019. Mr. Howard is no longer an employee of the Company. From July 2004 to until his retirement in September 2005, Mr. Howard served as Senior Vice President of the Global Gas Division of Unocal Corporation, an oil company. Prior to that role, Mr. Howard served as Regional Vice President of Unocal’s International Energy Operations - North ASEAN and President with Unocal Thailand from May 1999 to June 2004. Mr. Howard served in various managerial roles at Unocal over 30 years including Vice President, Refining and Vice President, Supply, Trading and Transportation. Mr. Howard participated in the advanced executive program at Northwestern University and holds a B.S. in Chemical Engineering from University of California Berkeley.

Skills and Qualifications

Our Board believes that Mr. Howard’s experience, knowledge, skills and expertise acquired as Chief Executive Officer and acquired as an executive officer at Unocal Corporation, including experience and understanding of the oil and petroleum markets and operations, as well as his experience in strategy formation and doing business in international markets, add significant value to our Board.

Debora M. Frodl	Current Public Company Directorships:
Director	Spring Valley Acquisition Corp. (NASDAQ: SV)
XL Fleet Corporation (NYSE: XL)

Age: 56	Prior Public Company Directorships (last 5 years):
Director Since: March 2018	N/A
Independent: Yes	Other Directorships and Memberships:
REG Committees:	Advisory Boards for U.S. DOE, C3E Initiative,
Nominating and ESG Committee Risk Management Committee	National Renewable Energy Lab, JISEA and University of Minnesota, Institute on the Environment

Debora M. Frodl (age 56) has served as a member of our Board since March 2018. Ms. Frodl has served as a member of the Board of Directors for XL Fleet Corporation (NYSE: XL) since 2020 and previous XL Hybrids, Inc., a private company, since 2018. Since 2020, Ms. Frodl also serves on the Board of Directors for Spring Valley Acquisition Corp., a special purpose acquisition company (NASDAQ: SV) and ITC Holdings Corporation, a private company. Ms. Frodl served as the Global Executive Director for Ecomagination at General Electric Company (“GE”) from December 2012 through December 2017, where she expanded GE’s clean technology strategy. From 2010 to 2012, Ms. Frodl served as Chief Strategy Officer & Global Alternative Fuels Leader for GE, leading the company to decarbonize its commercial fleet through deployment of alternative fuel vehicles. Prior to this position, Ms. Frodl gained over twenty years of senior executive experience at GE Capital, serving in roles including Senior Vice President and CEO and President. Since 2014, Ms. Frodl has served as an ambassador for the Clean Energy, Education & Empowerment for Women Initiative, a collaboration between U.S. Department of Energy, MIT and Stanford. She has also served on the Advisory Board for the National Renewable Energy Lab, Joint Institute of Strategic Energy Analysis since 2018 and the University of Minnesota, Institute on the Environment since 2019. She is a certified Board Leadership Fellow for the National Association of Corporate Directors since 2021. Ms. Frodl completed an executive program, Making Corporate Boards Most Effective, at Harvard Business School, Director’s Consortium, at Stanford Graduate School of Business and she holds an M.B.A. from the University of St. Thomas and B.S.B.A. from Minnesota State University.

Skills and Qualifications

Our Board believes Ms. Frodl’s experience, knowledge, and skills as an executive at GE add significant value to our Board. In particular, Ms. Frodl’s previous leadership of GE’s signature sustainability program benefit the Board in strategy discussions and innovative approaches to strengthening our Company.

Dylan Glenn	Current Public Company Directorships:
Director	Intellicheck, Inc. (NASDAQ: IDN)
ADARA Acquisition Corp (NASDAQ: ADRA/U)
Age: 52	Prior Public Company Directorships (last 5 years):
Director Since: November 2021	N/A
Independent: Yes
REG Committees:	Other Directorships and Memberships:
Nominating and ESG Committee	Stonebriar Commercial Finance
George W. Bush Presidential Center

Dylan Glenn (age 52) has served as a member of our Board since November 2021. Mr. Glenn is a senior executive at Eldridge Industries, a diversified holding company based in Greenwich, Connecticut. Prior to joining Eldridge, Mr. Glenn was CEO of KBBO Americas, LP, a U.S.-based investment vehicle for the KBBO Group, headquartered in the United Arab Emirates. Prior to KBBO Americas LP, Mr. Glenn was Senior Managing Director of Guggenheim Partners, where he joined in 2005. Glenn also has experience in the government and regulatory space, serving as Deputy Chief of Staff to Governor Sonny Perdue of Georgia and Special Assistant for Economic Policy to the President in the White House of George W. Bush. Mr. Glenn is a Director of the George W. Bush Presidential Center. Additionally, he serves as a Director of Intellicheck, Inc. (NASDAQ: IDN), a leading authentication services company. He serves on the Board of Managers for Stonebriar Commercial Finance, a privately held commercial finance company based in Plano, Texas. Mr. Glenn is a Trustee of Davidson College in Davidson, North Carolina, where he earned his B.A. degree. He is also a Trustee of the Episcopal High School at Alexandria, Virginia.

Skills and Qualifications

Our Board believes Mr. Glenn’s experience, knowledge, and skills as an executive at Eldridge Industries add significant value to our Board.

Directors Continuing in Office until 2023 (Class III)

Jeffrey Stroburg	Current Public Company Directorships:
Chair of the Board	N/A

Age: 71	Prior Public Company Directorships (last 5 years):
Director Since: June 2006	N/A
Independent: Yes	Other Directorships and Memberships:
REG Committees:	N/A
N/A

Jeffrey Stroburg (age 71) has served as a member of our Board since June 2006. Mr. Stroburg has served as the Chief Executive Officer of Southern States Cooperative Inc. since May 2015. Mr. Stroburg served as the Chief Executive Officer of the Company from June 2006 to September 2011. Mr. Stroburg concurrently served as Chief Executive Officer of West Central Cooperative (“West Central”, now known as Landus Cooperative) from October 1999 until January 2015. He also held the position of President of West Central from July 2003 until January 2015. Prior to joining West Central, Mr. Stroburg was Vice President and Chief Operating Officer of the Eastern Ag Region of Land O’ Lakes, Inc. an agricultural cooperative, from 1998 to 1999. From 1997 to 1998, Mr. Stroburg was President and Chief Executive Officer of CountryMark Cooperative, a refiner and distributor of diesel, gasoline and other petroleum products. From 1987 to 1997, Mr. Stroburg was President and Chief Executive Officer of Hamilton Farm Bureau Cooperative, Inc. and held positions within the Missouri Farmers Association. From 1997 to 1998, Mr. Stroburg also served as a director for A.C. Toepfer International, a Hamburg, Germany trading company for agricultural products, and as a director for CF Industries Holdings, Inc., a fertilizer manufacturing company. Mr. Stroburg served on the board of directors for the Associated Benefits Corporation, the Cooperative Business International, and the National Council of Farmer Cooperatives. Mr. Stroburg holds a B.S. from Iowa State University.

Skills and Qualifications

Our Board believes that the experience, knowledge, skills and expertise gained by Mr. Stroburg in his previous role as our Chief Executive Officer, including his knowledge of our operations and the effectiveness of our business strategies provide valuable perspective to our Board and add significant value. Additionally, Mr. Stroburg’s experience as the Chief Executive Officer of West Central and prior experience as Chief Executive Officer of CountryMark Cooperative, as well as a number of executive positions with other agriculture and energy companies, are integral to our Board’s assessment of business opportunities and strategic options for our Company. Mr. Stroburg’s service and experience as a director for other companies, including active involvement in strategic planning for these companies, also strengthens the governance and functioning of our Board.

Christopher D. Sorrells	Current Public Company Directorships:
Director	Spring Valley Acquisition Corp. (NASDAQ: SV)
ENGlobal Corporation (NASDAQ: ENG)

Age: 53	Prior Public Company Directorships (last 5 years):
Director Since: November 2008	GSE Systems, Inc. (NASDAQ: GVP)
Independent: Yes
REG Committees:	Other Directorships and Memberships:
Audit Committee	Spring Valley Acquisition Corporation II
Compensation Committee
Nominating and ESG Committee

Christopher D. Sorrells (age 53) has served as a member of our Board since November 2008. In September 2016, he was appointed to be Vice Chair of our Board and in January 2019 transitioned to Lead Independent Director. Currently, Mr. Sorrells is Chief Executive Officer and a director of each of Spring Valley Acquisition Corp. (NASDAQ: SV) and Spring Valley Acquisition Corporation II. Mr. Sorrells currently serves on the Board of Directors of ENGlobal Corporation (NASDAQ: ENG), a leading global provider of project solutions for renewable and traditional energy, since August 2021. Prior to Spring Valley, he was Interim CEO of Wellsite Fishing & Rentals Services, LLCs, an oilfield services company focused on the Marcellus region. From August 2015 to September 2019, he was a member of the Board of Directors and the Chief Operating Officer of GSE Systems, Inc. (NASDAQ: GVP), a publicly traded engineering and expert staffing company for the power and process industries. From 2005 to 2015, he served as Managing Director at NGP Energy Technology Partners, L.P., a private equity firm investing in companies that provide products and services to the energy, power and environmental industries. From 2003 to 2005, Mr. Sorrells worked at Clarity Partners, L.P. a private equity firm, focused on growth and LBO transactions. Mr. Sorrells served as a principal with Banc of America Securities from 1998 to 2002 and as an associate with Salomon Smith Barney Holdings Inc. (NYSE: SB) from 1996 to 1998. Mr. Sorrells holds an M.B.A. from the College of William and Mary, a Master of Accounting degree from the University of Southern California, and a B.A. from Washington and Lee University.

Skills and Qualifications

Our Board believes that Mr. Sorrells’ experience, knowledge, skills and expertise acquired as Chief Executive Officer and a director of Spring Valley Acquisition Corporation and Spring Valley Acquisition Corporation II, Chief Operating Officer of GSE Systems, Inc. and Managing Director of NGP Energy Technology Partners, L.P., including experience and understanding of the operation and governance of public companies and knowledge of debt and equity markets, add significant value to the Board. Mr. Sorrells’ knowledge of energy, power, and renewable energy industries, including sustainability, renewable energy, organic waste streams and chemical products, acquired from holding eleven board of directors or board observer positions over his career including

Spring Valley Acquisition Corporation (since 2020), GSE Systems, Inc. (2012 to 2019), CaseStack, Inc. (2005), Westec, Inc. (2005), groSolar (2007 to 2014), Xunlight Corporation (2007 to 2008), Lehigh Technologies (2007 to 2012), Community Energy, Inc. (2010 to 2014), Living Earth Technology Company, Inc. (2011 to 2013) and Waste Resource Management, Inc. (2014) adds further value to the Board, particularly when it comes to assessing historical trends and strategic options for our Company.

Peter J.M. Harding	Current Public Company Directorships:
Director	N/A

Age: 69	Prior Public Company Directorships (last 5 years):
Director Since: December 2014	N/A
Independent: Yes
REG Committees:	Other Directorships and Memberships:
Risk Management Committee	ED&F Man Holdings Limited (Director)

Peter J. M. Harding (age 69) has served as a member of our Board since December 2014. Most recently, he was the Chief Executive Officer and a director of Westway Group, Inc. (“Westway”), a liquid storage and liquid animal feed business, from May 2009 until his retirement in June 2010. Prior to joining Westway, Mr. Harding served in various roles at ED&F Man Holdings Limited, including as member of the board of directors and as Managing Director, molasses and palm oil trading, feed products, third party storage and biofuels division. He also served as Chief Executive Officer of Westway Holdings Corporation from 1997 to 2006. Concurrent with his service as Chief Executive Officer, he served as President of Westway Terminal Company, Inc. from 2001 to 2004. From 1995 to 1997, Mr. Harding was Chief Executive Officer of ED&F Man’s North American Cocoa Processing Group and prior to that was Chief Executive Officer of Savannah Cocoa, Inc. from 1992 to 1995. Mr. Harding served as Vice President of Sales & Marketing of Refined Sugars, Inc. from 1985 to 1989. Additionally, Mr. Harding owned and managed an asset management firm and commodity fund during the late 1980s and early 1990s.

Skills and Qualifications

Our Board believes that Mr. Harding’s experience, knowledge, skills and expertise acquired as an executive in different industries relevant to our business, including storage, commodities markets and biofuels, add significant value to our Board. Mr. Harding’s experience as Managing Director of ED&F Man’s molasses and palm oil trading, feed products, third party storage and biofuels division provides him with the background necessary to help the Board identify, evaluate and mitigate the risks associated with the volatile pricing of feedstocks used in our business.

Niharika Taskar Ramdev	Current Public Company Directorships:
Director	Triton International Limited (NYSE: TRTN)
XL Fleet Corporation (NYSE: XL)

Age: 52	Prior Public Company Directorships (last 5 years):
Director Since: November 2021	N/A
Independent: Yes
REG Committees:	Other Directorships and Memberships:
Risk Management Committee	N/A

Niharika Taskar Ramdev (age 52) has served as a member of our Board since November 2021. Ms. Ramdev currently serves on the Board of Directors for Triton International Limited (NYSE: TRTN) and XL Fleet Corporation (NYSE: XL). Ms. Ramdev is a finance executive with global experience and has worked in the United States, India, China and Singapore. Ms. Ramdev held senior positions at General Motors for over twenty years. Her experience includes having served as Chief Financial Officer of the Global Cadillac division from 2018 to 2019, Chief Financial Officer of General Motors International from 2015 to 2018, Vice President of Finance and Treasurer from 2014 to 2015 and Chief Financial Officer for Global Purchasing and Supply Chain from 2011 to 2014. Ms. Ramdev holds a B.Com degree from the University of Mumbai and M.B.A. from Harvard Business School.

Skills and Qualifications

Our Board believes that Ms. Ramdev’s global experience, knowledge, skills and expertise acquired as a finance executive in different industries relevant to our business add significant value to our Board.

Directors Continuing in Office until 2024 (Class I)

James C. Borel	Current Public Company Directorships:
Director	Farmer’s Edge Inc. (TSE: FDGE)
Neogen Corporation (NASDAQ: NEOG)
Age: 66	Prior Public Company Directorships (last 5 years):
Director Since: March 2018	N/A
Independent: Yes	Other Directorships and Memberships:
REG Committees:	East Just, Inc. (Director)
Audit Committee	AeroFarms, Inc. (Director)
Compensation Committee

James C. Borel (age 66) has served as a member of our Board since March 2018. Mr. Borel has served as a director of Farmers Edge Inc. (TSE: FDGE) from May 2016 to present, director of Neogen Corporation (NASDAQ: NEOG) from October 2016 to present, director of East Just, Inc. from October 2017 to present, and director of AeroFarms, Inc. from February 2020 to present. Mr. Borel retired from his position as Executive Vice President at DuPont de Nemours, Inc. (“Dupont”) in 2016, having served the company since 1978. During his tenure at DuPont, Mr. Borel held various positions in sales management, human resources, agricultural products manufacturing and business leadership. Mr. Borel also brings extensive international business experience with three assignments abroad and responsibilities extending beyond the U.S. for over 25 years. Mr. Borel holds a BS in Agricultural Business from Iowa State University.

Skills and Qualifications

Our Board believes Mr. Borel’s experience, knowledge, and skills as a board member of the companies above and as an executive at DuPont add significant value to our Board. Specifically, Mr. Borel’s past responsibilities pertaining to human resources, safety, stewardship and government affairs, in addition to his international experience, will aid the Board in evaluating our existing business and identifying strategic growth opportunities.

Cynthia J. Warner	Current Public Company Directorships:
President and Chief Executive Officer	Sempra Energy (NYSE: SRE)

Age: 63	Prior Public Company Directorships (last 5 years):
Director Since: January 2019	IDEX Corporation (NYSE: IEX)
Independent: No
REG Committees:	Other Directorships and Memberships:
N/A	National Petroleum Council (Member)
Vanderbilt School of Engineering Board of Advisors
Advisory board of the Columbia University Center for Global Energy Policy

Cynthia J. Warner (age 63) has served as a director and our President and Chief Executive Officer since January 2019. Previously, Ms. Warner served as Executive Vice President, Operations for Andeavor (NYSE: ANDV) (formerly known as Tesoro Corporation) from August 2016 to October 2018 when Andeavor was acquired by Marathon Petroleum Corporation (NYSE: MPC). Prior to that, Ms. Warner served as Andeavor’s Executive Vice President, Strategy and Business Development, since October 2014. From 2012 to 2014, Ms. Warner was Chairman and Chief Executive Officer of Sapphire Energy, Inc. From 2009 to 2011, Ms. Warner was Chairman and President of Sapphire Energy. Prior to 2009, Ms. Warner was Group Vice President, Global Refining, at BP plc. Ms. Warner served as an independent member of the Board of Directors of IDEX Corporation (NYSE: IEX) from February 2013 through May 2021 and is serving at Sempra Energy (NYSE: SRE) since June 2019. Ms. Warner is also a member of the National Petroleum Council, the Vanderbilt School of Engineering Board of Advisors, and the Advisory board of the Columbia University Center for Global Energy Policy. She has a Bachelor of engineering degree in Chemical Engineering from Vanderbilt University and an M.B.A. from Illinois Institute of Technology. Ms. Warner’s employment agreement with us provides that she will serve as a director.

Skills and Qualifications

Our Board believes that Ms. Warner’s experience, knowledge, skills and expertise as our current President and Chief Executive Officer and her knowledge and business strategies gained from working in various roles provide valuable perspective to our Board and add significant value.

Walter Berger	Current Public Company Directorships:
President and Chief Executive Officer	N/A
Age: 66	Prior Public Company Directorships (last 5 years):
Director Since: September 2020	N/A
Independent: Yes
REG Committees:	Other Directorships and Memberships:
Audit Committee	KYMETA (Director)
Risk Management Committee

Walter Berger (age 66) joined REG’s Board in September 2020. Mr. Berger currently serves as President, Co-Chief Executive Officer, and director of KYMETA Corporation, a satellite technology and communications company headquartered in Redmond, Washington. Before joining KYMETA, Mr. Berger served as Chief Operating Officer & Chief Financial Officer at Nuvectra (NASDAQ), a company focused on innovating and developing leading hardware and software technology relating to its neurostimulation platform. Before that, Mr. Berger served as Chief Financial Officer of AppDynamics Inc., a venture-backed next-generation application intelligence company from October 2013 until March 2015. From 2012 until 2013, Mr. Berger was the Chief Financial Officer of private equity-owned SoftLayer, a cloud computing company that was acquired by IBM. From 2008 to 2012, Mr. Berger served as Chief Financial Officer at Leap Wireless International, Inc. (NASDAQ). He also served as Executive Vice President and Chief Financial Officer for each of CBS Radio, Inc. and Emmis Communications Corporation (NASDAQ). Prior to Emmis, Mr. Berger served as Group President of the Energy Marketing Division for LG&E Energy Corporation (NYSE), where he previously served as Executive Vice President and Chief Financial Officer. Mr. Berger has served on multiple for-profit and non-profit boards, including Sirius Computer Solutions, a national integrator of technology-based business solutions, until late 2017. Mr. Berger holds a B.A. in business administration from the University of Massachusetts, Amherst.

Skills and Qualifications

Our Board believes Mr. Berger’s experience, knowledge, and skills as a board member of the companies above and as an executive at Kymeta Corporation add significant value to our Board. Specifically, Mr. Berger’s past responsibilities pertaining to his financial acumen and expertise, will aid the Board in evaluating our existing business and identifying strategic growth opportunities.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of March 15, 2022 about the number of shares of Common Stock beneficially owned by:

•	each person or group of persons known to us to be the beneficial owner of more than 5% of our Common Stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our directors and executive officers as a group.

Unless otherwise noted below, the address of each beneficial owner listed in the table is: c/o Renewable Energy Group, Inc., 416 South Bell Avenue, Ames, IA 50010.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of Common Stock that they beneficially own, subject to applicable community property laws.

Applicable percentage beneficial ownership data is based on 50,390,403 shares of our Common Stock outstanding as of March 15, 2022.

In computing the number of shares of capital stock beneficially owned by a person and the percentage beneficial ownership of that person, we deemed outstanding shares subject to options, restricted stock units and stock appreciation rights held by that person that are currently exercisable or exercisable within sixty (60) days of March 15, 2022.

Beneficial Ownership Table

	Number of Shares Beneficially Owned
5% Stockholders	Shares	Percentage
BlackRock, Inc. (1)	9,684,292	19.22%
Vanguard Group (2)	5,550,059	11.01%
Dimensional Fund Advisors LP (3)	2,562,599	5.09%
State Street Corporation(4)	3,201,769	6.35%
Ameriprise Financial, Inc. (5)	3,881,128	7.70%

Non-Employee Directors
Jeffrey Stroburg	198,092	*
Peter J.M. Harding	138,839	*
Randolph L. Howard	108,576	*
Delbert Christensen (6)**	86,753	*
Christopher D. Sorrells	27,393	*
Debora M. Frodl	16,247	*
James C. Borel	16,247	*
Walter Berger	1,231	*
Dylan Glenn	—	*
Niharika Taskar Ramdev	—	*

Named Executive Officers
Cynthia J. Warner (7)	88,655	*
R. Craig Bealmear	1,000	*
Todd Robinson (8)	34,199	*
Chad Stone (9)	201,080	*
Brad Albin	144,670	*
Eric Bowen (10)	54,198	*

All executive officers and directors as a group (13 persons)	938,311	1.86%

*	Less than 1%
**	Mr. Christensen, a current director, will retire when his term expires at the Annual Meeting.
(1)

Based on information set forth in the Amendment No. 2 to the Schedule 13G filed with the SEC on January 27, 2022 by BlackRock, Inc. (“Blackrock”). BlackRock may be deemed to beneficially own all of the shares listed in the table and has sole voting power with respect to 9,566,339 shares and sole dispositive power with respect to 9,684,292 shares of Common Stock outstanding as of December 31, 2021. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(2)

Based on information set forth in Amendment No.5 to the Schedule 13G filed with the SEC on February 10, 2022 by Vanguard Group - 23-1945930 (“Vanguard”). Vanguard may be deemed to beneficially own all of the shares listed in the table and has sole dispositive power with respect to 5,469,021 shares, shared dispositive power with respect to 81,038 shares, and shared voting power with respect to 37,800 shares of Common Stock outstanding as of December 31, 2021. The address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(3)

Based on information set forth in Amendment No. 7 to the Schedule 13G filed with the SEC on February 8, 2022 by Dimensional Fund Advisors LP. (“Dimensional”). Dimensional may be deemed to beneficially own all of the shares listed in the table and has sole dispositive power with respect to 2,562,599 shares and sole voting power with respect to 2,501,242 shares of Common Stock outstanding as of December 31, 2021 (subject to the provisions of Note 1 set out in such Amendment No. 7 to the Schedule 13G). The address of Dimensional is Building One, 6300 Bee Cave Road, Building One, Austin, Texas 78746.

(4)

Based on information set forth in a Schedule 13G filed with the SEC on February 14, 2022 by State Street Corporation (“State Street”). State Street may be deemed to beneficially own all of the shares listed in the table and has shared dispositive power with respect to 3,201,769 shares and shared voting power with respect to 3,109,107 shares of Common Stock outstanding as of December 31, 2021. The address of State Street is State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111.
(5)

Based on information set forth in the Schedule 13G filed with the SEC on February 14, 2022 by Ameriprise Financial, Inc. Ameriprise may be deemed to beneficially own all of the shares listed in the table and has shared dispositive power with respect to 3,881,128 shares and shared voting power with respect to 3,865,183 shares of Common Stock outstanding as of December 31, 2021. The address of Ameriprise Financial, Inc. is 145 Ameriprise Financial Center, Minneapolis, Minnesota 55474.

(6)	12,430 shares of Common Stock are held in the name of Mr. Christensen and his spouse with whom Mr. Christensen shares voting and investment power.
(7)	Consists of (i) 70,940 shares of Common Stock and (ii) 17,715 shares of Common Stock subject to restricted stock units that will vest within 60 days of March 15, 2022.
(8)

Consists of (i) 26,141 shares of Common Stock, (ii) 1,627 shares of Common Stock subject to restricted stock units that will vest within 60 days of March 15, 2022, and (iii) 6,431 shares of Common Stock assuming all SARs outstanding and vested as of March 15, 2022 are exercised and settled.

(9)

Consists of (i) 119,399 shares of Common Stock, (ii) 3,848 shares of Common Stock subject to restricted stock units that will vest within 60 days of March 15, 2022, and (iii) 77,833 shares of Common Stock assuming all SARs outstanding and vested as of March 15, 2022 are exercised and settled.

(10)	Consists of (i) 51,036 shares of Common Stock, and (ii) 3,162 shares of Common Stock subject to restricted stock units that will vest within 60 days of March 15, 2022.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Procedures for approval of Related Party Transactions

We have adopted a formal, written policy that we will not enter into a transaction with any of our executive officers, directors, holders of more than 5% of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, without the prior consent of our audit committee, or other independent members of our Board in the event it is inappropriate for our audit committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee is to consider the relevant facts and circumstances available to and deemed relevant by our Audit Committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available from an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

We did not conduct any transactions with related persons in 2021 that would require disclosure in this proxy statement or that required approval by the Audit Committee pursuant to the policy described above.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This Compensation Discussion and Analysis describes our executive compensation program, the role and involvement of various parties in the analysis and decisions regarding executive compensation, and the material elements of our compensation program as it relates to the current or former executive officers whose compensation is disclosed in the compensation tables below, who we refer to as the “named executive officers” or “executives.” Our named executive officers for 2021 were:

Name	Executive Officer Position	Period of Office
Cynthia J. Warner	President and Chief Executive Officer	January 2019 - present
R. Craig Bealmear	Chief Financial Officer	April 2021 - present
Chad Stone	Senior Vice President, Commercial Performance	December 2020 - present
Todd Robinson	Deputy Chief Financial Officer, Treasurer, Vice President of Investor Relations	April 2021 - present

	Former Interim Chief Financial Officer	December 2020 - April 2021
Brad Albin	Former Senior Vice President, Manufacturing and Engineering	February 2008 - June 2021
Eric Bowen	General Counsel and Corporate Secretary	April 2020 - present

Executive Summary

Our Business and Operating Environment

We are one of North America’s largest producers of advanced biofuels focusing on providing cleaner, lower carbon transportation fuels. We utilize a nationwide production, distribution and logistics system as part of an integrated value chain model designed to convert natural fats, oils and greases into advanced biofuels. During 2021, we sold 621 million total gallons of fuel (including biofuel and petroleum fuel purchased from third parties for resale) and generated revenues of over $3 billion. We believe our fully integrated approach, which includes acquiring feedstock, operating biorefineries, distributing fuel through a network of terminals, and managing biorefinery facility construction and upgrades, positions us to serve the growing market for cleaner transportation fuels.

In October 2021, we entered into a long-term agreement with GoodFuels, a leading supplier of sustainable marine biofuels and global producer and supplier of renewable fuels, for the supply and development of sustainable marine biofuel solutions for the global shipping industry. In November 2021, we entered into a partnership with Canadian Northern Railway to test bio and renewable diesel blends for their locomotive fleet. In December 2021, we acquired Amber Resources, a distributor of bio-based diesel, petroleum diesel and lubricants which will add over 60 million gallons/year of diesel sales to our portfolio and eight locations in Southern California, including distribution centers and three cardlock sites. This acquisition enables us to access a larger network of end customers. These are part of our downstream strategy, which is focused on three important objectives: margin expansion across the value chain, including by directing production to the most profitable geographies; realization of higher biodiesel values through blends of biodiesel into petroleum and renewable diesel; and increased demand for our biodiesel via sales of B100 to end consumers.

In October 2020, we announced that we plan to expand the effective capacity of our Geismar, Louisiana biorefinery. The Geismar project brings together the improvement project for the existing site as well as the planned expansion. The Geismar project is expected to take total site production from 90 million to 340 million gallons, enhance existing operations and improve operational reliability and logistics.

We believe that the execution of these strategies will enable us to expand our margins, diversify sources of profitability, manage our business through varying market conditions, and increase shareholder value. To ensure that we complete these strategies in an environmentally and socially responsible manner, we have integrated environmental, social and governance (“ESG”) practices into our business objectives. The process of implementing these ESG practices into our business was collaborative and included all employees in a concerted effort to maintain our values of safety, integrity, humanity, and driving results the REG way, which allows us to create a cleaner world and reduce our carbon footprint now and for the future.

2021 Company Performance Highlights

Below are our key performance highlights for 2021 as compared to 2020. The following charts depict another year of solid financial results.

[1]

Adjusted EBITDA represent earnings before interest, taxes, depreciation and amortization, adjusted for certain additional items. Adjusted EBITDA is a supplemental performance measure that is not required by, or presented in accordance with, generally accepted accounting principles, or GAAP. Adjusted EBITDA should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities or a measure of our liquidity or profitability. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for any of our results as reported under GAAP. See pages 47-48 of our Form 10-K for the year ended December 31, 2021 filed with the SEC on March 1, 2022 for the calculations of Adjusted EBITDA and reconciliation to GAAP net income (loss).

2021 Executive Compensation Highlights

The Compensation Committee approved the following actions with respect to performance in 2021:

•

Our actual 2021 Adjusted EBITDA resulted in annual cash incentive payout of 147.7% of target when adjusted for the outstanding safety performance in 2021. See pages 47-48 of our Form 10-K for the year ended December 31, 2021 filed with the SEC on March 1, 2022 for the calculation of Adjusted EBITDA and reconciliation to GAAP net income (loss).

•

The ROIC performance hurdle of 12% or greater measured based on the average of our annual ROIC over the three-year period beginning on January 1, 2019 and ending December 31, 2021 was achieved resulting in the vesting of the outstanding performance-based restricted stock units (“PRSUs”) granted in March and April 2019.

•

In March 2021, we awarded 35% to 75% of each executive officer’s regular annual long-term incentive award opportunity in PRSUs tied to the achievement of total shareholder return and return on invested capital hurdles.

Listening to our Stockholders

The Compensation Committee, the Board and executive leadership are committed to considering the perspectives of our stockholders on all aspects of our business, including executive compensation throughout the year. We receive feedback from our stockholders and other interested parties, including institutional and retail stockholders, proxy advisory firms and industry thought leaders. These interactions and communications take a variety of forms. Our approaches to responding to stockholders included quarterly earnings calls, presentations at investor conferences, and our annual stockholder meeting. They also include information provided in our SEC filings, including the Annual Report and proxy statement, and in press releases and information on our website.

At our 2021 Annual Meeting of Stockholders held on May 18, 2021, we submitted an advisory vote (“say-on-pay”) on our 2020 compensation awarded to our named executive officers, which received support of approximately 95% of our stockholders that voted for the proposal. We believe that this outcome signals our stockholders’ support of our compensation approach, specifically our efforts to attract, retain and motivate our named executive officers.

We were pleased with our stockholders’ support of our compensation program, and our management and Board continue to review our executive compensation practices to further align our compensation practices with our evolving pay-for-performance philosophy. We value the opinions of our stockholders and will continue to consider the outcome of future say-on-pay votes, as well as feedback received throughout the year, when making compensation decisions for our named executive officers.

Executive Compensation and Governance

We believe in holding ourselves to a high standard of ethics, transparency, and accountability. Accordingly, we have adopted corporate governance practices and policies to reflect the following best practices.

Compensation Practice	REG’s Policy
Independent Compensation Committee	Our Compensation Committee is composed solely of directors who are independent under the standards of the SEC and the Nasdaq, including the higher standards applicable to Compensation Committee members.

Clawback Policy	Our “clawback” policy permits us to recover certain equity and cash incentive payments from executive officers whose misconduct or negligence resulted in a significant financial restatement.

Limited Severance Benefits	We benchmarked and implemented market competitive severance terms (generally, base salary plus bonus, or two times base salary plus bonus after a qualified termination in connection with a change in control. In addition, equity is accelerated only in connection with a change in control.

Trading Restrictions/Prohibitions	Our trading by insiders policy prohibits our employees, officers and directors from engaging in short term trading in our Common Stock and from selling stock purchased in the market within the prior six months without pre-approval by at least two of our Chief Executive Officer, our Chief Financial Officer and our General Counsel. In the case of our Chief Executive Officer, Chief Financial Officer and our General

Compensation Practice	REG’s Policy
Counsel, pre-clearance in writing must be obtained from the other two and, in the case of our Chief Executive Officer, pre-clearance in writing must also be obtained from either the Chair of the Board or the Chair of the Audit Committee of the Board.

Independent Compensation Consultant	Aon advised our independent Compensation Committee through November 2021 with the Committee selecting Meridian Compensation Partners to be their independent compensation consultant from that point forward.

Annual Risk Assessment	We conduct an annual risk assessment of our compensation programs, which is led by our independent compensation consultant. The Compensation Committee does not believe that the compensation programs create risks that are reasonably likely to have a material adverse effect on REG.

Stockholder Engagement Efforts	We engage our stockholders in a variety of forms, quarterly earnings calls, presentations at investor conferences, and our annual stockholder meeting.

No Repricing or Exchange of Underwater Options/SARs	Our Common Stock incentive plan prohibits the repricing or exchange of underwater stock options and stock appreciation rights without stockholder approval.

Stock Ownership Guidelines	In 2020, we adopted new stock ownership guidelines, which require our executive officers and directors to maintain certain stock ownership levels.

How We Design Executive Pay

Compensation Philosophy and Objectives

Our executive compensation program is intended to support the execution of our business strategy and link rewards to the achievement of short- and long-term goals. Our Compensation Committee designs our programs to reward pay-for-performance, motivate financial and operating performance that drive returns for stockholders and attract and retain talented and experienced leaders.

Our executive compensation program includes base salary, annual incentives paid in the form of cash bonuses and long-term incentives consisting of grants of PRSUs and time-vested restricted stock units (“RSUs”). The majority of our executive compensation is variable compensation or at-risk pay. Base salary is the only fixed compensation component.

Executive Compensation Overview

Our compensation program for our executives consists of a number of elements that support our compensation objectives. A brief description of each element is highlighted in the following chart:

Compensation Element	Characteristics	Form	Performance Period	Primary Objective
Base Salary	Fixed amount of compensation	Cash	N/A	Provide a competitive fixed amount of cash compensation based on individual performance, level of responsibility and experience Attract and retain talented executives

Compensation Element	Characteristics	Form	Performance Period	Primary Objective

Annual Incentive Plan (“AIP”)	Variable compensation opportunity contingent on achievement of corporate financial and operations goals	Cash	1 year	Motivate employees to achieve short-term corporate goals, which include financial and safety measures that support stockholder value creation Link pay to company performance
Long-Term Incentives (“LTIP”)	Represents variable compensation opportunity contingent on stockholder returns, achievement of financial goals and continued employment	Stock	3 years

Align the interests of our executives to the interests of our stockholders by granting awards conditioned on stock price growth

Link pay to company performance

Drive long-term return in the business, which is aligned with stockholder interests and value creation

Attract and retain talented executives

Include stock retention requirements for certain awards earned to align with long-term interests of stockholders and leading governance practices

Competitive Market Data

Competitive information with respect to pay levels and pay practices generally serves as one of the reference points in establishing our executive compensation. The information is intended to provide a general understanding of current compensation practices rather than a formula for establishing specific pay levels. In advance of establishing pay levels, the Compensation Committee reviews trends in executive compensation derived from the peer group and general industry companies The Compensation Committee also considers the pay practices of the peer companies, among several factors, in establishing the design of our annual and long-term incentive programs.

Peer Group

In establishing the peer group, the Compensation Committee considered the following objective selection criteria recommended by its independent executive compensation consultant: (i) industry, (ii) size, as measured by revenues, market capitalization and EBITDA, (iii) business operations, with a focus on bio-energy, renewable energy, or bio-chemical businesses, (iv) scope of operations to align with the Company’s international operational scope, and (v) financial and total shareholder return performance. The peer group that was effective for 2020 compensation decisions was also used for 2021 compensation decisions. The peer group is reviewed annually by the Compensation Committee. The composition of the 2021 peer group is summarized below. The Compensation Committee believes the peer group remains appropriate for pay comparisons.

Companies Used to Assess Pay Levels and Pay Practices in 2021
Calumet Specialty Products	Covanta Holding Corp.	CVR Energy, Inc.
Darling Ingredients Inc.	Delek US Holdings, Inc.	FutureFuel Corp.
Green Plains Inc.	Mercer International Inc.	Methanex Corp.
NewMarket Corp.	Ormat Technologies Inc.	Pacific Ethanol, Inc.
Par Pacific Holdings, Inc.	Quaker Chemical Corp.	REX American Resources Corp.
The Andersons, Inc.

Role of the Compensation Committee and Management

The Compensation Committee has overall responsibility for evaluating and determining the compensation of our named executive officers, including the compensation of our Chief Executive Officer. Members of the Compensation Committee are appointed by our Board. The Compensation Committee makes its compensation decisions based on the judgment of its members based on their experience and after receiving input from our Chief Executive Officer and other members of management and advice from the Independent Compensation Consultant.

Our Chief Executive Officer makes compensation recommendations to the Compensation Committee for the executive officers other than herself and may provide input on the design of compensation plan components and other compensation-related issues as they arise. Management provides analyses regarding competitive practices and pay ranges, compensation and benefit plans, policies and procedures related to equity awards, perquisites and general compensation and benefits philosophy. Senior human resources and finance executives attend non-executive sessions of Compensation Committee meetings to provide perspective and expertise relevant to the meeting agendas.

Role of the Independent Compensation Consultant

To assist the Compensation Committee in carrying out its duties and responsibilities, the Compensation Committee engages the services of an outside independent executive compensation consultant. As in prior years and through November 2021, the Compensation Committee engaged Aon as its independent executive compensation consultant. Aon provided the Compensation Committee with competitive market compensation data for senior executives, information on current issues and trends on executive compensation program design and governance, assists with proxy disclosure requirements, and provided ongoing advice to the Compensation Committee on regulatory and other technical developments that may affect our executive compensation programs. In December 2021, the Compensation Committee engaged Meridian Compensation Partners to provide consultative services going forward.

In its capacity as the executive compensation consultant to the Compensation Committee, the independent consultants report directly to the Compensation Committee and the Compensation Committee retains sole authority to retain and terminate the consulting relationship. In carrying out its responsibilities, the executive compensation consultant will typically collaborate with management to obtain data, provide background on program design and operation, and clarify pertinent information, but will undertake no projects for management except at the request of the chair of the Compensation Committee. The Compensation Committee assessed the independence of Aon during 2021 and believes that there are no conflicts of interest. In reaching this conclusion, the Compensation Committee considered applicable SEC rules and regulations and the corresponding Nasdaq independence factors regarding compensation advisor independence.

Elements of the Executive Compensation Program in 2021

Compensation Mix

The Compensation Committee established the mix of base salary and incentive compensation by referencing market practices for total direct compensation. Each element is subject to adjustments in the Compensation

Committee’s discretion based on Company-wide and individual performance factors, such as the amount of time each individual had served as an officer of the Company, the percentage of equity awards each individual held, and contractual arrangements. In developing the total direct compensation package for a named executive officer, the Compensation Committee also considered the internal equity of pay across all executive positions. To tie compensation to performance, the Compensation Committee structured annual non-equity incentive compensation and the performance-based element of long-term incentive compensation in a manner that provided the opportunity to earn above market compensation for results above target, and below market compensation when the target is not achieved.

Base Salary

We pay our named executive officers a base salary based on the experience, skills, knowledge and responsibilities required of each position. We believe base salaries are an important element in our overall compensation program because base salaries provide a fixed element of compensation that reflects job responsibilities and contributions to the Company.

Base salary is essential to allow us to compete in the employment marketplace for talent and is an important component of total compensation for our named executive officers. It is vital to our goal of recruiting and retaining executive officers with proven abilities.

In establishing base salaries effective for 2021, the Compensation Committee considered a number of factors, including, but not limited to, the executive’s performance, the Company’s performance, the competitive market for compensation, internal equity, scope of responsibilities, and organizational criticality. Based on the foregoing factors, we determined that the following salary adjustments were appropriate:

Executive(1)	Annualized 2021 Base Salary (2)	Annualized 2020 Base Salary (3)	Year-Over-Year Increase
Ms. Warner	$900,000	$840,000	7%
Mr. Bealmear	$425,000	$—	N/A
Mr. Robinson	$250,000	$225,000	11%
Mr. Stone	$419,000	$405,000	3%
Mr. Bowen	$341,000	$330,000	3%

(1)	Mr. Albin’s employment terminated on June 1, 2021 and he received a 3% base salary increase effective March 22, 2021 placing his annual salary at $420,000.
(2)	2021 competitive base salary increase effective on March 22, 2021.
(3)	2020 Annualized salary effective as of February 24, 2020.

Annual Incentive Plan (“AIP”)

Our AIP promotes our pay-for-performance philosophy by providing all employees with direct financial incentives in the form of annual cash awards for achieving Company performance goals. In late 2020 and early 2021, the Compensation Committee evaluated the design of the 2021 cash incentive plan to assess if it continued to align pay with Company performance and stockholders’ interests. Based on the Compensation Committee’s assessment, the Compensation Committee continued to believe that there was a strong link between pay and performance through the continued use of Adjusted EBITDA as the sole performance metric in the AIP. In addition, we are committed to the safety and health of our employees and visitors and to environmental stewardship where we operate. Therefore, the Compensation Committee may in its sole discretion decrease the total incentive pool and any individual award by up to 50% based upon singular or cumulative incidents within the year that result in unacceptable performance in the areas of safety, environmental and health. Similar to past years, the performance curve with respect to Adjusted EBITDA was differentiated for executives compared to all other participants. As summarized below, the threshold level of Adjusted EBITDA performance was set at a higher level for executives than all other participants. The Compensation Committee viewed the continued use of this plan design feature as one that holds management accountable for a higher level of financial performance than other employees because management is positioned to have greater influence on overall Company performance and increased line of sight.

In early 2021, we established our target Adjusted EBITDA for 2021 above our 2020 Adjusted EBITDA results. In March 2022, the Compensation Committee and independent members of our Board approved our 2021 annual incentive plan results pursuant to which bonus amounts could be paid for performance in 2021. Annual cash incentives under the annual incentive plan (“AIP”) for 2021 were earned above target with the plan details described below:

Performance and Payout Curves for All Non-Executives
Adjusted EBITDA [1]	$52.5M (threshold)	$104.5M	$152.5M	$209M (target)	$252.5M	$313.5M	$352.5M	$418M (maximum)
Payout %	25.0%	50.0%	75.0%	100.0%	125.0%	150.0%	175.0%	200.0%

Performance and Payout Curves for All Executives
Adjusted EBITDA [1]	$104.5M (threshold)	$152.5M	$209M (target)	$252.5M	$313.5M	$352.5M	$418M (maximum)
Payout %	50.0%	75.0%	100.0%	125.0%	150.0%	175.0%	200.0%

Our 2021 actual performance against the Adjusted EBITDA metric under the 2021 AIP is illustrated in the following table along with the annual cash incentive earned for our named executive officers:

Performance Measure	Actual Performance (millions)	Actual Performance as % of Target Goal	Weighting	Payout as % of Target [2]
Adjusted EBITDA [1]	$284.9	137.7%	100.0%	147.7%

[1]	See pages 47-48 of our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 1, 2022 for the calculation of Adjusted EBITDA and reconciliation to GAAP net income.
[2]	Our payout percentage for 2021 was 147.7% (versus 95.3% in 2020) based on 2021 Adjusted EBITDA of $284.9 million, which incorporates adjustments for a number factors including safety measures.

The table below summarizes actual AIP payouts, based on performance, for each executive officer.

Executive(1)	Target AIP (as a Percentage of Salary)	Target AIP ($)	Actual AIP(2) ($)
Ms. Warner	100%	$900,000	$1,308,849
Mr. Bealmear (3)	60%	$255,000	$260,747
Mr. Robinson	45%	$112,500	$161,510
Mr. Stone	60%	$251,400	$368,455
Mr. Bowen	50%	$170,500	$249,955

(1)	Mr. Albin was terminated June 1, 2021 and his employment agreement allowed for an AIP payment prorated based on his time as an active employee. His 2021 AIP payout was $158,289.
(2)	Actual AIP payments are calculated based from actual salary paid in 2021. REG pays its employees bi-weekly, there were 26 payrolls in 2021.
(3)	Mr. Bealmear’s actual AIP was prorated based on his hire date in April 2021.

Long-Term Incentive Plan

All 2021 equity-based compensation to our named executive officers was granted under our Amended and Restated 2009 Stock Incentive Plan. We believe this element of our compensation program allows executive officers the opportunity to develop a significant ownership stake in the Company and aligns their interests with the long-term interests of our stockholders. The inclusion of PRSUs as a long-term equity vehicle for all named executive officers enhances the program’s alignment with stockholder interests, drives stockholder value creation, and links pay directly to performance.

We issue equity grants in accordance with our long-term incentive plan. The Compensation Committee, with input from its independent compensation consultant and management, developed grant guidelines to govern key terms such as timing (annual and off-cycle grants), target award levels, participation and equity forms. These grant guidelines are expected to provide us with a starting point to integrate financial and non-financial performance factors and strengthen our ability to attract and retain employees by communicating a clearer picture of the total compensation package through a long-term incentive plan.

The long-term incentive plan arrangements applicable to our CEO and other named executive officers for 2021 in the mix of PRSUs (55% to 75%) and RSUs (25% to 45%), with the exception of Mr. Bealmear are described below.

•

PRSUs. In 2021, we continued to grant to our named executive officers PRSUs, the vesting of which is conditioned on the achievement of certain Company performance goals. The Compensation Committee considers a wide-range of goals, with the primary objective of driving stockholder value creation over a multi-year period of time. For PRSUs granted in 2021 to our named executive officers, 50% of the awards vest based on the attainment of an absolute Total Shareholder Return and the other 50% vest based on the achievement of return on invested capital (“ROIC”) over a three-year period. The design of the PRSUs is intended to reward the named executive officers only in the event that they create shareholder value and/or achieve a pre-established level of return in the business, which is a leading indicator of shareholder value creation. We believe the design of the PRSUs aligns the interests of the named executive officers with stockholders’ interests. Additional details with respect to each PRSU award are provided below:

•

The absolute Total Shareholder Return (“TSR”) hurdle will be measured using a 20-trading-day average beginning and ending stock price. The performance measurement period began on March 24, 2021 (the “Grant Date”) and will end on March 24, 2024. The performance measurement period will use a 20-day volume weighted average price (VWAP) of the stock price for the beginning and ending dates (20 trading days concluding on the Grant Date and 20 trading days concluding on March 24, 2024). Award vests on the achievement of an absolute TSR over three years per the chart below.

Goals	Cumulative 3 year TSR	Payout Level
Threshold	15%	50%
Target	25%	100%
Maximum	40% or greater	200%

•

The PRSU award portion subject to the return on invested capital (ROIC) hurdle vests based on the achievement of the average of our annual ROIC over the three-year period beginning on January 1, 2021 and ending December 31, 2023 (the “Performance Period”). ROIC will be calculated annually, with the three fiscal years of performance averaged, to determine the extent at which ROIC performance has been achieved. Long lead capital expenditures will be subtracted out of the three-year ROIC calculation until placed in service. Actual ROIC three-year average and the corresponding payout will be interpolated between the Threshold, Target and Maximum.

Goals	Average 3 year ROIC	Payout Level
Threshold	10%	50%
Target	15%	100%
Maximum	20% or greater	200%

The PRSU awards will be vested and settled in shares of Common Stock when the performance goal has been achieved, subject to review and approval by our Compensation Committee. ROIC is calculated using our Adjusted EBITDA divided by Invested Capital for and as of the applicable calendar year and is calculated using the asset-based approach. Adjusted EBITDA shall be determined on a basis consistent with the calculation of the Company’s Adjusted EBITDA as set forth in its Forms 10-K previously filed with the SEC, reduced by depreciation and amortization expense and taxes calculated based on the Company’s effective tax rate. Invested Capital is the Company’s year-end current assets, less cash and marketable securities, less current liabilities, plus short-term interest bearing debt, plus net property, plant and equipment, plus goodwill, intangibles and other long term assets.

•

RSUs. Given the volatile nature of our business, we believe it is important for retention purposes to have a portion of long-term incentives that is stable while still linked to changes in stockholder value. RSUs granted in 2021 grade vest one third each of the three years from the date of grant assuming continued employment.

In March 2021, we granted the named executive officers long-term incentive plan opportunities as follows:

•

President and Chief Executive Officer: Long-term incentive plan opportunity, provided 75% in PRSUs and 25% in RSUs. The significant weighting of the PRSUs component is to align the interests of the President and Chief Executive Officer to the interests of our stockholders and to tie the pay to performance.

•	Mr. Stone and Mr. Bowen: Long-term incentive plan opportunity, provided 55% in PRSUs and 45% in RSUs.

•	Mr. Robinson: Long –term incentive plan opportunity, provided 45% in PRSUs and 55% in RSUs.

•	When Mr. Bealmear joined the Company, he received an initial grant of $300,000 in RSUs which will vest ratably over 2 years. He did not receive a PRSU grant in 2021.

Based upon the Company’s stock price at the time of this grant, this equated to the following awards in March and May 2021:

Named Executive Officers(1)	RSUs	PRSUs - TSR	PRSUs - ROIC
Ms. Warner	8,843	10,897	13,264
Mr. Bealmear	4,757	—	—
Mr. Robinson	1,874	306	372
Mr. Stone	1,778	893	1,087
Mr. Bowen	1,447	727	885

(1)	Mr. Albin terminated June 1, 2021. He received LTI grants in March 2021 which were subsequently forfeited at termination.

These PRSUs and RSUs vest in accordance with our plan’s performance and vesting provisions discussed above.

2019 – 2021 Performance-based Restricted Stock Units:

For awards granted in 2019 to our named executive officers, 50% of the awards vest based on the attainment of a stock price hurdle that represented a significant premium to the grant date share price and the other 50% vest based on the achievement of a return on invested capital (“ROIC”) hurdle. The design of the PRSUs is intended to reward the named executive officers only in the event that they create shareholder value and/or achieve a pre-established level of return in the business, which is a leading indicator of shareholder value creation.

The stock price hurdle, which was established at $30.00 per share, was assessed over a three-year period and represents a significant increase over the grant date stock price of $22.32 per share. Stock price was measured using the volume-weighted average stock price over a period of 20 consecutive trading days in order to ensure sustained stock price performance. The stock price hurdle was achieved in September 2019 and 50% of the net after-tax shares earned must be retained for a period of 36 months from the date of grant per the award agreement.

The PRSU award portion subject to the ROIC hurdle vest based on the achievement of ROIC performance of 12% or greater, measured based on the average of our annual ROIC over any of the following periods: (i) the three-year period beginning on January 1, 2019 and ending December 31, 2021 (i.e., the simple average of ROIC in each of fiscal 2019, 2020, and 2021); (ii) the four-year period beginning on January 1, 2019 and ending December 31, 2022 (i.e., the simple average of ROIC in each of fiscal 2019, 2020, 2021 and 2022); and (iii) the five-year period beginning on January 1, 2019 and ending December 31, 2023 (i.e., the simple average of ROIC in each of fiscal 2019, 2020, 2021, 2022 and 2023). The PRSU awards will be vested and settled in shares of Common Stock when the performance goal has been achieved, subject to review and approval by our Compensation Committee. ROIC is calculated using our Adjusted EBITDA divided by Invested Capital for and as of the applicable calendar year and is calculated using the asset-based approach. Adjusted EBITDA shall be determined on a basis consistent with the calculation of the Company’s Adjusted EBITDA as set forth in its Forms 10-K previously filed with the SEC, reduced by depreciation and amortization expense and taxes calculated based on the Company’s effective tax rate. Invested Capital is the Company’s year-end current assets, less cash and marketable securities, less current liabilities, plus short-term interest bearing debt, plus net property, plant and equipment, plus goodwill, intangibles and other long term assets. Our 3 year average ROIC for the time period beginning January 1, 2019 and ending December 31, 2021 was 15% which was greater than 12% target and resulted in a 100% payout.

Refer to the “Outstanding Equity Awards at Fiscal Year-End Table” section for further details.

Other Benefits

The Compensation Committee reviews the level and types of other benefits each year. The Committee believes that the foregoing benefits are appropriate and important in attracting and retaining executive talent. Our named executive officers are eligible for the following benefits on a similar basis as other eligible employees:

•	health, dental and vision insurance;

•	vacation, personal holidays and sick days;

•	use of company car;

•	life insurance and supplemental life insurance;

•	short-term and long-term disability; and

•	a 401(k) plan with matching contributions.

Additional Information

The Compensation Committee has established policies to assist with business continuity, increase executive stock ownership and protect against misconduct. Policies include, but are not limited to, our Executive Severance Program, Clawback policy, Trading Restrictions/Prohibitions and Stock Ownership Guidelines

COMPENSATION COMMITTEE REPORT

The Compensation Committee of our Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee Members:

Christopher D. Sorrells, Chair
Delbert Christensen
James C. Borel

EXECUTIVE COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

The following table summarizes certain compensation paid to our named executive officers during the year ended December 31, 2021, 2020 and 2019:

Name and Position(s)	Year	Salary ($)	Stock Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)		Total ($)
Cynthia J. Warner - President and Chief Executive Officer	2021	$900,000	$2,249,981		$1,308,849	$37,043	(4)	$4,495,873
	2020	$864,615	$1,994,987		$823,979	$112,021		$3,795,602
	2019	$738,462	$2,671,156		$1,056,000	$85,058		$4,550,676

R. Craig Bealmear - Chief Financial Officer	2021	$425,000	$299,976		$260,747	$85,900	(5)	$1,071,623

Todd Robinson - Deputy Chief Financial Officer, Former Interim Chief Financial Officer	2021	$250,000	$180,212		$161,510	$30,200	(6)	$621,922
	2020	$213,596	$73,229		$71,245	$23,835		$381,905

Chad Stone - Senior Vice President, Commercial Performance	2021	$419,000	$251,388		$368,455	$27,584	(7)	$1,066,427
	2020	$417,692	$243,000		$59,710	$25,887		$746,289
	2019	$386,923	$210,540		$276,650	$24,760		$898,873

Brad Albin - Former Senior Vice President, Manufacturing and Engineering	2021	$420,000	$251,988	(10)	$158,289	$331,402	(8)	$1,161,679
	2020	$423,846	$246,000		$181,766	$34,028		$885,640
	2019	$395,385	$216,270		$282,700	$24,801		$919,156

Eric Bowen - General Counsel and Corporate Secretary	2021	$341,000	$204,630		$249,955	$32,597	(9)	$828,182
	2020	$341,731	$197,980		$162,835	$25,893		$728,439
	2019	$322,692	$175,716		$207,653	$18,589		$724,650

(1)

Represents the grant date fair value of PRSUs and RSUs granted to each named executive officer, computed in accordance with FASB ASC Topic 718 rather than amounts paid to or realized by the named individual. Assuming that the highest level of performance conditions will be achieved, the value of the 2021 stock awards for Ms. Warner, Messrs. Robinson, Stone, Albin and Bowen would be $3,937,459, $227,568, $389,677, $390,559 and $317,217, respectively. Mr. Bealmear’s stock awards represented the value of his sign off bonus, $299,976. For a summary of the assumptions used in the valuation of awards made in 2019, 2020 and 2021, please see Note 12 to our audited consolidated financial statements as set forth in our annual report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 1, 2022. There can be no assurance that the value upon vesting or exercise will approximate the compensation expense we recognized.

(2)	Represents cash bonuses earned under our annual incentive plan.
(3)

All other compensation includes: (i) matching contributions under our 401(k) plan, (ii) health care benefit allowance, (iii) employer provided transportation vehicles, (iv) relocation allowance and severance payments as applicable.

(4)	Represents $8,700 of matching contributions under our 401(k) plan, $16,505 of health care benefit allowance, $11,838 of an auto allowance.
(5)	Represents $3,130 of matching contributions under our 401(k) plan and $82,770 of sign on bonus.
(6)	Represents $8,700 of matching contributions under our 401(k) plan, $20,867 of health care benefit allowance and $633 of a mobile phone allowance.
(7)	Represents $8,700 of matching contributions under our 401(k) plan, $15,899 of health care benefit allowance and $2,985 of an auto allowance.
(8)	Represents $8,700 of matching contributions under our 401(k) plan and $10,056 of health care benefit allowance, $10,623 of an auto allowance and $302,022 of severance payments.
(9)	Represents $8,700 of matching contributions under our 401(k) plan, $9,804 of health care benefit allowance and $14,093 of an auto allowance.
(10)	Mr. Albin was terminated June 1, 2021. As such, all of the stock awards granted in 2021 and certain stock awards granted in 2020 and 2019 were forfeited following the termination.

Grants of Plan Based Awards Table

The following table provides information regarding plan-based awards granted during the year ended December 31, 2021 to the named executive officers.

Name	Grant Date	Estimated Future Payouts under Non-Equity Incentive Plan Awards			Estimated Future payouts under Equity Incentive Plan Awards[2]			All other stock awards: Number of shares of stock or units [1] (#)	Grant date fair value of stock and option awards[3]
		Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)
Cynthia J. Warner - President and Chief Executive Officer	3/24/2021	$450,000	$900,000	$1,800,000				8,843	$562,503
	3/24/2021				12,080	24,161	48,322		$1,687,478

R. Craig Bealmear - Chief Financial Officer	5/17/2021	$127,500	$255,000	$510,000				4,757	$299,976

Todd Robinson - Deputy Chief Financial Officer, Former Interim Chief Financial Officer	3/24/2021	$56,250	$112,500	$225,000				910	$57,885
	3/24/2021				339	678	1,356		$47,357
	2/28/2021							964	$75,000

Chad Stone - Senior Vice President, Commercial Performance	3/24/2021	$125,700	$251,400	$502,800				1,778	$113,099
	3/24/2021				990	1,980	3,960		$138,289

Brad Albin - Former Senior Vice President, Manufacturing and Engineering	3/24/2021	$126,000	$252,000	$504,000				1,783	$113,417
	3/24/2021				992	1,984	3,968		$138,571

Eric Bowen - General Counsel and Corporate Secretary	3/24/2021	$85,250	$170,500	$341,000				1,447	$92,044
	3/24/2021				806	1,612	3,224		$112,586

(1)	Represented RSUs granted under our Amended and Restated 2009 Stock Incentive Plan that vest according to the vesting provisions.
(2)	Represented PRSUs granted under our Amended and Restated 2009 Stock Incentive Plan that vest according to the vesting provisions.
(3)

Represents the grant date fair value of PRSUs and RSUs, respectively, granted to each named executive officer, computed in accordance with FASB ASC Topic 718 rather than amounts paid to or realized by the named individual. For a summary of the assumptions used in the valuation of awards made in 2021, please see Note 12 to our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2021. There can be no assurance that the value upon vesting or exercise will approximate the compensation expense we recognized.

Outstanding Equity Awards at Fiscal Year-End Table

The following table provides information about the number of outstanding equity awards held by our named executive officers at December 31, 2021.

Name	Number of Securities Underlying Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested (1) ($)	Equity Incentive Plan Awards: Number of Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Share, Units or Other Rights that Have Not Vested(1) ($)
Cynthia J. Warner - President and Chief Executive Officer	—	—	$—	—	38,139	(2)	$1,618,619	—		$—

	—	—	$—	—	6,813	(3)	$289,144	32,023	(9)	$1,359,056

	—	—	$—	—	15,910	(4)	$675,220	67,361	(10)	$5,717,602
	—	—	$—	—	8,843	(5)	$375,297	24,161	(11)	$1,588,317

R. Craig Bealmear - Chief Financial Officer	—	—	$—	—	4,757	(6)	$201,887	—		$—

Todd Robinson - Deputy Chief Financial Officer, Former Interim Chief Financial Officer	3,769	—	$11.83	3/24/2024	—		$—	—		$—

	4,027	—	$9.52	3/24/2025	—		$—	—		$—

	—	—	$—	—	623	(7)	$26,440	750	(9)	$31,830

	—	—	$—	—	1,402	(4)	$59,501	1,319	(10)	$111,957
	—	—	$—	—	964	(8)	$40,912	—		$—
	—	—	$—	—	910	(5)	$38,620	678	(11)	$44,562

Chad Stone - Senior Vice President, Commercial Performance	23,519	—	$13.25	5/17/2023	—		$—	—		$—

	23,016	—	$11.83	3/24/2024	—		$—	—		$—

	35,258	—	$9.52	3/24/2025	—		$—	—		$—

	13,140	—	$9.06	3/28/2026	—		$—	—		$—
	—	—	$—	—	1,511	(3)	$64,127	2,892	(9)	$122,736
	—	—	$—	—	3,488	(4)	$148,031	6,017	(10)	$510,723
	—	—	$—	—	1,778	(5)	$75,458	1,980	(11)	$130,163

Eric Bowen - General Counsel and Corporate Secretary	—	—	$—	—	1,259	(3)	$53,432	2,410	(9)	$102,280

	—	—	$—	—	2,842	(4)	$120,614	4,902	(10)	$416,082
	—	—	$—	—	1,447	(5)	$61,411	1,612	(11)	$105,973

(1)	The market value is based on $42.44 per share market price of our Common Stock on December 31, 2021.
(2)	Represents award of RSUs that vested on January 14, 2022.
(3)	Represent award of RSUs that vest 1/3 of the original award on March 25, 2019. The remaining awards will vest on March 25 of 2022, assuming continued employment.

(4)	Represent award of RSUs that vest 1/3 of the original award on March 24, 2020. The remaining awards vest 1/3 of the original award on March 24 of 2022 and 2023, assuming continued employment.
(5)	Represent award of RSUs that will vest as to 1/3 on March 24 of 2022, 2023 and 2024, assuming continued employment.
(6)	Represents award of RSUs that will vest as to 1/2 on May 17 of 2022 and 2023, assuming continued employment.
(7)	Represents award of RSUs that vest 1/3 of the original award on April 5, 2019. The remaining awards vest 1/3 of the original award on April 5, 2022, assuming continued employment.
(8)	Represents award of RSUs that cliff vested on February 28, 2022.
(9)

Represents PRSUs granted in March 2019 and/or April 2019. The remaining 50% of the original award of PRSUs are subject to a ROIC hurdle, which is measured over three-, four- and five-year periods. Any PRSUs that have not vested on or prior to the twentieth trading day following the fifth anniversary of the grant date are forfeited. In March 2022, the ROIC performance hurdle of 12% or greater measured based on the average of our annual ROIC over the three-year period beginning on January 1, 2019 and ending December 31, 2021 was achieved resulting in the vesting of these PRSUs.

(10)

Represents PRSUs granted in March 2020. 50% of the value of the PRSUs will vest upon achievement of a total shareholder return hurdle. The shareholder return hurdle is calculated 3 years after the grant date and is not subject to a post-vesting holding period. The remaining 50% of these PRSUs are subject to a return on invested capital hurdle, as measured over the three-year performance period beginning on January 1, 2020 and ending December 31, 2022. These PRSUs are reflected at 200% of target as the Company finished the year above target for both performance hurdles. Any PRSUs that have not vested during the performance periods shall be immediately forfeited.

(11)

Represents PRSUs granted in March 2021. 50% of the value of the PRSUs will vest upon achievement of a total shareholder return hurdle. The shareholder return hurdle is calculated 3 years after the grant date and is not subject to a post-vesting holding period. The remaining 50% of these PRSUs are subject to a return on invested capital hurdle, as measured over the three-year performance period beginning on January 1, 2021 and ending December 31, 2023. The PRSUs subject to the ROIC hurdle are reflected at 200% as the Company finished the year above target for this performance hurdle. The PRSUs subject to the shareholder return hurdle are reflected at 100% as the Company did not finish the year above target for this performance hurdle. Any PRSUs that have not vested during the performance periods shall be immediately forfeited.

Option Exercises and Stock Vested in 2021

	Option awards		Stock Awards
Name	Number of shares acquired on exercise	Value realized on exercise	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Cynthia J. Warner - President and Chief Executive Officer	—	$—	14,767	$938,171
R. Craig Bealmear - Chief Financial Officer	—	$—	—	$—
Todd Robinson - Deputy Chief Financial Officer	—	$—	5,535	$417,573
Chad Stone - Senior Vice President, Commercial Performance	—	$—	35,648	$2,252,126
Brad Albin - Former Senior Vice President, Manufacturing and Engineering.	190,933	$9,626,895	35,708	$2,561,231
Eric Bowen -General Counsel and Corporate Secretary	90,811	$4,186,853	29,821	$1,883,962

(1)	Value was calculated using per share closing prices of our Common Stock on the applicable vesting dates for RSUs and PRSUs.

Employment Agreements

President and Chief Executive Officer

On November 30, 2018, we entered into an employment agreement with Cynthia J. Warner, effective January 14, 2019 (the “Employment Agreement”). The Employment Agreement had an initial term ending January 14, 2022, with automatic one-year extensions thereafter unless notice of non-extension is delivered by either party no later than 90 days prior to the expiration of the then-applicable period. Ms. Warner is also entitled to participate in an annual incentive program with a cash incentive bonus payment of at least 100% of her base salary. Ms. Warner is also eligible to participate in the Company’s long-term incentive program. See “Compensation Discussion and Analysis - Long-Term Incentive Plan” for a discussion of her equity awards and performance metrics for 2021. In addition, Ms. Warner was also granted a one-time award in the form of RSUs having a total fair market value on the grant date of $1,000,000 that vested in full in January 2022.

Ms. Warner is entitled to certain payments upon termination:

Termination For Cause or Resignation Without Good Reason; Other Than For Death or Disability. If, during the term of the Employment Agreement, the Company terminates Ms. Warner’s employment for cause (as defined in the Employment Agreement) or Ms. Warner resigns without good reason (as defined in the Employment Agreement) and in either case the termination of Ms. Warner’s employment is not because of her death or disability, Ms. Warner will forfeit all rights to any annual bonus for the fiscal year in which the termination of employment occurs, and will be entitled only to a payment equal to any accrued, but unpaid, base salary, bonuses accrued with respect to a prior fiscal year, vacation pay and benefits.

Termination due to Death or Disability. If Ms. Warner’s employment is terminated due to death or disability, she or her estate will receive (i) her base salary and other benefits earned and accrued prior to the date of termination, (ii) a lump sum cash payment equal to her annual bonus for the calendar year in which she terminates employment, prorated based on the portion of the calendar year in which she was employed by the Company, and (iii) vesting of the RSUs granted in connection with her commencement of employment (the “Sign-On RSUs”). The annual bonus will be calculated based on actual performance for the entire calendar year (but will not be greater than a prorated portion of the executive’s target annual for such year), and will be paid at the same time as annual bonuses are paid to our other senior executives.

Termination Without Cause or Resignation With Good Reason. If Ms. Warner is terminated by the Company without cause (as defined in the Employment Agreement) or resigns for good reason (as defined in the Employment Agreement), she will receive (i) her accrued but unpaid base salary and paid time off benefits as of the termination of employment, (ii) a cash payment equal to 150% of her annual salary plus her target annual bonus, payable in equal installments over an 18-month period in accordance with the Company’s usual and customary payroll practices, (iii) a lump sum cash payment equal to her annual bonus for the calendar year in which her employment terminates, prorated for the portion of the year in which she was employed by the Company and calculated based on target performance for the calendar year, (iv) for a period of up to 18 months after termination, health coverage under the Company’s health plans and programs that are applicable to senior executives of the Company generally, at such costs to Ms. Warner as would have applied if her employment with the Company had continued (such health coverage will terminate prior to one year after termination if Ms. Warner becomes entitled to receive coverage of the same type from another employer or recipient of her services, regardless of whether she waives such benefits), (v) vesting of the Sign-On RSUs, and (vi) vesting of other stock options, stock appreciation rights, RSUs or other equity awards, prorated based on the number of days that have elapsed during the vesting period on such termination date, and to the extent subject to performance-based vesting, based on the achievement of such performance requirements. All such payments and benefits, other than the payment of accrued but unpaid base salary and paid time off benefits, are subject to Ms. Warner signing a release of claims against the Company and such release becoming irrevocable.

Termination Without Cause or Resignation for Good Reason Following a Change in Control. If Ms. Warner is terminated by the Company without cause (as defined in the Employment Agreement) or resigns for good reason

(as defined in the Employment Agreement) within two years following the consummation of a change in control (as defined in the Employment Agreement), she will receive (i) her accrued but unpaid base salary and paid time off benefits as of the termination of employment, (ii) a lump sum cash payment equal to 200% of her annual salary and 200% of her target annual bonus, (iii) a lump sum cash payment equal to her annual bonus for the calendar year in which her employment terminates, prorated for the portion of the year in which she was employed by the Company and calculated based on target performance for the calendar year, (iv) full accelerated vesting of time-based Company equity awards held by Ms. Warner, (v) accelerated vesting of performance-based equity awards equal to (a) the number of shares set forth in the applicable award agreement if a target performance level is not specified in such award, or (b) at target performance level if a target performance level is specified in such award, and (vi) for a period of up to 18 months after termination, health coverage under the Company’s health plans and programs that are applicable to senior executives of the Company generally, at such costs to Ms. Warner as would have applied if her employment with the Company had continued (such health coverage will terminate prior to one year after termination if Ms. Warner becomes entitled to receive coverage of the same type from another employer or recipient of her services, regardless of whether she waives such coverage). All such payments and benefits, other than the payment of accrued but unpaid base salary and paid time off benefits, are subject to Ms. Warner signing a release of claims against the Company and such release becoming irrevocable.

Executive Severance Plan

On November 2, 2021, the Compensation Committee of the Board adopted the Renewable Energy Group Executive Severance Plan (the “Executive Severance Plan”) effective the same date. Eligible participants will generally include full-time employees of the Company with titles at or above vice president who are selected to participate by the Company’s Chief Executive Officer. Ms. Warner, the Company’s President and Chief Executive Officer, will not participate in the Executive Severance Plan.

Under the Executive Severance Plan, upon a termination following a change in control (as defined in the Executive Severance Plan), eligible participants are entitled to receive (i) a cash severance payment equal to two times the participant’s annual base salary; (ii) a prorated bonus under the Company’s Annual Incentive Plan; (iii) full accelerated vesting of each unvested and outstanding equity award subject to time-based vesting; (iv) accelerated vesting based on the achievement of the performance goals at the greater of target or actual performance for each unvested and outstanding performance-based equity award; and (v) continued medical or dental coverage at applicable active employee rates for up to 12 months.

Under the Executive Severance Plan, upon termination not following a change in control, eligible participants are entitled to receive (i) a cash severance payment equal to one times the participant’s annual base salary; (ii) a prorated bonus under the Company’s Annual Incentive Plan; (iii) accelerated vesting of each unvested and outstanding equity award subject to time-based vesting in an amount equal to the number of additional shares that would have vested assuming such award vested in equal monthly installments over the award’s original vesting term; (iv) accelerated vesting of each unvested and outstanding equity award subject to performance-based vesting in an amount equal to the number of additional shares that would have vested assuming such award vested in equal monthly installments over the award’s original vesting term, if applicable, and based on actual satisfaction of the performance goals; and (v) continued medical or dental coverage at applicable active employee rates for up to 12 months.

Receipt of the benefits under the Executive Severance Plan will be subject to the recipient’s agreement to a non-compete covenant, a non-solicit covenant, a non-disparagement covenant, a covenant regarding the treatment of confidential information, and a general release of claims.

Messrs. Bowen and Stone acknowledged the transition to the Executive Severance Plan and agreed the Executive Severance Plan supersedes their employment agreement with the Company dated June 11, 2018 and September 29, 2017, respectively, in their entirety on November 8, 2021.

The table below shows the estimated health benefits at December 31, 2021 that the named executive officers are entitled to following a termination without cause or resignation for good reason:

Executive	Continuation of Health Coverage Estimate
Ms. Warner	$25,952
Mr. Stone	$13,940
Mr. Bealmear	$315
Mr. Bowen	$8,601
Mr. Robinson	$19,249

Severance and Change in Control Payments

Upon termination of employment without cause or resignation for good reason, Ms. Warner, and Messrs. Bealmear, Stone, Bowen and Robinson are entitled to the severance benefits as discussed above. If Ms. Warner, or Messrs. Bealmear, Stone, Bowen or Robinson had been terminated without cause or resigned for good reason on December 31, 2021, she or he would have been entitled to aggregate lump sum and/or continued payments of $3,586,154, $685,747, $787,455, $590,957 and $411,510, respectively, and an aggregate lump sum payment of $4,486,154, $1,110,747, $1,206,456, $931,959 and $661,510, respectively, following a change in control.

Upon termination due to death or disability, Ms. Warner is entitled to the severance benefits as discussed above. If Ms. Warner had been terminated due to death or disability on December 31, 2021, she would have been entitled to an aggregate lump sum payment of $1,308,849.

Acceleration of Equity

Time-based RSUs and PRSUs held by Mrs. Warner and each of Messrs. Bealmear, Stone, Bowen and Robinson will vest in full upon a termination without cause or resignation for good reason following a change in control of the Company. If such a termination were to have occurred as of December 31, 2021, the named executive officers would have been entitled to receive the cash value of the time-based RSUs, PRSUs at target, and stock appreciation rights that would become vested. The named executive officers would have been entitled to the following amounts upon a termination without cause or for good reason following a change in control: Ms. Warner - $8,201,530; Mr. Bealmear - $201,887; Mr. Stone -$749,745; Mr. Bowen - $614,192; and Mr. Robinson - $282,056.

Ms. Warner’s Sign-On RSUs would have vested in full upon termination due to death or disability or a termination without cause or resignation for good reason not following a change in control of the Company. If such a termination were to have occurred as of December 31, 2021, Ms. Warner or her estate would have been entitled to receive the cash value of the Sign-On RSUs that would become vested, or $1,618,619. Ms. Warner’s other time-based and performance-based restricted stock units will vest prorated and subject to the achievement of any applicable performance goals upon a termination without cause or resignation for good reason not following a change in control of the Company. If such a termination were to have occurred as of December 31, 2021, Ms. Warner would have been entitled to receive the cash value of time-based restricted stock units and performance-based restricted stock units that would become vested (assuming target performance for performance-based restricted stock units), or $5,405,586.

On a termination of employment without cause or a resignation for good reason, the time-based RSUs held by each of Messrs. Bealmear, Stone, Bowen and Robinson will vest in an amount equal to the number of additional shares that would have vested assuming such award vested in equal monthly installments over the award’s original vesting term, and the PRSUs held by each of Messrs. Bealmear, Stone, Bowen and Robinson will vest in an amount equal to the number of additional shares that would have vested assuming such award vested in equal monthly installments over the award’s original vesting term, if applicable, and based on actual satisfaction of the performance goals. If such a termination or resignation were to have occurred as of December 31, 2021, Messrs. Bealmear, Stone, Bowen and Robinson would have been entitled to $42,008, $411,707, $338,419 and $133,452, respectively.

For a discussion of our severance and change of control arrangements with our named executive officers, see the sections entitled “Employment Agreements” and “Executive Severance Plan.”

CEO Pay Ratio

Under SEC rules, we are required to provide information about the relationship of the annual total compensation of our employees (other than our CEO) and the annual total compensation of our CEO. We believe our executive compensation program must be internally consistent and equitable to motivate our employees to create stockholder value. We monitor the relationship between the compensation of our executive officers and the compensation of our non-managerial employees. For 2021, the total compensation of Cynthia J. Warner, our President and Chief Executive Officer of $4,495,873, as shown in the Summary Compensation Table above, (the “CEO Compensation”), was approximately 48.6 times the total compensation of our median employee calculated in the same manner of $92,556.

We identified the median employee using the annual base salary and bonus, as of December 31, 2021, plus any long term incentive stock awards granted in 2021 for all individuals, excluding our chief executive officer and Amber Resources employees, who were employed by us on December 31, 2021, the last day of our payroll year (whether employed on a full-time, part-time, or seasonal basis). Amber Resources was acquired by REG on December 30, 2021 and their employees are not included in the 2021 CEO pay ratio review. After identifying the median employee, we calculated annual total compensation for such employee using the same methodology we use for our CEO Compensation.

The pay ratio disclosed above was calculated in accordance with SEC rules based upon the Company’s reasonable judgment and assumptions using the methodology described above. The SEC rules do not specify a single methodology for identification of the median employee or calculation of the pay ratio, and other companies may use assumptions and methodologies that are different from those used by the Company in calculating their pay ratio. Accordingly, the pay ratio disclosed by other companies may not be comparable to the Company’s estimated pay ratio as disclosed above.

COMPENSATION OF DIRECTORS

Our Compensation Committee reviews and makes recommendations to our Board concerning director compensation. Similar to our philosophy regarding executive compensation, our philosophy regarding director compensation is to provide our directors the appropriate amount and form of compensation.

The Compensation Committee, pursuant to the authority granted under its charter, engaged its independent compensation consultant Aon through November 2021 and Meridian Compensation Partners thereafter to advise it on director compensation matters. Aon and Meridian’s assessment was taken into consideration in establishing our current director compensation. Aon advised the Compensation Committee that the retainer fees and annual equity awards set forth below are reasonable relative to each director’s role and contribution, and the peer group. Directors who are employees of REG, such as Ms. Warner, are not compensated for their service on the Board.

Each of our non-employee directors are entitled to receive the compensation as described below.

Retainer Fees. Our non-employee directors are paid cash compensation at the following rates:

Retainer Fees
Annual retainer fee	$70,000
Annual retainer fee for Chair	$125,000
Annual retainer fee for Vice Chair	$115,000
Annual retainer fee for the Chair of the Audit Committee	$20,000
Annual retainer fee for the Chair of the Compensation Committee and Risk Management Committee	$15,000
Annual retainer fee for Chair of the Nominating, Environmental, Social and Governance Committee	$10,000
Annual retainer fee for members of the Audit Committee, Risk Management Committee or Compensation Committee	$10,000
Annual retainer fee for members of the Nominating, Environmental, Social and Governance Committee and Lead Independent Director	$5,000

We also reimburse directors for their reasonable out-of-pocket expenses for attending Board and committee meetings.

Long-Term Incentive Awards. Each of our non-employee directors also receive an annual equity award equal to $95,000 based on the fair market value of our Common Stock on the date of grant, except for the Chair of our Board who receives an annual equity award of $145,000. These annual awards are granted in the form of RSUs, which will vest in full on the first anniversary of the date of grant or the date of the Annual Meeting, whichever is sooner. The number of RSUs actually awarded is determined by dividing the cash value of the grant by the closing price of a share of our Common Stock on the date of grant.

2021 Director Compensation Table

The table below shows the compensation paid to each non-employee director for their service in 2021:

Name	Fees Paid in Cash ($)	Stock Awards (1) (2) ($)	Total ($)
Walter Berger	$95,833	$95,000	$190,833
James C. Borel	$90,000	$95,000	$185,000
Delbert Christensen	$97,083	$95,000	$192,083
Debora M. Frodl	$87,917	$95,000	$182,917
Peter J. M. Harding	$85,000	$95,000	$180,000
Michael M. Sharf(3)	$50,000	$—	$50,000
Christopher D. Sorrells	$105,000	$95,000	$200,000
Randolph L. Howard	$115,000	$95,000	$210,000
Jeffrey Stroburg	$125,000	$145,000	$270,000
Dylan Glenn	$12,500	$47,500	$60,000
Niharika Taskar Ramdev	$13,333	$47,500	$60,833
(1)

Amounts listed in this column represent the aggregate grant date fair value of RSUs granted on May 18, 2021 to the non-employee directors other than Mr. Glenn and Ms. Ramdev, and the aggregate grant date fair value of RSUs granted on November 9, 2021 to each of Mr. Glenn and Ms. Ramdev, with a vesting period of one year for the non-employee directors other than Mr. Glenn and Ms. Ramdev, and a vesting period through the date of the 2022 Annual Meeting for Mr. Glenn and Ms. Ramdev, determined in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (ASC 718) for financial reporting purposes. See Note 12 to our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2021.

(2)

The following directors were granted 1,442 RSUs: Walter Berger; James C. Borel; Delbert Christensen; Debora M. Frodl; Peter J. M. Harding; Christopher D. Sorrells and Randolph L. Howard. Mr. Glenn and Ms. Ramdev were each granted 829 RSUs. Mr. Jeffrey Stroburg was granted 2,201 RSUs. The aforementioned RSUs were unvested and outstanding at December 31, 2021.

(3)	Mr. Sharf retired as a director on May 18, 2021.

Audit Committee Report

As part of fulfilling its responsibilities, the Audit Committee reviewed and discussed the Company’s audited financial statements for the fiscal year 2021 with management and Deloitte & Touche LLP (“Deloitte”) and discussed with Deloitte those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence, and has discussed with Deloitte its independence.

Based on these reviews and discussions with management and Deloitte, the Audit Committee recommended to the Board that the Company’s audited financial statements for the fiscal year ended December 31, 2021 be included in its Annual Report on Form 10-K filed with the Securities and Exchange Commission.

The Audit Committee Members

Walter Berger (Chair)
Chris Sorrells
James C. Borel

Fees Paid to Independent Registered Public Accounting Firm

The Audit Committee’s policy is to evaluate and determine that the services provided by Deloitte & Touche LLP and the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”) in each year are compatible with the auditor’s independence. The following table shows fees billed for each of 2021 and 2020 for professional services rendered by the Deloitte Entities for the audit of our financial statements and other services, 100% of which have been approved under our audit pre-approval policy.

Year	Audit Fees(1)	Audit- Related Fees(2)	Tax Fees(3)	All other fees(4)
2021	$2,046,450	$112,790	$213,929	$50,000
2020	$1,679,028	$28,790	$249,212	$144,000

(1)

Audit fees are fees for the audit of the Company’s annual financial statements. Audit fees also include fees for the review of financial statements included in the Company’s quarterly reports on Form 10-Q and for services that are normally provided by the Deloitte Entities in connection with statutory and regulatory filings or engagements.

(2)

In 2021, audit-related fees were comprised of fees in connection with technical accounting subscription services, fees related to the comfort letters related to the equity issuance in March 2021 and Green Notes issuance in May 2021, and fees for the work performance related to the 2021 Stock Incentive Plan filed on Form S-8.

(3)	Tax fees are for tax consulting and compliance services and tax related acquisition and tax due diligence services.
(4)	In 2021, fees for the work performed related to Enterprise Risk Management.

Audit Committee Pre-Approval Procedures

With respect to independent auditor services and fees, it is our practice to provide pre-approval of audit, audit-related, tax and other specified services on an annual basis. Unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, we seek specific pre-approval by the Audit Committee. Other specified services are generally pre-approved only when the amount of such services is expected to be different than the prior year or normal fees. Proposed services anticipated to exceed pre-approved cost levels are discussed with the Audit Committee. It is our practice that the Audit Committee Chair has pre-approval authority with respect to permitted services. The Chair of the Audit Committee reports any pre-approval decisions to our Audit Committee at its next scheduled meeting.

GENERAL INFORMATION

Stockholder Proposals for the 2023 Annual Meeting

If the Merger is completed, we will have no public stockholders and there will be no public participation in any future meetings of the stockholders of REG. However, if the Merger is not completed, our stockholders will continue to be entitled to attend and participate in our stockholders’ meetings. REG will hold an Annual Meeting of Stockholders in 2023 (the “2023 Annual Meeting”) only if the Merger has not already been completed.

Stockholder proposals for inclusion in the proxy materials for the 2023 Annual Meeting must be received at our principal executive offices, located at 416 South Bell Avenue, Ames, Iowa, 50010, by December 6, 2022 as outlined in Rule 14a-8 of the Securities Exchange Act.

In addition, our bylaws provide stockholders who wish to present proposals for action, or to nominate directors, at our next Annual Meeting of Stockholders (that is, the next Annual Meeting following the Annual Meeting to which this proxy statement relates) without the inclusion of such proposal in the Company’s proxy statement must give written notice thereof to our Secretary at the address set forth on the cover page of this proxy statement in accordance with the provisions of our bylaws, and must otherwise comply with the requirements of Rule 14a-8, which require that such notice be given not less than 90 days nor more than 120 days prior to the first anniversary of the date of the preceding Annual Meeting of Stockholders. Stockholder proposals for nominations for director and other proposals for action that are not to be included in the proxy materials must be received by the company between January 17, 2023 and February 16, 2023. In the event the date of the 2023 Annual Meeting is more than 30 days before or 60 days after the anniversary date of the 2022 Annual Meeting, in order for a notice to be timely, it must be delivered not later than the close of business on the later of the 90th day prior to the 2023 Annual Meeting or the close of business on the 10th day following the day on which we first publicly announce the date of the 2023 Annual Meeting.

Annual Report and Financial Statements

A copy of our 2021 Annual Report to Stockholders, which includes our financial statements for the year ended December 31, 2021, is available along with this proxy statement and other voting materials and information on the website www.proxyvote.com. See “Where You Can Find More Information; Incorporation by Reference” on page 156 of this proxy statement.

Delinquent Section 16(a) Reports

Under U.S. securities laws, directors, executive officers and any person holding more than 10% of our Common Stock must report their initial ownership of the Common Stock and any changes in that ownership to the SEC. The SEC has designated specific due dates for these reports and we must identify in this proxy statement those persons who did not file these reports when due. Based solely on a review of the reports furnished to the Company and written representations from directors and executive officers that all reportable transactions were reported, the Company believes that during the fiscal year ended December 31, 2021 the Company’s executive officers, directors and greater than ten percent owners timely filed all reports they were required to file under Section  16(a).

Copies of Corporate Governance and Other Materials Available

Our Board has adopted various corporate governance guidelines setting forth our governance principals and governance practices. The following documents are available for downloading or printing on our web site at www.REGI.com, by selecting “For Investors” and then “Governance”:

•	Restated Certificate of Incorporation

•	Amended and Restated Bylaws

•	Audit Committee Charter

•	Compensation Committee Charter

•	Nominating, Environmental, Social and Governance Committee Charter

•	Risk Committee Charter

•	Corporate Governance Guidelines

•	Code of Business Conduct and Ethics

•	Code of Ethics for Senior Financial Officers

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders, unless the Company has received contrary instructions from one or more of the stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers “household” proxy materials by delivering a single proxy. Any stockholders who object to or wish to begin householding may contact Broadridge Financial Solutions, Inc. (“Broadridge”) via telephone at 1-866-540-7095, or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

PROPOSAL 1 — ADOPTION OF THE MERGER AGREEMENT

We are asking you to approve a proposal to adopt the Merger Agreement and thereby approve the transactions contemplated by the Merger Agreement, including the Merger. For a detailed discussion of the terms and conditions of the Merger Agreement, see “The Merger Agreement” on page 67 of this proxy statement. A copy of the Merger Agreement is attached as Appendix A of this proxy statement.

As discussed in “The Merger—Recommendation of Our Board of Directors and Reasons for the Merger” on page 35 of this proxy statement, after considering various factors described in such section, the Board has determined that the transactions contemplated by the Merger Agreement, including the Merger, are advisable, fair to and advisable and in the best interests of REG and its stockholders. The Board has (i) approved, adopted and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, (ii) determined that the transactions contemplated by the Merger Agreement, including the Merger, are advisable, fair to, and in the best interests of, REG and its stockholders, (iii) directed that the Merger Agreement be submitted to the stockholders of REG for adoption, and (iv) recommended that REG’s stockholders adopt the Merger Agreement. The Board recommends that you vote FOR the Merger Proposal. If you sign and return a proxy and do not indicate how you wish to vote on the Merger Proposal, your shares of Common Stock will be voted FOR the Merger Proposal.

Under Delaware law, adoption of the Merger Agreement requires the affirmative vote of the holders of a majority of the shares of Common Stock outstanding as of the Record Date and entitled to vote on the Merger Proposal. Abstentions and broker non-votes, if any, will have the same effect as a vote AGAINST the Merger Proposal.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE MERGER PROPOSAL.

PROPOSAL 2 — MERGER COMPENSATION PROPOSAL

The information set forth in the table below is intended to comply with Item 402(t) of Regulation S-K, which requires disclosure of information about compensation for each of our named executive officers that is based on or otherwise relates to the Merger and assuming the Merger is consummated on the latest practicable date prior to the filing of this proxy statement, March 15, 2022. The compensation arrangements of our named executive officers that are described in the section entitled “The Merger—Interests of the Directors and Executive Officers of REG in the Merger” of this proxy statement are incorporated herein by reference.

Please note that the amounts indicated below are estimates based on the material assumptions described in the notes to the table below, which may or may not actually occur. Some of these assumptions are based on information currently available and, as a result, the actual amounts, if any, that may become payable to a named executive officer may differ in material respects from the amounts set forth below.

Furthermore, for purposes of calculating such amounts, we have assumed:

•	a closing date of the Merger of March 15, 2022 (which is the latest practicable date prior to the filing of this proxy statement);

•

the employment of each named executive officer is terminated by the Company without “cause” or, with respect to Ms. Warner, by the named executive officer for “good reason,” in either case, immediately following the consummation of the Merger;

•	each executive officer will receive continued health coverage benefits for the maximum eligible period; and

•	the value of the accelerated vesting of any Company equity award is calculated based on a price per share of Common Stock equal to the Merger Consideration of $61.50.

Golden Parachute Compensation(1)

Name	Cash ($)(2)	Equity ($)(3)	Perquisites / Benefits ($)(4)	Total ($)
Cynthia J. Warner	4,202,740	9,511,221	25,952	13,739,913
R. Craig Bealmear	928,750	292,556	315	1,221,621
Chad Stone	915,638	1,082,032	13,940	2,011,610
Todd Robinson	543,721	341,326	19,249	904,296
Eric Bowen	710,263	883,079	8,601	1,601,943

(1)

Effective June 1, 2021, Mr. Albin, one of our named executive officers, was terminated without cause from his position as Senior Vice President, Manufacturing and Engineering. Mr. Albin is not eligible to receive any Merger-related compensation that may have become payable in connection with the Merger.

(2)

Amounts in this column reflect cash severance that each named executive officer would be eligible to receive with respect to Ms. Warner, under the Employment Agreement, or, with respect to the remaining named executive officers (other than Mr. Albin), the Executive Severance Plan.

Severance under the Employment Agreement is payable if Ms. Warner’s employment is terminated by the Company without “cause” or by Ms. Warner for “good reason” within 24 months following a “change in control” of the Company (as such terms are defined in the Employment Agreement) (such termination, a “Qualifying Termination”). Upon a Qualifying Termination, Ms. Warner is entitled to receive cash severance in an amount equal to (i) 200% of her annual base salary plus 200% of her target annual bonus, paid in a lump sum payment plus (ii) her target annual bonus for the year of termination, prorated based on the number of days during the period beginning January 1 and ending on the date that Ms. Warner’s employment is terminated, paid in a lump sum payment.

Severance under the Executive Severance Plan is payable to each named executive officer (other than Ms. Warner and Mr. Albin) if the executive’s employment is terminated for any reason following a “change in control” (as such term is defined in the Executive Severance Plan) (such termination, an “Eligible Termination”). Upon an Eligible Termination, the executive is entitled to receive cash severance in an amount equal to (i) two times the executive’s annual base salary, paid in a lump sum payment plus (ii) a prorated bonus for the year of termination, for the portion of the year worked, based upon the date of termination, based on the lessor of (a) actual performance through the end of the applicable performance period or (b) target bonus opportunity, and payable when bonuses become payable under the applicable annual bonus program. The following table quantifies each separate form of compensation included in the aggregate total reported in this column. The amounts listed in the columns entitled “Base Salary Severance” and “Bonus Severance” are considered to be payable pursuant to “double-trigger” arrangements.

Name	Base Salary Severance ($)	Bonus Severance ($)
Cynthia J. Warner	2,000,000	2,202,740
R. Craig Bealmear	875,000	53,250
Chad Stone	863,140	52,498
Todd Robinson	520,000	23,721
Eric Bowen	676,000	34,263

(3)	Amounts in this column reflect the value of Company Employee RSU Awards and Company PSU Awards held by the named executive officer that would accelerate upon the closing of the Merger.

Pursuant to the Merger Agreement, each Unvested Company Employee RSU Award and each Scheduled PSU Award that is outstanding immediately prior to the Effective Time, will vest in full and be cancelled and converted into an Assumed RSU Award, representing the right to receive an amount in cash, less any applicable withholding taxes, equal to the product of (x) the Merger Consideration multiplied by (y) the number of shares of Common Stock subject to such Unvested Company Employee RSU Award or Scheduled PSU Award, as applicable. Each Assumed RSU Award will be subject to the vesting schedule applicable to the corresponding Unvested Company Employee RSU Award or Scheduled PSU Award immediately prior to the Effective Time (including, with respect to the Scheduled PSU Awards, the performance vesting conditions).

Except with respect to the Scheduled PSU Awards, each Company PSU Award that is outstanding immediately prior to the Effective Time will be cancelled and converted into an Assumed PSU Award, representing the right to receive a cash payment equal to the product of (A) the Merger Consideration multiplied by (B) the number of shares of Common Stock subject to such Company PSU Award (assuming that any performance-based vesting conditions applicable to such Company PSU Award for any performance period that has not been completed as of the Effective Time are achieved at (x) with respect to Company PSU Awards granted in 2020 and 2021, the greater of the target performance levels and the levels based on actual achievement of pro-rated performance goals through the Effective Time or (y) with respect to Company PSU Awards granted in 2022, the target performance levels) and subject to the vesting schedule applicable to the corresponding Company PSU Award immediately prior to the Effective Time (other than any performance based vesting conditions).

Name	Accelerated Restricted Stock Unit Awards (#)	Value of Accelerated Restricted Stock Unit Awards ($)	Accelerated Performance Restricted Stock Unit Awards (#)	Value of Accelerated Performance Restricted Stock Unit Awards ($)
Cynthia J. Warner	31,566	1,941,309	123,088	7,569,912
R. Craig Bealmear	4,757	292,556	—	—
Chad Stone	6,777	416,786	10,817	665,246
Todd Robinson	2,935	180,503	2,615	160,823
Eric Bowen	5,548	341,202	8,811	541,877

(4)

Pursuant to the Employment Agreement, if Ms. Warner experiences a Qualifying Termination, she will receive full accelerated vesting of the time-based Company equity awards held by Ms. Warner. Pursuant to the Executive Severance Plan, if any of the other named executive officers (other than Mr. Albin) experiences an Eligible Termination, he will receive full accelerated vesting of each unvested and outstanding equity award subject to time-based vesting.

The following table quantifies the number of shares of Common Stock subject to unvested Company Employee RSU Awards and Company PSU Awards held by the named executive officers, which will vest upon a Qualifying Termination or Eligible Termination, as applicable, and quantifies the value of such awards based on a price per share of Common Stock equal to the Merger Consideration (and assuming that Company PSU Awards are deemed “earned” at the Effective Time in accordance with the Merger Agreement). Depending on when the Closing Date occurs, certain Company equity awards shown in the table may vest in accordance with their terms prior to the Closing Date. The amounts listed in the columns entitled “Restricted Stock Units” and “Performance Restricted Stock Units” are considered to be payable pursuant to “double-trigger” arrangements.

Under the Employment Agreement, upon a Qualifying Termination, Ms. Warner will be eligible to receive continued health coverage for 18 months or until she becomes eligible for health coverage from another employer, whichever is earlier. Under the Executive Severance Plan, upon an Eligible Termination, each of the other named executive officers (other than Mr. Albin) will be eligible to receive continued health coverage for 12 months or until he becomes eligible for health coverage from another employer, whichever is earlier.

Restrictive Covenants; Release. Ms. Warner’s receipt of the severance payments and benefits described in her Employment Agreement are subject to her timely execution and non-revocation of a general release of claims and continued compliance with her non-competition and confidentiality agreement. Receipt of severance benefits and payments under the Executive Severance Plan are subject to the participant’s agreement to a non-compete covenant, a non-solicit covenant, a non-disparagement covenant, a covenant regarding the treatment of confidential information, and a general release of claims.

Under the terms of Ms. Warner’s Employee Noncompetition and Confidentiality Agreement (the “Restrictive Covenants Agreement”), for the 12 months following the termination of her employment for any reason, Mr. Warner is generally prohibited from (i) managing, operating, controlling, or advising in any manner with the ownership, management, operation or control of a business that competes with the Company’s business, products or services, (ii) soliciting the business of any of the Company’s past, present or prospective customers, suppliers, or strategic partners, (iii) any Company employee or independent contractor to leave the Company’s service, and (iv) making, directly or indirectly, whether in writing, orally or electronically any comment that Ms. Warner knows or reasonably should know is critical in any material respect of the Company and any of its directors or officers or is otherwise detrimental in any material respect to the business or financial prospects or reputation of the Company. The Restrictive Covenant Agreement also sets forth certain obligations with respect to proprietary and confidential information and developments and inventions.

Vote Required

The vote on the Merger Compensation Proposal is a vote separate and apart from the vote on the Merger Proposal. Accordingly, you may vote to approve the Merger Proposal and vote not to approve the Merger Compensation Proposal or vice versa. Because the vote on the Merger Compensation Proposal is advisory only, it will not be binding on the Company. Accordingly, if the Merger Proposal is approved and the Merger is consummated, the compensation payments that are contractually required to be paid by the Company to its named executive officers will or may be paid, subject only to the conditions applicable thereto, regardless of the outcome of this advisory (non-binding) vote of Company stockholders.

Approval of the Merger Compensation Proposal, on an advisory basis, requires the affirmative vote of the holders of a majority of the shares of Common Stock, present in person or by proxy at the Annual Meeting and entitled to vote on the Merger Compensation Proposal. Abstentions will have the same effect as a vote AGAINST the Merger Compensation Proposal. Broker non-votes, if any, will not have an effect on the outcome of the Merger Compensation Proposal.

Approval of this proposal is not a condition to consummation of the Merger.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE MERGER COMPENSATION PROPOSAL.

PROPOSAL 3 — ELECTION OF DIRECTORS

Our Board is divided into three classes serving staggered three-year terms. The nominees listed below have been nominated by our Board at the recommendation of the Nominating, Environmental, Social and Governance Committee in accordance with its charter and our Amended and Restated Bylaws and Corporate Governance Guidelines. Each of the nominees is currently a member of the Board. If any nominee becomes unable to serve as a director before the Annual Meeting (or decides not to serve), the individuals named as proxies may vote for a substitute nominee proposed by the Board or we may reduce the number of members of the Board. We recommend a vote FOR each nominee listed below.

Nominees for Election at This Meeting for a Term Expiring in 2025

•	Randolph L. Howard

•	Debora M. Frodl

•	Dylan Glenn

Our bylaws provide for majority voting for directors in uncontested elections. Accordingly, each of the nominees for director will be elected if such nominee receives a majority of the votes cast in person or represented by proxy, with respect to such nominee. A majority of the votes cast means that the number of shares voted FOR a nominee must exceed the number of votes cast AGAINST that nominee. An abstention or a broker non-vote on Proposal 3 will not have any effect on the election of directors and will not be counted in determining the number of votes cast.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE THREE NOMINATED DIRECTORS.

PROPOSAL 4 — “SAY-ON-PAY” ADVISORY VOTE ON EXECUTIVE COMPENSATION

This Proposal 4, which is commonly referred to as a “say-on-pay” vote, provides you with the opportunity to advise our Board and Compensation Committee regarding your approval of the compensation of our named executive officers as described in the Compensation Discussion and Analysis section, accompanying compensation tables and narrative disclosure set forth in this proxy statement. This vote is not intended to address any specific item of compensation or the compensation of any particular named executive officer, but rather the overall compensation of our named executive officers as well as the philosophy and objectives of our executive compensation programs.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement by voting FOR the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

The “say-on-pay” vote is an advisory vote and therefore not binding on the Company, our Compensation Committee or our Board. However, we value the opinions of our stockholders and our Compensation Committee will, as it has in the past, take into account the result of the “say-on-pay” vote when determining future executive compensation.

Approval of this proposal, on an advisory basis, requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote on this proposal. Abstentions will have the same effect as a vote AGAINST this proposal. Broker non-votes, if any, will not have an effect on the outcome of this proposal.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

PROPOSAL 5 — RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2022

Based upon its review of Deloitte qualifications, independence and performance, the Audit Committee of our Board has appointed Deloitte to serve as our independent registered public accounting firm for 2022.

The appointment of our independent registered public accounting firm is not required to be submitted for ratification by the stockholders. However, as a matter of good corporate governance, the Audit Committee is submitting its appointment of Deloitte as the Company’s independent registered public accounting firm for 2022 for ratification by our stockholders.

If our stockholders fail to ratify the appointment of Deloitte, the Audit Committee may reconsider whether to retain Deloitte, and may continue to retain that firm or appoint another firm without resubmitting the matter to our stockholders. Even if our stockholders ratify the appointment of Deloitte, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm for us if it determines that such a change would be in the best interests of the Company and our stockholders.

The affirmative vote of the holders of a majority of our shares of Common Stock, present in person or by proxy at the Annual Meeting and entitled to vote on this proposal is required to ratify the appointment of Deloitte as our independent registered public accounting firm for 2022. Abstentions will have the same effect as a vote AGAINST this proposal. If you own your shares in “street name” through a broker, bank or other nominee and do not instruct your broker, bank or other nominee how to vote on this proposal, your broker, bank or other nominee will be able to exercise its discretionary authority to vote your shares on this proposal.

Representatives of Deloitte are expected to attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2022.

PROPOSAL 6 — ADJOURNMENT OF THE ANNUAL MEETING

If there are insufficient votes at the time of the Annual Meeting to approve the proposal to adopt the Merger Agreement, REG may propose to adjourn or postpone the Annual Meeting for the purpose of soliciting additional votes to approve the proposal to adopt the Merger Agreement. In the event there are present, in person or by proxy, sufficient votes by the REG stockholders to approve the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated by the Merger Agreement, REG does not anticipate that it will adjourn or postpone the Annual Meeting or present this proposal for a vote at the Annual Meeting. The time and place of the adjourned or postponed meeting will be announced at the time the adjournment or postponement is taken, and no other notice need be given unless the adjournment or postponement is for more than 30 days or REG is required to change the Record Date. Any adjournment or postponement of the Annual Meeting for the purpose of soliciting additional votes to adopt the Merger Agreement and approve the Merger and the other transactions contemplated by the Merger Agreement will allow REG’s stockholders who have already sent in their proxies to revoke them at any time prior to their use at the annual meeting, as adjourned or postponed.

Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, at the Annual Meeting and entitled to vote on the Adjournment Proposal is required to approve the proposal to adjourn the Annual Meeting, if necessary, to solicit additional votes to adopt the Merger Agreement if there are insufficient votes at the time of the Annual Meeting to adopt the Merger Agreement. An abstention will have the same effect as a vote AGAINST the Adjournment Proposal. A broker non-vote on Proposal 6 will not have any effect on the Adjournment Proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADJOURNMENT PROPOSAL.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Statements contained in this proxy statement, or in any document incorporated by reference herein, regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement.

The following REG filings with the SEC are incorporated by reference:

•	Annual report on Form 10-K for the year ended December 31, 2021;

•	Current report on Form 8-K filed on February 28, 2022 (other than the portions of those documents not deemed to be filed pursuant to the rules promulgated under the Exchange Act); and

•

The description of the Common Stock contained in REG’s registration statement on Form  8-A filed with the SEC on January 17, 2012 under Item 1—“Description of Registrant’s Securities to be Registered” (including any amendment or report filed with the SEC for the purpose of updating this description).

We also incorporate by reference into this proxy statement additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this proxy statement and the earlier of the date of the Annual Meeting or the termination of the Merger Agreement. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials. The information provided on our website is not part of this proxy statement and is not incorporated by reference herein.

You may read and copy any reports, statements or other information that we file with the SEC at the SEC’s public reference room at the following location: 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of those documents at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at (800) 732-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by REG through the Investor Relations section of our website, www.regi.com, and the “SEC Filings” section therein. Our website address is provided as an inactive textual reference only. The information contained on (or accessible through) our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document on file with or furnished to the SEC.

You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:

Renewable Energy Group, Inc.

Attn: Investor Relations

416 South Bell Avenue

Ames, Iowa 50010

Telephone: (515) 239-8048

Email: investor.relations@REGI.com

If you would like to request documents from us, please do so by May 10, 2022, to receive them before the Annual Meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method, within one business day after we receive your request.

If you have any questions about this proxy statement, the Annual Meeting or the Merger or need assistance with voting procedures, you should contact our proxy solicitor:

MacKenzie Partners, Inc.

1407 Broadway, 27th Floor

New York, New York 10018

Email: proxy@mackenziepartners.com

Toll-Free:  1-800-322-2885

APPENDIX A – MERGER AGREEMENT

Execution

CERTAIN INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. THE OMITTED PORTIONS OF THIS DOCUMENT ARE INDICATED BY [***].

AGREEMENT AND PLAN OF MERGER

dated as of

February 27, 2022

among

CHEVRON CORPORATION,

CYCLONE MERGER SUB INC.

and

RENEWABLE ENERGY GROUP, INC.

DEFINED TERMS

Term	Section
“Acceptable Confidentiality Agreement”	Section 6.7(d)(i)
“Acquisition Proposal”	Section 6.7(d)(ii)
“Affected Employees”	Section 6.4(b)
“Agreement”	Preamble
“Anti-Corruption Laws”	Section 3.17(d)(i)
“Anti-Discrimination Laws”	Section 3.15(h)
“Assumed PSU Award”	Section 1.5(e)
“Assumed RSU Award”	Section 1.5(d)
“Business Day”	Section 9.14
“Cancelled Shares”	Section 1.4(a)(iii)
“Cap Amount”	Section 6.3(d)
“Capital Budget”	Section 5.1(f)
“CERCLA”	Section 3.18(b)
“Certificate of Merger”	Section 1.1(b)
“Certificates”	Section 2.1(b)
“Change in the Company Recommendation”	Section 5.2(a)
“Change of Control”	Section 6.4(a)
“Closing Date”	Section 1.1(d)
“Closing”	Section 1.1(d)
“Code”	Section 3.14(k)
“Company 2021 Form 10-K”	Section 3.7(a)
“Company 401(k) Plans”	Section 6.4(e)
“Company Balance Sheet Date”	Section 3.8
“Company Balance Sheet”	Section 3.8
“Company Benefit Plans”	Section 3.15(a)
“Company By-Laws”	Section 3.1
“Company Capital Stock”	Section 3.5
“Company Charter”	Section 3.1
“Company Common Stock”	Recital
“Company Credit Agreement”	Section 5.1(j)
“Company Director RSU Award”	Section 1.5(b)
“Company Disclosure Schedules”	Article III
“Company Employee RSU Award”	Section 1.5(c)
“Company Environmental Permits”	Section 3.18(a)
“Company Intellectual Property”	Section 3.21(a)
“Company Material Adverse Effect”	Section 3.1
“Company Measurement Date”	Section 3.5
“Company Pension Plan”	Section 3.15(e)
“Company Preferred Stock”	Section 3.5
“Company Proxy Statement”	Section 3.9
“Company PSU Award”	Section 1.5(e)
“Company Recommendation”	Section 5.2(f)
“Company RSU Award”	Section 1.5(b)
“Company SAR”	Section 1.5(a)
“Company SEC Documents”	Section 3.7(a)
“Company Securities”	Section 3.5
“Company Stockholder Approval”	Section 3.2(a)
“Company Stockholder Meeting”	Section 5.2(f)
“Company Subsidiary Securities”	Section 3.6(b)

Term	Section
“Company”	Preamble
“Complying Party”	Section 6.1(a)
“Confidentiality Agreement”	Section 6.5
“Continuing Party”	Section 6.1(a)
“Contract”	Section 3.20(a)
“COVID-19 Actions”	Section 5.1(t)(ii)
“COVID-19 Measures”	Section 5.1(t)(iii)
“COVID-19”	Section 5.1(t)(i)
“Creditors’ Rights”	Section 3.2(a)
“De Minimis Inaccuracies”	Section 7.2(a)(ii)
“Delaware Court”	Section 9.8
“DGCL”	Recital
“Dissenting Shares”	Section 2.2
“Economic Sanctions/Trade Laws”	Section 3.17(d)(ii)
“Effect”	Section 3.1
“Effective Time”	Section 1.1(b)
“End Date”	Section 8.1(b)(i)
“Environmental Attributes”	Section 3.18(b)
“Environmental Laws”	Section 3.18(b)
“ERISA Affiliate”	Section 3.15(d)
“ERISA”	Section 3.15(a)
“Exchange Act”	Section 3.3
“Financial Advisor”	Section 3.23
“Foreign Competition Law”	Section 3.3
“Foreign Direct Investment Law”	Section 3.3
“GAAP”	Section 3.8
“Geismar”	Section 6.1(c)
“Government Official”	Section 3.17(a)
“Hazardous Substance”	Section 3.18(b)
“HSR 2R Information Request”	Section 6.1(a)
“HSR Act”	Section 3.3
“Indemnified Liabilities”	Section 6.3(a)
“Indemnified Persons”	Section 6.3(a)
“Intellectual Property”	Section 3.21(a)
“Intervening Event Match Period”	Section 5.2(b)(ii)
“Intervening Event Notice”	Section 5.2(b)(ii)
“Intervening Event”	Section 5.2(b)(ii)
“Law”	Section 2.1(e)
“Lien”	Section 3.4
“Material Contract”	Section 3.20(b)
“Merger Consideration”	Section 1.4(a)(i)
“Merger Subsidiary”	Preamble
“Merger”	Recital
“Money Laundering Laws”	Section 3.17(d)(iii)
“Nasdaq”	Section 3.3
“OFAC”	Section 3.17(d)(ii)
“Parent Material Adverse Effect”	Section 4.1
“Parent”	Preamble
“Paying Agent”	Section 2.1(a)
“Payment Fund”	Section 2.1(a)
“Payoff Amount”	Section 6.14(a)

Term	Section
“Person”	Section 2.1(e)
“Personal Data”	Section 3.21(e)
“Privacy Policies”	Section 3.21(e)
“Proceeding”	Section 6.3(a)
“RCRA”	Section 3.18(b)
“Release”	Section 3.18(b)
“Response Extension Start Date”	Section 6.1(a)
“Response Extension End Date”	Section 6.1(a)
“Response Extension Period”	Section 6.1(a)
“Sanctions Target”	Section 3.17(d)(iv)
“Sarbanes-Oxley Act”	Section 3.10(a)
“Significant Subsidiaries”	Section 3.6(a)
“Subject Indebtedness”	Section 6.14(a)
“Subsidiary”	Section 3.6(a)
“Superior Proposal Match Period”	Section 5.2(b)(i)
“Superior Proposal Notice”	Section 5.2(b)(i)
“Superior Proposal”	Section 6.7(d)(iii)
“Surviving Corporation”	Section 1.1(a)
“Tax Proceeding”	Section 3.14(c)
“Tax Returns”	Section 3.14(k)
“Taxes”	Section 3.14(k)
“Taxing Authority”	Section 3.14(k)
“Termination Fee”	Section 9.5(iii)
“Transaction Litigation”	Section 6.15
“Transactions”	Recital
“Treasury Regulations”	Section 3.14(k)
“Uncertificated Shares”	Section 2.1(b)
“Unvested Company Employee RSU Award”	Section 1.5(d)

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) dated as of February 27, 2022 is by and among Chevron Corporation, a Delaware corporation (“Parent”), Cyclone Merger Sub Inc., a newly formed Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Subsidiary”), and Renewable Energy Group, Inc., a Delaware corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, it is proposed that, upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Subsidiary will be merged with and into the Company (the “Merger”) in accordance with the applicable provisions of the Delaware General Corporation Law (the “DGCL”), with the Company surviving the Merger as the Surviving Corporation (as defined below) and a wholly owned Subsidiary of Parent;

WHEREAS, the Board of Directors of Merger Subsidiary has by unanimous vote (a) determined that this Agreement, the Merger and the other transactions contemplated hereby (collectively, the “Transactions”) are fair to, and in the best interests of, Merger Subsidiary and its sole stockholder, (b) approved and declared advisable this Agreement and the Transactions and (c) submitted this Agreement to the sole stockholder of Merger Subsidiary, for adoption thereby and recommended that the sole stockholder approve and adopt this Agreement and the Transactions;

WHEREAS, immediately following the execution hereof, Parent will cause the sole stockholder of Merger Subsidiary to adopt and approve this Agreement and the Transactions; and

WHEREAS, the Board of Directors of the Company, at a meeting duly called and held on or prior to the date of this Agreement, has unanimously (a) determined that this Agreement and the Transactions (including the Merger) are fair to and in the best interests of the Company and its stockholders, (b) approved and declared advisable this Agreement and the Transactions (including the Merger), (c) directed that the adoption of this Agreement be submitted to a vote at a meeting of the holders of shares of common stock, par value $0.0001 per share, of the Company (the “Company Common Stock”) and (d) resolved (subject to Section 5.2) to recommend the adoption of this Agreement by the holders of Company Common Stock.

NOW, THEREFORE, in consideration of the promises and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

THE MERGER

Section 1.1 The Merger.

(a) Upon the terms and subject to the conditions set forth in this Agreement, (i) at the Effective Time (as defined below), Merger Subsidiary shall be merged with and into the Company in accordance with the requirements of the DGCL, whereupon the separate existence of Merger Subsidiary shall cease, and the Company shall be the surviving corporation in the Merger (the “Surviving Corporation”).

(b) On the Closing Date, immediately after the Closing, the Company will file a certificate of merger with respect to the Merger with the Secretary of State of the State of Delaware (the “Certificate of Merger”) and the parties shall make all other filings or recordings required by the DGCL in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such later time as Parent and the Company may agree and is specified in the Certificate of Merger (the “Effective Time”).

(c) From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of the Company and Merger Subsidiary, all as provided under the DGCL.

(d) The closing of the Merger (the “Closing”) shall take place (i) at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York, 10019 or remotely by exchange of documents and signatures (or their electronic counterparts) as soon as practicable on the second (2nd) Business Day following the day on which the last to be fulfilled or waived of the conditions set forth in Article VIII (other than those conditions that by their nature are to be fulfilled at the Closing, but subject to the fulfillment or waiver of such conditions) shall be fulfilled or waived in accordance with this Agreement or (ii) at such other place and time as the Company and Parent may agree in writing (the “Closing Date”).

Section 1.2 Certificate of Incorporation and By-Laws of the Surviving Corporation.

Subject to Section 6.3:

(a) At the Effective Time, by virtue of the Merger, the certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended and restated in its entirety as set forth in Exhibit A, and as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation from and after the Effective Time until thereafter amended in accordance with its the terms and the DGCL.

(b) At the Effective Time, the by-laws of the Company, as in effect immediately prior to the Effective Time, shall be amended and restated to read in its entirety as set forth in the by-laws of Merger Subsidiary as in effect immediately prior to the Effective Time, except that all references therein to Merger Subsidiary shall be automatically amended and shall become references to the Surviving Corporation, and as so amended and restated, shall be the by-laws of the Surviving Corporation from and after the Effective Time until thereafter amended in accordance with their terms, the DGCL and the certificate of incorporation of the Surviving Corporation.

Section 1.3 Directors and Officers of the Surviving Corporation. The directors of Merger Subsidiary immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation upon the Effective Time, each to hold office in accordance with the certificate of incorporation and by-laws of the Surviving Corporation, and the officers of Merger Subsidiary immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation upon the Effective Time, in each case until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

Section 1.4 Effect on Capital Stock.

(a) At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Subsidiary, the Company or any holder of any securities of Parent, Merger Subsidiary or the Company:

(i) Subject to the other provisions of Articles I and II, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Cancelled Shares, Dissenting Shares and any shares of Company Common Stock covered under Section 1.5) shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted into and shall thereafter represent the right to receive $61.50 in cash, without interest (the “Merger Consideration”), subject to any withholding Taxes required by any provision of federal, state, local or foreign Tax Law in accordance with Section 2.3. At the Effective Time, all such shares of Company Common Stock, when so converted, shall no longer be outstanding, shall be automatically cancelled and shall cease to exist. Each holder of any such share of Company Common Stock that was outstanding immediately prior to the Effective Time shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with the terms of this Agreement.

(ii) Each share of common stock, par value $0.0001 per share, of Merger Subsidiary issued and outstanding immediately prior to the Effective Time shall be automatically converted into and shall represent one validly issued, fully paid and nonassessable share of common stock, par value $0.0001 per share, of the Surviving Corporation.

(iii) All shares of Company Common Stock that are owned by Parent, Merger Subsidiary or the Company or any of their respective direct or indirect wholly owned Subsidiaries (the “Cancelled Shares”) shall automatically be cancelled and shall cease to exist and no consideration shall be delivered or deliverable in exchange therefor.

(b) If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company shall occur by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period, the Merger Consideration shall be appropriately adjusted to provide the holders of shares of Company Common Stock the same economic effect as contemplated by this Agreement prior to such event; provided that (i) nothing in this Section 1.4 shall be construed to permit the Company to take any action with respect to its securities that is otherwise prohibited by the terms of this Agreement and (ii) grants of equity compensation not prohibited by the terms hereof shall not result in any adjustment to the Merger Consideration.

Section 1.5 Equity Awards.

(a) At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each stock appreciation right with respect to shares of Company Common Stock granted under any Company Benefit Plan (each, a “Company SAR”) that is outstanding immediately prior to the Effective Time, shall vest in full and shall be canceled and converted into the right to receive a lump-sum cash payment, without interest and less any applicable withholding Taxes, equal to the product of (A) the excess, if any, of the Merger Consideration over the applicable exercise price per share of Company Common Stock subject to such Company SAR multiplied by (B) the number of shares of Company Common Stock subject to such Company SAR.

(b) At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each restricted stock unit award that corresponds to shares of Company Common Stock granted under any Company Benefit Plan and vests solely on the passage of time (each, a “Company RSU Award”) that is held by a Company non-employee director (each, a “Company Director RSU Award”), and that is outstanding immediately prior to the Effective Time shall vest in full and shall be canceled and converted into the right to receive a lump-sum cash payment, without interest and less any applicable withholding Taxes, equal to the product of (A) the Merger Consideration multiplied by (B) the number of shares of Company Common Stock subject to such Company Director RSU Award.

(c) At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each Company RSU Award that vests solely on the passage of time and is not a Company Director RSU Award (each, a “Company Employee RSU Award”), and that is outstanding and vested immediately prior to the Effective Time shall be canceled and converted into the right to receive a lump-sum cash payment, without interest less any applicable withholding Taxes, equal to the product of (A) the Merger Consideration multiplied by (B) the number of shares of Company Common Stock subject to such Company Employee RSU Award.

(d) At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each Company Employee RSU Award that is outstanding and unvested immediately prior to the Effective Time (each, an “Unvested Company Employee RSU Award”) shall be canceled and converted into the right to receive an amount in cash, without interest and less any applicable withholding Taxes, equal to the product of (A) the Merger Consideration multiplied by (B) the number of shares of Company Common Stock subject to such Unvested Company Employee RSU Award (such converted award, an “Assumed RSU Award”).

Each Assumed RSU Award shall be subject to the vesting schedule that applied to the corresponding Unvested Company Employee RSU Award immediately prior to the Effective Time, including any applicable acceleration provisions (including as set forth in Section 10(b)(iii) of the Company’s Amended and Restated 2009 Stock Incentive Plan or Section 10(b)(iii) the Company’s 2021 Stock Incentive Plan, as applicable).

(e) At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof each restricted stock unit award that corresponds to shares of Company Common Stock granted under any Company Benefit Plan and that vests based on the achievement of performance goals other than the awards set forth on (e) of the Company Disclosure Schedule (each, a “Company PSU Award”) and that is outstanding immediately prior to the Effective Time shall be canceled and converted into the right to receive an amount in cash, without interest and less any applicable withholding Taxes, equal to the product of (A) the Merger Consideration multiplied by (B) the number of shares of Company Common Stock subject to such Company PSU Award (assuming that any performance based vesting conditions applicable to such Company PSU Award for any performance period that has not been completed as of the Effective Time are achieved at (x) with respect to Company PSU Awards granted in 2020 and 2021, the greater of the target performance levels and the levels based on actual achievement of pro-rated performance goals through the Effective Time or (y) with respect to Company PSU Awards granted in 2022, the target performance levels) (each such converted award, an “Assumed PSU Award”). Each Assumed PSU Award shall be subject to the vesting schedule that applied to the corresponding Company PSU Award immediately prior to the Effective Time (other than any performance based vesting conditions), including any applicable acceleration provisions (including as set forth in Section 10(b)(iii) of the Company’s Amended and Restated 2009 Stock Incentive Plan or Section 10(b)(iii) the Company’s 2021 Stock Incentive Plan, as applicable). Each award set forth on Section 1.5(e) of the Company Disclosure Schedule shall be treated as an Unvested Company Employee RSU Award pursuant to Section 1.5(d), provided, that, the Assumed RSU Award resulting from such treatment shall be subject to the same vesting schedule (including performance vesting conditions) that applied to such award immediately prior to the Effective Time, including any applicable acceleration provisions (including as set forth in Section 10(b)(iii) of the Company’s Amended and Restated 2009 Stock Incentive Plan or Section 10(b)(iii) the Company’s 2021 Stock Incentive Plan, as applicable).

(f) All payments described in Section 1.5(a) - (c) shall be paid as promptly as practicable following the Effective Time (and in any event no later than the first regularly scheduled payroll run of the Surviving Corporation or its applicable affiliate following the Closing Date) and all such payments (other than with respect to any director, consultant or independent contractor) shall be paid through the payroll system or payroll provider of the Surviving Corporation or its applicable affiliate.

(g) All amounts payable with respect to any Assumed RSU Award or Assumed PSU Award shall be paid as promptly as practicable following the applicable vesting date (and in any event no later than the first regularly scheduled payroll run of the Surviving Corporation or its applicable affiliate following the applicable vesting date), and all such payments shall be paid through the payroll system or payroll provider of the Surviving Corporation or its applicable affiliate.

(h) Notwithstanding anything to the contrary contained herein, with respect to any amount payable under this Section 1.5 that constitutes nonqualified deferred compensation subject to Section 409A of the Code, to the extent that payment of such amount would otherwise cause the imposition of a Tax or penalty under Section 409A of the Code, such payment shall instead be made at the earliest time permitted under this Agreement, the terms of the corresponding award and/or Section 409A of the Code that will not result in the imposition of such Tax or penalty.

(i) Prior to the Effective Time, the Company and Parent each shall take all necessary action for the adjustment and assumption of equity awards under this Section 1.5.

ARTICLE II

EXCHANGE OF CERTIFICATES

Section 2.1 Surrender and Payment.

(a) Prior to the Effective Time, Parent shall appoint a bank, trust company or nationally recognized stockholder services provider reasonably acceptable to the Company to act as the paying agent for the holders of Company Common Stock in connection with the Merger (the “Paying Agent”). At or substantially concurrently with the Effective Time, Parent shall deposit, or cause to be deposited, with the Paying Agent an amount in cash sufficient to pay the aggregate Merger Consideration pursuant to Section 1.4(a)(i) (such cash being hereinafter referred to as the “Payment Fund”). Except as contemplated by this Section 2.1(a), the Payment Fund shall not be used for any other purpose other than to pay the Merger Consideration to holders of shares of Company Common Stock as of immediately prior to the Effective Time. The Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of shares of Company Common Stock for the Merger Consideration.

(b) As soon as reasonably practicable following the Effective Time, Parent or the Surviving Corporation will cause the Paying Agent to mail to each holder of record (as of immediately prior to the Effective Time) of (i) a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the “Certificates”); and (ii) uncertificated shares of Company Common Stock that represented outstanding shares of Company Common Stock (the “Uncertificated Shares”), in each case, that were converted into the right to receive the Merger Consideration pursuant to Section 1.4(a)(i) (A) a letter of transmittal in customary form and reasonably acceptable to the Company (which will specify that the delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent); and (B) instructions for use in effecting the surrender of the Certificates and Uncertificated Shares in exchange for the Merger Consideration payable in respect thereof pursuant to Section 1.4(a)(i). Upon surrender of Certificates for cancellation to the Paying Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto and such other documents as may reasonably be required by the Paying Agent, the holders of such Certificates will be entitled to receive, in exchange therefor, an amount in cash equal to the Merger Consideration payable in respect of the number of shares of Company Common Stock represented by such Certificate, and the Certificates so surrendered will forthwith be cancelled. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name any surrendered Certificate is registered, it will be a condition precedent of payment that the Certificate so surrendered will be properly endorsed or will be otherwise in proper form for transfer, and the Person requesting such payment will have paid any transfer or other Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate so surrendered or will have established to the satisfaction of the Paying Agent or the Surviving Corporation that such Taxes either have been paid or are not payable. Notwithstanding the foregoing, upon receipt of an “agent’s message” by the Paying Agent (or such other evidence, if any, of transfer as the Paying Agent may reasonably request) in the case of a book-entry transfer of Uncertificated Shares, the holders of such Uncertificated Shares will be entitled to receive, in exchange therefor, an amount in cash equal to the Merger Consideration payable in respect of the number of shares of Company Common Stock represented by such holder’s transferred Uncertificated Shares, and the transferred Uncertificated Shares so surrendered will be cancelled. The Paying Agent will accept such Certificates and transferred Uncertificated Shares upon compliance with such reasonable terms and conditions as the Paying Agent may impose to cause an orderly exchange thereof in accordance with normal exchange practices. No interest will be paid or accrued for the benefit of holders of the Certificates and Uncertificated Shares on the Merger Consideration payable upon the surrender of such Certificates and Uncertificated Shares pursuant to this Section 2.1(b). Until so surrendered, outstanding Certificates and Uncertificated Shares will be deemed from and after the Effective Time to evidence only the right to receive the Merger Consideration, without interest thereon, payable in respect thereof pursuant to Section 1.4(a)(i). Notwithstanding anything to the contrary in this Agreement, no holder of Uncertificated Shares will be required to provide a Certificate or an executed letter of transmittal to the Paying Agent in order to receive the payment that such holder is entitled to receive pursuant to Section 1.4(a)(i).

(c) All Merger Consideration paid upon the surrender of and in exchange for shares of Company Common Stock in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such Company Common Stock, subject, however, to Section 2.2. At the Effective Time, the stock transfer books of the Surviving Corporation will be closed and there shall be no further registration of transfers on the stock transfer books of the Company or the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Paying Agent, the Surviving Corporation or Parent for transfer or any other reason, they shall be canceled and exchanged for the Merger Consideration payable in respect of the shares of Company Common Stock previously represented by such Certificates or Uncertificated Shares.

(d) Any portion of the Payment Fund that remains undistributed to the former stockholders of the Company on the date that is twelve (12) months after the Closing Date shall be delivered to Parent, upon demand, and, subject to Section 2.1(e), any former holders of shares of Company Common Stock who have not theretofore received the Merger Consideration shall thereafter look only to the Surviving Corporation and Parent (subject to abandoned property, escheat or other similar Laws) as general creditors thereof with respect to the payment of any Merger Consideration that may be payable upon surrender of any Certificates or Uncertificated Shares formerly held by such holders, as determined pursuant to this Agreement, without any interest thereon.

(e) None of the Surviving Corporation, Parent, Merger Subsidiary, or the Paying Agent shall be liable to any holder of Company Common Stock for any amount of Merger Consideration properly delivered to a public official pursuant to any applicable abandoned property law, escheat law or similar law, rule, regulation, ordinance, code, statute, judgment, order, decree, ruling, treaty, convention, governmental directive, injunction or other binding directive, U.S. or non-U.S., of any governmental entity, including common law (“Law”). If any Certificate or Uncertificated Share has not been surrendered prior to the time that is immediately prior to the time at which Merger Consideration in respect of such Certificate or Uncertificated Share would otherwise escheat to or become the property of any governmental body, agency or authority, any such amount shall, to the extent permitted by applicable Law, become the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto. For purposes of this Agreement, “Person” means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

(f) The Paying Agent shall invest any cash delivered by Parent pursuant to Section 2.1(a) as directed by Parent; provided that no losses on such investments shall affect the cash payable to former holders of shares of Company Common Stock pursuant to Section 1.4(a)(i) and, to the extent that there are losses with respect to such investments, or the funds so deposited with the Paying Agent diminishes for any reason below the level required to make prompt cash payment of the aggregate Merger Consideration as contemplated hereby, Parent shall promptly deposit, or cause to be deposited, with the Paying Agent the amount of cash lost through such investments or other events so as to ensure that such funds are at all times maintained at a level sufficient to pay the aggregate Merger Consideration hereunder. Any interest and other income resulting from such investments shall be paid promptly to Parent.

(g) The payment of any transfer, documentary, sales, use, stamp, registration, value added and other similar Taxes and fees incurred by a holder of Company Common Stock in connection with the Merger, and the filing of any related Tax Returns and other documentation with respect to such Taxes and fees, shall be the responsibility solely of such holder.

(h) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the

Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will, if such holder has otherwise delivered a properly completed and duly executed letter of transmittal, pay in exchange for such lost, stolen or destroyed Certificate the Merger Consideration to be paid in respect of the shares of Company Common Stock formerly represented by such Certificate as contemplated by this Article II, without any interest thereon.

Section 2.2 Dissenter’s Rights. Notwithstanding any other provision of this Agreement to the contrary, if required by the DGCL (but only to the extent required thereby), shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by holders of such shares who have not voted in favor of the adoption of this Agreement or consented thereto in writing with respect to such shares and who have properly exercised appraisal rights with respect thereto in accordance with, and who have complied with, Section 262 of the DGCL (the “Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration, and holders of such Dissenting Shares shall be entitled to receive payment of the fair value of such Dissenting Shares in accordance with the provisions of such Section 262, unless and until any such holder fails to perfect or effectively withdraws or loses its rights to appraisal and payment under the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such rights, such Dissenting Shares will thereupon be treated as if they had been converted into, at the Effective Time, the right to receive the Merger Consideration, without any interest thereon, and the Surviving Corporation shall remain liable for payment of the Merger Consideration for such shares. At the Effective Time, any holder of Dissenting Shares shall cease to have any rights with respect thereto other than such rights as are provided to holders of Dissenting Shares pursuant to Section 262 of the DGCL. The Company shall give Parent (i) prompt written notice of any written demands or correspondence relating thereto received by the Company for appraisals of shares of Company Common Stock (or written threats thereof), withdrawals (or purported withdrawals) of such demands and any other written demands or correspondence relating thereto, notices or instruments relating to appraisal demands received by the Company and (ii) the opportunity and right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or offer to settle or settle, or approve the withdrawal of, any such demands or waive any failure to timely deliver a written demand for appraisal or otherwise to comply with Section 262 of the DGCL or agree to do any of the foregoing.

Section 2.3 Withholding Rights. Notwithstanding anything in this Agreement to the contrary, each of Parent, the Company, Merger Subsidiary, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold (or cause to be deducted and withheld) from the amounts otherwise payable to any Person pursuant to this Agreement such amounts as are required to be deducted or withheld with respect to the making of such payments under any provision of federal, state, local or foreign Tax Law. To the extent that amounts are so deducted or withheld by Parent, the Company, Merger Subsidiary, the Surviving Corporation or the Paying Agent, as the case may be, and paid over to the applicable governmental body, agency, authority or entity, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of shares of the Company Common Stock or holder of the equity or equity-based awards in respect of which such deduction or withholding was made.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Parent that, except as disclosed (i) (A) in the Company SEC Documents (as hereinafter defined) filed or furnished prior to the date of this Agreement or (B) in the draft Company 2021 Form 10-K (as hereinafter defined), a true, complete and correct copy of which has been made available to Parent prior to the date of this Agreement (including, in each of the foregoing clauses (A) and (B), all exhibits and schedules thereto and documents incorporated by reference therein but excluding any disclosures in such Company SEC Documents in any risk factors section, in any section related to forward looking statements and other disclosures that are primarily predictive or forward-looking in nature) or (ii) in the correspondingly numbered section of the disclosure schedules delivered by the Company to Parent simultaneously with the execution of this Agreement (the “Company Disclosure Schedules”) (it being agreed that disclosure of any item in any section or subsection of the Company Disclosure Schedules shall be deemed disclosure with respect to any other section or subsection of this Agreement to which the relevance of such item is reasonably apparent, notwithstanding the omission of a cross-reference to such other section  or subsection):

Section 3.1 Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has all corporate powers and all governmental franchises, licenses, permits, authorizations, consents and approvals required to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as now conducted, except for those the absence of which would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect (as defined below) or be reasonably likely to prevent, materially impede or materially delay the consummation by the Company of the Merger or the other Transactions. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the property owned or leased by it or the nature of its activities or the ownership or leasing of its properties make such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect. For purposes of this Agreement, the term “Company Material Adverse Effect” means any state of facts, change, development, event, effect, condition or occurrence (each, an “Effect”) that, individually or in the aggregate, has had or would result in a material adverse effect on the financial condition, business, assets or continuing results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that in no event shall any of the following Effects, alone or in combination, be deemed to constitute, or be taken into account, in determining whether there has been, or would be, a Company Material Adverse Effect: (A) any changes or conditions in U.S. or any other national or regional economy, any global economic changes or conditions or securities, credit, financial or other capital markets conditions, (B) any changes or conditions affecting the biofuel or renewable fuel production or distribution industries (including changes to the prices of commodities or of the raw material inputs or value of the outputs of the Company’s products, general market prices and regulatory changes affecting the industry), (C) any weather-related or other force majeure event (including earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters), (D) pandemics, epidemics, COVID-19 Measures, acts or threats of war (whether or not declared), armed hostility or threats thereof (by recognized governmental forces or otherwise), sabotage, terrorism or cyber-attack, and any escalation or general worsening of any of the foregoing or other response to any governmental bodies, agencies, officials or authorities (including requirements for business closures, restrictions on operations or “sheltering-in-place”) or other responses voluntarily generally undertaken by businesses similarly situated to the Company, in each case, related to any of the foregoing, (E) Effects resulting from the negotiation, execution, announcement, pendency, compliance with or performance of this Agreement, the Transactions or the terms hereof or the consummation of the Transactions, including the impact thereof on the relationships of the Company and its Subsidiaries with customers, suppliers, partners, employees or governmental bodies, agencies, officials or authorities; provided that this clause (E) shall not apply to any representation or warranty set forth in Section 3.4 or Section 3.15(g) (or any condition to any party’s obligation to consummate the Merger relating to such representation and warranty) to the extent the purpose of such representation and warranty is to address the consequences resulting from the execution and delivery of this Agreement or the consummation of the Merger, (F) any action taken or failure to take action which Parent has requested in writing, (G) changes in applicable Law, regulation or government policy or in GAAP or in accounting standards, or any changes in the interpretation or enforcement of any of the foregoing, or any changes in general legal, regulatory or political conditions, (H) any decline in the market price, or change in trading volume, of the Company’s capital stock, (I) any failure to meet any internal or public projections, forecasts, guidance, estimates, milestones, or budgets or internal or published financial or operating predictions of revenue, earnings, cash flow or cash position or (J) any downgrade in the Company’s credit rating (it being understood that the exceptions in clauses (H), (I) and (J) shall not prevent or otherwise affect a determination that the underlying cause of any such change, decline or failure referred to therein (if not otherwise falling within any of the exceptions provided hereof) is a Company Material Adverse Effect); provided that, in the case of clauses (A), (B), (C) and (D), solely to the extent the impact on the Company and its Subsidiaries, taken as a whole, is disproportionately adverse compared to the impact on similarly situated biofuel or renewable fuel companies that conduct business in the countries and regions in the world impacted by the Effect in question, the incrementally disproportionate impact or impacts shall be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect. The Company has heretofore made available to Parent true and complete copies of the Certificate of Incorporation of the Company, as amended to the date of this Agreement (as so amended, the “Company Charter”), and the By-Laws of the Company, as amended to the date of this Agreement (as so amended, the “Company By-Laws”).

Section 3.2 Corporate Authorization.

(a) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions are within the Company’s corporate powers and, except for any required approval by the Company’s stockholders (the “Company Stockholder Approval”) in connection with the consummation of the Merger, have been duly authorized by all necessary corporate action. Assuming the accuracy of the representations and warranties set forth in Section 4.9, the affirmative vote of holders of a majority of the outstanding shares of Company Common Stock in favor of the adoption of this Agreement is the only vote of the holders of any of the Company’s capital stock or the capital stock of any of its Subsidiaries necessary in connection with consummation of the Merger. Assuming due authorization, execution and delivery of this Agreement by Parent and Merger Subsidiary, this Agreement constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles (whether considered in a proceeding in equity or at Law) (collectively, “Creditors’ Rights”).

(b) The Board of Directors of the Company, at a meeting duly called and held on or prior to the date of this Agreement, has unanimously (i) determined that this Agreement and the Transactions (including the Merger) are fair to and in the best interests of the Company and its stockholders, (ii) approved and declared advisable this Agreement and the Transactions (including the Merger), (iii) directed that the adoption of this Agreement be submitted to a vote at a meeting of the holders of Company Common Stock and (iv) resolved (subject to Section 5.2 and Section 6.7) to recommend the adoption of this Agreement by the holders of Company Common Stock.

Section 3.3 Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than (a) the filing of a certificate of merger in accordance with the DGCL, (b) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (c) compliance with any applicable requirements of Laws, rules and regulations in foreign jurisdictions governing antitrust or merger control matters (the “Foreign Competition Laws”) and, (d) any applicable Law regulating foreign investment screening, national security or trade regulation (the “Foreign Direct Investment Laws”), (e) compliance with any applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), (f) compliance with any applicable requirements of the Securities Act, (g) the appropriate filings and approvals under the rules of the NYSE or Nasdaq Global Select Market (“Nasdaq”) and (h) other actions or filings the absence or omission of which would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect or be reasonably likely to prevent, materially impede or materially delay the consummation by the Company of the Merger or the other Transactions.

Section 3.4 Non-Contravention. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions do not and will not, assuming compliance with the matters referred to in Sections 3.2 and 3.3 and the accuracy of the representations and warranties set forth in Section 4.9, (a) contravene or conflict with the Company Charter or the Company By-Laws or the organizational documents of any Company Subsidiary, (b) contravene or conflict with or constitute a violation of any provision of any Law, regulation, judgment, injunction, order or decree binding upon or applicable to the Company or any of its Subsidiaries, (c) constitute a default (or an event which with notice or the passage of time would become a default) under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Company or any of its Subsidiaries or to a loss of any benefit to which the Company or any of its Subsidiaries is entitled under any provision of, any agreement, contract or other instrument binding upon the Company or any of its Subsidiaries or any license, franchise, permit or other similar authorization held by the Company or any of its Subsidiaries or (d) result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries, except for such contraventions, conflicts or violations referred to in clause (b) or defaults, rights of termination, cancellation or acceleration, losses or Liens referred to in clause (c) or (d) that would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect or be reasonably likely to prevent, materially impede or materially delay the consummation by the Company of the Merger or the other Transactions. For purposes of this Agreement, “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset other than any such mortgage, lien, pledge, charge, security interest or encumbrance (i) for Taxes (as defined in Section 3.14) not yet due or being contested in good faith (and for which adequate reserves have been established on the Company Balance Sheet, as the case may be) or (ii) which is a carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like lien arising in the ordinary course of business. To the Company’s knowledge as of the date of this Agreement, there is no Effect that would reasonably be expected to prevent, materially impede or materially interfere with the consummation by the Company of the Merger and the Transactions.

Section 3.5 Capitalization. The authorized capital stock of the Company consists of 300,000,000 shares of Company Common Stock and 10,000,000 shares of preferred stock, par value $0.0001 per share (“Company Preferred Stock”, and together with the Company Common Stock, the “Company Capital Stock”). As of February 24, 2022 (the “Company Measurement Date”), there were outstanding (i) 50,318,773 shares of Company Common Stock, (ii) zero (0) shares of Company Preferred Stock and (iii) no other shares of capital stock or other voting securities of the Company. All outstanding shares of Company Capital Stock have been duly authorized and validly issued and are fully paid and nonassessable. As of the Company Measurement Date, there were outstanding (A) Company SARs with respect to 312,835 shares of Company Common Stock, (B) Company RSU Awards that correspond to 358,360 shares of Company Common Stock and (C) Company PSU Awards with respect to 490,940 shares of Company Common Stock (assuming such Company PSU Awards were earned at maximum level of performance). Except as set forth in this Section 3.5 and except for changes since the close of business on the Company Measurement Date resulting from the exercise of employee stock options outstanding on such date, or the payment or redemption of other stock-based awards outstanding on such date or other securities issued as permitted by Section 5.1, there are outstanding (a) no shares of capital stock or other voting securities of the Company and (b) (1) no options, warrants or other rights to acquire from the Company any capital stock or voting securities of the Company or securities convertible into or exchangeable for capital stock or voting securities of the Company, (2) no bonds, debentures, notes or other indebtedness of the Company or any of its Subsidiaries, in each case, that are linked to, or calculated based on, the value of the Company or any of its Subsidiaries or otherwise based upon or derived from any dividends or other distributions declared or paid on any shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries, or which have or which by their terms may have at any time (whether actual or contingent) the right to vote (or which are convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company or any of its Subsidiaries may vote and (3) no preemptive or similar rights, subscription or other rights, convertible securities, or other agreements, arrangements or commitments of any character relating to the capital stock of the Company, obligating the Company to issue, transfer or sell any capital stock or voting securities of the Company or securities convertible into or exchangeable for capital stock or voting securities of the Company or obligating the Company to grant, extend or enter into any such option, warrant, subscription or other right, convertible security, agreement, arrangement or commitment (the items in the foregoing subclauses (a) and (b) being referred to collectively as “Company Securities”). Except as permitted by Section 5.1(e) with respect to any Company SARs, Company RSU Awards and Company PSU Awards, there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities.

Section 3.6 Subsidiaries.

(a) Each Subsidiary of the Company is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, and has all powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except for those the absence of which would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect. For purposes of this Agreement, the term “Subsidiary,” when used with respect to any Person, means any other Person, whether incorporated or unincorporated, of which (i) more than fifty percent of the voting securities or other ownership interests is owned by such Person or one or more of its Subsidiaries, (ii) such Person or one or more of its Subsidiaries is a general partner or holds a majority of the voting interests of a partnership or (iii) securities or other interests having by their terms ordinary voting power to elect more than fifty percent of the board of directors or others performing similar functions with respect to such corporation or other organization, are directly owned or controlled by such Person or by any one or more of its Subsidiaries. Each Subsidiary of the Company is duly qualified to do business and is in good standing in each jurisdiction in which the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect. All “significant subsidiaries” (as such term is defined in Section 1-02 of Regulation S-X under the Exchange Act) of the Company (collectively, “Significant Subsidiaries”) and all other entities listed on Exhibit 21.1 to the Company 2021 Form 10-K and their respective jurisdictions of organization are identified in Section 3.6(a) of the Company Disclosure Schedules.

(b) All of the outstanding capital stock of, or other ownership interests in, each Significant Subsidiary of the Company is wholly owned by the Company, directly or indirectly, free and clear of any material Lien and free of any other material limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). There are no outstanding (i) securities of the Company or any of its Significant Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Significant Subsidiary of the Company or (ii) (A) options, warrants or other rights to acquire from the Company or any of its Significant Subsidiaries any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for any capital stock, voting securities or ownership interests in, any Significant Subsidiary of the Company, (B) bonds, debentures, notes or other indebtedness of any Significant Subsidiary of the Company that are linked to, or calculated based on, the value of the Company or any of its Subsidiaries or otherwise based upon or derived from any dividends or other distributions declared or paid on any shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries, or which have or which by their terms may have at any time (whether actual or contingent) the right to vote (or which are convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company or any of its Subsidiaries may vote or (C) preemptive or similar rights, subscription or other rights, convertible securities, or other agreements, arrangements or commitments of any character relating to the capital stock of any Significant Subsidiary of the Company, obligating the Company or any of its Significant Subsidiaries to issue, transfer or sell any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for any capital stock, voting securities or ownership interests in, any Significant Subsidiary of the Company or obligating the Company or any Significant Subsidiary of the Company to grant, extend or enter into any such option, warrant, subscription or other right, convertible security, agreement, arrangement or commitment (the items in the foregoing subclauses (i) and (ii) being referred to collectively as “Company Subsidiary Securities”). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding Company Subsidiary Securities. No Subsidiary of the Company is, or since January 1, 2020 has been, subject to any requirement to file periodic reports under the Exchange Act. No Subsidiary of the Company owns any shares of Company Common Stock.

Section 3.7 SEC Filings.

(a) The Company has made available to Parent (i) (A) its annual reports on Form 10-K for its fiscal year ended December 31, 2020 and (B) a true, complete and correct draft of its annual report on Form 10-K for its fiscal year ended December 31, 2021 (the “Company 2021 Form 10-K”) and the Company shall cause a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 to be filed with the SEC no later March 1, 2022 and such filing will not contain any material changes from the Company 2021 Form 10-K, (ii) its proxy or information statements relating to meetings of, or actions taken without a meeting by, the stockholders of the Company held since December 31, 2020 and (iii) all of its other reports, statements, schedules and registration statements filed with the SEC since December 31, 2020 (the documents referred to in this Section 3.7(a) being referred to collectively as the “Company SEC Documents”).

(b) As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such filing), each Company SEC Document complied as to form in all material respects with the applicable requirements of the Exchange Act, the Securities Act and the Sarbanes-Oxley Act and the rules and regulations thereunder.

(c) As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such filing), each Company SEC Document filed pursuant to the Exchange Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(d) Each registration statement, as amended or supplemented, if applicable, filed by the Company since January 1, 2020, pursuant to the Securities Act, as of the date such statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(e) The Company has timely filed with or furnished to the SEC all forms, reports, schedules, registration statements, proxy statements and other documents required to be filed with or furnished to the SEC by the Company since January 1, 2020.

Section 3.8 Financial Statements. The audited consolidated financial statements of the Company (including any related notes and schedules) included in its annual reports on Form 10-K referred to in Section 3.7 present fairly, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of its operations and its cash flows for the periods then ended, in each case, in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis (except as may be indicated in the notes thereto). For purposes of this Agreement, “Company Balance Sheet” means the consolidated balance sheet of the Company, as of December 31, 2021, set forth in the Company 2021 Form 10-K and “Company Balance Sheet Date” means December 31, 2021.

Section 3.9 Disclosure Documents. Neither the proxy statement of the Company (the “Company Proxy Statement”) to be filed with the SEC in connection with the Merger, nor any amendment or supplement thereto, will, at the date the Company Proxy Statement or any such amendment or supplement thereto is first mailed to stockholders of the Company or at the time such stockholders vote on the adoption and approval of this Agreement and the Transactions, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company Proxy Statement, including all amendments or supplements thereto, will, when filed, comply as to form in all material respects with the requirements of the Exchange Act. Notwithstanding the foregoing, no representation or warranty is made by the Company in this

Section 3.9 with respect to statements made or incorporated by reference therein based on information supplied by Parent or Merger Subsidiary or on their behalf for inclusion or incorporation by reference in the Company Proxy Statement.

Section 3.10 Controls and Procedures.

(a) Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer and former principal financial officer of the Company) has made all certifications required under Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated thereunder and under the Exchange Act (collectively, the “Sarbanes-Oxley Act”) with respect to Company SEC Documents. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

(b) The Company has (i) designed and maintained disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act), to ensure that material information required to be disclosed by the Company, in the reports it files or furnishes under the Exchange Act is communicated to its management by others within those entities as appropriate to allow timely decisions regarding required disclosure, (ii) disclosed, based on its most recent evaluation, to its auditors and the audit committee of its Board of Directors (A) any significant deficiencies or material weaknesses in the design or operation of internal controls over financial reporting which could adversely affect its ability to record, process, summarize and report financial data and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in its internal controls over financial reporting, (iii) identified for the Company’s auditors any material weaknesses in internal controls over financial reporting and (iv) remediated the deficiencies that contributed to any material weaknesses in the Company’s internal controls over financial reporting reported in the Company SEC Documents filed with the SEC prior to the date of this Agreement. The Company has provided to Parent true and correct copies of any of the foregoing disclosures to the auditors or audit committee of the Company that have been made in writing from January 1, 2020 through the date of this Agreement, and will promptly provide to Parent true and correct copies of any such disclosure that is made after the date of this Agreement.

(c) The Company has designed and maintains a system of internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) sufficient to provide reasonable assurance concerning the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including reasonable assurance (i) that transactions are executed in accordance with management’s general or specific authorizations and recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability and (ii) regarding prevention or timely detection of any unauthorized acquisition, use or disposition of assets that could have a material effect on the Company’s financial statements. The Company’s management, with the participation of the Company’s principal executive and financial officers, has completed an assessment of the effectiveness of the Company’s internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the year ended December 31, 2021, and such assessment concluded that such internal controls were effective using the framework specified in the Company 2021 Form 10-K.

(d) No personal loan or other extension of credit by the Company or any Subsidiary to any of its or their executive officers or directors has been made or modified in violation of Section 13 of the Exchange Act and Section 402 of the Sarbanes-Oxley Act since January 1, 2020.

(e) Since January 1, 2020, neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any director, officer, employee, auditor, accountant or representative of the Company or any of its Subsidiaries has received any written complaint, allegation, assertion, or claim that the Company or any of its Subsidiaries has engaged in improper or illegal accounting or auditing practices or maintains improper or inadequate internal accounting controls. For purposes of this Agreement, “knowledge” means, with respect to the Company or Parent, the actual knowledge of any individual identified as an executive officer of such party in the Form 10-K filed most recently by such party with the SEC.

Section 3.11 Absence of Certain Changes.

(a) From the Company Balance Sheet Date to the date of this Agreement, the Company and its Subsidiaries have conducted their business in the ordinary course of business consistent with past practice in all material respects, except for the negotiation of this Agreement and the Transactions and due diligence activities relating thereto.

(b) From the Company Balance Sheet Date to the date of this Agreement, there has not been any event, occurrence, change or development of a state of circumstances or facts which, individually or in the aggregate, has had, or would be reasonably likely to have, a Company Material Adverse Effect.

Section 3.12 No Undisclosed Material Liabilities. As of the date of this Agreement, there are no liabilities of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, that are material to the Company and its Subsidiaries, taken as a whole, other than:

(a) liabilities disclosed or provided for in the Company Balance Sheet or the notes thereto;

(b) liabilities incurred since the Company Balance Sheet Date in the ordinary course of business consistent with past practice and which, individually or in the aggregate, would not be reasonably likely to have a Company Material Adverse Effect;

(c) liabilities disclosed in the Company SEC Documents filed prior to the date of this Agreement;

(d) liabilities or obligations that have been discharged or paid in full in the ordinary course of business consistent with past practice; and

(e) liabilities under this Agreement or in connection with the Transactions.

Section 3.13 Litigation. As of the date of this Agreement, there is no action, suit, investigation or proceeding pending against, or, to the knowledge of the Company, threatened against or affecting, the Company, any of its Subsidiaries, any of their respective properties or any of their respective officers or directors before any court, arbitrator or any governmental body, agency, authority or official except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect or be reasonably likely to prevent, materially impede or materially delay the consummation by the Company of the Merger or the other Transactions.

Section 3.14 Taxes. Except as set forth in the Company Balance Sheet (including the notes thereto) and except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect:

(a) (i) all Tax Returns required to be filed with any Taxing Authority by, or with respect to, the Company and its Subsidiaries have been filed in accordance with all applicable Laws, (ii) the Company and its Subsidiaries have timely paid all Taxes shown as due and payable on the Tax Returns that have been so filed, and (iii) as of the time of filing, such Tax Returns are true, correct and complete in all respects (other than, in the case of clause (i) or (ii) hereof, with respect to any Taxes or Tax Returns (or positions taken therein) which are being contested, or for which any position has been taken, in good faith and for which adequate reserves are reflected on the Company Balance Sheet, as adjusted for operations in the ordinary course of business consistent with past practice since the date of the Company Balance Sheet);

(b) the unpaid Taxes of the Company and its Subsidiaries (i) did not, as of the date of the Company Balance Sheet, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth thereon and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with past custom and practice of the Company and its Subsidiaries;

(c) there is no action, suit, proceeding, audit or claim (each, a “Tax Proceeding”) now proposed in writing or pending against or with respect to the Company or any of its Subsidiaries in respect of any Tax or Tax Return;

(d) to the knowledge of the Company, neither the Company nor any of its Subsidiaries is liable for any Tax imposed on any entity other than such Person, except as the result of the application of Treas. Reg. section 1.1502-6 (and any comparable provision of the tax Laws of any state, local or foreign jurisdiction) to the affiliated group of which the Company or any of its Subsidiaries is or was the common parent or pursuant to any Tax sharing or indemnification provisions contained in any agreement entered into in the ordinary course of business and not primarily relating to Tax (e.g., leases, credit agreements or other commercial agreements);

(e) neither the Company nor any of its Subsidiaries is a party to any closing agreement described in Section 7121 of the Code or any predecessor provision thereof or any similar agreement under the Tax Laws of any state, local or foreign jurisdiction;

(f) neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying or intended to qualify for tax-free treatment, in whole or in part, under Section 355 of the Code in the two years prior to the date of this Agreement;

(g) neither the Company nor any of its Subsidiaries has granted any currently effective requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment or collection of any Taxes with respect to any Tax Returns of the Company or any of its Subsidiaries;

(h) neither the Company nor any of its Subsidiaries is a party to, is bound by, or has any obligation for any Tax imposed on any entity other than such Person under, any Tax sharing, allocation or indemnity agreement or any similar agreement or arrangement, except for any such agreement or arrangement solely between or among any of the Company and its Subsidiaries or any Tax sharing or indemnification provisions contained in any agreement entered into in the ordinary course of business and not primarily relating to Tax (e.g., leases, credit agreements or other commercial agreements);

(i) neither the Company nor any of its Subsidiaries has participated in any “listed transaction,” within the meaning of Treasury Regulations Section 1.6011-4(b)(2);

(j) there are no Liens for Taxes other than Taxes not yet due or being contested in good faith (and for which adequate accruals or reserves have been established on the Company Balance Sheet) upon any of the assets of the Company or any of its Subsidiaries;

(k) no claim has been made in writing in the last three years by an authority in a jurisdiction in which the Company or any of its Subsidiaries does not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to taxation in that jurisdiction; and

(l) neither the Company nor any of its Subsidiaries (i) has agreed to or is required to make any adjustment pursuant to Section 481(a) of the Code or any similar provision of Law nor has any Taxing Authority proposed any such adjustment in writing, or (ii) will be required to include any item of income in taxable income for any taxable period (or portion thereof) beginning after the Closing Date as a result of any installment sale or open transaction disposition made on or prior to the Closing Date or prepaid amount received on or prior to the Closing Date outside of the ordinary course of business.

Notwithstanding any other provisions of this Agreement to the contrary, the representations and warranties made in this Section 3.14 and only to the extent they specifically refer to Taxes, in Section 3.11, Section 3.15 and in Section 3.18 are the sole and exclusive representations and warranties of Company and its Subsidiaries with respect to Taxes.

For purposes of this Agreement, “Taxes” shall mean any and all taxes, charges, fees, levies or other similar assessments, each in the nature of a tax, including, without limitation, all net income, gross income, gross receipts, excise, stamp, real or personal property, ad valorem, withholding, social security (or similar), unemployment, occupation, use, production, service, service use, license, net worth, payroll, franchise, severance, transfer, recording, employment, premium, windfall profits, environmental, customs duties, capital stock, profits, disability, sales, registration, value added, alternative or add-on minimum, estimated or other similar taxes, assessments or charges imposed by any federal, state, local or foreign governmental body, agency, authority or similar entity, each having jurisdiction in matters relating to Tax matters (each, a “Taxing Authority”) and any interest, penalties, or additions to tax attributable thereto. For purposes of this Agreement, “Tax Returns” shall mean any return, report, form, information return, declaration of estimated Tax, claim for refund or similar statement filed or required to be filed with any Taxing Authority with respect to any Tax, including any attached schedules or amendments thereto. For purposes of this Agreement, “Code” shall mean the Internal Revenue Code of 1986, as amended, including any successor provisions and transition rules, whether or not codified. For purposes of this Agreement, “Treasury Regulations” shall mean the Treasury regulations promulgated under the Code.

Section 3.15 Employee Benefit Plans; Employment.

(a) The Company has provided Parent with a list (set forth in Section 3.15(a) of the Company Disclosure Schedules) identifying each material “employee benefit plan,” as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), each material employment, consulting, severance, change in control or similar contract, plan, funding arrangement or policy applicable to any director, former director or employee or former employee of the Company or any Company Subsidiary, and each material plan, funding vehicle or arrangement (written or oral), providing for compensation, bonuses, profit-sharing, stock option or other stock-related compensation rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, death benefits, disability benefits, workers’ compensation, supplemental unemployment benefits, severance benefits, change in control benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) which is maintained, administered or contributed to by the Company or its Subsidiaries and covers any employee or director or former employee or director of the Company or any of its Subsidiaries. The material plans, agreements or arrangements of the Company and its Subsidiaries referred to in the first sentence of this paragraph (a) (excluding any such plan that is a “multiemployer plan,” as defined in section 3(37) of ERISA and further excluding any statutory plan, program or arrangement maintained by any governmental body, agency, authority or entity) are referred to collectively herein as the “Company Benefit Plans”, and Section 3.15(a) of the Company Disclosure Schedules shall exclude any Company Benefit Plan that is an employment offer letter or individual independent contractor or consultant agreement that is terminable upon no more than thirty (30) days’ notice without further Liability and does not provide any retention, change in control or severance payments or benefits.

(b) The Company has made available to Parent true, complete and correct copies of (i) each Company Benefit Plan set forth on Section 3.15(a) of the Company Disclosure Schedules (or, in the case of any unwritten Company Benefit Plan, a description thereof) and any amendments thereto, (ii) the most recent annual report on Form 5500 and Schedule B thereto (including any related actuarial valuation report) filed with the Internal Revenue Service with respect to each Company Benefit Plan (if any such report was required) and (iii) the most recent summary plan description for each Company Benefit Plan for which such summary plan description is required.

(c) Each Company Benefit Plan has been established and maintained in material compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations (including, but not limited to, the extent applicable, ERISA and the Code) which are applicable to such plan, except where the failure to so comply would not reasonably be expected to have a Company Material Adverse Effect.

(d) (i) Neither the Company nor any other entity which is a member of a controlled group of entities (within the meaning of Sections 414(b), (c), (m) or (o) of the Code) of which the Company is a member (each, an “ERISA Affiliate”) has incurred any material Liability under Title IV of ERISA or Section 412 of the Code that has not been satisfied in full, and no reasonably foreseeable condition exists that presents a material risk to the Company or any ERISA Affiliate of incurring any such liability; and (ii) all material insurance premiums with respect to Company Benefit Plans, including premiums to the Pension Benefit Guaranty Corporation, have been paid when due.

(e) All “employee pension benefit plans” (as defined in Section 3(2) of ERISA) that are Company Benefit Plans (“Company Pension Plan”) intended to be qualified under Section 401(a) of the Code have received a favorable determination letter or opinion letter, if applicable, from the Internal Revenue Service to the effect that such Company Pension Plans are qualified and exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code. Neither the Company nor any of its ERISA Affiliates contributes to a “multiemployer plan,” as defined in Section 3(37) of ERISA.

(f) The Company or the applicable Subsidiary has reserved the right to amend, terminate or modify at any time each Company Benefit Plan that provides for retiree health benefits or retiree life benefits (other than such benefits required by Section 4980B of the Code or Section 601 of ERISA or similar state Law).

(g) The consummation of the Transactions will not, either alone or in combination with another event, (i) entitle any current or former employee, consultant or officer of the Company or any its Subsidiaries to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement or as required by applicable Law, or (ii) accelerate the time of payment or vesting, increase the amount of compensation due any such employee, consultant or officer or trigger any other material obligation pursuant to any Company Benefit Plan, except as expressly provided in this Agreement. Section 3.15(g) of the Company Disclosure Schedules lists all the agreements, arrangements and other instruments which give rise to an obligation to make or set aside amounts payable to or on behalf of the officers of the Company and its Subsidiaries as a result of the Transactions and/or any subsequent employment termination, true and complete copies (or forms) of which have been previously provided to Parent.

(h) Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, the Company and its Subsidiaries are in compliance with all collective bargaining agreements and all applicable federal, state and local Laws, rules and regulations respecting employment, employment practices, labor, occupational safety and health, and wages and hours, including Section 8 of the National Labor Relations Act and all civil rights and anti-discrimination Laws, rules and regulations (collectively, “Anti-Discrimination Laws”). Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, no work stoppage, slowdown or labor strike against the Company or any of its Subsidiaries is pending or, to the Company’s knowledge, threatened, nor is the Company or any of its Subsidiaries involved in or, to the Company’s knowledge, threatened with labor disputes, grievances or litigation relating to labor matters, including with respect to Anti-Discrimination Laws.

(i) Since January 1, 2020, to the knowledge of the Company, (i), no allegations of sexual harassment, other sexual misconduct or race discrimination have been made against any director or employee of the Company with the title of vice president or above through the Company’s anonymous employee hotline or any formal human resources communication channels at the Company, and (ii) there are no actions, suits, investigations or proceedings pending or, to the Company’s knowledge, threatened related to any allegations of sexual harassment, other sexual misconduct or race discrimination by any director or employee of the Company with the title of vice president or above. Since January 1, 2020, to the knowledge of the Company, neither the Company nor any of its Subsidiaries has entered into any settlement agreements related to allegations of sexual harassment, other sexual misconduct or race discrimination by any director or employee of the Company with the title of vice president or above.

(j) No Company Benefit Plan provides a gross-up for any Taxes which may be imposed (i) for failure to comply with the requirements of Section 409A of the Code or (ii) under Section  4999 of the Code.

Section 3.16 Compliance with Laws. To the Company’s knowledge, neither the Company nor any of its Subsidiaries is in violation of, or has since January 1, 2020, violated, any applicable provisions of any Laws, statutes, ordinances or regulations except for any violations that, individually or in the aggregate, have not had, and would not be reasonably likely to have, a Company Material Adverse Effect and that would not reasonably be expected to prevent, materially impede or materially delay the consummation by the Company of the Merger and the Transactions.

Section 3.17 Regulatory Matters.

(a) Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, within the past five (5) years, (i) none of the Company, any of its Subsidiaries, nor any Company or Subsidiary director, officer, employee, nor, to the knowledge of the Company, any authorized representative, agent, or any other authorized Person acting on behalf of the Company or any of its Subsidiaries, has violated any Anti-Corruption Law, and (ii) none of the Company, any of its Subsidiaries nor any Company or Subsidiary director, officer, employee, nor, to the knowledge of the Company, any authorized representative, agent or any other authorized Person acting on behalf of the Company or any of its Subsidiaries, has offered, paid, given, promised, or authorized the payment of, anything of value (including, but not limited to, money, checks, wire transfers, tangible and intangible gifts, favors, services, employment, or entertainment and travel) directly or indirectly to any employee, officer, or representative of, or any person otherwise acting in an official capacity for or on behalf of a governmental body, agency, authority or entity, whether elected or appointed, including an officer or employee of a state-owned or state-controlled enterprise, a political party, political party official or employee, candidate for public office, or an officer or employee of a public international organization (such as the World Bank, United Nations, International Monetary Fund, or Organization for Economic Cooperation and Development) (any such person, a “Government Official”) (A) for the purpose of (1) influencing any act or decision of a Government Official, (2) inducing a Government Official to do or omit to do any act in violation of his or her lawful duties, (3) securing any improper advantage, (4) inducing a Government Official to influence or affect any act or decision of any governmental body, agency, authority or entity or (5) assisting the Company, any Subsidiary of the Company, or any Company or Subsidiary director, officer employee, agent, representative, or any other person acting on behalf of the Company or any of its Subsidiaries in obtaining or retaining business, or (B) in a manner which would constitute or have the purpose or effect of public or commercial bribery or corruption, acceptance of, or acquiescence in extortion, kickbacks, or other unlawful or improper means of obtaining or retaining business or any improper advantage.

(b) Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, (i) the Company, each of its Subsidiaries and their respective directors, officers, employees, and, to the knowledge of the Company, agents, representatives and other Persons acting for or on behalf of any of the foregoing Persons, are, and at all times within the past five years have been, in compliance with all applicable Economic Sanctions/Trade Laws and all applicable Money Laundering Laws and (ii) neither the Company nor any of its Subsidiaries carries on, or has carried on within the past five (5) years, any business, directly or knowingly indirectly, involving Cuba, Iran, Syria, North Korea, Russia, North Sudan, Venezuela, the Crimea, Dontesk or Luhansk regions of Ukraine or any Sanctions Target in violation of applicable Economic Sanctions/Trade Laws.

(c) Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, within the past five (5) years (i) neither the Company nor any of its Subsidiaries has conducted or initiated any internal investigation, review or audit, or made a voluntary, directed, or involuntary disclosure to any governmental body, agency, authority or entity or third party with respect to any alleged or suspected act or omission arising under or relating to any potential noncompliance with any applicable Anti-Corruption Law, Economic Sanctions/Trade Law, or Money Laundering Law, (ii) neither the Company nor any of its Subsidiaries, nor any of their respective directors or officers, nor, to the knowledge of the Company, any agents, employees (other than officers), representatives, or any other person acting at the direction of the Company or any of its Subsidiaries has received any written notice, request or citation for any actual or potential noncompliance with any applicable Anti-Corruption Law, Economic Sanctions/Trade Law or Money Laundering Law, (iii) the Company and its Subsidiaries have implemented and have maintained reasonable internal controls, policies and procedures designed to detect and prevent violations of Anti-Corruption Laws, Economic Sanctions/Trade Laws and Money Laundering Laws, and (iv) the Company and each of its Subsidiaries have at all times made and maintained accurate books and records in material compliance with all applicable Anti-Corruption Laws, Economic Sanctions/Trade Laws or Money Laundering Laws.

(d) For purposes of this Agreement:

(i) “Anti-Corruption Laws” means any applicable Law for the prevention or punishment of public or commercial corruption or bribery, including the U.S. Foreign Corrupt Practices Act, U.K. Bribery Act 2010 and any other applicable anti-corruption or anti-bribery Law of any other applicable jurisdiction.

(ii) “Economic Sanctions/Trade Laws” means all applicable Laws relating to anti-terrorism, the importation of goods, export controls, antiboycott, and Sanctions Targets, including prohibited or restricted international trade and financial transactions and lists, maintained by the United States, the United Nations Security Council, the European Union, any European Union member state, or Her Majesty’s Treasury of the United Kingdom. For the avoidance of doubt, the applicable Laws referenced in the foregoing sentence include (1) any of the Trading With the Enemy Act, the International Emergency Economic Powers Act, the United Nations Participation Act, or the Syria Accountability and Lebanese Sovereignty Act, or any regulations of the U.S. Treasury Department Office of Foreign Assets Controls (“OFAC”), or any export control Law applicable to U.S.-origin goods, technology, or software, or any enabling legislation or executive order relating to any of the above, as collectively interpreted and applied by the U.S. Government at the prevailing point in time, (2) any U.S. sanctions related to or administered by the U.S. Department of State and (3) any sanctions measures or embargoes imposed by the United Nations Security Council, Her Majesty’s Treasury or the European Union.

(iii) “Money Laundering Laws” means any Law or regulation governing financial recordkeeping and reporting requirements, including the U.S. Currency and Foreign Transaction Reporting Act of 1970, the U.S. Money Laundering Control Act of 1986, the USA PATRIOT Act of 2011, and any applicable money laundering-related Laws of other jurisdictions where the Company and its Subsidiaries conduct business, conduct financial transactions or own assets.

(iv) “Sanctions Target” means: (1) any country or territory that is the target of country-wide or territory-wide Economic Sanctions/Trade Laws, which, as of the date of this Agreement are, Iran, Cuba, Syria, Russia, North Sudan, Venezuela, the Crimea, Donetsk or Luhansk regions of Ukraine and North Korea; (2) a person that is on the list of Specially Designated Nationals and Blocked Persons or any of the other sanctions Persons lists published by OFAC, or any equivalent list of sanctioned persons issued by the U.S. Department of State; (3) a Person that is located in or organized under the Laws of a country or territory that is the target of country-wide or territory-wide Economic Sanctions/Trade Laws; or (4) an entity owned fifty percent (50%) or more or, where relevant under applicable Economic Sanctions/Trade Laws, controlled by, a country or territory identified in clause (1) or Person in clause (2)  above.

Section 3.18 Environmental Matters.

(a) Except as, individually or in the aggregate, would not be reasonably likely to have a Company Material Adverse Effect, (i) no written notice, notification, demand, request for information, citation, summons, complaint or order has been received by, and no investigation, action, claim, suit, proceeding or review is pending or, to the knowledge of the Company, threatened by any Person against the Company or any of its Subsidiaries, and no penalty has been assessed or outstanding consent decree or order issued by a court, governmental body, agency, authority, or tribunal against the Company or any of its Subsidiaries, in each case, with respect to any matters arising out of any Environmental Law; (ii) the Company and its Subsidiaries are, and since January 1, 2020 have been, in compliance with all Environmental Laws; (iii) (x) the Company and each of its Subsidiaries have obtained and have been and are in compliance with all permits, licenses, certifications, variations, exemptions, orders, franchises and approvals of all governmental bodies, agencies and authorities required under Environmental Laws for the conduct of their respective businesses as presently conducted (the “Company Environmental Permits”) and (y) all Company Environmental Permits are in full force and effect, and the Company has no written notice or knowledge that such Company Environmental Permits will not be renewed in the ordinary course after the Effective Time; (iv) no governmental body, agency or authority has begun, or to the knowledge of the Company, threatened to begin, any action to terminate, cancel or reform any Company Environmental Permit; (v) to the knowledge of the Company, there are no Hazardous Substances at, in, under or migrating to or from properties owned, leased or operated by the Company or any Subsidiary that require investigation, control, monitoring, removal or remediation under Environmental Laws; (vi) neither the Company nor any Subsidiary has assumed by contract any liability of any other Person arising under Environmental Law or relating to the investigation or remediation of Hazardous Substance; (vii) the Company and each Subsidiary’s generation, acquisition, purchase, transfer, sale and retirement of Environmental Attributes has been in compliance with applicable Laws, including all applicable registration and reporting requirements, and neither the Company nor any Subsidiary has been subject to any notice, action, complaint, claim, or proceeding alleging violation of Law, invalidity, or fraud by any governmental, agency, body or authority or other Person with respect to such Environmental Attributes; and (viii) there has been no environmental investigation, study, audit, review, or other analysis prepared by or for the Company or that are otherwise in the possession, custody or control of the Company or its Subsidiaries, addressing material or potentially material environmental liabilities with respect to any current or prior business of the Company or any of its Subsidiaries or any property or facility now or previously owned, leased or operated by the Company or any of its Subsidiaries which has not been made available to Parent prior to the date of this Agreement, excluding routine environmental monitoring conducted by the Company in the ordinary course of operations. Except with respect to Section 3.7(d), Section 3.8, Section 3.9, Section 3.11, Section 3.12, Section 3.14 and Section 3.21, this Section 3.18 contains the sole and exclusive representations and warranties of the Company with respect to environmental matters, including with respect to Hazardous Substances, Company Environmental Permits, and any other matter relating to compliance with, or liabilities under, Environmental Laws.

(b) For purposes of this Section 3.18, the term “Environmental Laws” means federal, state, provincial, local and foreign statutes, Laws (including, without limitation, common Law), judicial decisions, regulations, ordinances, rules, judgments, orders, codes, injunctions, permits, governmental agreements or governmental restrictions relating to: (A) the protection, investigation or restoration of the environment, human health, safety or natural resources, (B) the handling, use, storage, presence, disposal, transport, Release or threatened Release of any Hazardous Substance or (C) noise, odor, indoor air, employee exposure, electromagnetic fields, wetlands, pollution, contamination or any injury or threat of injury to persons or property relating to any Hazardous Substance. As used herein, the term “Hazardous Substance” means any “hazardous substance” and any “pollutant or contaminant” as those terms are defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”); any substance regulated under the Clean Air Act of 1970 (42 U.S.C Sect.7401 et seq.), as amended; any “hazardous waste” as that term is defined in the Resource Conservation and Recovery Act (“RCRA”); and any “hazardous material” as that term is defined in the Hazardous Materials Transportation Act (49 U.S.C. § 1801 et seq.), as amended (including as those terms are further defined, construed, or otherwise used in rules, regulations, standards, orders, guidelines, directives, and publications issued pursuant to, or otherwise in implementation of, said Laws); and including, without limitation, any other substance defined, listed, classified or regulated as “hazardous”, “toxic”, a “waste”, a “pollutant” or a “contaminant”, including petroleum product or byproduct, explosive material, radioactive material, asbestos, lead paint, polychlorinated biphenyls (or PCBs), per- or polyfluoroalkyl substances, dioxins, dibenzofurans, heavy metals, radon gas, mold, mold spores, and mycotoxins. As used herein, the term “Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, placing, discarding, abandonment, migration or disposing into the environment. As used herein, the term “Environmental Attributes” means all existing legal rights or benefits of any kind, including Renewable Identification Numbers or similar instruments, resulting from the production, blending, or sale of low-carbon fuels, including credits that are issued under any Environmental Law including the Renewable Fuel Standard, the Biodiesel Mixture Excise Tax Credit (BTC), and the California Low Carbon Fuel Standard or any other international, supranational, national or sub-national program in the United States or any other jurisdiction, or any other program involving any other international, supranational, national or sub-national jurisdiction or governmental authority.

Section 3.19 Title to Properties. Except in each case as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each of the Company and its Subsidiaries has good title to, or valid leasehold or other ownership interests or rights in, all its material properties and assets except: (i) for such interest or rights as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business consistent with past practice, and (ii) for defects in title, burdens, easements, restrictive covenants and similar encumbrances or impediments that, in the aggregate, do not and are reasonably expected not to interfere with its ability to conduct its business as currently conducted. As of the date of this Agreement, none of the properties and assets of the Company or any of its Subsidiaries are subject to any Liens that, in the aggregate, interfere with the ability of the Company and the Company Subsidiaries to conduct business as currently conducted to an extent that have had or would reasonably be expected to have a Company Material Adverse Effect.

Section 3.20 Material Contracts.

(a) Except for this Agreement, as of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to or bound by any agreement, lease, easement, license, contract, note, mortgage, indenture or other legally binding obligation (each, a “Contract”) that:

(i) would be required to be filed by the Company as a “material contract” (as such term is defined in item 601(b)(10) of Regulation S-K of the SEC);

(ii) is (a) a supplier Contract with any of the top ten (10) largest bio mass based feedstock suppliers of the Company by purchases made by the Company or any of its Subsidiaries during the twelve (12) month period ended December 31, 2021, (b) a customer Contract with any of the top ten (10) largest customers of the Company by sales made by the Company or any of its Subsidiaries during the twelve (12) month period ended December 31, 2021 or (c) a project expansion Contract pursuant to which there is payment by or to the Company or any of its Subsidiaries to a third-party of more than $15 million (in the aggregate) during the twelve (12) month period ended December 31, 2021;

(iii) includes any contingent payment obligations or similar payment obligations (including any “earn-out” obligations) that would require payments to any person (other than the Company, a wholly owned Subsidiary of the Company, Parent, or any Subsidiary of the Parent) arising in connection with the acquisition or disposition by the Company or any of its Subsidiaries of any business which payment obligations would reasonably be expected to result in future payments by the Company or its Subsidiaries that exceed, individually or in the aggregate, $15 million;

(iv) (A) limits in any material respect either the type of business in which the Company or its Subsidiaries (or in which Parent or any of its Subsidiaries after the Effective Time) may engage or the manner or locations in which any of them may so engage in any business (including through “non-competition” or “exclusivity” provisions), (B) would require the disposition of any material assets or line of business of the Company or its Subsidiaries or, after the Effective Time, Parent or its Subsidiaries or (C) grants “most favored nation” status with respect to any material obligations that, after the Effective

Time, would run to the favor of any person (other than the Company, a wholly owned Subsidiary of the Company, Parent, or any Subsidiary of the Parent);

(v) (A) is an indenture, loan or credit Contract, loan note, mortgage Contract or other Contract representing, or any guarantee of, indebtedness for borrowed money of the Company or any Subsidiary of the Company in excess of $15 million (excluding any decommissioning and/or asset retirement bonds or guarantees) or (B) is a guarantee by the Company or any of its Subsidiaries of such indebtedness of any person other than the Company or a wholly owned Subsidiary of the Company in excess of $15 million (excluding any decommissioning and/or asset retirement bonds or guarantees);

(vi) grants (A) rights of first refusal, rights of first negotiation or similar pre-emptive rights, or (B) puts, calls or similar rights, to any person (other than the Company or a wholly owned Subsidiary of the Company) with respect to any asset that is material to the Company;

(vii) was entered into to settle any material litigation and which imposes material ongoing obligations on the Company or any of its Subsidiaries in excess of $2,500,000 or which included any admission of wrong-doing or injunctive or equitable relief against the Company;

(viii) limits or restricts the ability of the Company or any of its Subsidiaries to declare or pay dividends or make distributions in respect of their capital stock, partner interests, membership interests or other equity interests;

(ix) is a material partnership, limited liability company, joint venture or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership, limited liability company or joint venture in which the Company owns, directly or indirectly, any voting or economic interest of 15% or more and has invested or is contractually required to invest capital in excess of $15 million, other than with respect to any wholly owned Subsidiary of the Company;

(x) relates to the acquisition or disposition of any business or assets (other than purchases of supply and inventory and sale of Company products, in each case, in the ordinary course of business) pursuant to which the Company or any of its Subsidiaries has any liability in excess of $15 million in any transaction or series of related transactions; or

(xi) is a Contract pursuant to which the Company or any of its Subsidiaries grants to a third party or receives from a third party a license to use any material Company Intellectual Property (other than (A) agreements relating to shrink-wrap, click-wrap, and off-the-shelf software and other licenses of software that are commercially available to the public generally, with total or annual license, maintenance, support and other fees of $100,000 or less, and (B) non-exclusive licenses entered into by the Company or any of its Subsidiaries in the ordinary course of business).

(b) Each such Contract described in clauses (i) through (xi) above is referred to herein as a “Material Contract”. Each Material Contract is a valid and binding obligation of the Company and its Subsidiaries as applicable and, to the knowledge of the Company, each other party thereto, and is in full force and effect and enforceable by the Company or the applicable Subsidiary, in each case, subject to Creditors’ Rights, except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, and neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any other party to a Material Contract is in breach or violation of any provision of, or in default under, any Material Contract, and no event has occurred that, with or without notice, lapse of time or both, would constitute such a breach, violation or default, except for breaches, violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Except for any Material Contracts filed without redaction as exhibits to the Company SEC Documents, a copy of each Material Contract has previously been made available to Parent.

Section 3.21 Intellectual Property.

(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries own or possess the right to use (i) all patents and patent rights, (ii) trademarks, trade names, trade dress, service marks, social media identifiers, brand names, logos and corporate names and all goodwill related thereto, (iii) Internet domain names, (iv) copyrights, mask works and designs, (v) trade secrets and (vi) all other intellectual property rights, including any other intellectual property rights in know-how, data and computer software programs or applications (collectively, “Intellectual Property”) that are necessary for the conduct of the business of the Company and its Subsidiaries as currently conducted (collectively, the “Company Intellectual Property”). Section 3.21(a) of the Company Disclosure Schedules sets forth a true and complete list of all patents, registered trademarks, registered copyrights, applications for the foregoing, and all domain name registrations, in each case that are owned by the Company or any of its Subsidiaries and are necessary for the conduct of the business of the Company and its Subsidiaries as currently conducted.

(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since January 1, 2020, the conduct of the business of the Company and its Subsidiaries does not and has not infringed upon or otherwise violated any Intellectual Property rights of any other Person.

(c) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) to the knowledge of the Company, no third party is challenging, infringing or otherwise violating any right of the Company and its Subsidiaries in the Company Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries (“the Company Owned Intellectual Property”), (ii) there are no actions pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries alleging that the operation of the business as presently conducted infringes upon or misappropriates any Intellectual Property of any third party and (iii) there are no actions pending or, to the knowledge of the Company, threatened, challenging the validity or enforceability of any Company Owned Intellectual Property.

(d) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and its Subsidiaries have taken commercially reasonable measures to maintain the confidentiality of the trade secrets included in the Company Intellectual Property, (ii) the Company and its Subsidiaries have taken commercially reasonable steps to enforce, protect and maintain each item of material Company Owned Intellectual Property and (iii) to the knowledge of the Company, since January 1, 2020, there has been no unauthorized use by any Person of any trade secrets included in the Company Intellectual Property.

(e) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) to the knowledge of the Company, the Company and its Subsidiaries have not, since September 1, 2018, experienced any unauthorized access to or other breach of security with respect to the information technology systems of the Company and its Subsidiaries, including any breaches that resulted in unauthorized access to or disclosure of Personal Data; (ii) the Company and its Subsidiaries have complied with all applicable Laws and with their own respective privacy policies (“Privacy Policies”) relating to the collection, storage, use, disclosure and transfer of any information held by the Company or its Subsidiaries that can reasonably be used to identify an individual natural person, including name, street address, telephone number, email address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or biometric identifiers, or any other information in each case defined as “personal data,” “personally identifiable information,” or “personal information” under any applicable Law and that is regulated by such applicable Law (collectively, “Personal Data”) and neither the Company nor any of its Subsidiaries has received a complaint from any governmental body, agency, authority or entity or any other individual or third party regarding its collection, storage, use, disclosure or transfer of Personal Data that is pending or unresolved and, to the knowledge of the Company, there are no facts or circumstances that would give rise to any such complaints; (iii) the Company and its Subsidiaries have commercially reasonable security measures in place designed to protect any Personal Data stored in their respective information technology systems from unlawful use or access by any third party or any other access or use that would violate applicable Law; (iv) the Company and its Subsidiaries have in place commercially reasonable incident response and disaster recovery plans for their information technology systems, and (v) to the knowledge of the Company, following the Merger, the Surviving Corporation will have the same rights to use the Personal Data to the extent used in the same manner as currently utilized by the Company and its Subsidiaries in the operation of the Company’s and Subsidiaries’ business.

Section 3.22 Confidentiality and Other Agreements. None of the confidentiality agreements or standstill agreements the Company has entered into with any third party (or any agent thereof) that is in effect on the date of this Agreement contains any exclusivity or standstill provisions that are or will be binding on Parent or any of its Subsidiaries, including, after the Effective Time, the Company or any of its Subsidiaries.

Section 3.23 Brokers; Financial Advisors. No broker, investment banker, financial advisor or other Person, other than Guggenheim Securities, LLC (the “Financial Advisor”), the fees and expenses of which will be paid by the Company, is entitled to any broker’s, finder’s, financial advisor’s or other similar based fee or commission in connection with the Merger as a result of being engaged by the Company or any Subsidiary or affiliate of the Company. The Company has delivered to Parent complete and correct copies of all agreements under which such fee, commission, or other like payment is payable and all indemnification and other agreements under which any such fee or commission is payable.

Section 3.24 Takeover Statutes. Assuming the accuracy of the representations and warranties set forth in Section 4.9, the Board of Directors of the Company has taken the necessary action to render Section 203 of the DGCL inapplicable to this Agreement and the Transactions and, to the knowledge of the Company, there are no other similar antitakeover statutes applicable to this Agreement and the Transactions.

Section 3.25 Opinions of Financial Advisor. The Company Board has received the opinion of the Financial Advisor to the effect that, as of the date of such opinion and based upon and subject to the various limitations, qualifications, factors, assumptions and other matters set forth therein, the consideration to be paid pursuant to this Agreement to the holders of the shares of Company Common Stock is fair, from a financial view, to such holders.

Section 3.26 No Additional Representations.

(a) Except for the representations and warranties expressly made in this Article III, as qualified by the Company Disclosure Schedules, or any certificate expressly required to be delivered pursuant to this Agreement, neither the Company nor any other Person makes any express or implied representation or warranty with respect to the Company or its Subsidiaries or their respective businesses, operations, assets, liabilities or conditions (financial or otherwise) in connection with this Agreement, the Merger or the Transactions, and the Company hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, except as expressly provided in this Article III, as qualified by the Company Disclosure Schedules, or any certificate expressly required to be delivered pursuant to this Agreement, neither the Company nor any other Person makes or has made any representation or warranty to Parent or any of its affiliates or representatives with respect to (i) any financial projection, forecast, estimate, budget or prospect information relating to the Company or any of its Subsidiaries or their respective businesses; or (ii) except for the representations and warranties made in this Article III, as qualified by the Company Disclosure Schedules, or any certificate expressly required to be delivered pursuant to this Agreement, any oral or written information presented to Parent or any of its affiliates or representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the Merger or the Transactions.

(b) Notwithstanding anything contained in this Agreement to the contrary, the Company acknowledges and agrees that neither Parent nor any other Person has made or is making, and the Company expressly disclaims reliance upon, any representations, warranties or statements relating to Parent or its Subsidiaries whatsoever, express or implied, beyond those expressly given by Parent and Merger Subsidiary in Article IV, or any certificate expressly required to be delivered pursuant to this Agreement, including any implied representation or warranty as to the accuracy or completeness of any information regarding Parent furnished or made available to the Company, or any of its representatives.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUBSIDIARY

Parent and Merger Subsidiary represent and warrant to the Company that:

Section 4.1 Corporate Existence and Power. Each of Parent and Merger Subsidiary is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has all corporate powers and all governmental franchises, licenses, permits, authorizations, consents and approvals required to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as now conducted, except for those the absence of which would not, individually or in the aggregate, be reasonably likely to have a Parent Material Adverse Effect (as defined below). Parent is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the property owned or leased by it or the nature of its activities or the ownership or leasing of its properties make such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, be reasonably likely to have a Parent Material Adverse Effect. For purposes of this Agreement, the term “Parent Material Adverse Effect” means any Effect that, individually or in the aggregate, would reasonably be expected to prevent, materially impede or materially delay the consummation by Parent of the Merger or the other Transactions. Parent or a direct or indirect Subsidiary of Parent is the sole stockholder of Merger Subsidiary. Merger Subsidiary was formed solely for the purpose of engaging in the Merger. Since the date of its incorporation and prior to the Effective Time, Merger Subsidiary has not engaged in any activities other than the execution of this Agreement, the performance of its respective obligations hereunder, and matters ancillary thereto, and prior to the Effective Time will have, no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement, the Merger and the other Transactions. Parent has heretofore delivered to the Company true and complete copies of Merger Subsidiary’s certificate of incorporation and by-laws as currently in effect.

Section 4.2 Corporate Authorization.

(a) The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the Transactions are within the corporate powers of Parent and Merger Subsidiary and have been duly authorized by all necessary corporate action. Assuming due authorization, execution and delivery of this Agreement by the Company, this Agreement constitutes a valid and binding agreement of each of Parent and Merger Subsidiary, enforceable against such party in accordance with its terms, subject to Creditors’ Rights.

(b) The Board of Directors of Merger Subsidiary has (i) determined that this Agreement and the Transactions are fair to, and in the best interests of, Merger Subsidiary and its sole stockholder, (ii) approved and declared advisable this Agreement and the Transactions and (iii) submitted this Agreement to the sole stockholder of Merger Subsidiary for adoption thereby and recommended that the sole stockholder approve and adopt this Agreement and the Transactions.

Section 4.3 Governmental Authorization. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the Transactions require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than

(a) the filing of a certificate of merger in accordance with the DGCL, (b) compliance with any applicable requirements of the HSR Act, (c) compliance with any applicable requirements of Foreign Competition Laws, (d) compliance with any applicable requirements of Foreign Direct Investment Laws (e) compliance with any applicable requirements of the Exchange Act, (f) compliance with any applicable requirements of the Securities Act, (g) the appropriate filings and approvals under the rules of the NYSE or Nasdaq and (h) other actions or filings the absence or omission of which would not, individually or in the aggregate, be reasonably likely to have a Parent Material Adverse Effect.

Section 4.4 Non-Contravention. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the Transactions do not and will not, assuming compliance with the matters referred to in Sections 4.2 and 4.3, (a) contravene or conflict with the certificate of incorporation or by-laws of Parent or Merger Subsidiary, (b) contravene or conflict with or constitute a violation of any provision of any Law, regulation, judgment, injunction, order or decree binding upon or applicable to Parent or any of its Subsidiaries, (c) constitute a default (or an event which with notice or the passage of time would become a default) under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of Parent or any of its Subsidiaries or to a loss of any benefit to which Parent or any of its Subsidiaries is entitled under any provision of, any agreement, contract or other instrument binding upon Parent or any of its Subsidiaries or any license, franchise, permit or other similar authorization held by Parent or any of its Subsidiaries or (d) result in the creation or imposition of any Lien on any asset of Parent or any of its Subsidiaries, except for such contraventions, conflicts or violations referred to in clause (b) or defaults, rights of termination, cancellation or acceleration, losses or Liens referred to in clause (c) or (d) that would not, individually or in the aggregate, be reasonably likely to have a Parent Material Adverse Effect. The approval of the stockholders of Parent is not required by applicable Law or the rules of the NYSE to effect the Transactions. To Parent’s knowledge as of the date of this Agreement, there is no Effect that would reasonably be expected to prevent, materially impede or materially interfere with the consummation by Parent or Merger Subsidiary of the Merger and the Transactions.

Section 4.5 Disclosure Documents. None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in the Company Proxy Statement or any amendment or supplement thereto will, at the date the Company Proxy Statement or any such amendment or supplement thereto is first mailed to stockholders of the Company or at the time such stockholders vote on the adoption and approval of this Agreement and the Transactions, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 4.6 Litigation. As of the date of this Agreement, there is no action, suit, investigation or proceeding pending against, or, to the knowledge of Parent, threatened against or affecting, Parent, any of its Subsidiaries, any of their respective properties or any of their respective officers or directors before any court, arbitrator or any governmental body, agency, authority or official except as would not, individually or in the aggregate, be reasonably likely to have a Parent Material Adverse Effect.

Section 4.7 Compliance with Laws. To Parent’s knowledge, neither Parent nor any of its Subsidiaries is in violation of, or has since January 1, 2020 violated, any applicable provisions of any Laws, statutes, ordinances or regulations except for any violations that, individually or in the aggregate, have not had, and would not be reasonably likely to have, a Parent Material Adverse Effect.

Section 4.8 Capitalization of Merger Subsidiary. The authorized capital stock of Merger Subsidiary consists solely of 1,000 shares of common stock, par value $0.0001 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Subsidiary is, and at the Effective Time will be, owned, directly or indirectly, by Parent.

Section 4.9 Ownership of Company Common Stock. Neither Parent nor any of its Subsidiaries (including Merger Subsidiary) owns or has owned at any time in the three years preceding the date of this Agreement any shares of Company Common Stock beneficially or of record. Neither Parent nor Merger Subsidiary nor any of their respective “affiliates” or “associates” (as each is defined in Section 203 of the DGCL) is, or has been at any time with the last three years, an “interested stockholder” of the Company (as defined in Section 203 of the DGCL).

Section 4.10 Sufficient Funds. Parent will at the Effective Time have the funds necessary to consummate the Transactions, including the payment of all amounts payable pursuant to Article I and II in connection with or as a result of the Merger.

Section 4.11 No Management Arrangements. Except for this Agreement, or as expressly authorized by the Board of Directors of the Company, neither Parent or Merger Subsidiary, nor any of their respective affiliates, is a party to any Contracts (including as to continuing employment) with any director or officer of the Company relating to this Agreement, the Merger or any other Transactions, or the Surviving Corporation or any of its Subsidiaries, businesses or operations from and after the Effective Time.

Section 4.12 Brokers. There is no financial advisor, investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of Parent, Merger Subsidiary or any of their affiliates who is entitled to any financial advisor, investment banking, brokerage, finder’s or other fee or commission for which the Company would be liable in connection with the Merger.

Section 4.13 No Additional Representations.

(a) Except for the representations and warranties made in this Article IV or any certificate expressly required to be delivered pursuant to this Agreement, neither Parent nor any other Person makes any express or implied representation or warranty with respect to Parent or its Subsidiaries or their respective businesses, operations, assets, liabilities or conditions (financial or otherwise) in connection with this Agreement, the Merger or the Transactions, and Parent hereby disclaims any such other representations or warranties.

(b) Notwithstanding anything contained in this Agreement to the contrary, each of Parent and Merger Subsidiary acknowledges and agrees that neither the Company nor any other Person has made or is making, and each of Parent and Merger Subsidiary expressly disclaims reliance upon and agrees and acknowledges that it has not relied upon, any representations, warranties or statements relating to the Company or its Subsidiaries whatsoever, express or implied, beyond those expressly given by the Company in Article III, as qualified by the Company Disclosure Schedules, or any certificate expressly required to be delivered pursuant to this Agreement, including any implied representation or warranty as to the accuracy or completeness of any information regarding the Company or its Subsidiaries furnished or made available to Parent or Merger Subsidiary or any of their respective representatives. Without limiting the generality of the foregoing, each of Parent and Merger Subsidiary acknowledge and agree that, except as expressly provided in Article III, as qualified by the Company Disclosure Schedules, or any certificate expressly required to be delivered pursuant to this Agreement, no representations or warranties are made with respect to, and neither Parent nor Merger Subsidiary has relied upon any representation, warranty or statement regarding, any projections, forecasts, estimates, budgets or prospect information that may have been made available to Parent or Merger Subsidiary or any of their respective representatives.

ARTICLE V

COVENANTS OF THE COMPANY

The Company agrees that:

Section 5.1 Conduct of the Company. From the date of this Agreement until the Effective Time, except with the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), as expressly permitted or required by this Agreement, as may be required by applicable Law, as set forth in Section 5.1 of the Company Disclosure Schedules or in respect of commercially reasonable COVID-19 Actions (so long as the Company has provided reasonable advance notice to and reasonably consulted with Parent prior to taking such actions), the Company and its Subsidiaries shall use reasonable best efforts to conduct their business (x) in the ordinary course of business, and (y) in a manner not involving the entry by the Company or its Subsidiaries into businesses that are materially different from the businesses of the Company and its Subsidiaries on the date of this Agreement, and shall use their commercially reasonable efforts to preserve intact their business organizations and relationships with third parties. Without limiting the generality of the foregoing, except with the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), as expressly permitted or required by this Agreement, as may be required by applicable Law, as set forth in Section 5.1 of the Company Disclosure Schedules or in respect of commercially reasonable COVID-19 Actions (so long as the Company has provided reasonable advance notice to and reasonably consulted with Parent prior to taking such actions), from the date of this Agreement until the Effective Time:

(a) the Company will not, and will not permit any of its Subsidiaries to, adopt or propose any change in its certificate of incorporation or by-laws;

(b) the Company will not, and will not permit any Subsidiary of the Company to, adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries;

(c) the Company will not, and will not permit any Subsidiary of the Company to, issue, sell, transfer, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class or series of the Company or its Subsidiaries other than (i) issuances (A) pursuant to the exercise of convertible securities outstanding on the date of this Agreement, (B) the issuance of Company Common Stock in connection with the exercise, vesting or settlement of Company SARs, Company RSU Awards or Company PSU Awards outstanding as of the date hereof or granted in compliance with this Agreement or (C) the issuance of any Company SARs, Company RSU Awards or Company PSU Awards in the ordinary course of business as set forth on Section 5.1(c) of the Company Disclosure Schedules or (ii) pledges or encumbrances with respect to Subsidiaries of the Company pursuant to the Company Credit Agreement;

(d) the Company will not, and will not permit any Subsidiary of the Company to, (i) split, combine, subdivide or reclassify its outstanding shares of capital stock, or (ii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock other than dividends paid by any Subsidiary of the Company to the Company or any wholly owned Subsidiary of the Company;

(e) the Company will not, and will not permit any Subsidiary of the Company to, redeem, purchase or otherwise acquire directly or indirectly any of the Company’s or any Subsidiary’s capital stock, except for repurchases, redemptions or acquisitions (w) required by the terms of its capital stock or any securities outstanding on the date of this Agreement, (x) required by or in connection with the respective terms, as of the date of this Agreement, of any Company Benefit Plan or any dividend reinvestment plan as in effect on the date of this Agreement in the ordinary course of the operations of such plan consistent with past practice (y) with respect to the exercise, vesting or settlement of Company SARs, Company RSU Awards or Company PSU Awards outstanding as of the date hereof or granted in compliance with this Agreement or (z) involving only wholly owned Subsidiaries of the Company;

(f) the Company will not, and will not permit any Subsidiary of the Company to, make or authorize any capital expenditures except in amounts that are not in excess of (i) 105% of the individual line items of item 1 on the capital budget set forth in Section 5.1(f) of the Company Disclosure Schedules or (ii) 110% of the items 2 and 3 of the capital budget set forth in Section 5.1(f) of the Company Disclosure Schedules (collectively, the “Capital Budget”);

(g) the Company will not, and will not permit any Subsidiary of the Company to, (1) increase the compensation or benefits of any director, officer or employee, except for normal increases in the ordinary course of business consistent with past practice or as required under applicable Law or any Company Benefit Plan existing on the date of this Agreement; (2) enter into, adopt or materially amend (or waive or amend any performance or vesting criteria or accelerate funding under) any employment, change in control, severance, bonus, profit sharing, retirement, restricted stock, stock option, deferred compensation or other director, executive or employee benefit plan, policy, agreement or arrangement except (i) as required by applicable Law, (ii) pursuant to the terms of this Agreement or an agreement or arrangement existing on the date of this Agreement or (iii) with respect to an employment offer letter or individual independent contractor or consultant agreement that provides for a base salary or wage rate of less than $200,000 per year and is terminable upon no more than thirty (30) days’ notice without further Liability and does not provide change in control or severance payments or benefits; (3) enter into any collective bargaining agreement or other agreement with any labor organization, works council, trade union, labor association or other employee representative; (4) implement any facility closings or employee layoffs or reductions in force that would trigger the notice requirements under the WARN Act; or (5) terminate any employee with a title of executive director or above, other than a termination for “cause” or due to the employee’s death or disability, or hire any employee with a title of executive director or above;

(h) the Company will not, and will not permit any of its Subsidiaries to, acquire (for cash or other assets) or agree to acquire (i) by merging or consolidating with, or by purchasing all or a substantial portion of the assets of, or by purchasing all or a substantial portion of the equity or voting interest in, or by any other manner, any business or Person or division thereof or (ii) any other assets, except the Company and its Subsidiaries shall be permitted to (A) in the case of clause (ii), acquire any assets acquired in the ordinary course of business consistent with past practice and (B) in the case of clause (i) acquire any business, Person or assets with a purchase price not exceeding $10 million;

(i) except as expressly permitted by Section 6.1, the Company will not, and will not permit any of its Subsidiaries to, sell, lease, license, encumber (including by the grant of any option thereon) or otherwise dispose of any material assets or property (which shall include material Company Intellectual Property and any sale of any capital stock of any Subsidiary of the Company) except (i) pursuant to existing contracts or commitments, (ii) except in the ordinary course of business consistent with past practice or (iii) any such disposals in an amount not exceeding $15 million in the aggregate);

(j) the Company will not, and will not permit any of its Subsidiaries to, incur any indebtedness for borrowed money, guarantee or assume any such indebtedness of another Person, issue or sell warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, enter into any “keep well” or other agreement to maintain any financial condition of another Person, or enter into any arrangement having the economic effect of any of the foregoing (other than (i) any such indebtedness among any Person and its wholly owned Subsidiaries, among any Person’s wholly owned Subsidiaries, and guarantees thereof, (ii) additional borrowings under that certain Credit Agreement, dated as of December 23, 2011, by and among REG Services Group, LLC, REG Marketing & Logistics Group, LLC, the lenders party thereto and Wells Fargo Capital Finance, LLC, as administrative agent, as amended (the “Company Credit Agreement”), (iii) any such indebtedness incurred to replace, renew, extend, refinance or refund any indebtedness of the Company or any of its Subsidiaries; provided, however, that in the case of each of clauses (ii) or (iii) such indebtedness either (A) is prepayable or redeemable at the Closing or at any time (subject to customary notice requirements) without premium or penalty (other than customary eurocurrency rate breakage) or (B) does not (x) impose or result in any additional restrictions or limitations in any material respect on the Company or any of its Subsidiaries or, following the Closing, Parent or any of its Subsidiaries, or (y) subject the Company or any of its Subsidiaries or, following the Closing, Parent or any of its Subsidiaries, to any additional covenants or obligations in any material respect (other than the obligations to make payment on such indebtedness), in the case of this clause (B), to which the Company or any of its Subsidiaries, or Parent or any of its Subsidiaries, as applicable, is not otherwise subject under the terms of any indebtedness outstanding as of the date of this Agreement or (iv) that are not in excess of $5 million);

(k)    the Company will not, and will not permit any of its Subsidiaries to, (i) modify, amend, terminate or waive any material rights under any Material Contract or (ii) enter into any agreement that would constitute a Material Contract if entered into as of the date of this Agreement, in each case, other than as otherwise expressly contemplated by this Agreement or in the ordinary course of business;

(l)    the Company will not, and will not permit any of its Subsidiaries to, settle or compromise any claim, demand, lawsuit or state or federal regulatory proceeding, whether now pending or hereafter made or brought, or waive, release or assign any rights or claims, (x) in any such case (A) in an amount in excess of $2.5 million or (B) that imposes (1) any material obligation to be performed by, or (2) material restriction imposed against, the Company or any of its Subsidiaries following the Closing Date or (y) in the aggregate of all such cases, in an amount in excess of $7.5 million; provided, however, that, notwithstanding the foregoing, the Company may not settle or propose to settle or compromise any Transaction Litigation except as expressly permitted by Section 6.15;

(m)    except for any such change which is not material or which is required by reason of a concurrent change in GAAP or applicable Law, the Company will not, and will not permit any Subsidiary of the Company to, change any method of financial accounting or financial accounting practice (other than any change for Tax purposes) used by it;

(n)    the Company will not, and will not permit any Subsidiary of the Company to, (i) enter into any joint venture, partnership, participation or other similar arrangement or (ii) make any loan, capital contribution or advance to or investment in any other Person (other than the Company or any wholly owned Subsidiary of the Company in the ordinary course of business consistent with past practice and other than pursuant to capital calls required pursuant to the terms of existing equity investments) except for advances for reimbursable employee expenses in the ordinary course of business consistent with past practice or advancements of expenses to directors and officers of the Company or any Subsidiary of the Company pursuant to advancement obligations in effect as of the date hereof under the Company Charter, Company By-Laws, equivalent governing documents of any Subsidiary of the Company or any indemnification agreement with any such director or officer, in each case as in effect on the date of this Agreement;

(o)    the Company will not, and will not permit any of its Subsidiaries to, take any action which would limit Parent’s or the Company’s freedom to license, cross-license or otherwise dispose of any material Company Owned Intellectual Property;

(p)    except as required by Law, the Company will not, and will not permit any of its Subsidiaries to, (i) make, revoke or amend any material election relating to Taxes, or change any of its material Tax accounting or procedures currently in effect, (ii) settle any material Tax Proceeding or (iii) file any amended Tax Return, in each case, that is reasonably likely to result in an increase to a Tax liability, which increase is material to the Company and its Subsidiaries, taken as a whole;

(q)    the Company will not, and will not permit any of its Subsidiaries to, enter into, with respect to hedges pertaining to fiscal year 2022 or fiscal year 2023, any new interest rate hedges or any new commodity hedges;

(r)    except as contemplated by Section 6.1, the Company will not, and will not permit any of its Subsidiaries to, enter into any agreement that limits in any material respect the ability of the Company or any Subsidiary of the Company, or would (or would reasonably be expected to) limit in any material respect the ability of Parent or any Subsidiary of Parent after the Effective Time, to compete in or conduct any line of business or compete with any Person in any geographic area or during any period; and

(s)    the Company will not, and will not permit any of its Subsidiaries to, agree or commit to do any of the foregoing.

(t)    For purposes of this Agreement:

(i)    “COVID-19” means SARS-COV-2 or COVID-19, and any evolutions or variants thereof including the Delta and Omicron variants, or related or associated epidemics, pandemics or disease outbreaks;

(ii)    “COVID-19 Actions” means any commercially reasonable actions taken in good faith by the Company or any of its Subsidiaries (after reasonable consultation in good faith with Parent) in connection with (a) mitigating the adverse effects occurring after the date of this Agreement of events caused by COVID-19 or the public health emergency resulting therefrom (including as reasonably necessary to protect the health and safety of customers, suppliers, employees and other business relationships of the Company its Subsidiaries) or (b) ensuring compliance by the Company and its Subsidiaries and their respective directors, officers and employees with any COVID-19 Measure;

(iii)    “COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” social distancing, shut down, closure, sequester, safety or other applicable Law, directive, guideline or recommendation by any governmental body, agency, authority or entity (in the case of any recommendation, widely followed by companies participating in the same industry in which the Company and its Subsidiaries operate, or bona fide industry groups or otherwise taken in response to COVID-19).

Notwithstanding any to the contrary set forth herein, nothing contained in this Agreement shall give Parent or its affiliates, directly or indirectly, the right to control the operations of the Company or any of its Subsidiaries prior to Closing. Prior to Closing, the Company and each of its Subsidiaries shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over their respective operations.

Section 5.2    Company Stockholder Meeting; Proxy Material.

(a)    Except as permitted by Section 5.2(b) below, the Board of Directors of the Company shall recommend adoption of this Agreement by the Company’s stockholders, and unless permitted by Section 5.2(b), neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in any manner adverse to Parent, the approval of this Agreement, the Merger or the Company Recommendation (as defined in Section 5.2(f) below) (any of the foregoing, a “Change in the Company Recommendation”), or (ii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal. For purposes of this Agreement, a Change in the Company Recommendation shall include any failure by the Company to include the Company Recommendation in the Company Proxy Statement.

(b)

(i)    The Board of Directors of the Company shall be permitted, in response to a Superior Proposal received after the date of this Agreement and not resulting from a breach of this Section 5.2 or Section 6.7, to not make the Company Recommendation, or to withdraw or modify in a manner adverse to Parent the Company Recommendation, or to cause the Company to terminate this Agreement pursuant to Section 8.1(f), in each case, only if and to the extent that all of the following conditions are met: (A) the Company Stockholder Approval has not been obtained; (B) the Board of Directors of the Company determines in good faith, after consulting with outside legal counsel, that making the Company Recommendation or failing to take such action would be reasonably likely to be inconsistent with the directors’ exercise of their fiduciary duties under applicable Law; (C) before taking any such action, the Company promptly gives Parent written notice advising Parent of the decision of the Board of Directors of the Company to take such action (a “Superior Proposal Notice”), including the reasons therefor and specifying the material terms and conditions of the applicable Acquisition Proposal and the identity of the Person making such Acquisition Proposal (and the Company will also promptly give Parent such a notice with respect to any material subsequent change in such proposal) and the Company has given Parent at least four (4) Business Days (as modified, extended or continued by this

Section 5.2(b)(i), the “Superior Proposal Match Period”) after delivery of such notice to propose revisions to the terms of this Agreement (or to make another proposal) in response to such Acquisition Proposal and during such period has made its representatives reasonably available to negotiate with Parent (to the extent Parent wishes to negotiate) with respect to such proposed revisions or other proposal, if any (it being understood and agreed that any amendment or modification (other than immaterial amendments or modifications) of such Acquisition Proposal shall require a new notice period with a new Superior Proposal Match Period of three (3) Business Days); and (D) the Board of Directors of the Company determines in good faith that such Acquisition Proposal constitutes a Superior Proposal (as defined in Section 6.7(b)) at the end of such Superior Proposal Match Period after consultation with, and taking into account the advice of, a financial advisor of nationally recognized reputation and outside legal counsel, as well as any revisions to the terms of the Merger or this Agreement proposed by Parent in a manner that would form a binding contract if accepted by the Company after being notified pursuant to this Section 5.2(b)(i).

(ii)    The Board of Directors of the Company shall be permitted, in response to an Intervening Event occurring after the date of this Agreement, to not make the Company Recommendation or to withdraw or modify in a manner adverse to Parent the Company Recommendation, only if and to the extent that all of the following conditions are met: (A) the Company Stockholder Approval has not been obtained; (B) the Board of Directors of the Company determines in good faith, as a result of the Intervening Event, after consulting with outside legal counsel, that making the Company Recommendation or failing to so withdraw or modify the Company Recommendation would be reasonably likely to be inconsistent with the directors’ exercise of their fiduciary duties to stockholders under applicable Law; (C) before taking any such action, the Company promptly gives Parent written notice advising Parent of the decision of the Board of Directors of the Company to take such action (an “Intervening Event Notice”), which notice will describe the Intervening Event in reasonable detail, and the Company has given Parent at least four (4) Business Days (as modified, extended or continued by this Section 5.2(b)(ii), the “Intervening Event Match Period”) after delivery of such notice to propose revisions to the terms of this Agreement (or to make another proposal) in response to such Intervening Event and during such period has made its representatives reasonably available to negotiate with Parent (to the extent Parent wishes to negotiate) with respect to such proposed revisions or other proposal, if any (it being understood and agreed that any change in fact (other than an immaterial change) relating to such Intervening Event shall require a new notice period with a new Intervening Event Match Period of three (3) Business Days); and (D) Parent does not make, within the Intervening Event Match Period, a proposal in a manner that would form a binding contract if accepted by the Company that the Board of Directors of the Company determines in good faith after consultation with, and taking into account the advice of, a financial advisor of nationally recognized reputation and outside legal counsel, would obviate the need to not make or withdraw or modify the Company Recommendation. For purposes of this Agreement, “Intervening Event” means any event, development or change in circumstances that was not known to the Company’s Board of Directors, or if known, the consequences of which were not reasonably foreseeable as of the date of this Agreement, which event, change or development becomes known to the Company’s Board of Directors prior to obtaining the Company Stockholder Approval; provided that in no event shall the following events, changes or developments constitute an Intervening Event: (x) the receipt, existence or terms of an Acquisition Proposal or any matter relating thereto or consequence thereof or (y) any change in the price or trading volume of the Company Common Stock or any other securities of the Company or its Subsidiaries (provided that the underlying causes of such changes may constitute, or be taken into account in determining whether there has been, an Intervening Event).

(iii)    Notwithstanding (i) any Change in the Company Recommendation, or (ii) the making of any Acquisition Proposal, until termination of this Agreement (A) in no event shall the Company or any of its Subsidiaries (1) enter into, or approve or recommend, or, except as set forth in Section 5.2(b) or Section 8.1(f) propose to approve or recommend, any letter of intent, agreement in principle, merger agreement, option agreement, acquisition agreement or other agreement constituting or relating to an Acquisition Proposal (other than an Acceptable Confidentiality Agreement as and to the extent permitted to be entered into in accordance with Section 6.7), (2) except as required by applicable Law or Section 6.6, make, knowingly facilitate or provide information in connection with any SEC or other regulatory filings in connection with the transactions contemplated by any Acquisition Proposal or (3) seek any third-party consents in connection with any transactions contemplated by any Acquisition Proposal and (B) the Company shall otherwise remain subject to the terms of this Agreement; provided, however, for the avoidance of doubt, without limiting the Company’s right to terminate this Agreement in the circumstances set forth in Section 8.1, a Change in the Company Recommendation shall not limit the Company’s obligation to submit this Agreement to the stockholders of the Company for the purpose of obtaining the Company Stockholder Approval at the Company Stockholder Meeting.

(c)    As promptly as practicable following the date of this Agreement, the Company shall prepare (with Parent’s reasonable cooperation), and the Company shall file as promptly as practicable, and in any event within seventeen (17) Business Days of the date of this Agreement, with the SEC a preliminary version of the Company Proxy Statement. Parent shall timely comply with all reasonable requests from the Company for information regarding Parent or Merger Subsidiary and required by applicable Law for inclusion in the Company Proxy Statement. The Company will not file the Company Proxy Statement with the SEC without first providing Parent and its counsel a reasonable opportunity to review and comment thereon, and the Company will (i) include the reasonable additions, deletions or changes suggested by Parent or its counsel to the extent relating to Parent, Merger Subsidiary or their respective affiliates and (ii) consider in good faith all other such reasonable additions, deletions or changes suggested by Parent or its counsel in connection therewith. Each of Parent and the Company shall use all reasonable efforts to have the Company Proxy Statement cleared by the SEC and its staff under the Exchange Act as promptly as practicable after such initial filing. Without limiting any other provision herein, the Company Proxy Statement will contain such information and disclosure reasonably requested by either Parent or the Company so that the Company Proxy Statement conforms in form and substance to the requirements of the Exchange Act. The Company shall cause the Company Proxy Statement in definitive form to be mailed to holders of Company Common Stock as promptly as reasonably practicable after the date the SEC staff advises that it has no further comments thereon and that the Company may commence mailing of the Company Proxy Statement. Except in connection with, or from and after, any Change in the Company Recommendation, no amendment or supplement to the Proxy Statement will be made by the Company without first providing Parent and its counsel a reasonable opportunity to review and comment thereon, and the Company will (i) include the reasonable additions, deletions or changes suggested by Parent or its counsel to the extent relating to Parent, Merger Subsidiary or their respective affiliates and (ii) consider in good faith all other such reasonable additions, deletions or changes suggested by Parent or its counsel in connection therewith.

(d)    If at any time prior to the Effective Time there shall occur (i) any event with respect to the Company or any of its Subsidiaries, or with respect to information supplied by Company for inclusion in the Company Proxy Statement, or (ii) any event with respect to Parent, or with respect to information supplied by Parent for inclusion in the Company Proxy Statement, which event is required to be described in an amendment of or a supplement to the Company Proxy Statement, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by Law, disseminated to the stockholders of the Company.

(e)    Each of the Company and Parent shall (i) promptly notify the other of the receipt of any comments from the SEC or its staff or any other applicable government official and of any requests by the SEC or its staff or any other applicable government official for amendments or supplements to any of the filings with the SEC in connection with the Merger and other Transactions or for additional information and (ii) promptly supply the other with copies of all correspondence between the Company or any of its representatives, or Parent or any of its representatives, as the case may be, on the one hand, and the SEC or its staff or any other applicable government official, on the other hand, with respect thereto. The Company and Parent shall use their respective reasonable best efforts to respond to any comments of the SEC or its staff with respect to the Company Proxy Statement as promptly as reasonably practicable. The Company and Parent shall cooperate with each other and provide to each other all information necessary in order to prepare the Company Proxy Statement as expeditiously as practicable, and each of them shall provide promptly to the other party any information that such party may obtain that could necessitate an amendment or supplement to any such document.

(f)    As promptly as practicable following the execution of this Agreement, the Company shall, in consultation with Parent, set a record date for the Company Stockholder Meeting and commence a broker search pursuant to Section 14a-13 of the Exchange Act in respect thereof at least twenty (20) Business Days prior thereto. The Company shall, as promptly as reasonably practicable after the filing of the preliminary Company Proxy Statement with the SEC and, in any event, within five (5) Business Days of the earlier occurrence of either (a) (i) the date that is ten (10) days after the filing of the Preliminary Proxy Statement if the SEC does not indicate it will be providing comments or (ii) such earlier date as the Company receives confirmation that the SEC will not provide comments or indicates that it does not plan to provide comments to the filing of the Proxy Statement in preliminary form or (b) being informed by the SEC staff that it has no further comments on the document, commence mailing of the Company Proxy Statement to the Company Stockholders and thereafter, as promptly as practicable, duly call, give notice of, convene and hold a meeting of its stockholders (the “Company Stockholder Meeting”) for the purpose of obtaining the Company Stockholder Approval, and the Board of Directors of the Company shall recommend to the Company’s stockholders the adoption of this Agreement (the “Company Recommendation”) and shall include such recommendation in the Company Proxy Statement; provided, however, that the Board of Directors of the Company may fail to make such Company Recommendation or make a Change in the Company Recommendation if permitted by, and in accordance with, Section 5.2(b). Without limiting the generality of the foregoing, but subject to Section 5.2(b) and the Company’s rights to terminate this Agreement under the circumstances set forth in Section 8.1, the Company agrees that its obligations pursuant to the first two sentences of this Section 5.2(f) or its other obligations under this Section 5.2 shall not be affected by the commencement, public proposal, public disclosure or communication to the Company or its stockholders or representatives of any Acquisition Proposal. The Company shall use its reasonable best efforts to hold the Company Stockholder Meeting as soon as reasonably practicable after the filing of the definitive Company Proxy Statement with the SEC and (subject to any Change in the Company Recommendation permitted by, and in accordance with, Section 5.2(b)) to obtain the Company Stockholder Approval. The Company shall not, without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), adjourn, postpone or otherwise delay the Company Stockholder Meeting; provided that the Company may, notwithstanding the foregoing, without the prior written consent of Parent, adjourn or postpone the Company Stockholder Meeting (A) if, after consultation with Parent, the Company believes in good faith that such adjournment or postponement is reasonably necessary to allow reasonable additional time to (1) solicit additional proxies necessary to obtain the Company Stockholder Approval, or (2) distribute any supplement or amendment to the Company Proxy Statement the distribution of which the Board of Directors of the Company has determined in good faith to be necessary under applicable Law after consultation with, and taking into account the advice of, outside legal counsel or (B) for an absence of a quorum. Notwithstanding the foregoing, the Company may not, without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), postpone the Company Stockholder Meeting more than a total of three (3) times pursuant to clause (A)(1) or (B) of the immediately preceding sentence, and no such postponement or adjournment pursuant to clause (A)(1) or (B) of the immediately preceding sentence shall be, without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), for a period exceeding ten (10) Business Days and in no event may the Company postpone the Company Stockholder Meeting without the written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed) if doing so would require the setting of a new record date. The Company shall otherwise coordinate and cooperate with Parent with respect to the timing of the Company Stockholder Meeting and will otherwise comply with all legal requirements applicable to the Company Stockholder Meeting. The Company shall provide updates to Parent with respect to the proxy solicitation for the Company Stockholders Meeting (including interim results) as reasonably requested by Parent. For all purposes of this Agreement, it is acknowledged and agreed that the Company may determine to seek approval of the Merger at the Company’s 2022 annual meeting of the stockholders, which if applicable shall constitute the Company Stockholders Meeting.

ARTICLE VI

ADDITIONAL AGREEMENTS

Section 6.1    Reasonable Best Efforts.

(a)    Subject to Sections 5.2, 6.1(b) and 6.1(c), the Company and Parent shall each cooperate with the other and use (and shall cause their respective Subsidiaries to use) their respective reasonable best efforts to promptly (i) take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable under this Agreement and applicable Laws to consummate and make effective the Merger and the other Transactions as soon as practicable, including, without limitation, preparing and filing promptly and fully all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents and (ii) obtain as soon as practicable all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any third party or governmental body, agency, authority or official which are necessary, proper or advisable to consummate the Merger and the other Transactions. The Company and Parent shall submit the notifications required under the HSR Act relating to the Merger within ten (10) Business Days of the date of this Agreement and shall prepare and file such other materials as may be required under any other applicable Antitrust Laws or Foreign Direct Investment Laws with respect to the Merger in the jurisdictions set forth on Section 6.1 of the Company Disclosure Schedules as promptly as practicable. Prior to Closing, and subject to applicable Laws relating to the exchange of information, the Company and Parent shall each keep the other apprised of the status of matters relating to the completion of the Merger and work cooperatively in connection with obtaining all required approvals or consents of any governmental agency, body, authority or entity in connection with the Merger. The Company and Parent shall have the right to review in advance, and each will consult the other to provide any necessary information with respect to all filings made with, or written materials (other than immaterial written materials) submitted to, any third party and/or any governmental agency, body authority or entity in connection with the Merger and the other Transactions. The Company and Parent shall each promptly inform the other party, and if in writing, furnish the other party with copies of (or, in the case of oral communications, advise the other party orally of) any substantive communication from any governmental agency, body, authority or entity regarding the Merger, and provide the other party with the opportunity to participate in any meeting with any governmental body, agency, authority or entity in respect of any filing, investigation or other inquiry in connection with the Transactions; provided that notwithstanding anything to the contrary in this Section 6.1, Parent shall have the principal responsibility for determining and implementing the strategy for obtaining any necessary antitrust clearance, consents or approvals (including with respect to timing and potential ways to address any concerns that may be raised) and shall lead and direct all submissions to, meetings, negotiations and communications with any governmental agency, body, authority or entity or other party in connection with matters with respect to any Antitrust Law and matters with respect to any Foreign Direct Investment Law, and shall do so in a manner reasonably designed to obtain any such clearance, consents or approvals, as promptly as reasonably practicable and, in any event prior to the End Date; but provided, further, that the foregoing shall not limit in any respect any party’s obligations under this Agreement. If either party receives a request for additional information or documentary material from any governmental agency, body, authority or entity with respect to the Merger, then such party will use its reasonable best efforts to make, or cause to be made, promptly and after consultation with the other party, an appropriate response in compliance with such request provided, further, that each party shall each use reasonable best efforts to respond to a request for additional information under the HSR Act as promptly as possible and in any event within four (4) months after receipt of a request for additional information under the HSR Act (“HSR 2R Information Request”) and neither party shall enter into an agreement with a governmental agency, authority, body or entity to delay Closing for any period beyond the statutory HSR Act waiting period without the consent of the other party; provided, further, that, if either the Company or Parent has responded in all material respects with the HSR 2R Information Request at or following the end of such four (4) month period (such party, the “Complying Party” and such date of responding in all material respects, the “Response Extension Start Date”), and at such time the other party has not replied to such HSR 2R Information Request (such party, the “Continuing Party”), such Continuing Party shall continue to use reasonable best efforts to reply to such HSR 2R Information Request (the date such reply is completed by any Continuing Party, the “Response Extension End Date” and, the number of days between the Response Extension Start Date and the Response Extension End Date, the “Response Extension Period”). Subject to applicable Laws or any request made by any applicable governmental agency, body, authority or entity (including the staff thereof), the Company and Parent shall each furnish to each other copies of all substantive correspondence, filings and written communications between it and any such governmental agency, body, authority or entity with respect to this Agreement and the Merger, and furnish the other party with such necessary information and reasonable assistance as the other party may reasonably request in connection with its preparation of filings or submissions of information to any such governmental agency, body, authority or entity; provided that materials provided pursuant to this Section 6.1(a) may be redacted (i) to remove references concerning the valuation of the Company, (ii) as necessary to comply with contractual obligations, and (iii) as necessary to address reasonable privilege concerns.

(b)    Without limiting Section 6.1(a), Parent and the Company shall, subject to Section 6.1(c), as applicable:

(i)    each use its reasonable best efforts to avoid the entry of, or to have vacated or terminated, any decree, order, or judgment that would restrain, prevent or delay the Closing, on or before the End Date (as defined in Section 8.1(b)(i)), including without limitation defending through litigation on the merits (including appeal) any claim, objection or opposition asserted in any court by any Person (a “Regulatory Proceeding”); and

(ii)    each use its reasonable best efforts to avoid or eliminate each and every impediment under any antitrust, competition, foreign direct investment or trade Law that may be asserted by any governmental agency, body, authority or entity with respect to the Merger (collectively, “Antitrust Laws”) so as to enable the Closing to occur as soon as reasonably possible (and in any event no later than the End Date), including (x) proposing, negotiating, committing to and effecting, by consent decree, hold separate order, or otherwise, the sale, divestiture or disposition of such businesses, product lines or assets of Parent, the Company and their respective Subsidiaries, (y) agreeing or proffering to enter into any license or similar agreement with respect to, or agree to restrict the ownership or operation of, or agree to conduct or operate in a specific manner, any portion of the business or assets of Parent, the Company and their respective Subsidiaries and (z) otherwise taking or committing to take actions that after the Closing Date would limit Parent or its Subsidiaries’ freedom of action with respect to, or its or their ability to retain, one or more of the businesses, product lines or assets of Parent, the Company and their respective Subsidiaries, in each case as may be required in order to avoid the filing of a lawsuit by any governmental agency, body, authority or entity with respect to the Merger seeking to enjoin or materially delay the Closing, or the entry of, or to effect the dissolution of, any injunction, temporary restraining order, or other order in any such suit or proceeding, which would otherwise have the effect of preventing or materially delaying the Closing. Parent and, if requested by Parent, the Company shall agree to divest, sell, dispose of, hold separate, or otherwise take or commit to take any action that limits its freedom of action with respect to, or Parent or Parent’s Subsidiaries’ ability to retain, any of the businesses, product lines or assets of Parent, the Company or any of their respective Subsidiaries; provided that any such action is conditioned upon the consummation of the Merger. The Company agrees and acknowledges that, notwithstanding anything to the contrary in this Section 6.1, in connection with any filing or submission required, action to be taken or commitment to be made by Parent, the Company or any of their respective Subsidiaries to consummate the Merger or other Transactions, neither the Company nor any of the Company’s Subsidiaries shall, without Parent’s prior written consent, sell, divest, or dispose of any assets, license of any Company Owned Intellectual Property, commit to any sale, divestiture or disposal of businesses, product lines or assets of the Company and the Company’s Subsidiaries or any license of Company Owned Intellectual Property or take any other action or commit to take any action that would limit the Company’s, Parent’s or any of their respective Subsidiaries’ freedom of action with respect to, or their ability to retain any of, their businesses, product lines or assets or Company Owned Intellectual Property; provided that the foregoing shall not relieve any party of its obligations under this Agreement.

(c)    Notwithstanding anything else contained herein, neither the provisions of this Section 6.1 nor any other provision of this Agreement shall be construed to require Parent or any of Parent’s Subsidiaries to undertake (or to request or authorize the Company or any of the Company’s Subsidiaries to undertake), and the Company shall not take (unless requested to do so by Parent), any efforts or to take any action (x) that is not conditioned on the consummation of the Merger or (y) if such efforts or action would result in a Substantial Detriment. “Substantial Detriment” shall mean efforts, actions, changes or effects which would, individually or in the aggregate, result in, or be reasonably likely to result in, a material adverse effect on the financial condition, business, assets or continuing results of operations of the Company and its Subsidiaries, taken as a whole; provided, that (A) any requirement to divest or hold separate, or limit the operation of, any division, Subsidiary, interest, business, product line, asset or property relating to the operations conducted by Parent and its Subsidiaries prior to the Effective Time shall be deemed to result in a Substantial Detriment if such action with respect to a comparable amount of assets or businesses of the Company and its Subsidiaries, taken together with all other actions taken pursuant to this Section 6.1, would be reasonably likely, in the aggregate, to have a material adverse effect on the financial condition, business, assets or continuing results of operations of the Company and its Subsidiaries, taken as a whole, (B) in no event shall Parent be required to undertake or agree to (or to request or authorize the Company or any of its Subsidiaries to undertake) any requirement or obligation to provide prior notice to, or to obtain prior approval from, any governmental agency, body, authority or entity with respect to any transaction unless such requirement or obligation is immaterial to Parent and (C) (i) the sale of equity interests in the Company’s Geismar, Louisiana biorefinery facility (“Geismar”) or (ii) such other requirement which, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the financial or strategic benefits expected to be derived from the Merger by Parent with respect to Geismar, shall, in each case of clause (i) and (ii), constitute a Substantial Detriment.

(d)    Parent shall not and shall cause its Subsidiaries not to acquire or agree to acquire (by merging or consolidating with, or by purchasing all or a substantial portion of the equity or assets of), any business or Person or division thereof that would reasonably be expected to prevent, materially impede, materially interfere with or materially delay the consummation of the Merger and the Transactions.

Section 6.2    Certain Filings. The Company and Parent shall cooperate with one another (a) in determining whether any action by or in respect of, or filing with, any governmental body, agency, authority or official is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the Transactions and (b) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Company Proxy Statement and timely seeking to obtain any such actions, consents, approvals or waivers. Notwithstanding anything to the contrary in this Agreement, in no event will Parent, Merger Subsidiary, the Company or any Company Subsidiary be required to pay or make or commit to pay or make (and without the prior written consent of Parent, none of the Company or any Company Subsidiary shall pay or make or commit to pay or make), any fee, penalty or other consideration or any other accommodation to any third party to obtain any consent, approval or waiver in connection with the Transactions under any Contract with such third party.

Section 6.3    Director and Officer Liability.

(a)    Without limiting any other rights that any Indemnified Person may have pursuant to any employment agreement or indemnification agreement, from the Effective Time and until the six (6) year anniversary of the Effective Time, Parent shall cause the Surviving Corporation and each of its Subsidiaries to, indemnify, defend and hold harmless each Person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time, a director, officer or employee of the Company or of such Subsidiary, as applicable, or who acts as a fiduciary under any Company Benefit Plan or is or was serving at the request of the Company or of such Subsidiary as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, employee benefit plan, trust or other enterprise (the “Indemnified Persons”) against all losses, claims, damages, costs, fines, penalties, expenses (including attorneys’

and other professionals’ fees and expenses), liabilities or judgments or amounts that are paid in settlement, of or incurred in connection with any threatened or actual claim (including a claim of a violation of applicable Law), action, audit, demand, suit, proceeding, investigation or other proceeding at Law or in equity or order or ruling, in each case whether civil, criminal, administrative, investigative or otherwise and whether or not such claim, action, audit, demand, suit, proceeding, investigation or other proceeding or order or ruling results in a formal civil or criminal litigation or regulatory action (“Proceeding”) to which such Indemnified Person is a party or is otherwise involved (including as a witness) based, in whole or in part, on or arising, in whole or in part, out of the fact that such Person is or was a director, officer or employee of the Company or of such Subsidiary, a fiduciary under any Company Benefit Plan or is or was serving at the request of the Company or of such Subsidiary as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, employee benefit plan, trust or other enterprise or by reason of anything done or not done by such Person in any such capacity, whether pertaining to any act or omission occurring or existing prior to, at or after the Effective Time and whether asserted or claimed prior to, at or after the Effective Time (“Indemnified Liabilities”), including all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to, this Agreement or the Transactions, in each case to the fullest extent permitted under applicable Law (and Parent shall cause the Surviving Corporation or such Subsidiary to pay expenses incurred in advance of the final disposition of any such Proceeding to each Indemnified Person to the fullest extent permitted under applicable Law). Any Indemnified Person wishing to claim indemnification or advancement of expenses under this Section 6.3(a), upon learning of any such Proceeding, shall notify the Surviving Corporation (but the failure so to notify shall not relieve a party from any obligations that it may have under this Section 6.3(a) except to the extent such failure materially prejudices such party’s position with respect to such claims). Parent will have the right, upon written notice to any applicable Indemnified Person, to assume the defense of any Proceeding in respect of which indemnification is or would be sought hereunder employing counsel reasonably satisfactory to such Indemnified Person. Notwithstanding anything to the contrary in this Section 6.3, an Indemnified Person shall only be entitled to the rights provided in this Section 6.3 after providing a written undertaking by or on behalf of such Indemnified Person to repay such amounts if it is ultimately determined under applicable Law that such Indemnified Person is not entitled to be indemnified.

(b)    Parent and the Surviving Corporation shall not amend, repeal or otherwise modify any provision in the organizational documents of the Surviving Corporation or its Subsidiaries in any manner that would adversely affect the rights thereunder or under the organizational documents of the Surviving Corporation or any of its Subsidiaries of any Indemnified Person to indemnification, exculpation or expense advancement, except to the extent required by applicable Law. Parent shall cause the Surviving Corporation and its Subsidiaries to fulfill and honor any indemnification, expense advancement or exculpation agreements between the Company or any of such Subsidiaries and any of its or their directors, officers or employees existing immediately prior to the Effective Time.

(c)    To the fullest extent permitted under applicable Law, Parent shall cause the Surviving Corporation and each of its Subsidiaries to, indemnify any Indemnified Person against all reasonable costs and expenses (including reasonable attorneys’ fees and expenses), such amounts to be payable in advance upon request as provided in this Section 6.3, relating to the enforcement of such Indemnified Person’s rights under this Section 6.3; provided, that, any such Indemnified Person shall only be entitled to the rights of advancement provided in this Section 6.3(c) after providing a written undertaking by or on behalf of such Indemnified Person to repay such amounts if it is ultimately determined under applicable Law that such Indemnified Person is not entitled to be indemnified.

(d)    Parent shall cause the Surviving Corporation to put in place, and Parent shall fully prepay no later than immediately prior to the Closing, “tail” insurance policies with a claims reporting or discovery period of at least six (6) years from the Effective Time placed with insurance companies having the same or better AM Best Financial rating as the Company’s current directors’ and officers’ liability insurance companies with terms and conditions providing retentions, limits and other material terms no less favorable than the current directors’ and officers’ liability insurance policies maintained by the Company with respect to matters, acts or omissions existing or occurring at or prior to the Effective Time; provided, however, that Parent may elect in its sole discretion, but shall not be required, to spend in annual premiums more than the amount set forth on Section 6.3 of the Company Disclosure Schedule (the “Cap Amount”) for the six (6) years of coverage under such “tail” policy; provided, further, that if the cost of such insurance exceeds the Cap Amount, and Parent elects not to spend more than the Cap Amount for such purpose, then Parent shall purchase as much coverage as is reasonably available for the Cap Amount.

(e)    In the event that Parent or the Surviving Corporation (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person then, in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 6.3. Parent and the Surviving Corporation shall not sell, transfer, distribute or otherwise dispose of any of their assets or the assets of any Subsidiary (whether by merger, consolidation, operation of law or otherwise) in a manner that would reasonably be expected to render Parent or Surviving Corporation unable to satisfy their obligations under this Section 6.3. The provisions of this Section 6.3 are intended to be for the benefit of, and shall be enforceable by, the parties and any and all Persons entitled to indemnification or insurance coverage or expense advancement pursuant to this Section 6.3, and their heirs and representatives.

Section 6.4    Employee Benefits.

(a)    From and after the Effective Time, Parent shall cause the Surviving Corporation to honor in accordance with their terms all benefits and obligations, under the Company Benefit Plans, each as in effect immediately prior to the Effective Time. Parent and the Company hereby agree that, notwithstanding anything to the contrary in this Agreement, the consummation of the Merger shall constitute a “Change of Control” (or similar phrase) for purpose of any employee arrangement and all other Company Benefit Plans, pursuant to the terms of such plans in effect on the date of this Agreement. No provision of this Section 6.4(a) shall be construed as a limitation on the right of Parent to amend or terminate any Company Benefit Plans which the Company would otherwise have under the terms of such Company Benefit Plan, and no provision of this Section 6.4(a) shall be construed to create a right in any employee or beneficiary of such employee under a Company Benefit Plan that such employee or beneficiary would not otherwise have under the terms of such plan.

(b)    For a period of one (1) year following the Effective Time, Parent shall continue to provide to individuals who are employed by the Company and its Subsidiaries as of the Effective Time who remain employed with Parent or any Subsidiary of Parent (including the Surviving Corporation and its Subsidiaries) immediately following the Effective Time (“Affected Employees”), for so long as such Affected Employees remain employed by Parent or any Subsidiary of Parent, compensation and employee benefits (i) pursuant to the Company’s or the Company Subsidiaries’ compensation (including, for the avoidance of doubt, equity incentive compensation; provided that Parent may provide cash-based compensation in lieu of the grant date value of equity incentive compensation) and employee benefit plans, programs, policies and arrangements as provided to such employees immediately prior to the Effective Time or (ii) pursuant to compensation and employee benefit plans, programs, policies or arrangements maintained by Parent or any Subsidiary of Parent providing coverage and benefits, which, in the aggregate, are no less favorable than those provided to employees of Parent in positions comparable to positions held by Affected Employees of Parent and its Subsidiaries from time to time after the Effective Time. Notwithstanding the generality of the foregoing, each Affected Employee’s base salary or wage rate, as applicable, and total annual cash opportunity (comprised of base salary or wage rate and short-term cash incentive compensation opportunity) shall be, in each case, no less favorable than those provided to the Affected Employee immediately prior to the Effective Time, but Parent may reduce an Affected Employee’s short-term cash incentive compensation opportunity so long as, following such reduction, the employee’s total annual cash opportunity is no less favorable than immediately prior to the Effective Time. In addition, during the one (1) year period following the Effective Time, Parent shall continue to provide to the Affected Employees severance benefits and protections that are no less favorable than those provided to such Affected Employee immediately prior to the Effective Time. Notwithstanding the foregoing, the terms and conditions of employment for any Affected Employees who are covered by a collective bargaining agreement, works council agreement, or other contract or agreement with any labor union, works council or other employee representative organization shall be governed by such contract or agreement and the foregoing provisions of this Section 6.4(b) or the provisions of Section 6.4(a), Section 6.4(c) or Section 6.4(d) shall be inapplicable thereto.

(c)    Parent will, or will cause the Surviving Corporation to, give Affected Employees full credit for purposes of eligibility, participation levels, vesting and benefit accruals (other than benefit accruals under any defined benefit pension or post-employment or retiree health or welfare plan that, in each case, is not a Company Benefit Plan) under any employee benefit plans or arrangements maintained by Parent or any Subsidiary of Parent for such Affected Employees’ service with the Company or any Subsidiary to the same extent recognized by the Company or any Subsidiary immediately prior to the Effective Time, except to the extent that such credit would result in a duplication of benefits or compensation for the same period of service.

(d)    Parent will, or will cause the Surviving Corporation to, (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Affected Employees (and his or her covered dependents) under any welfare benefit plans that such employees may be eligible to participate in after the Effective Time, other than limitations or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Effective Time under any welfare plan maintained for the Affected Employees immediately prior to the Effective Time, and (ii) for the year in which the Effective Time occurs, provide each Affected Employee with credit for any co-payments, deductibles and maximum out-of-pocket requirements incurred prior to the Effective Time in satisfying any applicable co-payment, deductible or out-of-pocket requirements under any welfare plans that such employees are eligible to participate in after the Effective Time.

(e)    If requested by Parent in writing delivered to the Company not less than five Business Days prior to the Closing Date, the Company and each of its Subsidiaries shall adopt resolutions and take all such corporate action as is necessary to terminate each 401(k) plan maintained, sponsored or contributed to by the Company or any of its Subsidiaries (collectively, the “Company 401(k) Plans”), in each case, effective as of the day immediately prior to the Closing Date, and the Company shall provide Parent with evidence that such Company 401(k) Plans have been properly terminated, the form of such termination documents shall be subject to the reasonable approval of Parent. To the extent the Company 401(k) Plans are terminated pursuant to Parent’s request, the Affected Employees shall be eligible to participate in a 401(k) plan maintained by Parent or one of its Subsidiaries effective as of the Closing Date, and such Affected Employees shall be entitled to effect a direct rollover of any eligible rollover distributions (as defined in Section 402(c)(4) of the Code), including any outstanding loans, to such 401(k) plan maintained by Parent or its Subsidiaries.

(f)    For purposes of determining the number of vacation days and other paid time off to which each Affected Employee following the Effective Time, Parent or one of its Subsidiaries will assume and honor all unused vacation and other paid time off days accrued or earned by such Affected Employee as of immediately prior to the Effective Time.

(g)    Nothing contained in this Section 6.4, express or implied, shall (i) be construed to establish, amend, or modify any benefit or compensation plan, program, agreement, contract, policy or arrangement, (ii) limit the ability of Parent or the Company or any of their Subsidiaries or affiliates to amend, modify or terminate any benefit or compensation plan, program, agreement, contract, policy or arrangement at any time assumed, established, sponsored or maintained by any of them, except as permitted by the terms of such plan, program, agreement, contract, policy or arrangement, (iii) create any third-party beneficiary rights or obligations in any person (including any employee) or any right to employment or services or continued employment or service or to a particular term or condition of employment or service with Parent or the Company or any of their Subsidiaries, or any of their respective affiliates or (iv) limit the right of Parent or the Company (or any of their Subsidiaries or their respective affiliates) to terminate the employment or service of any employee or other service provider following the Closing at any time and for any or no reason.

(h)    As soon as practicable after the date of this Agreement, the Company shall have reasonably cooperated with Parent to provide to Parent calculations regarding the impact of Sections 280G and 4999 of the Code with respect to the consummation of the Transactions, either alone or in combination with another event.

(i)    Following the date of this Agreement, to the extent applicable, the Company shall provide Parent with a list of employees who would be affected by any facility closings or employee layoffs or reductions in force that would trigger the notice requirements under the WARN Act and that would occur between the date of this Agreement and the Closing Date.

Section 6.5    Access to Information. From the date of this Agreement until the Effective Time, to the extent permitted by applicable Law, the Company will, during normal business hours and upon reasonable request, (a) give Parent and its counsel, financial advisors, auditors and other authorized representatives reasonable access to the offices, properties, employees, Contracts, permits, documents, books and records of the Company and its Subsidiaries, (b) furnish to the other party and its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and (c) instruct its employees, counsel and financial advisors to reasonably cooperate with the other party in its investigation of the business of the Company and its Subsidiaries, as the case may be; provided, that such investigation shall not unduly disrupt the Company’s operations (it being understood and agreed that in no event shall any invasive or subsurface investigation or testing of any environmental media be conducted without the prior consent of the Company, such consent to be within the Company’s sole discretion); and provided, further, that no such investigation shall affect any representation or warranty given by either party hereunder. Notwithstanding the foregoing, the Company shall not be required to provide or may restrict access to any information which it reasonably believes (i) it may not provide to Parent by reason of any applicable Law, including COVID-19 Measures (provided, that the Company shall and shall cause its Subsidiaries to use reasonable best efforts to provide such information as can be provided in a manner without violating such COVID-19 Measures or other applicable Law), (ii) constitutes information protected by attorney/client privilege, work product doctrine or similar legal protection or privilege, or (iii) is required to keep confidential by reason of contract or agreement with any third Person; provided, that, in any such case, the Company shall use reasonable efforts to make reasonable and appropriate substitute disclosure arrangements under circumstances in which the preceding restrictions apply. All information obtained by Parent pursuant to this Section 6.5 shall be kept confidential in accordance with, and shall otherwise be subject to the terms of, the Confidentiality Agreement dated as of August 28, 2020, between Parent and the Company (as so amended on January 24, 2022 and as further amended from time to time, the “Confidentiality Agreement”).

Section 6.6    Public Announcements. Parent and the Company will consult with each other before issuing any press release or making any public statement with respect to this Agreement or the Transactions and shall not issue any such press release or make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, (a) any press release or public statement as may be required by applicable Law or any listing agreement with any national securities exchange may be issued prior to such consultation, if the party making the release or statement has used its reasonable best efforts to consult with the other party, and (b) a party may, without such consultation, issue a press release or make a public statement that is consistent with prior press releases issued or public statements made in compliance with this Section 6.6 or any communication plan or strategy previously agreed to by Parent and the Company. Notwithstanding the foregoing, prior to making any public announcement or press release in connection with a Change in the Company Recommendation, the Company shall reasonably consult with Parent in connection therewith (which consultation shall include providing Parent with a reasonable opportunity to review in advance the full proposed text of any such public announcement or press release) and the Company shall give good faith consideration to any comments provided by Parent or its counsel on such public announcement or press release; provided, that, in no event shall the Company be required (subject to the foregoing requirements of this sentence and other than as required by Section 5.2) to obtain Parent’s prior consent prior to issuing or making any such public announcement or press release.

Section 6.7    No Solicitation.

(a)    The Company and its Subsidiaries will not, and the Company will direct and use its reasonable best efforts to cause its and its Subsidiaries’ respective officers, directors, employees, investment bankers, consultants, attorneys, accountants, agents and other representatives not to, directly or indirectly, take any action to solicit, initiate, or knowingly encourage or knowingly facilitate the making of any Acquisition Proposal (including, without limitation, by granting any waiver under Section 203 of the DGCL) or any inquiry with respect thereto or engage in discussions or negotiations with any Person with respect thereto (except to notify such Person of the existence of the provisions of this Section 6.7), or disclose any nonpublic information or afford access to properties, books or records to any Person that has made, or to the Company’s knowledge is considering making, any Acquisition Proposal, or propose publicly or agree to do any of the foregoing relating to an Acquisition Proposal. Nothing contained in this Agreement shall prevent the Board of Directors of the Company from (i) complying with Rule 14e-2 under the Exchange Act with regard to an Acquisition Proposal or (ii) making any disclosure if, in the case of this clause (ii), in the good faith judgment of the Company’s Board of Directors, after consultation with outside counsel, the failure to make such disclosure would be reasonably likely to be inconsistent with the directors’ exercise of their fiduciary duties to the Company’s stockholders under applicable Law; provided, however, that any such disclosure that relates to an Acquisition Proposal shall be deemed to be a Change in the Company Recommendation unless the Company’s Board of Directors reaffirms the Company Recommendation in such disclosure. Notwithstanding anything to the contrary in this Agreement but subject to the first sentence of Section 6.7(b), prior to (but not after) the date of the Company Stockholder Approval, the Company may, directly or indirectly through its advisors, agents or other intermediaries, (A) furnish information and access, but only in response to a request for information or access, to any Person, and its representatives (including sources of financing), making a bona fide, written Acquisition Proposal to the Board of Directors of the Company after the date of this Agreement which was not obtained as a result of a breach of Section 5.2 or this Section 6.7 and (B) participate in discussions and negotiate with such Person or its representatives concerning any such unsolicited Acquisition Proposal, if and only if, in any such case set forth in clause (A) or (B) of this sentence, (1) the Board of Directors of the Company concludes in good faith, (x) after receipt of the advice of a financial advisor of nationally recognized reputation and outside legal counsel, that such Acquisition Proposal constitutes or would reasonably be expected to result in a Superior Proposal and (y) that failure to do so would be reasonably likely to be inconsistent with its fiduciary duties to the Company’s stockholders under applicable Law and (2) (x) the Company receives from the Person making such an Acquisition Proposal, prior to engaging in any of the activities described in clause (A) or (B) of this sentence, an executed Acceptable Confidentiality Agreement and (y) any information provided to such Person has previously been provided to Parent or is provided to Parent prior to or substantially concurrently with the time it is provided to such Person. The Board of Directors of the Company shall not take any of the actions referred to in the foregoing clauses (A) and (B) unless the Company shall have first delivered to Parent written notice advising Parent that the Company intends to take such action; provided, that only one such notice need be given with respect to any specific Acquisition Proposal or amended or modified Acquisition Proposal.

(b)    In the event that on or after the date of this Agreement the Company receives an Acquisition Proposal, or any request for nonpublic information relating to the Company or any Subsidiary of the Company or for access to the properties, books or records of the Company or any Subsidiary of the Company by any Person that has made, or has informed the Company it is considering making, an Acquisition Proposal, the Company will (A) promptly (and in no event later than twenty-four (24) hours after the Company obtains knowledge of receipt thereof) notify (which notice shall be provided orally and in writing and shall identify the Person making such Acquisition Proposal or request and set forth the material terms thereof) Parent thereof, (B) to the extent requested by Parent, keep Parent reasonably and promptly informed of the status and material terms of (including with respect to changes to the status or material terms of) any such Acquisition Proposal (or any amendments thereto) or request and (C) as promptly as practicable (but in no event later than twenty-four (24) hours after receipt) provide to Parent unredacted copies of all material correspondence and material written materials (whether or not electronic) sent or provided to the Company or any of its Subsidiaries that describes any terms or conditions thereof (or any amendments thereto), including any proposed transaction agreements (along with all schedules and exhibits thereto and any financing commitments related thereto), as well as written summaries (which may be provided by e-mail to Parent’s outside counsel) of any oral communications containing new terms and conditions of any Acquisition Proposal (other than immaterial new terms and conditions) not otherwise previously provided in writing to Parent. The Company (x) shall, and shall cause its Subsidiaries to, immediately cease and cause to be terminated and shall use reasonable best efforts to cause its and their officers, directors, employees, investment bankers, consultants, attorneys, accountants, agents and other representatives to, immediately cease and cause to be terminated, all discussions and negotiations, if any, that have taken place prior to the date of this Agreement with any Persons with respect to any Acquisition Proposal or the possibility thereof, (y) shall promptly request each Person, if any, that has executed a confidentiality agreement within the twelve (12) months prior to the date of this Agreement in connection with its consideration of any Acquisition Proposal to return or destroy all confidential information heretofore furnished to such Person by or on behalf of it or any of its Subsidiaries, if it has the right to do so under such agreement, and (z) immediately terminate all physical and electronic data room access for such Person and their representatives to diligence or other information regarding the Company or any of its Subsidiaries. The Company shall not modify, amend or terminate, or waive, release or assign, any provisions of any confidentiality or standstill agreement (or any similar agreement) to which the Company or any of its Subsidiaries is a party relating to any such Acquisition Proposal and shall enforce the provisions of any such agreement; provided that the Company shall be permitted on a confidential basis, upon written request by a relevant party thereto and without prior notice to Parent disclosing the party and the circumstances, to release or waive any standstill obligations solely to the extent necessary to permit the party referred therein to submit an Acquisition Proposal to the Board of Directors of the Company on a confidential basis. The Company shall provide written notice to Parent of waiver or release of any standstill by the Company, including disclosure of the identities of the parties thereto and circumstances relating thereto.

(c)    The Company agrees that it will take the necessary steps promptly to inform its Subsidiaries and its officers, directors, investment bankers, consultants, attorneys, accountants, agents and other representatives of the obligations undertaken in this Section 6.7.

(d)    For purposes of this Agreement:

(i)    “Acceptable Confidentiality Agreement” means a confidentiality agreement that contains confidentiality provisions that are no less favorable in any material respect to the Company than those contained in the Confidentiality Agreement and that does not prohibit the Company from providing information to Parent that is required to be provided to Parent pursuant to Section 6.7; provided, that any such confidentiality agreement need not contain any standstill provision.

(ii)    “Acquisition Proposal” means any bona fide written offer or proposal for, or any bona fide written indication of interest in, any (i) direct or indirect acquisition or purchase of any business or assets of the Company or any of its Subsidiaries that, individually or in the aggregate, constitutes 20% or more of the net revenues, net income, EBITDA or assets of the Company and its Subsidiaries, taken as a whole, (ii) direct or indirect acquisition or purchase of 20% or more of any class of equity securities of the Company or any of its Subsidiaries whose business constitutes 20% or more of the net revenues, net income, EBITDA or assets of the Company and its Subsidiaries, taken as a whole, (iii) tender offer or exchange offer that, if consummated, would result in any Person beneficially owning 20% or more of any class of equity securities of the Company or any of its Subsidiaries whose business constitutes 20% or more of the net revenues, net income, EBITDA or assets of the Company and its Subsidiaries, taken as a whole, or (iv) merger, consolidation, business combination, joint venture, partnership, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries whose business constitutes 20% or more of the net revenue, net income, EBITDA or assets of the Company and its Subsidiaries, taken as a whole, other than the Transactions. For purposes of this Agreement;

(iii)    “Superior Proposal” means any bona fide written Acquisition Proposal for or in respect of at least a majority of the outstanding shares of Company Common Stock or the Company’s and its Subsidiaries’

assets on terms that the Board of Directors of the Company determines in its good faith judgment (after consultation with, and taking into account the advice of, a financial advisor of nationally recognized reputation and outside legal counsel, taking into account all the terms and conditions of such Acquisition Proposal, including any break-up fees, expense reimbursement provisions and conditions to consummation, as well as any revisions to the terms of the Merger or this Agreement proposed by Parent after being notified pursuant to Section 5.2(b)) (i) is more favorable to the Company’s stockholders from a financial point of view than the Merger and the Transactions (taking into account any revisions to this Agreement made or proposed in writing by Parent prior to the time of such determination) and (ii) constitutes a transaction that is reasonably likely to be consummated on the terms so proposed, taking into account all legal, financial, regulatory and other aspects of such proposal.

Section 6.8    Takeover Statutes. If any anti-takeover or similar statute or regulation is or may become applicable to the Transactions, each of the parties and its Board of Directors shall grant such approvals and take all such actions as are legally permissible so that the Transactions may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any such restriction, statute or regulation on the Transactions.

Section 6.9    Board of Directors of Parent. Prior to the Effective Time, Parent shall take all action necessary to cause Cynthia Warner to be appointed to the Board of Directors of Parent as of the Effective Time, subject to such individual’s acceptance of such appointment at the Effective Time.

Section 6.10    Parent Vote. Immediately following the execution and delivery of this Agreement, Parent will cause the sole stockholder of Merger Subsidiary to execute and deliver to Merger Subsidiary a written consent adopting the Agreement in accordance with the DGCL.

Section 6.11    Notices of Certain Events.

(a)    Each of the Company and Parent shall promptly notify the other party of:

(i)    any written notice or other written communication from any Person alleging that the consent of such Person is or may be required in connection with the Transactions;

(ii)    any written notice or other written communication from any governmental agency, body, authority or entity to the extent related to the Transactions; and

(iii)    any actions, suits, claims, investigations or proceedings (A) commenced or (B) to the best of its knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relate to the consummation of the Transactions;

provided, however, that no such notification (and no other notification required to be given under any other Section of this Agreement) shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

Section 6.12    Section 16(b). Each of Parent and the Company shall take all such steps as may be reasonably necessary to cause the Transactions and any other dispositions of equity securities of the Company (including derivative securities) or acquisitions of equity securities of Parent (including derivative securities) in connection with this Agreement by each individual who (a) is a director or officer of the Company or (b) at the Effective Time will become a director or officer of Parent, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 6.13    Stock Exchange Delisting; Deregistration. Prior to the Effective Time, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable on its part pursuant to applicable Law and the rules and regulations of NYSE or Nasdaq to cause (a) the delisting of the Company Common Stock from Nasdaq as promptly as practicable after the Effective Time and (b) the deregistration of the Company Common Stock pursuant to the Exchange Act as promptly as practicable after such delisting.

Section 6.14    Treatment of Company Indebtedness.

(a)    The Company shall use reasonable best efforts, and shall cause its applicable Subsidiaries to use commercially reasonable efforts, to deliver to Parent at least three (3) Business Days prior to the Closing Date a copy of a payoff letter (subject to the delivery of funds as arranged by Parent) with respect to the Company Credit Agreement (the “Subject Indebtedness”) in customary form, which payoff letter shall (i) indicate the total amount required to be paid to fully satisfy all principal, interest, prepayment premiums, penalties, breakage costs and any other monetary obligations then due and payable under the Subject Indebtedness as of the anticipated Closing Date (and the daily accrual thereafter) (the “Payoff Amount”), (ii) state that upon receipt of the Payoff Amount under such payoff letter, the Subject Indebtedness and all related loan documents shall be terminated and (iii) provide that all Liens and guarantees in connection with the Subject Indebtedness relating to the assets and properties of the Company or any of its Subsidiaries securing the obligations under the Subject Indebtedness shall be released and terminated upon payment of the Payoff Amount on the Closing Date.

(b)    Parent will be permitted to, or request the Company to, commence and conduct, in accordance with the terms of the indenture, dated as of May 20, 2021, between the Company and UMB Bank, N.A. (the “Indenture” and the “Trustee”, respectively) governing the terms of the 5.875% Senior Secured Green Notes due 2028 (the “Green Notes”), one or more offers to purchase, including any “Change of Control Offer” (as such term is defined in the Indenture) and/or any tender offer, or any exchange offer, and to conduct a consent solicitation, if any (each, a “Debt Offer” and collectively, the “Debt Offers”), with respect to any or all of the outstanding aggregate principal amount of the Green Notes, provided that (A) any such Debt Offer is consummated using funds provided by Parent and (B) Parent shall (1) prepare all necessary and appropriate documentation in connection with a Debt Offer, (2) provide the Company with a reasonable opportunity to review and comment on such documentation and (3) include any proposed changes reasonably requested by the Company to the extent relating to the Company or its Subsidiaries and shall otherwise consider any such proposed changes in good faith. The closing (or, if applicable, effectiveness) of the Debt Offers shall be expressly conditioned on the occurrence of the Closing; provided that the consummation of a Debt Offer with respect to the Green Notes shall not be a condition to Closing. Subject to the receipt of any requisite consents, the Company and its Subsidiaries shall execute a supplemental indenture to the Indenture in accordance with the Indenture, amending the terms and provisions of the Indenture as described in the offering documents for a Debt Offer (“Debt Offer Documents”) as reasonably requested by Parent, which supplemental indenture shall become operative no earlier than the Effective Time, and shall use reasonable best efforts to cause the Trustee to enter into such supplemental indenture prior to or substantially simultaneously with the Closing as determined by Parent. If reasonably requested by Parent, the Company shall use its reasonable best efforts to cause its legal counsel to provide all customary legal opinions required in connection with the transactions contemplated by this Section 6.14 to the extent such legal opinion is required to be delivered prior to the Effective Time.

(c)    If requested by Parent, in lieu of or in addition to Parent or the Company commencing a Debt Offer for the Green Notes, the Company shall use its reasonable best efforts, to the extent permitted by the Indenture, to (A) issue one or more notices of optional redemption for all or a portion of the outstanding aggregate principal amount of the Green Notes (which may be delivered at Parent’s request in advance of the Closing Date so long as they are expressly contingent upon the occurrence of the Closing), pursuant to the redemption provisions of the Indenture and (B) take any other actions reasonably requested by Parent to facilitate the satisfaction and discharge of the Green Notes pursuant to the satisfaction and discharge provisions of the Indenture and the other provisions of the Indenture applicable thereto, provided that (1) any such redemption or satisfaction and discharge shall be consummated using funds provided by Parent and (2) consummation of any such redemption or satisfaction and discharge shall not be a condition to Closing.

(d)    Without limiting the foregoing, the Company and Parent shall cooperate with each other with respect to customary actions for transactions of this type that are reasonably requested by Parent to be taken by the Company or its Subsidiaries under the Company Credit Agreement or any of the Company’s outstanding debt securities in connection with the Merger, including in connection with a Debt Offer, the execution of any supplemental indentures described in Debt Offer Documents and any notice of redemption; provided that (i) none of the Company, its Subsidiaries or their representatives shall be required to execute or deliver, or agree to any change or modification of, any agreement that is effective prior to the Closing or that would be effective if the Closing does not occur, or, other than as provided in Section 6.14(b) above, deliver or cause to be delivered any opinion of counsel in connection therewith, (ii) Parent shall provide a customary indemnity in connection therewith, and (iii) Parent shall promptly, upon request by the Company, reimburse the Company for all reasonable and documented out-of-pocket costs and expenses (including reasonable outside attorneys’ fees) to the extent incurred by the Company, any of its Subsidiaries or the Trustee in connection with this Section 6.14. The parties acknowledge and agree that none of the actions contemplated by this Section 6.14 shall delay the Closing beyond the date that it is required to occur under Section 1.1(d).

Section 6.15    Transaction Litigation. The Company shall promptly notify Parent of any stockholder demands, litigations, arbitrations or other similar action (including any derivative claim) against the Company and/or its directors, officers or employees relating to the Merger or the Transactions (collectively, the “Transaction Litigation”) (including by providing copies of all pleadings with respect thereto) and keep Parent informed on a reasonably prompt basis regarding any Transaction Litigation and all material developments relating thereto. The Company will (i) give Parent the opportunity to participate in the defense, settlement or prosecution of any Transaction Litigation, (ii) consult with Parent with respect to the defense, settlement and prosecution of any Transaction Litigation and (iii) consider in good faith Parent’s advice with respect to such Transaction Litigation. The Company will obtain the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed) prior to settling or satisfying any such claim.

Section 6.16    Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take any other actions and do any other things, in the name and on behalf of the Company or Merger Subsidiary, reasonably necessary to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger. Except as expressly permitted or required by this Agreement or as may be required by applicable Law, Parent, Merger Subsidiary and the Company shall not, and shall not permit of their respective Subsidiaries or affiliates to, take any action that would reasonably be expected to prevent, materially impede, materially interfere with or materially delay the consummation of the Merger and the Transactions; provided, that nothing in this sentence shall apply to the matters set forth in Section 6.1, which shall be governed by the terms of Section 6.1.

Section 6.17    Obligations of Merger Subsidiary. Parent will take all action necessary to cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

ARTICLE VII

CONDITIONS TO THE MERGER

Section 7.1    Conditions to the Obligations of Each Party. The obligations of the Company, Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction (or, to the extent permitted by Law, waiver) of the following conditions:

(a)    this Agreement shall have been adopted by the stockholders of the Company in accordance with the DGCL;

(b)    (i) any applicable waiting period under the HSR Act shall have expired or been terminated and (ii) clearance by the European Commission or expiration of any applicable waiting period, in each case under EU Regulation 139/2004, shall have been obtained and any mandatory waiting period related thereto shall have expired, in each case, without the imposition, individually or in the aggregate, of a Substantial Detriment; and

(c)    no provision of any applicable Law or regulation and no judgment, injunction, order or decree shall (i) prohibit, make illegal or enjoin the consummation of the Merger (other than any such Law, regulation, judgment, injunction, order or decree that is immaterial to Parent) or (ii) impose a Substantial Detriment.

Section 7.2    Additional Conditions to the Obligations of Parent and Merger Subsidiary. The obligations of Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction (or, to the extent permitted by Law, waiver) of the following further conditions:

(a)

(i)    The Company shall have performed in all material respects all of its obligations hereunder required to be performed by it as of or prior to the Closing Date; and

(ii)    (A) the representations and warranties of the Company set forth in Section 3.2 and Section 3.11(b) of this Agreement shall be true and correct in all respects at and as of the date of this Agreement and at and as of the date of this Agreement and the Closing Date as though made at and as of the Closing Date, (B) the representations and warranties of the Company set forth in Section 3.5 shall be true and correct at and as of the date of this Agreement and the Closing Date as though made at and as of the Closing Date except for De Minimis Inaccuracies, (C) the representations and warranties of the Company set forth in Section 3.1, Section 3.3, Section 3.23, Section 3.24 and Section 3.25 shall be true and correct (disregarding all qualifications or limitations as to “material”, “materiality” or “Company Material Adverse Effect”) in all material respects at and as of the date of this Agreement and the Closing Date as though made at and as of the Closing Date, (D) the other representations and warranties of the Company set forth in Article III of this Agreement shall be true and correct at and as of the date of this Agreement and the Closing Date as though made at and as of the Closing Date, except where the failure to be so true and correct (disregarding all qualifications or limitations as to “material”, “materiality” or “Company Material Adverse Effect”) would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect; provided, however, that, with respect to clauses (A), (B), (C) and (D) above, representations and warranties that are made as of a particular date or period shall be true and correct (in the manner set forth in clause (A), (B), (C) or (D), as applicable) only as of such date or period. For purposes of this Agreement, “De Minimis Inaccuracies” means any inaccuracies that individually or in the aggregate are de minimis relative to the total fully diluted equity capitalization of the Company.

(iii)    No Company Material Adverse Effect will have occurred since the date of this Agreement and be continuing.

(b)    Parent shall have received a certificate of the Company, executed on its behalf by an authorized officer of the Company, dated the Closing Date, certifying that the conditions set forth in Section 7.2(a)(i), Section 7.2(a)(ii) and Section 7.2(a)(iii) have been satisfied.

Section 7.3    Additional Conditions to the Obligations of the Company. The obligation of the Company to consummate the Merger is subject to the satisfaction (or, to the extent permitted by Law, waiver) of the following further conditions:

(a)    (i) Parent shall have performed in all material respects all of its obligations hereunder required to be performed by it as of or prior to the Closing Date and (ii) the representations and warranties of Parent and Merger Subsidiary set forth in this Agreement shall be true and correct at and as of the Closing Date as though made at and as of the date of this Agreement and the Closing Date, except where the failure to be so true and correct (disregarding all qualifications or limitations as to “material”, “materiality” or “Parent Material Adverse Effect”) would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect; provided, however, that, with respect to any representations and warranties that are made as of a particular date or period shall be true and correct (in the manner set forth above, as applicable) only as of such date or period.

(b)    The Company shall have received a certificate of Parent, executed on its behalf by an authorized officer of Parent, dated the Closing Date, certifying that the conditions set forth in Section 7.3(a)(i) and Section 7.3(a)(ii) have been satisfied.

Section 7.4    Frustration of Closing Conditions. None of the parties may rely, either as a basis for not consummating the Merger or for terminating this Agreement, on the failure of any condition set forth in Section 7.1, 7.2 or 7.3, as the case may be, to be satisfied if such failure was caused by such party’s breach in any material respect of any provision of this Agreement.

ARTICLE VIII

TERMINATION

Section 8.1    Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding the obtaining of the Company Stockholder Approval):

(a)    by mutual written consent of the Company and Parent;

(b)    by either the Company or Parent:

(i)    if the Merger has not been consummated by November 28, 2022 (the “End Date”); provided, however, that if (w) the Effective Time has not occurred by such date by reason of nonsatisfaction of the condition set forth in Section 7.1(b) or Section 7.1(c) and (x) all other conditions in this Agreement have theretofore been satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing) or (to the extent permitted by Law) waived, the End Date will be February 27, 2023 (the “Initial Extension Date”); provided, further, that if (y) the Effective Time has not occurred by the Initial Extension Date by reason of nonsatisfaction of the condition set forth in Section 7.1(b) or Section 7.1(c) and (z) all other conditions in this Agreement have theretofore been satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing) or (to the extent permitted by Law) waived, the End Date will be May 30, 2023 (the “Second Extension Date”); provided, further, that if on the Second Extension Date a Regulatory Proceeding is pending, either the Company or Parent shall be entitled to extend the End Date until August 28, 2023 (the “Final Extension Date”); provided, further, that the End Date (and any extension thereof) may be extended by any Complying Party for a number of days equal to the Response Extension Period; provided, further, that the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has principally caused or resulted in the failure of the Effective Time to occur on or before the End Date; or

(ii)    if the Company Stockholder Approval shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or any adjournment thereof;

(c)    by either the Company or Parent, if there shall be any Law or regulation that makes consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining Parent or the Company from consummating the Merger is entered and such judgment, injunction, order or decree shall become final and nonappealable; provided that the right to terminate this Agreement under this

Section 8.1(c) shall not be available to any party whose failure to fulfill any obligation under Section 6.1 hereof has principally caused or resulted in the imposition of such legal restraint or the failure of such legal restraint to be resisted, resolved or lifted;

(d)    by Parent, prior to receipt of the Company Stockholder Approval, if there shall have been a Change in the Company Recommendation, whether or not permitted by the terms hereof (it being understood and agreed that any disclosure or written notice required to be made in accordance with Section 5.2(b) or Section 6.7 stating the Board of Directors of the Company’s intention to make a Change in the Company Recommendation shall not result in Parent having any termination rights under this Section 8.1(d));

(e)    by either Parent or the Company, if there shall have been a breach by the other of any of its representations, warranties, covenants or agreements contained in this Agreement, which breach would result in the failure to satisfy one or more of the conditions set forth in Section 7.2(a) (in the case of a breach by the Company) or Section 7.3(a) (in the case of a breach by Parent), and in any such case such breach shall be incapable of being cured or, if capable of being cured, shall not have been cured within 30 days after written notice thereof shall have been received by the party alleged to be in breach; or

(f)    by the Company, at any time prior to receipt of the Company Stockholder Approval in order to enter into a definitive written agreement providing for a Superior Proposal provided that (i) the Company has received a Superior Proposal after the date of this Agreement that did not result from a breach of Section 5.2 or Section 6.7, (ii) the Company has complied in all material respects with Section 5.2(b)(i) with respect to such Superior Proposal, (iii) concurrently with, and as a condition to, any such termination the Company pays or causes to be paid to Parent (or its designee) the Termination Fee pursuant to Section 9.5 and (iv) the Board of Directors of the Company has authorized the Company to enter into, and the Company substantially concurrently enters into, a definitive written agreement providing for such Superior Proposal (it being agreed that the Company may enter into such definitive written agreement concurrently with any such termination).

The party desiring to terminate this Agreement pursuant to clause (b), (c), (d), (e) or (f) of this Section 8.1 shall give written notice of such termination to the other party in accordance with Section  9.1, specifying the provision hereof pursuant to which such termination is effected.

Section 8.2     Effect of Termination. If this Agreement is terminated pursuant to Section 8.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto, except that (a) the agreements contained in this Section 8.2, in Section 9.4 and Section 9.5 hereof and in the Confidentiality Agreement shall survive the termination hereof and (b) notwithstanding anything to the contrary herein, no such termination shall relieve any party of any liability or damages resulting from any Material and Intentional Breach of this Agreement by that party that was a proximate cause of the termination of this Agreement. For purposes of this Agreement, “Material and Intentional Breach” means (i) with respect to any material breach of a representation and warranty, that the breaching party had actual knowledge of such breach as of the date of this Agreement and (ii) with respect to any material breach of a covenant or other agreement, that is a consequence of an act or failure to act undertaken by the breaching party with actual knowledge that such party’s action or failure to act would result in or constitute a material breach of this Agreement.

ARTICLE IX

MISCELLANEOUS

Section 9.1    Notices. All notices, requests and other communications to any party hereunder shall be in writing (including email or similar writing) and shall be given,

if to Parent or Merger Subsidiary, to:

Chevron Corporation

6001 Bollinger Canyon Road

San Ramon, CA 94583

Attention: Mary A. Francis, Corporate Secretary and Chief Governance Officer

Email:      [***]

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019

Attention: Scott A. Barshay

         Kyle T. Seifried

Email:      sbarshay@paulweiss.com

         kseifried@paulweiss.com

if to the Company, to:

Renewable Energy Group, Inc.

416 S. Bell Avenue

Ames, Iowa 50010

Attn:    Eric M. Bowen, General Counsel and Corporate Secretary

Email:    [***]

with a copy to:

Latham & Watkins LLP

1271 Avenue of the Americas

New York, NY 10020

Attention:      Mark D. Gerstein

                      Bradley Faris

Email:           mark.gerstein@lw.com

                       bradley.faris@lw.com

or such other address or email as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective (a) if given by email, when such email is transmitted to the email specified in this Section 9.1 and, in the case of an email, (i) a duplicate copy of such email notice is promptly given by one of the other methods described in this Section 9.1 or (ii) the receiving party delivers a written confirmation of receipt of such notice by email or any other method described in this Section 9.1 or (b) if given by any other means, when delivered at the address specified in this Section 9.1.

Section 9.2    Non-Survival of Representations and Warranties. The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time or any termination of this Agreement.

Section 9.3    Amendments; No Waivers.

(a)    Any provision of this Agreement (including the Exhibits and Schedules hereto) may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Parent and Merger Subsidiary, or in the case of a waiver, by the party against whom the waiver is to be effective; provided that after the adoption of this Agreement by the stockholders of the Company, no such amendment may be made that requires further approval of the Company’s stockholders under applicable Law without such further approval.

(b)    No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

Section 9.4    Expenses. Except as otherwise specified in Section 9.5 or as otherwise agreed to in writing by the parties, all costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such cost or expense, except that all filing fees paid in respect of the filings under the HSR Act, any other Antitrust Law or any Foreign Direct Investment Law in connection with the Merger, and all reasonable and documented fees, costs and expenses incurred in connection with any cooperation provided or action taken pursuant to Section 6.14 or in connection with any financing to be obtained by Parent relating to the repayment or refinancing of any outstanding indebtedness of the Company shall in each case be borne by Parent.

Section 9.5    Company Termination Fee. If:

(i)    Parent shall terminate this Agreement pursuant to Section 8.1(d);

(ii)    (A) this Agreement is terminated by the Company or Parent pursuant to Section 8.1(b)(ii), (B) this Agreement is terminated by the Company or Parent pursuant to Section 8.1(b)(i) and the Company Stockholder Approval shall not theretofore have been obtained or (C) this Agreement is terminated by Parent pursuant to Section 8.1(e) and the Company Stockholder Approval shall not theretofore have been obtained, in each case of clauses (A), (B) and (C), and after the date of this Agreement but on or before the date of any such termination an Acquisition Proposal shall have been made and become publicly known, whether or not withdrawn, (x) prior to the Company Stockholder Meeting (in the case of a termination contemplated by clause (ii)(A)) or (y) prior to the date of such termination (in the case of a termination contemplated by clause (ii)(B) or (ii)(C)); or

(iii)    the Company shall terminate this Agreement pursuant to Section 8.1(f);

then in any case as described in clause (i), (ii) or (iii), the Company shall pay (or cause to be paid) to Parent (by wire transfer of immediately available funds), (x) in the case described in clause (iii), $91,000,000.00 (the “Termination Fee”) not later than the date of termination of this Agreement, (y) in the case described in clause (i), within two (2) Business Days following such termination, and (z) in the case described in clause (ii), the Company shall pay (or cause to be paid) an amount equal to the Termination Fee not later than the date an Acquisition Proposal is consummated, as long as such Acquisition Proposal is consummated or a definitive agreement related to any Acquisition Proposal is executed within twelve (12) months after the date of termination of this Agreement; provided, however, that for the purpose of this clause (y), all references in the definition of Acquisition Proposal to 20% shall instead refer to 50%; provided further, that it is understood and agreed if an Acquisition Proposal is not consummated or a definitive agreement related to an Acquisition Proposal is not executed within twelve (12) months after the date of termination of this Agreement, the Termination Fee shall not payable in the case described in clause (ii). The Company acknowledges that the agreements contained in this Section 9.5 are an integral part of the Transactions, and that, without these agreements, Parent would not enter into this Agreement. Accordingly, if the Company fails to pay timely any amount due pursuant to this Section 9.5 and, in order to obtain such payment, Parent commences a suit which results in a judgment against the Company for the amount payable to Parent pursuant to this Section 9.5, the Company shall pay to Parent its reasonable costs and expenses (including attorneys’ fees and expenses) in connection with such suit, together with interest on the amount so payable at the rate on six (6)-month United States Treasury obligations (as of the date such payment was required to be made pursuant to this Agreement) plus three percent (3%). Subject in all cases to Section 8.2, in circumstances where the Termination Fee is paid in accordance with this Section 9.5, Parent’s receipt of the Termination Fee from or on behalf of the Company shall be Parent’s and Merger Subsidiary’s sole and exclusive remedy (whether based in contract, tort or strict liability, by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any statute, regulation or applicable Laws or otherwise) against the Company and its Subsidiaries and any of their respective former, current or future direct or indirect equity holders, general or limited partners, controlling persons, stockholders, members, managers, directors, officers, employees, agents, affiliates or assignees for all losses and damages suffered as a result of the failure of the Merger or the other Transactions to be consummated, for any breach or failure to perform hereunder or otherwise, and upon payment of such amount, no such Person shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions.

Section 9.6    Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto except that Merger Subsidiary may transfer or assign, in whole or from time to time in part, to one or more of Parent’s controlled affiliates, its rights under this Agreement, but any such transfer or assignment will not relieve Merger Subsidiary of its obligations hereunder.

Section 9.7    Governing Law. This Agreement shall be construed in accordance with and governed by the Law of the State of Delaware, without regard to principles of conflicts of law.

Section 9.8    Enforcement; Jurisdiction. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, for which monetary damages would not be an adequate remedy, and accordingly, each party agrees that the other party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which the parties are entitled at Law or in equity. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby or thereby may only be brought in the Court of Chancery of the State of Delaware (or, only if such court declines to accept jurisdiction over a particular matter, then in the United States District Court for the District of Delaware or, if jurisdiction is not then available in the United States District Court for the District of Delaware (but only in such event), then in any court sitting of the State of Delaware in New Castle County) and any appellate court from any of such courts (in any case, the “Delaware Court”), and each of the parties hereby irrevocably consents to the exclusive jurisdiction of the Delaware Courts in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any of the Delaware Courts. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 9.1 shall be deemed effective service of process on such party when deemed given pursuant to Section 9.1; provided that nothing herein shall affect the right of any party to serve process in any other manner permitted by applicable Law.

Section 9.9    Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS.

Section 9.10    Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

Section 9.11    Entire Agreement. This Agreement (including the Exhibits and Schedules hereto), constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof. Except for the provisions of (a) Articles II and III (including, for the avoidance of doubt, the rights of the former holders of Company Common Stock to receive the Merger Consideration), and (b) Section 6.3 (which from and after the Effective Time are intended for the benefit of, and shall be enforceable by, the Persons referred to therein and by their respective heirs and representatives), no provision of this Agreement or any other agreement contemplated hereby is intended to confer on any Person other than the parties hereto any rights or remedies.

Section 9.12    Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

Section 9.13    Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

Section 9.14    Interpretation. Unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, words denoting any gender shall include all genders, and words denoting natural Persons shall include corporations, limited liability companies and partnerships and vice versa. When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article, Section, Exhibit or Schedule, as applicable, of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “the date of this Agreement”, “the date of this Agreement” and words of similar import mean the day and year first set forth above in the preamble to this Agreement. Unless the context otherwise requires, the terms “neither,” “nor,” “any,” “either” and “or” are not exclusive. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if.” References to “days” shall mean “calendar days” unless expressly stated otherwise. When used in this Agreement, “Business Day” means any day other than (i) a Saturday or a Sunday, (ii) a day on which commercial banks in New York City or the Secretary of State of the State of Delaware is authorized or required by Law to be closed or (iii) any day on which the SEC’s Electronic Data Gathering and Retrieval system is not open to accept filings. References to “from” or “through” any date mean, unless otherwise specified, from and including or through and including such date, respectively. Any reference in this Agreement to a date or time shall be deemed to be such date or time in the City of New York, New York, U.S.A., unless otherwise specified. When used in this Agreement, “ordinary course of business” means, with respect to any Person, the conduct of such Person’s business that is consistent in all material respects with the past practices of such Person prior to the date of this Agreement and taken in the ordinary course of normal, day-to-day operations of such Person and any commercially reasonable deviations therefrom due to COVID-19 Measures. Except with respect to any disclosure in the Company Disclosure Schedules, any contract referred to herein means such contract, instrument or Law as from time to time amended, modified or supplemented. References to any statute shall be deemed to refer to such statute and any rules or regulations promulgated thereunder. References to a person are also to its permitted successors and assigns. The words “provided to”, “delivered” or “made available” and words of similar import refer to documents which were delivered in person or electronically to the other party or its representatives prior to the execution of this Agreement or, prior to 6:00 PM Central Time on the calendar day immediately preceding the date of this Agreement, posted to the data site maintained by the disclosing party or its representatives in connection with the Transactions (provided that, in the case of delivery via such data site, the other party had access to such documents in such data site and such documents were not removed from such data site prior to the execution hereof) and, for the avoidance of doubt, includes any documents filed or furnished by the disclosing party or its Subsidiaries with the SEC and publicly available on the SEC’s Electronic Data Gathering and Retrieval system as an exhibit after December 31, 2019 and prior to the date that was the calendar day prior to the execution of this Agreement. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CHEVRON CORPORATION

By:	/s/ Michael K. Wirth
Name:	Michael K. Wirth
Title:	Chief Executive Officer

CYCLONE MERGER SUB INC.

By:	/s/ Alice C. Flesher
Name:	Alice C. Flesher
Title:	President

[Signature Page to Agreement and Plan of Merger]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

RENEWABLE ENERGY GROUP, INC.

By:	/s/ Cynthia J. Warner
Name:	Cynthia J. Warner
Title:	President and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

EXHIBIT A

Form of Certificate of Incorporation of Surviving Corporation

APPENDIX B – SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE—APPRAISAL RIGHTS

§ 262. Appraisal rights.

(a)    Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to §  228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b)    Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1)    Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2)    Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§  251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a.    Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b.    Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c.    Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d.    Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3)    In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4)    [Repealed.]

(c)    Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d),(e), and (g) of this section, shall apply as nearly as is practicable.

(d)    Appraisal rights shall be perfected as follows:

(1)    If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with §  255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of §  114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2)    If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e)    Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement shall be given to the stockholder within 10 days after such stockholder’s request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)    At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h)    After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)    From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

8 Del. C. 1953, § 262; 56 Del. Laws, c. 50; 56 Del. Laws, c. 186, § 24; 57 Del. Laws, c. 148, §§ 27-29; 59 Del. Laws, c. 106, § 12; 60 Del. Laws, c. 371, §§ 3-12; 63 Del. Laws, c. 25, § 14; 63 Del. Laws, c. 152, §§ 1, 2; 64 Del. Laws, c. 112, §§ 46-54; 66 Del. Laws, c. 136, §§ 30-32; 66 Del. Laws, c. 352, § 9; 67 Del. Laws, c. 376, §§ 19, 20; 68 Del. Laws, c. 337, §§ 3, 4; 69 Del. Laws, c. 61, § 10; 69 Del. Laws, c. 262, §§ 1-9; 70 Del. Laws, c. 79, § 16; 70 Del. Laws, c. 186, § 1; 70 Del. Laws, c. 299, §§ 2, 3; 70 Del. Laws, c. 349, § 22; 71 Del. Laws, c. 120, § 15; 71 Del. Laws, c. 339, §§ 49-52; 73 Del. Laws, c. 82, § 21; 76 Del. Laws, c. 145, §§ 11-16; 77 Del. Laws, c. 14, §§ 12, 13; 77 Del. Laws, c. 253, §§ 47-50; 77 Del. Laws, c. 290, §§ 16, 17; 79 Del. Laws, c. 72, §§ 10, 11; 79 Del. Laws, c. 122, §§ 6, 7; 80 Del. Laws, c. 265, §§ 8-11; 81 Del. Laws, c. 354, §§ 9, 10, 17; 82 Del. Laws, c. 45, § 15; 82 Del. Laws, c. 256, § 15;

APPENDIX C – OPINION OF GUGGENHEIM SECURITIES, LLC

Guggenheim Securities, LLC 330 Madison Avenue New York, New York 10017 GuggenheimPartners.com

February 27, 2022

The Board of Directors

Renewable Energy Group, Inc.

416 South Bell Ave.

PO Box 888

Ames, IA 50010

Members of the Board:

We understand that Renewable Energy Group, Inc. (“REGI”) and Chevron Corporation (“Parent”) intend to enter into an Agreement and Plan of Merger to be dated as of February 27, 2022 (the “Agreement”) pursuant to which Cyclone Merger Sub Inc., a wholly owned subsidiary of Parent (“Merger Subsidiary”), will merge with and into REGI (the “Merger”) and REGI will become a wholly owned subsidiary of Parent. Pursuant to the Agreement, each of the issued and outstanding shares of the common stock, par value $0.0001 per share, of REGI (subject to certain exceptions) will be converted into $61.50 in cash (the “Merger Consideration”). The terms and conditions of the Merger are more fully set forth in the Agreement.

You have asked us to render our opinion as to whether the Merger Consideration is fair, from a financial point of view, to the stockholders of REGI.

In connection with rendering our opinion, we have:

•	Reviewed a draft of the Agreement dated as of February 27, 2022;

•	Reviewed certain publicly available business and financial information regarding REGI;

•

Reviewed certain non-public business and financial information regarding REGI’s business and future prospects (including certain financial projections for REGI on a stand-alone basis for the years ending December 31, 2022 through December 31, 2026 (the “REGI-Provided Five Year Projections”) and extended performance sensitivities for the years ending December 31, 2027 through December 31, 2031 based on return on invested capital targets (the “REGI-Provided Extended Sensitivities” and, collectively with the REGI-Provided Five Year Projections, the “REGI-Provided Financial Projections”) and certain other estimates and other forward-looking information), all as prepared and approved for our use by REGI’s senior management (collectively, the “REGI-Provided Information”);

•	Performed discounted cash flow analyses based on the REGI-Provided Financial Projections;

•	Reviewed the valuation and financial metrics of certain mergers and acquisitions that we deemed relevant in evaluating the Merger;

•	Reviewed the historical prices, trading multiples and trading activity of the common shares of REGI;

•

Compared the financial performance of REGI and the trading multiples and trading activity of the common shares of REGI with corresponding data for certain other publicly traded companies that we deemed relevant in evaluating REGI; and

•	Conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

C-1

The Board of Directors

Renewable Energy Group, Inc.

February 27, 2022

C-2

With respect to the information used in arriving at our opinion:

•

We have relied upon and assumed the accuracy, completeness and reasonableness of all industry, business, financial, legal, regulatory, tax, accounting, actuarial and other information provided by or discussed with REGI (including, without limitation, the REGI-Provided Information) or obtained from public sources, data suppliers and other third parties.

•

We (i) do not assume any responsibility, obligation or liability for the accuracy, completeness, reasonableness, achievability or independent verification of, and we have not independently verified, any such information (including, without limitation, the REGI-Provided Information), (ii) express no view or opinion regarding the reasonableness or achievability of the REGI-Provided Financial Projections, any other estimates and any other forward-looking information provided by REGI or the assumptions upon which any of the foregoing are based and (iii) have relied upon the assurances of REGI’s senior management that they are unaware of any facts or circumstances that would make the REGI-Provided Information incomplete, inaccurate or misleading in any material respect.

•

Specifically, with respect to (i) the REGI-Provided Financial Projections utilized in our analyses, (a) we have been advised by REGI’s senior management, and we have assumed, that the REGI-Provided Five Year Projections have been reasonably prepared on bases reflecting the best currently available estimates and judgments of REGI’s senior management as to the expected future performance of REGI on a stand-alone basis, (b) we have been advised by REGI’s senior management, and we have assumed, that the REGI-Provided Extended Sensitivities have been reasonably prepared on bases reflecting senior management’s current estimate of the range of the reasonably expected future performance of REGI on a stand-alone basis and (c) we have assumed that the REGI-Provided Financial Projections have been reviewed by REGI’s Board of Directors with the understanding that such information will be used and relied upon by us in connection with rendering our opinion and (ii) any financial projections/forecasts, any other estimates and/or any other forward-looking information obtained by us from public sources, data suppliers and other third parties, we have assumed that such information is reasonable and reliable.

During the course of our engagement, we were not asked by REGI’s Board of Directors to, and we did not, solicit indications of interest from any potential third party transaction counterparties regarding a potential extraordinary corporate transaction with or involving REGI, although in rendering our opinion we have considered certain transaction-related contacts that REGI and/or its representatives have had with such parties from time to time.

In arriving at our opinion, we have not performed or obtained any independent appraisal of the assets or liabilities (including any contingent, derivative or off-balance sheet assets and liabilities) of REGI or any other entity or the solvency or fair value of REGI or any other entity, nor have we been furnished with any such appraisals. We are not legal, regulatory, tax, consulting, accounting, appraisal or actuarial experts and nothing in our opinion should be construed as constituting advice with respect to such matters; accordingly, we have relied on the assessments of REGI’s senior management and other professional advisors with respect to such matters. We are not expressing any view or rendering any opinion regarding the tax consequences of the Merger to REGI, Parent or their respective securityholders.

In rendering our opinion, we have assumed that, in all respects material to our analyses, (i) the final executed form of the Agreement will not differ from the draft that we have reviewed, (ii) REGI, Parent and Merger Subsidiary will comply with all terms and provisions of the Agreement and (iii) the representations and warranties of REGI, Parent and Merger Subsidiary contained in the Agreement are true and correct and all

The Board of Directors

Renewable Energy Group, Inc.

February 27, 2022

C-3

conditions to the obligations of each party to the Agreement to consummate the Merger will be satisfied without any waiver, amendment or modification thereof. We also have assumed that the Merger will be consummated in a timely manner in accordance with the terms of the Agreement and in compliance with all applicable legal and other requirements, without any delays, limitations, restrictions, conditions, waivers, amendments or modifications (regulatory, tax-related or otherwise) that would have an effect on the Merger in any way material to our analyses or opinion.

In rendering our opinion, we do not express any view or opinion as to the price or range of prices at which the shares of common stock or other securities or financial instruments of or relating to REGI may trade or otherwise be transferable at any time, including subsequent to the announcement or consummation of the Merger.

We have acted as a financial advisor to REGI in connection with the Merger and will receive a customary fee for such services, a substantial portion of which is payable upon successful consummation of the Merger and a portion of which is payable upon the rendering of our opinion. In addition, REGI has agreed to reimburse us for certain expenses and to indemnify us against certain liabilities arising out of our engagement.

As previously disclosed, aside from our current engagement by REGI, during the past two years we have not been previously engaged by REGI or Parent to provide financial advisory or investment banking services for which we received compensation, except in connection with REGI’s follow-on equity offering in March 2021, where we acted as a joint bookrunner and received agreed upon fees. We may seek to provide REGI, Parent and their respective affiliates with financial advisory and investment banking services unrelated to the Merger in the future, for which services we would expect to receive compensation.

We and our affiliates and related entities engage in a wide range of financial services activities for our and their own accounts and the accounts of customers, including but not limited to: asset, investment and wealth management; insurance services; investment banking, corporate finance, mergers and acquisitions and restructuring; merchant banking; fixed income and equity sales, trading and research; and derivatives, foreign exchange and futures. In the ordinary course of these activities, we and our affiliates and related entities may (i) provide such financial services to REGI, Parent and their respective affiliates, for which services we and our affiliates and related entities may have received, and may in the future receive, compensation and (ii) directly and indirectly hold long and short positions, trade and otherwise conduct such activities in or with respect to loans, debt and equity securities and derivative products of or relating to REGI, Parent and their respective affiliates. Furthermore, we and our affiliates and related entities and our or their respective directors, officers, employees, consultants and agents may have investments in Parent, REGI and their respective affiliates.

Consistent with applicable legal and regulatory guidelines, we have adopted certain policies and procedures to establish and maintain the independence of our research departments and personnel. As a result, our research analysts may hold views, make statements or investment recommendations and publish research reports with respect to REGI, Parent and their respective affiliates, the industry in which they operate and the Merger that differ from the views of our investment banking personnel.

Our opinion has been provided to REGI’s Board of Directors (in its capacity as such) for its information and assistance in connection with its evaluation of the Merger Consideration. Our opinion may not be disclosed publicly, made available to third parties or reproduced, disseminated, quoted from or referred to at any time, in whole or in part, without our prior written consent; provided, however, that this letter may be included in its entirety in any proxy statement to be distributed to the holders of REGI common stock in connection with the Merger.

The Board of Directors

Renewable Energy Group, Inc.

February 27, 2022

C-4

Our opinion and any materials provided in connection therewith do not constitute a recommendation to REGI’s Board of Directors with respect to the Merger, nor does our opinion or any summary of our underlying analyses constitute advice or a recommendation to any holder of REGI common stock as to how to vote or act in connection with the Merger or otherwise. Our opinion does not address REGI’s underlying business or financial decision to pursue or effect the Merger, the relative merits of the Merger as compared to any alternative business or financial strategies that might exist for REGI or the effects of any other transaction in which REGI might engage. Our opinion addresses only the fairness, from a financial point of view and as of the date hereof, of the Merger Consideration to the stockholders of REGI. We do not express any view or opinion as to (i) any other term, aspect or implication of (a) the Merger (including, without limitation, the form or structure of the Merger) or the Agreement or (b) any other agreement, transaction document or instrument contemplated by the Agreement or to be entered into or amended in connection with the Merger or (ii) the fairness, financial or otherwise, of the Merger to, or of any consideration to be paid to or received by, the holders of any class of securities (other than as expressly specified herein), creditors or other constituencies of REGI or Parent. Furthermore, we do not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to or to be received by any of REGI’s or Parent’s directors, officers or employees, or any class of such persons, in connection with the Merger relative to the Merger Consideration or otherwise.

Our opinion has been authorized for issuance by our Fairness Opinion and Valuation Committee. Our opinion is subject to the assumptions, limitations, qualifications and other conditions contained herein and is necessarily based on economic, business, capital markets, commodities markets and other conditions, and the information made available to us, as of the date hereof. As REGI is aware, the global capital markets have been experiencing and remain subject to significant volatility, and Guggenheim expresses no view or opinion as to any potential effects of such volatility on REGI, Parent or the Merger. We assume no responsibility for updating or revising our opinion based on facts, circumstances or events occurring after the date hereof.

Based on and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the stockholders of REGI.

Very truly yours,

/s/ Guggenheim Securities, LLC

GUGGENHEIM SECURITIES, LLC

SCAN TO
VIEW MATERIALS & VOTE
RENEWABLE ENERGY GROUP, INC.
ATTN: ERIC BOWEN
416 SOUTH BELL AVENUE
AMES, IA 50010
VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 16, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
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D75298-P72956
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RENEWABLE ENERGY GROUP, INC.
The Board of Directors recommends you vote FOR proposals 1 and 2.
1. Proposal to adopt the Merger Agreement.
2. Proposal to approve on an advisory (non-binding) basis certain compensation arrangements for the company’s named executive officers in connection with the Merger.
The Board of Directors recommends you vote FOR the following:
3. Election of Directors
Nominees:
3a. Randolph L. Howard 3b. Debora M. Frodl 3c. Dylan Glenn
For Against Abstain
☐ ☐ ☐
☐ ☐ ☐
For Against Abstain
☐ ☐ ☐
☐ ☐ ☐
☐ ☐ ☐
The Board of Directors recommends you vote FOR proposals 4, 5 and 6.
4. Proposal to approve the advisory (non-binding) resolution relating to executive compensation.
5. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2022.
6. Proposal to approve the adjournment of the Annual Meeting, if necessary, to continue to solicit additional proxies to adopt the Merger Agreement.
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
For Against Abstain
☐ ☐ ☐
☐ ☐ ☐
☐ ☐ ☐
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Signature [PLEASE SIGN WITHIN BOX]
Date
Signature (Joint Owners)
Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report and Notice & Proxy Statement are available at www.proxyvote.com.
D75299-P72956
RENEWABLE ENERGY GROUP, INC. Annual Meeting of Stockholders May 17, 2022, 10:00 AM Central Daylight Time This proxy is solicited by the Board of Directors
The undersigned stockholder(s) hereby appoint(s) Cynthia J. Warner, R. Craig Bealmear and Eric Bowen, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorize(s) them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of Renewable Energy Group, Inc. that the undersigned is/are entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders to be held at 10:00 AM, CDT on May 17, 2022, at the offices of Renewable Energy Group, Inc., 416 South Bell Avenue, Ames, Iowa 50010 and any adjournment or postponement thereof, with all powers which the undersigned would possess if personally present.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.
Continued and to be signed on reverse side